PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 27, 2006)
                                 $2,768,599,100
                                  (APPROXIMATE)
                                   CWALT, INC.
                                    DEPOSITOR

                          [COUNTRYWIDE HOME LOANS LOGO]
                               SPONSOR AND SELLER
                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER
                        ALTERNATIVE LOAN TRUST 2006-OA10
                                 ISSUING ENTITY
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-OA10
             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JULY 25, 2006

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:



--------------------------------------------------------------------------------------------------------------------------
                INITIAL CLASS CERTIFICATE                                     INITIAL CLASS CERTIFICATE
                     BALANCE/INITIAL           PASS-THROUGH                        BALANCE/INITIAL           PASS-THROUGH
                   NOTIONAL AMOUNT(1)            RATE(2)                         NOTIONAL AMOUNT(1)            RATE(2)
--------------------------------------------------------------------------------------------------------------------------
Class 1-A-1         $        216,167,000         Floating     Class X-BI          $        405,665,000(3)      Variable
--------------------------------------------------------------------------------------------------------------------------
Class 1-A-2         $        108,084,000         Floating     Class X-BJ          $        332,840,000(3)      Variable
--------------------------------------------------------------------------------------------------------------------------
Class 1-A-3         $         36,028,000         Floating     Class X-PP          $        219,756,800(3)      Variable
--------------------------------------------------------------------------------------------------------------------------
Class 2-A-1         $        243,399,000         Floating     Class X-AD          $        714,209,600(3)      Variable
--------------------------------------------------------------------------------------------------------------------------
Class 2-A-2         $        121,700,000         Floating     Class A-R           $                100           N/A
--------------------------------------------------------------------------------------------------------------------------
Class 2-A-3         $         40,566,000         Floating     Class M-1           $         85,987,000         Floating
--------------------------------------------------------------------------------------------------------------------------
Class 3-A-1         $        199,704,000         Floating     Class M-2           $         50,996,000         Floating
--------------------------------------------------------------------------------------------------------------------------
Class 3-A-2         $         99,852,000         Floating     Class M-3           $         20,888,000         Floating
--------------------------------------------------------------------------------------------------------------------------
Class 3-A-3         $         33,284,000         Floating     Class M-4           $         30,505,000         Floating
--------------------------------------------------------------------------------------------------------------------------
Class 4-A-1         $        844,443,000         Floating     Class M-5           $         36,180,000         Floating
--------------------------------------------------------------------------------------------------------------------------
Class 4-A-2         $        422,222,000         Floating     Class M-6           $         21,930,000         Floating
--------------------------------------------------------------------------------------------------------------------------
Class 4-A-3         $        140,740,000         Floating     Class M-7           $         15,924,000         Floating
--------------------------------------------------------------------------------------------------------------------------
Class X-NB          $        360,279,000(3)      Variable
--------------------------------------------------------------------------------------------------------------------------







 CONSIDER        (1) This amount is subject to a permitted variance in the aggregate of
 CAREFULLY THE       plus or minus 5%.
 RISK FACTORS
 BEGINNING ON    (2) The classes of certificates offered by this prospectus supplement,
 PAGE S-22 IN        together with their pass-through rates, the index on which the
 THIS                pass-through rates are based and their initial ratings, are listed
 PROSPECTUS          in the tables under "Summary -- Description of the Certificates"
 SUPPLEMENT          beginning on page S-7 of this prospectus supplement.
 AND ON PAGE 2
 IN THE          (3) The Class X-NB, Class X-BI, Class X-BJ, Class X-PP and Class X-AD
 PROSPECTUS.         Certificates are interest only notional amount certificates. The initial notional amounts of the Class X-NB, Class X-BI, Class X-
 The                 BJ, Class X-PP and Class X-AD Certificates are set forth in the
 certificates        table above but are not included in the aggregate certificate
 represent           balance of all of the certificates offered.
 obligations
 of the          This prospectus supplement and the accompanying prospectus relate only
 issuing         to the offering of the certificates listed above and not to the other
 entity only     classes of certificates that will be issued by the issuing entity. The
 and do not      certificates represent interests in a pool of four loan groups
 represent an    consisting of 30- and 40-year conventional, adjustable rate, negative
 interest in     amortization mortgage loans secured by first liens on one- to four-
 or obligation   family residential properties.
 of CWALT,
 Inc.,           Credit enhancement for the certificates may consist of:
 Countrywide
 Home Loans,     - Overcollateralization; and
 Inc. or any
 of their        - Subordination.
 affiliates.
                 The credit enhancement for each class of certificates varies. Not all
 This            credit enhancement is available for every class. The credit
 prospectus      enhancement for the certificates is described in more detail in this
 supplement      prospectus supplement.
 may be used
 to offer and    The offered certificates also will have the benefit of a corridor
 sell the        contract and a corridor floor contract.
 offered
 certificates
 only if
 accompanied
 by the
 prospectus.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
UBS Securities LLC will offer the classes of certificates listed above to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates are expected to be approximately $2,848,400,096, plus accrued interest in the case of the Class X-NB, Class X-BI, Class X-BJ, Class X-PP and Class X-AD Certificates, before deducting expenses. The offered certificates will be purchased by UBS Securities LLC on or about June 30, 2006. See "Method of Distribution" in this prospectus supplement. The offered certificates (other than the Class A-R Certificates) will be available for delivery to investors in book-entry form through the facilities of the Depository Trust Company, Clearstream, Luxembourg and the Euroclear System.

                           (UBS INVESTMENT BANK LOGO)
June 29, 2006

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                                       PAGE
---------------------                                                      -----
Summary ................................................................     S-4
Summary of Transaction Parties .........................................    S-21
Risk Factors ...........................................................    S-22
The Mortgage Pool ......................................................    S-34
   General .............................................................    S-34
   Assignment of the Mortgage Loans ....................................    S-86
   Underwriting Process ................................................    S-87
Servicing of Mortgage Loans ............................................    S-92
   General .............................................................    S-92
   Countrywide Home Loans Servicing LP. ................................    S-93
   Countrywide Home Loans ..............................................    S-93
   Mortgage Loan Production ............................................    S-94
   Loan Servicing ......................................................    S-95
   Collection Procedures ...............................................    S-95
   Servicing Compensation and Payment of Expenses ......................    S-96
   Adjustment to Servicing Compensation in Connection with Certain
      Prepaid Mortgage Loans ...........................................    S-96
   Advances ............................................................    S-97
   Certain Modifications and Refinancings ..............................    S-97
The Issuing Entity .....................................................    S-98
Static Pool Data .......................................................    S-98
Description of the Certificates ........................................    S-98
   General .............................................................    S-98
   Calculation of Class Certificate Balance ............................   S-100
   Notional Amount Certificates ........................................   S-100
   Book-Entry Certificates; Denominations ..............................   S-100
   Payments on Mortgage Loans; Accounts ................................   S-104
   Investments of Amounts Held in Accounts .............................   S-107
   Fees and Expenses ...................................................   S-108
   Distributions .......................................................   S-110
   Interest ............................................................   S-111
   The Corridor Contract and the Corridor Floor Contract ...............   S-118
   Principal ...........................................................   S-122
   Residual Certificates ...............................................   S-127
   Overcollateralization Provisions ....................................   S-127
   Distribution of Available Funds .....................................   S-127
   Calculation of One-Year MTA .........................................   S-133
   Calculation of One-Month LIBOR ......................................   S-133
   Carryover Reserve Fund ..............................................   S-134
   Corridor Contract Reserve Fund ......................................   S-134
   Applied Realized Loss Amounts .......................................   S-136
   Reports to Certificateholders .......................................   S-136
   Structuring Assumptions .............................................   S-137
   Optional Purchase of Defaulted Loans ................................   S-141
   Optional Termination ................................................   S-141
   Events of Default; Remedies .........................................   S-142
   Certain Matters Regarding the Master Servicer, the Depositor and the
      Sellers ..........................................................   S-142
   The Trustee .........................................................   S-142
   Voting Rights .......................................................   S-144
   Restrictions on Transfer of the Class A-R Certificates ..............   S-144
   Ownership of the Residual Certificates ..............................   S-144
   Restrictions on Investment, Suitability Requirements ................   S-144
   Rights of the NIM Insurer Under the Pooling and Servicing
      Agreement ........................................................   S-145
Yield, Prepayment and Maturity Considerations ..........................   S-145
   Sensitivity of the Class X Certificates .............................   S-147
   Weighted Average Lives of the Offered Certificates ..................   S-149
   Decrement Tables ....................................................   S-150
   Last Scheduled Distribution Date ....................................   S-157
Use of Proceeds ........................................................   S-157
Legal Proceedings ......................................................   S-157
Material Federal Income Tax Consequences ...............................   S-157
   Taxation of the REMIC Regular Interest Components of the Regular
      Certificates .....................................................   S-158
   Net Rate Carryover ..................................................   S-159
   Residual Certificates ...............................................   S-160
Other Taxes ............................................................   S-161
ERISA Considerations ...................................................   S-161
Method of Distribution .................................................   S-163
Legal Matters ..........................................................   S-164
Ratings ................................................................   S-164
Index of Defined Terms .................................................   S-166
Annex I ................................................................     I-1

PROSPECTUS                                                                  PAGE
----------                                                                  ----
Important Notice About Information in This Prospectus and Each
   Accompanying Prospectus Supplement ...................................      1
Risk Factors ............................................................      2
The Trust Fund ..........................................................     12
Use of Proceeds .........................................................     24
The Depositor ...........................................................     24
Loan Program ............................................................     25
Static Pool Data ........................................................     27
Description of the Securities ...........................................     28
Credit Enhancement ......................................................     43
Yield, Maturity and Prepayment Considerations ...........................     49
The Agreements ..........................................................     52
Certain Legal Aspects of the Loans ......................................     71
Material Federal Income Tax Consequences ................................     79
Other Tax Considerations ................................................    100
ERISA Considerations ....................................................    100
Legal Investment ........................................................    103
Method of Distribution ..................................................    104
Legal Matters ...........................................................    105
Financial Information ...................................................    105
Rating ..................................................................    105
Index to Defined Terms ..................................................    107

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

ISSUING ENTITY

Alternative Loan Trust 2006-OA10, a common law trust formed under the laws of the State of New York.

See "The Issuing Entity" in this prospectus supplement.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See "The Depositor" in the prospectus.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

See "Servicing of the Mortgage Loans -- Countrywide Home Loans" in this prospectus supplement.

ORIGINATORS

As of the cut-off date, approximately 16.46%, 15.86% and 15.15% of the mortgage loans, by aggregate stated principal balance of the mortgage loans in loan group 1, loan group 2 and loan group 3, respectively, were originated by Countrywide Bank, N.A. These mortgage loans will be transferred by Countrywide Bank, N.A. to Countrywide Home Loans, Inc. by the closing date. The remaining mortgage loans in the mortgage pool were originated by Countrywide Home Loans, Inc.

See "Description of the Mortgage Loans--General."

MASTER SERVICER

Countrywide Home Loans Servicing LP

See "Servicing of the Mortgage Loans -- Countrywide Home Loans Servicing LP" in this prospectus supplement.

TRUSTEE

The Bank of New York

See "Description of the Certificates -- The Trustee" in this prospectus supplement.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of June 1, 2006 and the origination date for that mortgage loan.

CLOSING DATE

On or about June 30, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of 30- and 40-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one-to-four family residential properties. The mortgage loans will be divided into four separate groups. Each group of mortgage loans is referred to as a "loan group." The mortgage rate on each mortgage loan has an introductory period of one or three months after origination. Thereafter, the interest rate on each mortgage loan adjusts monthly based on a specified index, but the scheduled monthly payments on the mortgage loans adjust annually.

The depositor believes that the information set forth in this prospectus supplement regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this prospectus supplement. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this prospectus supplement.

As of the cut-off date, the aggregate current principal balance was approximately $2,782,512,672, approximately $400,001,703 of which are group 1 mortgage loans, approximately $450,391,733 of which are group 2 mortgage loans, approximately $369,538,120 of which are group 3 mortgage loans and approximately $1,562,581,115 of which are group 4 mortgage loans.

As of the cut-off date, the group 1 mortgage loans had the following characteristics:

Aggregate Current Principal Balance                    $400,001,703
Geographic Concentrations in excess of 10%:
California                                                    54.84%
Florida                                                       16.05%
Weighted Average Original LTV Ratio                           75.50%
Weighted Average Current Mortgage Rate                        3.281%
Range of Current Mortgage Rates                     1.000% to 9.125%
Average Current Principal Balance                          $368,326
Range of Current Principal Balances           $45,760 to $2,850,000
Weighted Average Remaining Term to Maturity              383 months
Weighted Average FICO Credit Score                              689
Weighted Average Gross Margin                                 3.349%
Weighted Average Maximum Mortgage Rate                        9.960%
Weighted Average Minimum Mortgage Rate                        3.349%
Maximum Negative Amortization                                   115%

As of the cut-off date, the group 2 mortgage loans had the following characteristics:

Aggregate Current Principal Balance                    $450,391,733
Geographic Concentrations in excess of 10%:
California                                                    56.61%
Florida                                                       15.66%
Weighted Average Original LTV Ratio                           75.19%
Weighted Average Current Mortgage Rate                        3.790%
Range of Current Mortgage Rates                     1.000% to 9.250%
Average Current Principal Balance                          $381,365
Range of Current Principal Balances           $59,000 to $2,425,416
Weighted Average Remaining Term to Maturity              426 months
Weighted Average FICO Credit Score                              696
Weighted Average Gross Margin                                 3.346%
Weighted Average Maximum Mortgage Rate                        9.967%
Weighted Average Minimum Mortgage Rate                        3.346%
Maximum Negative Amortization                                   115%

As of the cut-off date, the group 3 mortgage loans had the following characteristics:

Aggregate Current Principal Balance                    $369,538,120
Geographic Concentrations in excess of 10%:
California                                                    49.93%
Florida                                                       20.43%
Weighted Average Original LTV Ratio                           75.31%
Weighted Average Current Mortgage Rate                        3.439%
Range of Current Mortgage Rates                     1.000% to 9.250%
Average Current Principal Balance                          $363,361
Range of Current Principal Balances           $50,000 to $2,437,500
Weighted Average Remaining Term to Maturity              399 months
Weighted Average FICO Credit Score                              694
Weighted Average Gross Margin                                 3.354%
Weighted Average Maximum Mortgage Rate                        9.967%
Weighted Average Minimum Mortgage Rate                        3.354%
Maximum Negative Amortization                                   115%

As of the cut-off date, the group 4 mortgage loans had the following characteristics:

Aggregate Current Principal Balance                  $1,562,581,115
Geographic Concentrations in excess of 10%:
California                                                    63.70%
Florida                                                       10.74%
Weighted Average Original LTV Ratio                           74.65%
Weighted Average Current Mortgage Rate                        2.935%
Range of Current Mortgage Rates                     1.000% to 9.250%
Average Current Principal Balance                          $481,238
Range of Current Principal Balances           $16,304 to $3,500,000
Weighted Average Remaining Term to Maturity              406 months
Weighted Average FICO Credit Score                              705
Weighted Average Gross Margin                                 3.336%
Weighted Average Maximum Mortgage Rate                        9.957%
Weighted Average Minimum Mortgage Rate                        3.336%
Maximum Negative Amortization                                   115%

See "The Mortgage Pool" in this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                                INITIAL CLASS
                                 CERTIFICATE
                               BALANCE/INITIAL
                               NOTIONAL AMOUNT                                                    INITIAL RATING   INITIAL RATING
           CLASS                     (1)                              TYPE                         (MOODY'S) (2)      (S&P) (2)
           -----               ---------------   ----------------------------------------------   --------------   --------------
OFFERED CERTIFICATES
Class 1-A-1                      $216,167,000    Senior/Floating Pass-Through Rate/Super Senior         Aaa              AAA
Class 1-A-2                      $108,084,000        Senior/Floating Pass-Through Rate/Super            Aaa              AAA
                                                                 Senior/Support
Class 1-A-3                      $ 36,028,000       Senior/Floating Pass-Through Rate/Support           Aaa              AAA
Class 2-A-1                      $243,399,000    Senior/Floating Pass-Through Rate/Super Senior         Aaa              AAA
Class 2-A-2                      $121,700,000        Senior/Floating Pass-Through Rate/Super            Aaa              AAA
                                                                 Senior/Support
Class 2-A-3                      $ 40,566,000       Senior/Floating Pass-Through Rate/Support           Aaa              AAA
Class 3-A-1                      $199,704,000    Senior/Floating Pass-Through Rate/Super Senior         Aaa              AAA
Class 3-A-2                      $ 99,852,000        Senior/Floating Pass-Through Rate/Super            Aaa              AAA
                                                                 Senior/Support
Class 3-A-3                      $ 33,284,000       Senior/Floating Pass-Through Rate/Support           Aaa              AAA
Class 4-A-1                      $844,443,000    Senior/Floating Pass-Through Rate/Super Senior         Aaa              AAA
Class 4-A-2                      $422,222,000        Senior/Floating Pass-Through Rate/Super            Aaa              AAA
                                                                 Senior/Support
Class 4-A-3                      $140,740,000       Senior/Floating Pass-Through Rate/Support           Aaa              AAA
Class X-NB                       $360,279,000     Senior/Notional Amount/Interest Only/Variable         Aaa              AAA
                                                                Pass-Through Rate
Class X-BI                       $405,665,000     Senior/Notional Amount/Interest Only/Variable         Aaa              AAA
                                                                Pass-Through Rate
Class X-BJ                       $332,840,000     Senior/Notional Amount/Interest Only/Variable         Aaa              AAA
                                                                Pass-Through Rate
Class X-PP                       $219,756,800     Senior/Notional Amount/Interest Only/Variable         Aaa              AAA
                                                                Pass-Through Rate
Class X-AD                       $714,209,600     Senior/Notional Amount/Interest Only/Variable         Aaa              AAA
                                                                Pass-Through Rate
Class A-R                        $        100         Senior/REMIC Residual/Principal Only              Aaa              AAA
Class M-1                        $ 85,987,000        Subordinate/Floating Pass- Through Rate            Aa1              AA+
Class M-2                        $ 50,996,000        Subordinate/Floating Pass- Through Rate            Aa1               AA
Class M-3                        $ 20,888,000        Subordinate/Floating Pass- Through Rate            Aa1              AA-

                                INITIAL CLASS
                                 CERTIFICATE
                               BALANCE/INITIAL
                               NOTIONAL AMOUNT                                                    INITIAL RATING   INITIAL RATING
           CLASS                     (1)                              TYPE                         (MOODY'S) (2)      (S&P) (2)
           -----               ---------------   ----------------------------------------------   --------------   --------------
Class M-4                        $ 30,505,000        Subordinate/Floating Pass- Through Rate            Aa2               A+
Class M-5                        $ 36,180,000        Subordinate/Floating Pass- Through Rate            A2                A-
Class M-6                        $ 21,930,000        Subordinate/Floating Pass- Through Rate           Baa2              BBB
Class M-7                        $ 15,924,000        Subordinate/Floating Pass- Through Rate           Baa3              BBB-
NON-OFFERED CERTIFICATES (3)
Class C                                   N/A                       Residual                            N/R              N/R
Class 1-P (4)                    $        100                  Prepayment Charges                       N/R              N/R
Class 2-P (4)                    $        100                  Prepayment Charges                       N/R              N/R
Class 3-P (4)                    $        100                  Prepayment Charges                       N/R              N/R
Class 4-P (4)                    $        100                  Prepayment Charges                       N/R              N/R
Class R-X                                 N/A                       Residual                            N/R              N/R

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this prospectus supplement.

(3) The Class C, Class 1-P, Class 2-P, Class 3-P, Class 4-P and Class R-X Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class C, Class 1-P, Class 2-P, Class 3-P, Class 4-P and Class R-X Certificates is provided only to permit a better understanding of the offered certificates.

(4) The Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates will be entitled to receive all prepayment charges received in respect of the mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4, respectively. Each of the Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates will have an initial class certificate balance of $100 and a notional amount equal to the aggregate stated principal balance as of the cut-off date of the mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4, respectively, that require payment of a prepayment charge. The Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates will not bear interest.

The certificates will also have the following characteristics:

                              PASS-THROUGH RATE  PASS-THROUGH RATE
                                ON AND BEFORE           AFTER
               RELATED LOAN       OPTIONAL            OPTIONAL                           INTEREST ACCRUAL
    CLASS         GROUP       TERMINATION DATE    TERMINATION DATE     ACCRUAL PERIOD       CONVENTION
------------  -------------  ------------------  ------------------  ------------------  ----------------
OFFERED CERTIFICATES
Class 1-A-1         1          MTA + 0.960(1)      MTA + 0.960(1)    calendar month (2)     30/360 (3)
Class 1-A-2         1          MTA + 1.000(1)      MTA + 1.000(1)    calendar month (2)     30/360 (3)
Class 1-A-3         1          MTA + 1.040(1)      MTA + 1.040(1)    calendar month (2)     30/360 (3)
Class 2-A-1         2        LIBOR + 0.190% (4)  LIBOR + 0.380% (4)          (5)          Actual/360 (6)
Class 2-A-2         2        LIBOR + 0.230% (4)  LIBOR + 0.460% (4)          (5)          Actual/360 (6)
Class 2-A-3         2        LIBOR + 0.270% (4)  LIBOR + 0.540% (4)          (5)          Actual/360 (6)
Class 3-A-1         3        LIBOR + 0.190% (4)  LIBOR + 0.380% (4)          (5)          Actual/360 (6)
Class 3-A-2         3        LIBOR + 0.230% (4)  LIBOR + 0.460% (4)          (5)          Actual/360 (6)
Class 3-A-3         3        LIBOR + 0.270% (4)  LIBOR + 0.540% (4)          (5)          Actual/360 (6)
Class 4-A-1         4        LIBOR + 0.190% (4)  LIBOR + 0.380% (4)          (5)          Actual/360 (6)
Class 4-A-2         4        LIBOR + 0.230% (4)  LIBOR + 0.460% (4)          (5)          Actual/360 (6)
Class 4-A-3         4        LIBOR + 0.270% (4)  LIBOR + 0.540% (4)          (5)          Actual/360 (6)
Class X-NB          1                (7)                (7)          calendar month (2)     30/360 (3)
Class X-BI          2                (8)                (8)          calendar month (2)     30/360 (3)
Class X-BJ          3                (8)                (8)          calendar month (2)     30/360 (3)
Class X-PP       1, 2, 3             (9)                (9)          calendar month (2)     30/360 (3)
Class X-AD       1, 2, 3            (10)                (10)         calendar month (2)     30/360 (3)
Class A-R           1               (11)                (11)                 N/A                N/A
Class M-1     1, 2, 3 and 4  LIBOR + 0.350% (4)  LIBOR + 0.525% (4)          (5)          Actual/360 (6)
Class M-2     1, 2, 3 and 4  LIBOR + 0.380% (4)  LIBOR + 0.570% (4)          (5)          Actual/360 (6)
Class M-3     1, 2, 3 and 4  LIBOR + 0.420% (4)  LIBOR + 0.630% (4)          (5)          Actual/360 (6)
Class M-4     1, 2, 3 and 4  LIBOR + 0.490% (4)  LIBOR + 0.735% (4)          (5)          Actual/360 (6)
Class M-5     1, 2, 3 and 4  LIBOR + 0.600% (4)  LIBOR + 0.900% (4)          (5)          Actual/360 (6)
Class M-6     1, 2, 3 and 4  LIBOR + 1.500% (4)  LIBOR + 2.250% (4)          (5)          Actual/360 (6)
Class M-7     1, 2, 3 and 4  LIBOR + 2.000% (4)  LIBOR + 3.000% (4)          (5)          Actual/360 (6)

NON-OFFERED CERTIFICATES
Class C       1, 2, 3 and 4          N/A                N/A                  N/A                N/A
Class 1-P           1                N/A                N/A                  N/A                N/A
Class 2-P           2                N/A                N/A                  N/A                N/A
Class 3-P           3                N/A                N/A                  N/A                N/A
Class 4-P           4                N/A                N/A                  N/A                N/A
Class R-X     1, 2, 3 and 4          N/A                N/A                  N/A                N/A

----------
(1) The pass-through rate on this class of certificates for the accrual period related to the first distribution date, will be a per annum rate equal to the lesser of (i) the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1 and (ii) applicable net rate cap, and with respect to any distribution date thereafter will be a per annum rate equal to the lesser of (i) one-year MTA for the related accrual period plus the related margin and (ii) the applicable net rate cap. One-year MTA for the related accrual period is calculated as described in this prospectus supplement under "Description of the Certificates - Calculation of One-Year MTA."

(2) The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(4) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. The pass-through rates on these classes of certificates for the accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) one-month LIBOR for the related accrual period plus the related margin and
     (ii) the applicable net rate cap. One-month LIBOR for the related accrual period is calculated as described in this prospectus supplement under "Description of the Certificates - Calculation of LIBOR."

(5) The accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(6) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the applicable accrual period.

(7) The pass-through rate on the Class X-NB Certificates for the accrual period for any distribution date will be a per annum rate equal to the excess of
     (i) the group net rate cap for the senior certificates related to loan group 1 over (ii) the sum of (a) one-year MTA and (b) 1.000%. See "Description of the Certificates -- Interest" in this prospectus supplement.

(8) The pass-through rate on this class of certificates for the accrual period for any distribution date will be a per annum rate equal to the excess of
     (i) the group net rate cap for the related senior certificates in the related loan group over (ii) the product of (A) the sum of (a) one-month LIBOR for the accrual period and (b) the related pass-through margin per annum and (B) a fraction, the numerator of which is 30 for the first period, and the actual number of days in the accrue period for the second period and thereafter, and the denominator of which is 30. See "Description of the Certificates -- Interest" in this prospectus supplement.

(9) The pass-through rate on the Class X-PP Certificates for the accrual period for any distribution date will be a per annum rate equal to the lesser of
     (A) the excess of (i) the weighted average of the group net rate caps of the group 1, group 2 and group 3 senior certificates (weighted on the basis of the aggregate stated principal balance of the mortgage loans in loan group 1, loan group 2 and loan group 3) over (ii) the sum of (a) one-year MTA for the accrual period and (b) 1.000% per annum and (B) the applicable net rate cap. See "Description of the Certificates -- Interest" in this prospectus supplement.

(10) The pass-through rate on the Class X-AD Certificates for the accrual period for any distribution date will be a per annum rate equal to the lesser of
     (x) the excess of (i) the weighted average of the group net rate caps of the group 1, group 2 and group 3 senior certificates (weighted on the basis of the aggregate stated principal balance of the mortgage loans in loan group 1, loan group 2 and loan group 3) over (ii) the product of (A) the sum of (a) one-month LIBOR for the accrual period and (b) the related pass-through margin and (B) a fraction, the numerator of which is 30 for the first period, and the actual number of days in the accrue period for the second period and thereafter, and the denominator of which is 30, and
     (y) the applicable net rate cap. See "Description of the Certificates -- Interest" in this prospectus supplement.

(11) The Class A-R Certificates will not accrue any interest.

See "Description of the Certificates" in this prospectus supplement.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        DESIGNATION                       CLASSES OF CERTIFICATES
        -----------           -----------------------------------------------
    Senior Certificates         Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                                                2-A-1, Class
                                         2-A-2, Class 2-A-3, Class
                                         3-A-1, Class 3-A-2, Class
                                         3-A-3, Class 4-A-1, Class
                                         4-A-2, Class 4-A-3, Class
                              X-NB, Class X-BI, Class X-BJ, Class X-PP, Class
                                      X-AD and Class A-R Certificates
Group 1 Senior Certificates       Class 1-A-1, Class 1-A-2 and Class 1-A-3
                                                Certificates
Group 2 Senior Certificates       Class 2-A-1, Class 2-A-2 and Class 2-A-3
                                                Certificates
Group 3 Senior Certificates       Class 3-A-1, Class 3-A-2 and Class 3-A-3
                                                Certificates
Group 4 Senior Certificates       Class 4-A-1, Class 4-A-2 and Class 4-A-3
                                                Certificates
    Class X Certificates       Class X-NB, Class X-BI, Class X-BJ, Class X-PP
                                                 and Class
                                             X-AD Certificates
 Subordinated Certificates      Class M-1, Class M-2, Class M-3, Class M-4,
                              Class M-5, Class M-6 and Class M-7 Certificates
      MTA Certificates                  Group 1 Senior Certificates
     LIBOR Certificates         Group 2 Senior Certificates, Group 3 Senior
                               Certificates, Group 4 Senior Certificates and
                                         Subordinated Certificates
 Floating Rate Certificates       MTA Certificates and LIBOR Certificates
    Class P Certificates       Class 1-P, Class 2-P, Class 3-P and Class 4-P
                                                Certificates
    Offered Certificates            Senior Certificates and Subordinated
                                                Certificates
    Private Certificates        Class P, Class C and Class R-X Certificates

RECORD DATE

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

MTA Certificates, Class A-R and Class X Certificates:

The last business day of the month preceding the month of the distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates" and "-- Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

DISTRIBUTION DATES

Beginning on July 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the offered certificates is the distribution date in August 2046. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

See "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" in this prospectus supplement.

INTEREST PAYMENTS

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-9.

On each distribution date, to the extent funds are available from the related loan group or loan groups, each class of interest-bearing certificates will be entitled to receive:

- the interest that has accrued at the related pass-through rate during the related accrual period on the class certificate balance or notional amount, as applicable, of that class of certificates immediately prior to that distribution date,

-    interest carry forward amount, and

- with respect to the offered certificates (other than the Class A-R Certificates), any net rate carryover due and any accrued interest on this amount.

The amount of interest distributable on a distribution date with respect to any class of certificates will be reduced by the amount by which the deferred interest on the mortgage loans in the related loan group or loan groups exceeds the principal payments on the mortgage loans in that loan group or loan groups for that distribution date, as described under "Description of the Certificates -- Interest" in this prospectus supplement.

See "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this prospectus supplement. The priority of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

See "Description of the Certificates -- Distributions -- Distributions of Principal" in this prospectus supplement.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to a loan group (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest (after taking into account reductions due to deferred interest on the mortgage loans in that loan group) and principal due and received on those mortgage loans in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

- subsequent recoveries with respect to the mortgage loans in that loan group;

- partial or full prepayments collected on the mortgage loans in that loan group during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

FEES AND EXPENSES

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation (as described in this prospectus supplement under "Servicing of the Mortgage Loans-- Servicing Compensation and Payment of Expenses" and "Description of the Certificates --Priority of Distributions Among Certificates") due to the master servicer;

-    the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

- all prepayment charges (which are distributable only to the Class P Certificates); and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.375% per annum (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described under "Servicing of the Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Payments:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Servicing of the Mortgage Loans -- Servicing Compensation and Payment of Expenses" and "Description of the Certificates --Priority of Distributions Among Certificates".

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL AND INTEREST

On any distribution date, the aggregate available funds from all loan groups will be distributed in the following order of priority:

     1. sequentially,

          a. concurrently, to the Class X-NB, Class X-BI and Class X-BJ Certificates, pro rata, the current interest and interest carry forward amount for each such class and such distribution date; and

          b. concurrently, to Class X-PP and Class X-AD Certificates, pro rata, the current interest and interest carry forward amount for each such class and such distribution date;

     2. concurrently, to the classes of senior certificates (other than the Class X Certificates and Class A-R Certificates), pro rata, the current interest and the interest carry forward amount for each such class and such distribution date;

     3. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the current interest for each such class and such distribution date;

     4. a. for each distribution date prior to the stepdown date or on which a trigger event is in effect, in the following order of priority:

          (1) in an amount up to the principal distribution amount for such distribution date, concurrently, to the following classes of certificates, pro rata on the basis of the related principal distribution amounts:

               (a) in an amount up to the group 1 principal distribution amount for such distribution date, in the following order of priority:

                    (i) to the Class A-R Certificates, until its class
               certificate balance is reduced to zero;

                    (ii) concurrently, to the Class 1-A-1, Class 1-A-2 and Class
               1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    (iii) to the group 2 senior certificates (after any
               distributions made to such classes of certificates from the group 2 principal distribution amount), the group 3 senior certificates (after any distributions made to such classes of certificates from the group 3 principal distribution amount) and the group 4 senior certificates (after any distributions made to such classes of certificates from the group 4 principal distribution amount), pro rata, on the basis of their respective aggregate class certificate balances, concurrently as follows:

                         (x) concurrently, to the Class 2-A-1, Class 2-A-2 and
                    Class 2-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                         (y) concurrently, to the Class 3-A-1, Class 3-A-2 and
                    Class 3-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                         (z) concurrently, to the Class 4-A-1, Class 4-A-2 and
                    Class 4-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               (b) in an amount up to the group 2 principal distribution amount for such distribution date, in the following order of priority:

                    (i) concurrently, to the Class 2-A-1, Class 2-A-2 and Class
               2-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    (ii) to the group 1 senior certificates (after any
               distributions made to such classes of certificates from the group 1 principal distribution amount), the group 3 senior certificates (after any distributions made to such classes of certificates from the group 3 principal distribution amount) and the group 4 senior certificates (after any distributions made to such classes of certificates from the group 4 principal distribution amount), pro rata, on the basis of their respective aggregate class certificate balances, concurrently as follows:

                         (x) concurrently, to the Class 1-A-1, Class 1-A-2 and
                    Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                         (y) concurrently, to the Class 3-A-1, Class 3-A-2 and
                    Class 3-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                         (z) concurrently, to the Class 4-A-1, Class 4-A-2 and
                    Class 4-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               (c) in an amount up to the group 3 principal distribution amount for such distribution date, in the following order of priority:

                    (i) concurrently, to the Class 3-A-1, Class 3-A-2 and Class
               3-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    (ii) to the group 1 senior certificates (after any
               distributions made to such classes of certificates from the group 1 principal distribution amount), the group 2 senior certificates (after any distributions made to such classes of certificates from the group 2 principal distribution amount) and the group 4 senior certificates (after any distributions made to such classes of certificates from the group 4 principal distribution amount), pro rata, on the basis of their respective aggregate class certificate balances, concurrently as follows:

                         (x) concurrently, to the Class 1-A-1, Class 1-A-2 and
                    Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                         (y) concurrently, to the Class 2-A-1, Class 2-A-2 and
                    Class 2-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                         (z) concurrently, to the Class 4-A-1, Class 4-A-2 and
                    Class 4-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

               (d) in an amount up to the group 4 principal distribution amount for such distribution date, in the following order of priority:

                    (i) concurrently, to the Class 4-A-1, Class 4-A-2 and Class
               4-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    (ii) to the group 1 senior certificates (after any
               distributions made to such classes of certificates from the group 1 principal distribution amount), the group 2 senior certificates (after any distributions made to such classes of certificates from the group 2 principal distribution amount) and the group 3 senior certificates (after any distributions made to such classes of certificates from the group 3 principal distribution amount), pro rata, on the basis of their respective aggregate class certificate balances, concurrently as follows:

                         (x) concurrently, to the Class 1-A-1, Class 1-A-2 and
                    Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                         (y) concurrently, to the Class 2-A-1, Class 2-A-2 and
                    Class 2-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                         (z) concurrently, to the Class 3-A-1, Class 3-A-2 and
                    Class 3-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

               b. on each distribution date on or after the stepdown date so long as a trigger event is not in effect, in the following order of priority:

                    (1) in an amount up to the senior principal distribution
               amount for such distribution date, concurrently, to the following classes of certificates, pro rata on the basis of the related senior principal distribution amounts:

               (a) in an amount up to the group 1 senior principal distribution amount for such distribution date, in the following order of priority:

                    (i) concurrently, to the Class 1-A-1, Class 1-A-2 and Class
               1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    (ii) to the group 2 senior certificates (after any
               distributions made to such classes of certificates from the group 2 senior principal distribution amount), the group 3 senior certificates (after any distributions made to such classes of certificates from the group 3 senior principal distribution amount) and the group 4 senior certificates (after any distributions made to such classes of certificates from the group 4 senior principal distribution amount), pro rata, on the basis of their respective aggregate class certificate balances, concurrently as follows:

                         (x) concurrently, to the Class 2-A-1, Class 2-A-2 and
                    Class 2-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                         (y) concurrently, to the Class 3-A-1, Class 3-A-2 and
                    Class 3-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                         (z) concurrently, to the Class 4-A-1, Class 4-A-2 and
                    Class 4-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               (b) in an amount up to the group 2 senior principal distribution amount for such distribution date, in the following order of priority:

                    (i) concurrently, to the Class 2-A-1, Class 2-A-2 and Class
               2-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    (ii) to the group 1 senior certificates (after any
               distributions made to such classes of certificates from the group 1 senior principal distribution amount), the group 3 senior certificates (after any distributions made to such classes of certificates from the group 3 senior principal distribution amount) and the group 4 senior certificates (after any distributions made to such classes of certificates from the group 4 senior principal distribution amount), pro rata, on the basis of their respective aggregate class certificate balances, concurrently as follows:

                         (x) concurrently, to the Class 1-A-1, Class 1-A-2 and
                    Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                         (y) concurrently, to the Class 3-A-1, Class 3-A-2 and
                    Class 3-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                         (z) concurrently, to the Class 4-A-1, Class 4-A-2 and
                    Class 4-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               (c) in an amount up to the group 3 senior principal distribution amount for such distribution date, in the following order of priority:

                    (i) concurrently, to the Class 3-A-1, Class 3-A-2 and Class
               3-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    (ii) to the group 1 senior certificates (after any
               distributions made to such classes of certificates from the group 1 senior principal distribution amount), the group 2 senior certificates (after any distributions made to such classes of certificates from the group 2 senior principal distribution amount) and the group 4 senior certificates (after any distributions made to such classes of certificates from the group 4 senior principal distribution amount), pro rata, on the basis of their respective aggregate class certificate balances, concurrently as follows:

                         (x) concurrently, to the Class 1-A-1, Class 1-A-2 and
                    Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                         (y) concurrently, to the Class 2-A-1, Class 2-A-2 and
                    Class 2-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                         (z) concurrently, to the Class 4-A-1, Class 4-A-2 and
                    Class 4-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

               (d) in an amount up to the group 4 senior principal distribution amount for such distribution date, in the following order of priority:

                    (i) concurrently, to the Class 4-A-1, Class 4-A-2 and Class
               4-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    (ii) to the group 1 senior certificates (after any
               distributions made to such classes of certificates from the group 1 senior principal distribution amount), the group 2 senior certificates (after any distributions made to such classes of certificates from the group 2 senior principal distribution amount) and the group 3 senior certificates (after any distributions made to such classes of certificates from the group 3 senior principal distribution amount), pro rata, on the basis of their respective aggregate class certificate balances, concurrently as follows:

                         (x) concurrently, to the Class 1-A-1, Class 1-A-2 and
                    Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                         (y) concurrently, to the Class 2-A-1, Class 2-A-2 and
                    Class 2-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                         (z) concurrently, to the Class 3-A-1, Class 3-A-2 and
                    Class 3-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the subordinated class principal distribution amount for each such class, until their respective class certificate balances are reduced to zero;

     5. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the interest carry forward amount for each such class and such distribution date;

     6. concurrently, to the classes of senior certificates related to loan group 1, loan group 2, loan group 3 and loan group 4, pro rata based on the aggregate unpaid realized loss amount for the senior certificates (other than the Class X Certificates) related to loan group 1, loan group 2, loan group 3 and loan group 4;

          a. in an amount up to the aggregate unpaid realized loss amount for the group 1 senior certificates, sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, in an amount up to the unpaid realized loss amount for each such class;

          b. in an amount up to the aggregate unpaid realized loss amount for the group 2 senior certificates, sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, in an amount up to the unpaid realized loss amount for each such class;

          c. in an amount up to the aggregate unpaid realized loss amount for the group 3 senior certificates, sequentially, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, in that order, in an amount up to the unpaid realized loss amount for each such class; and

          d. in an amount up to the aggregate unpaid realized loss amount for the group 4 senior certificates, sequentially, to the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates, in that order, in an amount up to the unpaid realized loss amount for each such class; and

     7. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the unpaid realized loss amount for each such class;

     8. sequentially,

          a. concurrently, to the Class X-NB, Class X-BI and Class X-BJ Certificates, pro rata, in an amount up to the amount of net rate carryover for each such class; and

          b. concurrently, to the Class X-PP and Class X-AD Certificates, pro rata, in an amount up to the amount of net rate carryover for each such class;

     9. concurrently, to the classes of Senior Certificates (other than the Class X and Class A-R Certificates), pro rata, in an amount up to the amount of net rate carryover for each such class;

     10. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of net rate carryover for each such class; and

     11. to the Class C and Class A-R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

     Any interest carry forward amounts, unpaid realized loss amounts or net rate carryover that remains after the class certificate balance of the related certificates is reduced to zero will be extinguished.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates (other than the Class X Certificates), until those senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

- the distribution date on which the aggregate class certificate balance of the senior certificates (other than the Class X Certificates) is reduced to zero; and

- the later to occur of (x) the distribution date in July 2009 and (y) the first distribution date on which a fraction, the numerator of which is the excess of the aggregate stated principal balance of the mortgage loans as of the due date in the month preceding the month in which that distribution date occurs (after giving effect to principal prepayments received in the prepayment period related to that due date) over the aggregate class certificate balance of the senior certificates (other than the Class X Certificates) immediately prior to that distribution date, and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the due date in the month of the current distribution date (after giving effect to principal prepayments received in the prepayment period related to that due date) is greater than or equal to (a) approximately 24.8267120340% on any distribution date prior to the distribution date in July 2012 and (b) approximately 19.8613696272% on any distribution date on or after the Distribution Date in July 2012.

THE CORRIDOR CONTRACT AND THE CORRIDOR FLOOR CONTRACT

The offered certificates (other than the Class A-R Certificates) will have the benefit of a corridor contract and a corridor floor contract. On the closing date, the corridor contract and the corridor floor contract will be assigned to the trustee on behalf of a separate supplemental trust fund created under the pooling and servicing agreement.

On or prior to the applicable termination date, amounts received by the trustee, on behalf of the supplemental interest trust, in respect of the corridor contract and corridor floor contract will be available as described in this prospectus supplement to cover any unpaid realized loss amounts and any net rate carryover resulting from the application of the applicable net rate cap to the pass-through rates on the offered certificates (other than the Class A-R Certificates).

Payments under the corridor contract and corridor floor contract will be made pursuant to the formulas described in "Description of the Certificates - The Corridor Contract and the Corridor Floor Contract " in this prospectus supplement. Any amounts received before February 2009 by the trustee on behalf of the supplemental interest trust and with respect to the corridor contract and corridor floor contract will be held in the corridor contract reserve fund until December 2010. Beginning in December 2010, amounts that are not used on a distribution date to cover any unpaid realized loss amounts or net rate carryover on the offered certificates will be held in the supplemental interest trust to cover any unpaid realized loss amounts or net rate carryover on the offered certificates (other than the Class A-R Certificates) on future distribution dates as provided in "Corridor Contract Reserve Fund" in this prospectus supplement.

See "Description of the Certificates - The Corridor Contract and the Corridor Floor Contract " in this prospectus supplement.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses will be allocated in the following order of priority:

- to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero, and

- concurrently, to the senior certificates (other than the notional amount certificates), pro rata, based on the aggregate class certificate balances of the group 1 senior certificates, the group 2 senior certificates, the group 3 senior certificates and the group 4 senior certificates as follows:
     (a) with respect to the group 1 senior certificates, sequentially, to the Class 1-A-3, Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective class certificate balances are reduced to zero; (b) with respect to the group 2 senior certificates, sequentially, to the Class 2-A-3, Class 2-A-2 and Class 2-A-1 Certificates, in that order, until their respective class certificate balances are reduced to zero, (c) with respect to the group 3 senior certificates, sequentially, to the Class 3-A-3, Class 3-A-2 and Class 3-A-1 Certificates, in that order, until their respective class certificate balances are reduced to zero and
     (d) with respect to the group 4 senior certificates, sequentially, to the Class 4-A-3, Class 4-A-2 and Class 4-A-1 Certificates, in that order, until their respective class certificate balances are reduced to zero.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

OVERCOLLATERALIZATION

"Overcollateralization" refers to the amount by which the aggregate stated principal balance of the mortgage loans exceeds the aggregate class certificate balance of the offered certificates.

On the closing date, (a) the aggregate stated principal balance of the mortgage loans is expected to exceed the initial aggregate class certificate balance of the certificates (other than the Class X Certificates) by approximately $13,913,572. This amount is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates and the weighted average expense fee rate.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

SUBORDINATION

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. Within the classes with an "M" designation, the distribution priority is in numerical order.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority, and second to the senior certificates in accordance with the priorities set forth above under " -- Allocation of Losses."

See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement and "Credit Enhancement" in the prospectus.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans -- Advances" in this prospectus supplement.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute, a replacement mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower. See "Servicing of Mortgage Loans -- Certain Modifications and Refinancings" in this prospectus supplement.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

See "The Mortgage Pool -- General", "-- Assignment of the Mortgage Loans" and "Description of the Certificates -- Optional Purchase of Defaulted Loans" in this prospectus supplement and "Loan Program -- Representations by Sellers; Repurchases" in the prospectus.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

See "Description of the Certificates -- Optional Termination" in this prospectus supplement.

TAX STATUS

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The offered certificates (other than the Class A-R Certificates) will also represent the right to receive net rate carryover payments and potentially deemed obligations. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The corridor contract, the corridor floor contract and the assets held in the corridor contract reserve fund and the carryover reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions, including satisfaction of the requirements of an investor-based class exemption, are met.

A fiduciary of such plans or arrangements must determine that the purchase of a Certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See "Legal Investment" in the prospectus.

                         SUMMARY OF TRANSACTION PARTIES

                                  (FLOW CHART)

                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE 2 IN THE PROSPECTUS.

YOUR YIELD WILL BE AFFECTED BY   Borrowers may, at their option, prepay their
PREPAYMENTS                      mortgage loans in whole or in part at any time.
                                 We cannot predict the rate at which borrowers
                                 will repay their mortgage loans. The prepayment
                                 experience of the mortgage loans may be
                                 affected by many factors, including:

                                 -    general economic conditions,

                                 -    the level of prevailing interest rates,

                                 -    the availability of alternative financing,

                                 - the applicability of prepayment charges, and

                                 -    homeowner mobility.

                                 A prepayment of a mortgage loan, however, usually will result in a prepayment on the certificates.

                                 The rate and timing of prepayment of the mortgage loans in a loan group or loan groups will affect the yields to maturity and weighted average lives of the related classes of certificates.

                                 -    If you purchase your certificates at a
                                      discount and principal is repaid slower
                                      than you anticipate, then your yield may be lower than you anticipate.

                                 -    If you purchase notional amount
                                      certificates or certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                 -    If you purchase notional amount
                                      certificates and principal is repaid
                                      faster than you anticipated, you may lose your initial investment.

                                 - You will bear any reinvestment risks from faster or slower prepayments of mortgage loans.

                                 - If mortgage loans in a loan group or loan groups with relatively higher mortgage rates prepay, the pass-through rates on the related classes of certificates may be limited and your yield may be lower than you anticipate.

                                 See "Description of the Certificates--Interest" and "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

THE EFFECT OF PREPAYMENT         All of the mortgage loans in loan group 1, loan
CHARGES ON THE LIKELIHOOD OF     group 2 and loan group 3 and 82.06% of the
PREPAYMENTS IS UNPREDICTABLE     mortgage loans in loan group 4, by aggregate
                                 stated principal balance of the mortgage loans
                                 in that loan group as of the cut-off date,
                                 require the mortgagor to pay a charge if the
                                 mortgagor prepays the mortgage loan during
                                 periods of up to five years after the mortgage
                                 loan was originated. These prepayment charges
                                 apply to principal prepayments in full
                                 resulting from sales and refinancings and in
                                 certain instances curtailments in accordance
                                 with the provisions of the related mortgage
                                 note during the applicable period after
                                 origination of the applicable mortgage loan.

                                 Prepayment charges, if any, received in respect of the mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4 will only be distributable to the Class 1-P, Class
                                 2-P, Class 3-P and Class 4-P Certificates, respectively.

                                 All other things being equal, the decline in market rates of interest relative to the interest rates on the mortgage loans with prepayment charges must be more significant than for other mortgage loans in order to make refinancing attractive. However, market rates of interest have generally been increasing and that trend may continue. In addition, the mortgage loans are negative amortization loans which limit the increase in the borrower's monthly payment except in the circumstances described in this prospectus supplement. As a result, even if the interest rates on the applicable mortgage loans are increasing, the monthly payments made by the borrowers will not change to reflect the higher cost of the increased rate of interest for up to a year after the increase in the interest rate.
                                 Finally, the index used to determine the interest rates on some of the mortgage loans is an average of the applicable reference rates which tends to "slow" the increase in adjustments to the interest rates on the mortgage loans and to "lag" the increase in market rates of interest generally.

                                 We cannot predict the effect that the
                                 prepayment charges will have on the rate and timing of prepayments on the mortgage loans, although a prepayment charge may discourage a borrower from prepaying the mortgage loan during the applicable period.

YOUR YIELD ON THE CERTIFICATES   All of the mortgage loans are "NEGATIVE
WILL BE SUBJECT TO ANY           AMORTIZATION LOANS." After an introductory
NEGATIVE AMORTIZATION ON THE     period of up to three months after origination
MORTGAGE LOANS                   during which the interest rates on the negative
                                 amortization loans are fixed, the interest
                                 rates on negative amortization loans will
                                 adjust monthly but their monthly payments and
                                 amortization schedules adjust annually and,
                                 under most circumstances, are subject to
                                 payment caps. The interest rates on negative
                                 amortization mortgage loans during their
                                 introductory periods are lower than the sum of
                                 the indices applicable at origination and the
                                 related margins, and may be as low as 1% per
                                 annum. Since the scheduled monthly payments on
                                 negative amortization loans for the first year
                                 are set at their origination, the scheduled
                                 monthly payments are based upon the
                                 introductory interest rates. As a result, after
                                 the introductory interest rates expire and
                                 until the initial annual adjustment to the

                                 scheduled monthly payment made by the borrower
                                 (unless the fully indexed mortgage rate is a rate at or below the introductory mortgage rate), the scheduled monthly payment made by the borrower will not be sufficient to pay the amount of interest accruing on the mortgage loan. Although negative amortization loans provide for scheduled monthly payments, the amount of interest that accrues and is ultimately due on a negative amortization loan is based on the monthly interest rate. If borrowers only make their scheduled monthly payments, a portion of the accrued interest on negatively amortizing loans will become deferred interest. "DEFERRED INTEREST" is the excess, if any, of (x) the amount of interest accrued on such Mortgage Loan from the preceding due date to such due date over (y) the monthly payment due for such due date.
                                 Deferred interest is added to the principal balance of the negative amortization loan and bears interest at the applicable interest rate for that negative amortization mortgage loan.

                                 The amount of deferred interest, if any, for a given month will reduce the amount of interest collected on these mortgage loans and available to be distributed as a distribution of interest to the certificates.

YOUR YIELD ON THE CERTIFICATES   If the interest rates on the mortgage loans in
WILL ALSO BE SUBJECT TO          a loan group decrease prior to an adjustment in
EFFECTS OF ADJUSTMENTS OF        the monthly payment, a larger portion of the
SCHEDULED PAYMENTS AND           monthly payment will be applied to the unpaid
PRINCIPAL BALANCES OF NEGATIVE   principal balance of the mortgage loan, which
AMORTIZATION MORTGAGE LOANS      may cause the related classes of certificates
                                 to amortize more quickly. Conversely, if the
                                 interest rates on the mortgage loans increase
                                 prior to an adjustment in the monthly payment,
                                 a smaller portion of the monthly payment will
                                 be applied to the unpaid principal balance of
                                 the mortgage loan, which may cause the related
                                 classes of certificates to amortize more
                                 slowly. If the unpaid principal balance of a
                                 negative amortization loan exceeds the original
                                 balance of the mortgage loan by the amount
                                 specified in the related mortgage note, the
                                 monthly payment due on that negative
                                 amortization loan will be recast without regard
                                 to the payment cap in order to provide for the
                                 outstanding balance of the mortgage loan to be
                                 paid in full at its maturity. In addition, on
                                 the tenth adjustment date (or with respect to
                                 approximately 38.27%, 40.75%, 39.43% and 24.77%
                                 of the mortgage loans in loan group 1, loan
                                 group 2, loan group 3 and loan group 4,
                                 respectively, in each case by aggregate stated
                                 principal balance of the mortgage loans in that
                                 loan group as of the cut-off date, the fifth
                                 payment adjustment date) of a mortgage loan and
                                 every fifth payment adjustment date thereafter
                                 and the last payment adjustment date prior to
                                 the mortgage loan's maturity, the monthly
                                 payment due on that mortgage loan will be
                                 recast without regard to the related payment
                                 cap in order to provide for the outstanding
                                 balance of the mortgage loan to be paid in full
                                 at its maturity by the payment of equal monthly
                                 installments. These features may affect the
                                 rate at which principal on these mortgage loans
                                 is paid and may create a greater risk of
                                 default if the borrowers are unable to pay the
                                 monthly payments on the related increased
                                 principal balances.

YOUR YIELD WILL BE AFFECTED BY   At origination, 20.05%, 55.64%, 32.64% and
THE INCLUSION OF 40-YEAR         38.47% of the mortgage loans in loan group 1,
MORTGAGE LOANS                   loan group 2, loan group 3 and loan group 4, in
                                 each case by aggregate stated principal balance
                                 of the mortgage loans in that loan group as of
                                 the cut-off date, had stated terms to maturity
                                 of 40 years. Loans with original terms to
                                 maturity of 40 years have only begun to be
                                 originated recently. As a result, there is no
                                 basis on which to predict the performance
                                 characteristics of these mortgage loans.

                                 The longer term to maturity of 40-year mortgage loans results in a lower monthly payment than would be required by a traditional 30-year mortgage loan. The lower monthly payment may allow the borrower to borrow a larger amount than would have been the case for a mortgage loan with a 30-year term to maturity.

                                 The 40-year mortgage loans may have risks and payment characteristics that are not present with traditional 30-year mortgage loans, including the following:

                                 -    less principal will be distributed to
                                      certificateholders on a monthly basis
                                      (except in the case of a prepayment) which may extend the weighted average lives of the certificates,

                                 -    due to the smaller monthly payment,
                                      40-year mortgage loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a 30-year fully amortizing mortgage loan, and

                                 - if a 40-year mortgage loan defaults, the severity of loss is likely to be greater due to the larger unpaid principal balance.

                                 The 40-year mortgage loans also are negative amortization mortgage loans. The combination of a longer term to maturity with the possibility of accruing interest on an increasing principal balance may produce unanticipated payment performance.

THE YIELDS ON THE FLOATING       The pass-through rates on the each class of
RATE AND CLASS X CERTIFICATES    Floating Rate Certificates generally will be
WILL BE AFFECTED BY CHANGES IN   equal to the level of one-month LIBOR or
INTEREST RATES                   one-year MTA, as applicable, plus a margin,
                                 subject to a cap. The pass-through rates on the
                                 Class X Certificates will be equal to the
                                 excess of the applicable cap, over the sum of
                                 the level of one-month LIBOR or one-year MTA,
                                 as applicable, and a margin. For these classes
                                 of certificates your yield will be sensitive
                                 to:

                                      (1)  the level of one-month LIBOR or
                                           one-year MTA, as applicable,

                                      (2)  the timing of adjustment of the
                                           pass-through rate on your certificate
                                           as it relates to the interest rates
                                           on the related mortgage loans and the
                                           level of the mortgage index, the
                                           timing of adjustment of the

                                           interest rates and lifetime limits on
                                           those adjustments, and

                                      (3)  other limitations on the pass-through
                                           rates of such certificates as
                                           described further in this prospectus
                                           supplement.

                                 As of the closing date, the weighted average adjusted net mortgage rate for the mortgage loans in each loan group will be less than the sum of the applicable index for the first accrual period plus the pass-through margin for each related class of Floating Rate
                                 Certificates. As a result, the pass-through rate for each class of Floating Rate
                                 Certificates will be limited by the applicable net rate cap on the first distribution date, and may be limited by the applicable net rate cap on subsequent distribution dates.

                                 If the pass through rate on any class of Floating Rate Certificates is limited by the related net rate cap, the resulting interest shortfall may be paid on that distribution date or on future distribution dates first, from available funds and then from payments from the corridor contract or the corridor floor contract, as applicable, in each case in the manner and priority described in this prospectus supplement. Investors in the
                                 Floating Rate Certificates need to be aware that, if for any distribution date, the pass-through rate for any class of Floating
                                 Rate Certificates is limited by the applicable net rate cap, distributions of available funds and payments under either the corridor contract or the corridor floor contract may not be sufficient to pay any net rate carryover on such class of Floating Rate Certificates on that distribution date.

                                 On the closing date, the depositor will cause to be deposited into the carryover reserve fund an amount that is expected to be sufficient to cover any net rate carryover on the LIBOR
                                 Certificates with respect to the first
                                 distribution date. On the first distribution date, such amount will be distributed to the LIBOR Certificates as described under
                                 "Description of the Certificates--Carryover
                                 Reserve Fund" and any remaining amount will be distributed to UBS Securities LLC and will not be available to cover any net rate carryover on subsequent distribution dates.

THE CLASS X CERTIFICATES ARE     The yields to maturity on the Class X-NB, Class
SUBJECT TO SPECIAL RISKS         X-BI, Class X-BJ, Class X-PP and Class X-AD
                                 Certificates will be especially sensitive to
                                 the level of prepayments on the mortgage loans
                                 with higher interest rates in the related loan
                                 group or loan groups. Generally, the pass
                                 through rate on each class of Class X
                                 Certificates will be calculated based upon the
                                 excess, if any, of the group net rate cap of
                                 the related senior certificates over the sum of
                                 one-month LIBOR or one-year MTA, as applicable,
                                 and a margin. The prepayment of mortgage loans
                                 in the related loan group or loan groups with
                                 relatively higher net mortgage rates may result
                                 in a lower weighted average net mortgage rate
                                 and, thus, may reduce the pass through rates on
                                 a class of Class X Certificates to as little as
                                 0%.

                                 Increases in one-month LIBOR or one-year MTA, as applicable, may also reduce the pass through rates on a class of Class X Certificates. If, for any distribution date, the net rate cap of the related senior certificates is less than or equal to the sum of one-month LIBOR or one-year
                                 MTA, as applicable, and the applicable margin, the related class of Class X Certificates might not receive any distribution of interest on that distribution date.

DIFFERENCE BETWEEN MORTGAGE      The mortgage rate on all of the mortgage loans
RATES AND PASS-THROUGH RATES     will be based on the level of one-year MTA,
MAY RESULT IN INTEREST           which is a 12-month average of the monthly
SHORTFALLS TO THE LIBOR          yields on U.S. Treasury securities, adjusted to
CERTIFICATES                     a constant maturity of one year. Therefore, a
                                 lack of correlation exists between the level of
                                 the index used to determine the pass-through
                                 rates on the LIBOR Certificates and the index
                                 used to determine the mortgage rates on the
                                 mortgage loans. Generally, the nature of
                                 one-year MTA will cause it to rise or fall more
                                 slowly than one-month LIBOR, and the indices
                                 may move in opposite directions. We cannot
                                 assure you as to the level, rate or timing of
                                 changes in any index.

                                 See "Description of the Certificates--Interest" and "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

THE APPLICABLE NET RATE CAP      The absence of a correlation between movement
PUTS A LIMIT ON THE PASS-        in the mortgage rates and the certificate
THROUGH RATE OF THE FLOATING     pass-through rates may reduce the interest
RATE CERTIFICATES                payable on the related Floating Rate
                                 Certificates because of the imposition of a
                                 pass-through rate cap called the "net rate
                                 cap." In addition, prepayments of mortgage
                                 loans in a loan group with relatively higher
                                 mortgage rates may reduce the applicable net
                                 rate cap and consequently reduce the
                                 pass-through rate for one or more related
                                 classes of offered certificates. Prior to the
                                 corridor contract termination date and corridor
                                 floor contract termination date, the Floating
                                 Rate Certificates will also be entitled to
                                 receive the amount of the reduction in interest
                                 resulting from the operation of the applicable
                                 net rate cap from allocations (if any) to the
                                 issuing entity in respect of either the
                                 corridor contract or the corridor floor
                                 contract, as described in this prospectus
                                 supplement. However, we cannot assure you that
                                 any these funds will be available, or
                                 sufficient, to make any payments with respect
                                 to these reductions.

                                 Payments from the corridor contract and
                                 corridor floor contract are dependent solely upon the performance of the corridor contract counterparty. Thus, payments of these amounts involve counterparty risk.

THE SUBORDINATED CERTIFICATES    The certificates are not insured by any
HAVE A GREATER RISK OF LOSS      financial guaranty insurance policy. When
THAN THE SENIOR CERTIFICATES     certain classes of certificates provide credit
AND SUBORDINATION MAY NOT BE     enhancement for other classes of certificates
SUFFICIENT TO PROTECT THE        this is sometimes referred to as
SENIOR CERTIFICATES FROM         "subordination." The subordination feature is
LOSSES                           intended to enhance the likelihood that senior
                                 certificateholders will receive regular
                                 payments of interest and principal.

                                 Credit enhancement in the form of subordination will be provided for the certificates, first, by the right of the holders of the senior certificates to receive payments of principal on the mortgage loans prior to the subordinated classes and, second, to the extent there is no overcollateralization, by the allocation of realized losses on the mortgage loans to reduce the class certificate balance of the subordinated classes, beginning with the Class
                                 M-7 Certificates.

                                 This type of credit enhancement is provided by using collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections on the mortgage loans otherwise payable to the subordinated classes will comprise the sole source of funds from which such credit enhancement is provided to the senior certificates. Realized losses on the mortgage loans are allocated to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, until the class certificate balance of each class of subordinated certificates has been reduced to zero. This means that after the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, realized losses on the mortgage loans will first be allocated to the Class M-7
                                 Certificates, until its class certificate balance is reduced to zero. Subsequent realized losses will be allocated to the next most junior class of subordinated certificates, until its class certificate balance is reduced to zero. If the aggregate class certificate balance of the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. Realized losses that are allocable to the senior certificates will be allocated as described under "Description of the Certificates --
                                 Allocation of Losses."

                                 You should fully consider the risks of
                                 investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. In addition, investors in a class of senior certificates should consider the risk that, after the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, the subordination of the subordinated certificates may not be sufficient to protect the senior certificates from losses.

                                 See "Description of the Certificates" in this prospectus supplement.

EXCESS INTEREST FROM THE         The amount by which the aggregate stated
MORTGAGE LOANS MAY NOT PROVIDE   principal balance of the mortgage loans exceeds
ADEQUATE CREDIT ENHANCEMENT      the aggregate class certificate balance of the
                                 classes of offered certificates is called
                                 "OVERCOLLATERALIZATION." The initial level of
                                 overcollateralization (that is, the
                                 overcollateralization on the closing date) is
                                 approximately equal to the initial level of
                                 overcollateralization

                                 required by the pooling and servicing
                                 agreement. The mortgage loans are expected to generate more interest than is needed to pay interest on the classes of certificates because the weighted average interest rate on those mortgage loans is expected to be higher than the weighted average pass-through rate on the classes of certificates plus the weighted average expense fee rate. In the event that the level of overcollateralization is reduced, such "EXCESS INTEREST" will be used to make additional principal payments on the classes of certificates to the extent described in this prospectus supplement. Overcollateralization is intended to provide limited protection to the holders of the offered certificates by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain the required level of overcollateralization.

                                 The excess interest available on any
                                 distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans for that distribution date, the amount of deferred interest for those mortgage loans and the amount of principal payments available to offset the deferred interest. Such amount will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates. The pass-through rate of each class of Floating Rate Certificates is subject to a net rate cap which is based on the weighted average adjusted net mortgage rates of the mortgage loans. If the pass-through rate on one or more classes is limited by the applicable net rate cap, it may be necessary to apply all or a portion of the interest funds available to distribute interest at the pass-through rates for such classes of certificates. As a result, interest may be unavailable for any other purpose.

                                 If the protection afforded by
                                 overcollateralization is insufficient, then the holders of the offered certificates could experience a loss on their investment.

EXCESS INTEREST WILL ALSO BE     When a borrower makes a full or partial
REDUCED BY PREPAYMENTS ON THE    prepayment on a mortgage loan, the amount of
MORTGAGE LOANS                   interest that the borrower is required to pay
                                 may be less than the amount of interest
                                 certificateholders would otherwise be entitled
                                 to receive with respect to the mortgage loan.
                                 The master servicer is required to reduce its
                                 master servicing fee to offset this shortfall,
                                 but the reduction for any distribution date is
                                 limited to one-half of the master servicing fee
                                 for the related month. If the aggregate amount
                                 of interest shortfalls in a loan group
                                 resulting from prepayments exceeds the amount
                                 of the reduction in the master servicing fee,
                                 the amount of interest available to make
                                 distributions of interest to the related
                                 classes of certificates and to maintain or
                                 restore the level of overcollateralization will
                                 be reduced.

YOUR YIELD WILL BE AFFECTED BY   The timing of principal distributions on the
HOW DISTRIBUTIONS ARE            certificates will be affected by a number of
ALLOCATED TO THE CERTIFICATES    factors, including:

                                 - the extent of prepayments on the mortgage loans in the related loan group or loan groups,

                                 -    how distributions of principal are
                                      allocated among the classes of
                                      certificates,

                                 - whether the master servicer exercises its right, in its sole discretion, to terminate the issuing entity in its entirety, and whether the NIM Insurer exercises any similar right that it may have,

                                 -    the rate and timing of payment defaults
                                      and losses on the mortgage loans in the
                                      related loan group or loan groups, and

                                 -    repurchases of mortgage loans in the
                                      related loan group or loan groups for
                                      material breaches of representations and warranties.

                                 Because distributions on the certificates are dependent upon the payments on the applicable mortgage loans, we cannot guarantee the amount of any particular distribution or the amount of time that will elapse before the issuing entity is terminated.

                                 See "Description of the Certificates --
                                 Principal," and " -- Optional Termination" in this prospectus supplement for a description of the manner in which principal will be distributed to the certificates. See "The
                                 Mortgage Pool -- Assignment of the Mortgage
                                 Loans" in this prospectus supplement for more information regarding the repurchase or substitution of mortgage loans.

THE CERTIFICATES MAY NOT BE      The offered certificates may not be an
APPROPRIATE FOR SOME INVESTORS   appropriate investment for investors who do not
                                 have sufficient resources or expertise to
                                 evaluate the particular characteristics of each
                                 applicable class of offered certificates. This
                                 may be the case because, among other things:

                                 -    the yield to maturity of offered
                                      certificates purchased at a price other
                                      than par will be sensitive to the
                                      uncertain rate and timing of principal
                                      prepayments on the mortgage loans in the related loan group;

                                 -    the rate of principal distributions on,
                                      and the weighted average lives of, the
                                      offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans in the related loan group and the priority of principal distributions among the classes of certificates in the related certificate group. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise
                                      predictable stream of distributions; and

                                 -    a secondary market for the offered
                                      certificates may not develop or provide
                                      certificateholders with liquidity of
                                      investment.

                                 See "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus supplement.

GEOGRAPHIC CONCENTRATION OF      The tables under "The Mortgage Pool - State
MORTGAGED PROPERTIES INCREASES   Distribution of Mortgaged Properties" in this
THE RISK THAT CERTIFICATE        prospectus supplement set forth the geographic
YIELDS COULD BE IMPAIRED         concentration of the mortgaged properties,
                                 including the percentage by principal balance
                                 of the mortgage loans in each loan group that
                                 are secured by property located in California
                                 and Florida. Property in California may be more
                                 susceptible than homes located in other parts
                                 of the country to certain types of uninsurable
                                 hazards, such as earthquakes, floods, mudslides
                                 and other natural disasters. In addition,

                                 -    economic conditions in states with
                                      significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans;

                                 -    declines in the residential real estate
                                      markets in states with significant
                                      concentrations may reduce the values of
                                      properties located in these states, which would result in an increase in the loan-to-value ratios; and

                                 -    any increase in the market value of
                                      properties located in states with
                                      significant concentrations would reduce
                                      the loan-to-value ratios and could,
                                      therefore, make alternative sources of
                                      financing available to the borrowers at
                                      lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

HURRICANE KATRINA MAY POSE       At the end of August 2005, Hurricane Katrina
SPECIAL RISKS                    caused catastrophic damage to areas in the Gulf
                                 Coast region of the United States.

                                 Countrywide Home Loans will represent and warrant as of the closing date that each mortgaged property (including each mortgaged property located in the areas affected by Hurricane Katrina) is free of material damage and in good repair. In the event of a breach of that representation and warranty, Countrywide
                                 Home Loans will be obligated to repurchase or substitute for the related mortgage loan. A repurchase would have the effect of increasing the rate of principal payment on the certificates. Any damage to a mortgaged property that secures a mortgage loan in the issuing entity occurring after the closing date as a result of any other casualty event will not cause a breach of this representation and warranty.

                                 The full economic impact of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:

                                 -    localized areas of nearly complete
                                      destruction of the economic infrastructure and cessation of economic activity,

                                 -    regional interruptions in travel and
                                      transportation, tourism and economic
                                      activity generally, and

                                 -    nationwide decreases in petroleum
                                      availability with a corresponding increase in price.

                                 We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans.
                                 Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the certificates or impact the weighted average lives of the certificates.

INABILITY TO REPLACE MASTER      The structure of the master servicing fee might
SERVICER COULD AFFECT            affect the ability to find a replacement master
COLLECTIONS AND RECOVERIES ON    servicer. Although the trustee is required to
THE MORTGAGE LOANS               replace the master servicer if the master
                                 servicer is terminated or resigns, if the
                                 trustee is unwilling (including for example
                                 because the master servicing fee is
                                 insufficient) or unable (including for example,
                                 because the trustee does not have the systems
                                 to service mortgage loans), it may be necessary
                                 to appoint a replacement master servicer.
                                 Because the master servicing fee is structured
                                 as a percentage of the stated principal balance
                                 of each mortgage loan, it may be difficult to
                                 replace the master servicer at a time when the
                                 balance of the mortgage loans has been
                                 significantly reduced because the fee may be
                                 insufficient to cover the costs associated with
                                 servicing the mortgage loans and related REO
                                 Properties remaining in the pool. The
                                 performance of the mortgage loans may be
                                 negatively impacted, beyond the expected
                                 transition period during a servicing transfer,
                                 if a replacement master servicer is not
                                 retained within a reasonable amount of time.

RIGHTS OF THE NIM INSURER        If there is a NIM Insurer, pursuant to the
                                 pooling and servicing agreement, unless the NIM
                                 Insurer fails to make a required payment under
                                 the policy insuring the net interest margin
                                 securities and the failure is continuing or the
                                 NIM Insurer is the subject of a bankruptcy
                                 proceeding (each such event, a "NIM Insurer
                                 Default"), the NIM Insurer will be entitled to
                                 exercise, among others, the following rights
                                 without the consent of holders of the offered
                                 certificates, and the holders of the offered
                                 certificates may exercise such rights only with
                                 the prior written consent of the NIM Insurer:

                                 -    the right to provide notices of master
                                      servicer defaults and the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and servicing agreement upon a default by the master servicer,

                                 -    the right to remove the trustee or any
                                      custodian pursuant to the pooling and
                                      servicing agreement, and

                                 -    the right to direct the trustee to make
                                      investigations and take actions pursuant to the pooling and servicing agreement.

                                 In addition, unless a NIM Insurer Default exists, such NIM Insurer's consent will be required before, among other things,

                                 -    any removal of the master servicer, any
                                      successor servicer or the trustee, any
                                      appointment of any co-trustee,

                                 -    any otherwise permissible waivers of
                                      prepayment charges or extensions of due
                                      dates for payment granted by the master
                                      servicer with respect to more than 5% of the mortgage loans, or

                                 - any amendment to the pooling and servicing agreement.

                                 Investors in the offered certificates should note that:

                                 -    any insurance policy issued by the NIM
                                      Insurer will not cover, and will not
                                      benefit in any manner whatsoever, the
                                      offered certificates,

                                 - the rights granted to the NIM Insurer are extensive,

                                 -    the interests of the NIM Insurer may be
                                      inconsistent with, and adverse to, the
                                      interests of the holders of the offered
                                      certificates, and the NIM Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIM Insurer's rights, and

                                 - the NIM Insurer's exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIM Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

                                 See "Rights of the NIM Insurer under Pooling and Servicing Agreement" in this prospectus supplement.

SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                THE MORTGAGE POOL

GENERAL

     The depositor, CWALT, Inc. (the "DEPOSITOR"), will purchase the mortgage loans in the mortgage pool (which are together referred to as the "MORTGAGE LOANS") from Countrywide Home Loans, Inc. and one or more other sellers affiliated with Countrywide Financial Corporation (each of which is referred to as a "seller" and together they are referred to as the sellers), pursuant to a pooling and servicing agreement dated as of June 1, 2006 (the "POOLING AND SERVICING AGREEMENT") among the sellers, Countrywide Home Loans Servicing LP, as master servicer (the "MASTER SERVICER"), the depositor and The Bank of New York, as trustee (the "TRUSTEE"), and will cause the Mortgage Loans to be assigned to the trustee for the benefit of the holders of the certificates. Each seller, other than Countrywide Home Loans, will be a special purpose entity established by Countrywide Financial Corporation or one or more of its subsidiaries, which will sell mortgage loans previously acquired from Countrywide Home Loans. In this prospectus supplement, the Mortgage Loans in Loan Group 1 are referred to as the "GROUP 1 MORTGAGE LOANS", the Mortgage Loans in Loan Group 2 are referred to as the "GROUP 2 MORTGAGE LOANS", the Mortgage Loans in Loan Group 3 are referred to as the "GROUP 3 MORTGAGE LOANS" and the Mortgage Loans in Loan Group 4 are referred to as the "GROUP 4 MORTGAGE LOANS" .

     Under the pooling and servicing agreement, Countrywide Home Loans will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the Mortgage Loans. In addition, each of the sellers will represent and warrant that, prior to the sale of the related Mortgage Loans to the depositor, the applicable seller had good title to the Mortgage Loans sold by it, was the sole owner of those Mortgage Loans free and clear of any pledge, lien, encumbrance or other security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign those Mortgage Loans pursuant to the pooling and servicing agreement. Subject to the limitations described in the next sentence and under "-- Assignment of the Mortgage Loans," Countrywide Home Loans (or the related seller, in the case of the representation regarding good title) will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. Countrywide Home Loans will represent and warrant to the depositor in the pooling and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in Countrywide Home Loans' portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Loan Program -- Representations by Sellers; Repurchases" in the prospectus.

     Under the pooling and servicing agreement, the depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the sellers' repurchase or substitution obligations) to the trustee for the benefit of the certificateholders. The depositor will represent that following the transfer of the mortgage loans to it by the sellers, the depositor had good title to the mortgage loans and that each of the mortgage notes was subject to no offsets, defenses or counterclaims. The depositor will make no other representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or which are otherwise defective. The sellers are selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in their respective capacities as sellers other than the repurchase or substitution obligation described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

     The statistical information with respect to the Mortgage Loans set forth in this prospectus supplement is based on the Stated Principal Balance of the Mortgage Loans as of the later of (x) June 1, 2006 and (y) the date of origination of each Mortgage Loan referred to as the "CUT-OFF DATE". The depositor believes that the cut-off date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans. Certain Mortgage Loans, however, may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of mortgage loans may be added to or substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the pool of Mortgage Loans. As a result, the cut-off date information regarding the Mortgage Loans delivered on the closing date will vary somewhat from the cut-off date information regarding the Mortgage Loans presented in this prospectus supplement.

     As of the cut-off date, the aggregate Stated Principal Balance of the Mortgage Loans in the mortgage pool was approximately $2,782,512,672, which is referred to as the "CUT-OFF DATE POOL PRINCIPAL BALANCE." The Mortgage Loans have been divided into four groups of mortgage loans -- Loan Group 1, which is expected to have a principal balance as of the cut-off date of approximately $400,001,703, Loan Group 2 which is expected to have a principal balance as of the cut-off date of approximately $450,391,733, Loan Group 3, which is expected to have a principal balance as of the cut-off date of approximately $369,538,120, and Loan Group 4, which is expected to have a principal balance as of the cut-off date of approximately $1,562,581,115.

     As of the cut-off date, approximately 16.46%, 15.86% and 15.15% of the Mortgage Loans, by aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3, respectively, which were originated by Countrywide Bank, N.A. ("COUNTRYWIDE BANK"). The remaining Mortgage Loans were originated by Countrywide Home Loans. All of the Mortgage Loans to be included by the final mortgage pool will be sold on or before the closing date by Countrywide Bank to the sponsor and, on the closing date, by the sponsor to the depositor, and by the depositor to the issuing entity.

     The principal balance of each Mortgage Loan as of the cut-off date reflects the application of scheduled payments of principal due on the Mortgage Loan on or prior to the cut-off date, whether or not received, and any amounts of deferred interest added to the Stated Principal Balance of such Mortgage Loan as a result of negative amortization (as described below). Whenever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, that percentage is determined on the basis of the Stated Principal Balances of such Mortgage Loans as of the cut-off date, unless otherwise specified. The Cut-off Date Pool Principal Balance of the Mortgage Loans set forth above is subject to a variance of plus or minus five percent.

     All of the Mortgage Loans provide for payments due on the first day of each month (the "DUE DATE"). All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes secured by first lien deeds of trust, security deeds or mortgages on one- to four- family residential properties. Except with respect to approximately 20.05%, 55.64%, 32.64% and 38.47% of the Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, respectively, in each case by aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group as of the cut-off date, at origination, all of the Mortgage Loans had stated terms to maturity of 30 years. Scheduled monthly payments made by the borrowers on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. All of the Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 and 82.06% of the Mortgage Loans in Loan Group 4, by aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group as of the cut-off date, subject the borrowers to a prepayment charge if they prepay their Mortgage Loans during the applicable prepayment charge period. The remaining mortgage loans may be prepaid at any time without a prepayment charge.

     All of the Mortgage Loans are "NEGATIVE AMORTIZATION LOANS." The Mortgage Rates for the Negative Amortization Loans are generally fixed for the one or three month period after origination (and the related Mortgage Rate during such time period generally is less than the sum of the applicable Mortgage Index and the related Gross Margin) and then they adjust monthly, but the scheduled payments on the Negative Amortization Loans adjust annually on a date specified in the related mortgage note, subject to the conditions (the "PAYMENT CAPS") that:

          - the amount of the monthly payment (with the exception of the initial payment recast date and each fifth payment adjustment date thereafter, or the final payment adjustment date) will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment,

          - as of the initial payment recast date, and on the same day every fifth year thereafter and on the last payment adjustment date, the monthly payment will be recast without regard to the limitation in the first bullet point above; and

          - if the unpaid principal balance exceeds the applicable maximum negative amortization percentage of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in the first bullet point to amortize fully the then unpaid principal balance of the Negative Amortization Loan over its remaining term to maturity.

     Each Mortgage Loan provides for the adjustment to its mortgage rate (the "MORTGAGE RATE") at the end of its initial fixed-rate period, if any, and, monthly thereafter (referred to as the "ADJUSTMENT DATE") in accordance with the terms of the related Mortgage Note to equal the sum of (1) the index (the "MORTGAGE INDEX") in the related Mortgage Note and (2) a fixed percentage amount specified in the related mortgage note (the "GROSS MARGIN"). For all of the Mortgage Loans, the Mortgage Index for the Mortgage Rate is the twelve-month average monthly yield on U.S. Treasury Securities adjusted to a constant maturity of one-year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)" ("ONE-YEAR MTA").

     Since the Mortgage Rates on the Mortgage Loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Negative Amortization Loan over its then remaining term at the applicable Mortgage Rate. Accordingly, Negative Amortization Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related accrual period at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable Mortgage Rate is greater than the entire monthly payment due on the related Due Date (which is referred to as "DEFERRED INTEREST")); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable Mortgage Rate and to reduce principal in accordance with a fully amortizing schedule). Any Deferred Interest is added to the principal balance of the applicable Negative Amortization Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due in the immediately preceding Due Period.

     Adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the "MAXIMUM MORTGAGE RATE"). After the introductory period of one or three months during which the Mortgage Rate is fixed, each Mortgage Loan specifies a lifetime minimum interest rate (the "MINIMUM MORTGAGE RATE"), which is generally equal to the Gross Margin for that Mortgage Loan.

     The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan in each loan group is set forth in the following table:

                  EARLIEST FIRST PAYMENT DATE   EARLIEST STATED MATURITY DATE   LATEST STATED MATURITY DATE
                  ---------------------------   -----------------------------   ---------------------------
Loan Group 1...         November 1, 2005               October 1, 2035                  July 1, 2046
Loan Group 2...             July 1, 2005                  June 1, 2035                  July 1, 2046
Loan Group 3...             June 1, 2005                   May 1, 2035                  July 1, 2046
Loan Group 4...             July 1, 2005                  June 1, 2035                  July 1, 2046

     As of the cut-off date, no Mortgage Loan is 30 days delinquent with respect to a payment.

     The following tables set forth the number of Mortgage Loans, the aggregate Stated Principal Balance of those Mortgage Loans and the percentage of the related Loan Group, in each case by aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group, that have been contractually delinquent for 30 days once or twice in the last twelve months as of the cut-off date:

     MORTGAGE LOANS DELINQUENT FOR 30 DAYS ONCE IN LAST TWELVE MONTHS

                                             AGGREGATE PRINCIPAL
                                             BALANCE OF MORTGAGE    PERCENTAGE OF
                  NUMBER OF MORTGAGE LOANS          LOANS          MORTGAGE LOANS
                  ------------------------   -------------------   --------------
Loan Group 1...               5                 $1,241,024.04           0.31%
Loan Group 2...               4                 $2,249,950.66           0.50%
Loan Group 3...               1                 $  741,935.88           0.20%
Loan Group 4...              10                 $2,781,907.24           0.18%

     MORTGAGE LOANS DELINQUENT FOR 30 DAYS TWICE IN LAST TWELVE MONTHS

                                             AGGREGATE PRINCIPAL
                                             BALANCE OF MORTGAGE    PERCENTAGE OF
                  NUMBER OF MORTGAGE LOANS          LOANS          MORTGAGE LOANS
                  ------------------------   -------------------   --------------
Loan Group 2...               1                 $  166,305.23           0.04%
Loan Group 4...               2                 $1,097,403.23           0.07%

     As of the cut-off date, no Mortgage Loan has been subject to a buydown agreement.

     No Mortgage Loan will have had a Loan-to-Value Ratio at origination of more than 95.00%. Generally, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest on it and the related foreclosure expenses. Generally, the specified coverage percentage for mortgage loans with terms to maturity of between 25 and 30 years is, generally,

     -    12% for Loan-to-Value Ratios between 80.01% and 85.00%,

     -    25% for Loan-to-Value Ratios between 85.01% and 90.00%,

     -    30% for Loan-to-Value Ratios between 90.01% and 95.00%, and

     -    35% for Loan-to-Value Ratios between 95.01% and 100%.

Generally, the specified coverage percentage for mortgage loans with terms to maturity of up to 20 years ranges from

     -    6% to 12% for Loan-to-Value Ratios between 80.01% to 85.00%,

     -    12% to 20% for Loan-to-Value Ratios between 85.01% to 90.00%, and

     -    20% to 25% for Loan-to-Value Ratios between 90.01% to 95.00%.

     The required coverage percentage of mortgage insurance is determined by the type, term and Loan-to-Value Ratio of the mortgage loan and may also vary based on occupancy type. However, under certain circumstances, the specified coverage level may vary from the foregoing. With respect to approximately 3.54%, 2.55%, 3.72% and 2.23% of the Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, respectively, in each case by aggregate stated principal balance of the Mortgage Loans in that Loan Group as of the cut-off date, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium.

     Except for these lender acquired mortgage insurance Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new appraised value. The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance mortgage loans, unless otherwise provided in the mortgage note or otherwise prohibited by law.

     The "LOAN-TO-VALUE RATIO" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is,

     - in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

     - in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "--Underwriting Process."

     With respect to mortgage loans originated pursuant to the Streamlined Documentation Program,

     - if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

     - if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See "-- Underwriting Process" in this prospectus supplement.

     No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

     The following sets forth certain characteristics of the Mortgage Loans in each Loan Group as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated by Stated Principal Balance of the Mortgage Loans in each Loan Group as of the cut-off date. The sum in any column of any of the following tables may not equal the indicated total due to rounding. In addition, the Weighted Average FICO Credit Score column in the following tables has been calculated without regard to any Mortgage Loans where a FICO score is not available.

                                  LOAN GROUP 1

                                  LOAN PROGRAMS

                                                            PERCENT                           WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                   LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------                 --------  ---------------  --------  ------------  --------  ---------  --------  -------------
One-Year MTA..................    1,086   $400,001,703.08   100.00%   368,325.69     3.281      383        689        75.50
                                  -----   ---------------   ------
   Total......................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

                            CURRENT MORTGAGE RATES(1)

                                                            PERCENT                 WEIGHTED
                                                              OF        AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     BALANCE     TERM TO     FICO       ORIGINAL
CURRENT                         MORTGAGE      BALANCE        LOAN     OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                 LOANS     OUTSTANDING     GROUP 1       ($)       (MONTHS)    SCORE     RATIO (%)
-----------------               --------  ---------------  --------  ------------  ---------  --------  -------------
1.000.........................       16   $  7,621,100.00     1.91%    476,318.75     360        715        72.43
1.250.........................      163     68,360,725.00    17.09     419,390.95     367        693        70.40
1.375.........................        1        297,750.00     0.07     297,750.00     480        736        57.82
1.500.........................       79     32,443,482.00     8.11     410,676.99     438        699        73.41
1.750.........................      234     95,503,174.00    23.88     408,133.22     364        680        75.95
2.000.........................       79     33,446,370.44     8.36     423,371.78     458        689        76.13
2.250.........................       66     23,639,825.00     5.91     358,179.17     366        664        75.48
2.390.........................        1        289,800.00     0.07     289,800.00     360        672        90.00
2.440.........................        2        375,075.00     0.09     187,537.50     360        705        86.34
2.475.........................        1        357,000.00     0.09     357,000.00     360        709        85.00
2.500.........................       22      6,691,056.99     1.67     304,138.95     438        661        77.64
2.520.........................        1        253,000.00     0.06     253,000.00     360        677        81.61
2.750.........................       36      9,672,229.00     2.42     268,673.03     366        705        79.55
2.875.........................        1        126,000.00     0.03     126,000.00     360        640        82.89
2.890.........................        2        666,900.00     0.17     333,450.00     360        681        90.00
2.910.........................        1        170,000.00     0.04     170,000.00     360        699        89.95
2.940.........................        1        387,000.00     0.10     387,000.00     360        667        90.00
2.970.........................        2        360,000.00     0.09     180,000.00     360        656        90.00
2.980.........................        1        168,000.00     0.04     168,000.00     360        721        81.55
3.000.........................       18      4,291,893.02     1.07     238,438.50     434        695        80.41
3.040.........................        3        884,925.00     0.22     294,975.00     360        644        90.00
3.150.........................        1        267,750.00     0.07     267,750.00     360        674        85.00
3.175.........................        1        157,178.10     0.04     157,178.10     359        789        89.64
3.190.........................        6      1,763,000.00     0.44     293,833.33     360        677        88.78
3.250.........................       13      3,107,885.00     0.78     239,068.08     372        691        80.01
3.405.........................        1        246,905.00     0.06     246,905.00     360        814        95.00
3.470.........................        2        396,900.00     0.10     198,450.00     360        696        93.85
3.500.........................       10      2,433,229.00     0.61     243,322.90     436        732        89.65
3.565.........................        1        418,000.00     0.10     418,000.00     360        669        95.00
3.595.........................        1        314,450.00     0.08     314,450.00     360        723        95.00
3.720.........................        1        112,500.00     0.03     112,500.00     360        631        90.00
3.750.........................        4        994,846.00     0.25     248,711.50     366        644        88.64
3.910.........................        1        164,350.00     0.04     164,350.00     360        659        95.00
3.940.........................        1        256,000.00     0.06     256,000.00     360        676        89.82
4.000.........................        3        745,000.00     0.19     248,333.33     393        704        80.97
4.170.........................        1        265,832.00     0.07     265,832.00     360        783        95.00
4.180.........................        1        562,500.00     0.14     562,500.00     360        622        90.00
5.500.........................        1        159,250.00     0.04     159,250.00     360        786        70.00
5.875.........................        1        245,628.00     0.06     245,628.00     480        784        80.00
6.000.........................        1      1,240,538.31     0.31   1,240,538.31     357        668        70.00
6.125.........................        1        976,034.08     0.24     976,034.08     357        697        75.00
6.250.........................        4      1,487,982.29     0.37     371,995.57     381        763        55.38
6.375.........................        2      2,101,571.81     0.53   1,050,785.91     355        690        61.72

                                                            PERCENT                WEIGHTED
                                                              OF        AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     BALANCE     TERM TO     FICO       ORIGINAL
CURRENT                         MORTGAGE      BALANCE        LOAN     OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                 LOANS     OUTSTANDING     GROUP 1       ($)       (MONTHS)    SCORE     RATIO (%)
-----------------               --------  ---------------  --------  ------------  ---------  --------  -------------
6.500.........................        2      1,181,130.75     0.30     590,565.38     358        737        77.22
6.750.........................        2        670,335.87     0.17     335,167.94     358        729        76.23
6.875.........................        5      1,513,689.10     0.38     302,737.82     356        762        69.71
7.000.........................       10      3,238,091.51     0.81     323,809.15     379        718        72.37
7.125.........................        7      2,601,121.26     0.65     371,588.75     393        701        76.01
7.250.........................       17      5,617,060.94     1.40     330,415.35     364        707        75.32
7.305.........................        1        319,039.66     0.08     319,039.66     359        643        90.00
7.375.........................       26      7,671,568.75     1.92     295,060.34     373        704        72.70
7.495.........................        1        239,346.87     0.06     239,346.87     359        634        84.11
7.500.........................       30      8,370,096.69     2.09     279,003.22     387        696        77.20
7.520.........................        1        355,791.43     0.09     355,791.43     359        685        95.00
7.560.........................        1        334,438.59     0.08     334,438.59     359        783        89.97
7.625.........................       91     32,279,624.21     8.07     354,721.15     368        687        77.57
7.750.........................       86     24,530,683.94     6.13     285,240.51     373        684        78.05
7.875.........................        2      2,520,000.00     0.63   1,260,000.00     455        680        80.00
7.910.........................        2        770,469.23     0.19     385,234.62     359        687        85.10
7.915.........................        1        177,000.00     0.04     177,000.00     360        648        89.85
8.000.........................        2        544,200.17     0.14     272,100.09     443        669        82.93
8.010.........................        1        195,642.38     0.05     195,642.38     357        709        86.67
8.065.........................        2        539,066.35     0.13     269,533.18     359        671        89.24
8.125.........................        2        425,415.24     0.11     212,707.62     357        735        78.98
8.155.........................        1        287,922.46     0.07     287,922.46     356        665        85.00
8.190.........................        3        733,321.87     0.18     244,440.62     359        677        90.00
8.250.........................        1        205,060.06     0.05     205,060.06     357        720        80.00
8.345.........................        1        258,950.71     0.06     258,950.71     359        689        93.27
                                  -----   ---------------   ------
   Total......................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 (as so adjusted) is expected to be approximately 3.252% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 is expected to be approximately 3.281% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                            PERCENT                          WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
RANGE OF                         NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
CURRENT MORTGAGE                   OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
LOAN PRINCIPAL                  MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
BALANCES ($)                      LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  ---------------  --------  ------------  --------  ---------  --------  -------------
0.01-50,000.00 ...............        1   $     45,760.00     0.01%     45,760.00    3.750      480        675        80.00
50,000.01-100,000.00 .........       29      2,313,209.03     0.58      79,765.83    4.577      359        702        68.17
100,000.01-150,000.00 ........       80     10,051,597.16     2.51     125,644.96    4.164      372        702        75.02
150,000.01-200,000.00 ........      137     24,108,705.18     6.03     175,975.95    3.709      374        690        75.63
200,000.01-250,000.00 ........      107     23,887,503.95     5.97     223,247.70    3.798      375        682        76.08
250,000.01-300,000.00 ........      149     41,169,237.37    10.29     276,303.61    3.593      392        684        75.69
300,000.01-350,000.00 ........      119     38,936,321.55     9.73     327,195.98    3.973      384        682        76.95
350,000.01-400,000.00 ........      110     41,472,911.53    10.37     377,026.47    3.805      387        679        77.17
400,000.01-450,000.00 ........       74     31,633,349.20     7.91     427,477.69    3.208      377        684        75.98
450,000.01-500,000.00 ........       69     32,872,295.85     8.22     476,410.08    3.414      377        688        76.93
500,000.01-550,000.00 ........       53     27,724,178.51     6.93     523,097.71    2.228      392        693        75.38
550,000.01-600,000.00 ........       42     24,184,308.92     6.05     575,816.88    2.745      386        693        75.67
600,000.01-650,000.00 ........       35     22,136,961.87     5.53     632,484.62    2.626      397        697        75.90
650,000.01-700,000.00 ........       15     10,125,047.42     2.53     675,003.16    1.970      384        697        74.74
700,000.01-750,000.00 ........       15     10,848,687.90     2.71     723,245.86    2.190      400        692        72.18
750,000.01-1,000,000.00 ......       29     26,390,290.01     6.60     910,010.00    3.374      384        697        72.90
1,000,000.01-1,500,000.00 ....       16     20,346,496.15     5.09   1,271,656.01    2.228      374        684        72.80
1,500,000.01-2,000,000.00 ....        5      8,904,841.48     2.23   1,780,968.30    3.910      386        702        71.87
2,000,000.01 and Above .......        1      2,850,000.00     0.71   2,850,000.00    2.250      360        783        75.00
                                  -----   ---------------   ------
   Total .....................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 1 is approximately $368,326.

                              FICO CREDIT SCORES(1)

                                                            PERCENT                         WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
RANGE OF                        MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES                LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------              --------  ---------------  --------  -----------  --------  ---------  --------  -------------
601-620 ......................       10   $  3,421,483.84     0.86%  342,148.38     2.453      360        617        73.59
621-640 ......................      118     39,774,815.99     9.94   337,074.71     2.558      384        631        73.34
641-660 ......................      171     54,901,140.62    13.73   321,059.30     3.102      376        651        75.27
661-680 ......................      266    103,072,219.41    25.77   387,489.55     3.559      384        671        76.51
681-700 ......................      172     70,111,067.07    17.53   407,622.48     3.677      383        690        76.58
701-720 ......................      123     50,660,608.71    12.67   411,874.87     2.786      377        711        74.45
721-740 ......................       76     26,850,568.87     6.71   353,296.96     3.467      398        730        74.82
741-760 ......................       63     21,253,487.25     5.31   337,356.94     3.084      387        750        74.27
761-780 ......................       37     10,727,656.29     2.68   289,936.66     3.295      392        769        77.00
781-800 ......................       42     15,580,355.71     3.90   370,960.85     3.826      399        788        77.69
801-820 ......................        7      3,448,299.32     0.86   492,614.19     3.595      373        807        68.55
Not Available ................        1        200,000.00     0.05   200,000.00     1.250      360        N/A        56.34
                                  -----   ---------------   ------
   Total .....................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 1 is approximately 689.

                             DOCUMENTATION PROGRAMS

                                                            PERCENT                         WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
DOCUMENTATION PROGRAM             LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------           --------  ---------------  --------  -----------  --------  ---------  --------  -------------
CLUES Plus ...................        1   $    520,000.00     0.13%   520,000.00    2.000      360        656        80.00
Full/Alternative .............      147     40,589,298.50    10.15    276,117.68    4.398      377        685        77.03
No Income/No Asset ...........        2        378,500.00     0.09    189,250.00    1.250      360        704        59.98
Reduced ......................      755    302,458,412.67    75.61    400,607.17    3.275      383        687        75.37
Stated Income/Stated Asset ...      181     56,055,491.91    14.01    309,698.85    2.531      389        698        75.16
                                  -----   ---------------   ------
   Total .....................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                            PERCENT                         WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL               MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------        --------  ---------------  --------  -----------  --------  ---------  --------  -------------
50.00 or Less ................       31   $  8,564,083.18     2.14%   276,260.75    2.651      385        690        42.31
50.01 to 55.00 ...............       20      7,819,115.59     1.95    390,955.78    3.271      395        684        53.11
55.01 to 60.00 ...............       22      7,217,315.26     1.80    328,059.78    1.742      383        673        57.60
60.01 to 65.00 ...............       41     14,132,451.65     3.53    344,693.94    2.278      379        686        63.24
65.01 to 70.00 ...............      147     57,513,319.14    14.38    391,247.07    2.726      376        687        68.98
70.01 to 75.00 ...............      159     70,545,857.53    17.64    443,684.64    3.197      380        693        74.17
75.01 to 80.00 ...............      571    208,815,070.41    52.20    365,700.65    3.381      387        688        79.67
80.01 to 85.00 ...............       16      4,497,179.72     1.12    281,073.73    5.030      359        674        83.82
85.01 to 90.00 ...............       58     14,906,513.02     3.73    257,008.85    5.315      383        684        89.30
90.01 to 95.00 ...............       21      5,990,797.58     1.50    285,276.08    4.888      394        714        94.73
                                  -----   ---------------   ------
   Total .....................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

----------
(1)  As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is approximately 75.50%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE      IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
STATE                             LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----                           --------  ---------------  --------  -----------  --------  ---------  --------  ---------
Alabama ......................        3   $    947,200.00     0.24%   315,733.33    1.821      385        646      80.00
Alaska .......................        5      2,534,446.97     0.63    506,889.39    3.711      360        689      79.93
Arizona ......................       31     10,696,330.29     2.67    345,042.91    4.095      378        681      74.68
California ...................      489    219,378,307.95    54.84    448,626.40    3.434      389        686      75.02
Colorado .....................       19      5,676,864.34     1.42    298,782.33    4.582      359        722      74.86
Connecticut ..................        5      2,365,134.11     0.59    473,026.82    3.148      402        687      68.80
Delaware .....................        3        606,645.30     0.15    202,215.10    4.286      360        650      80.00
District of Columbia .........        1        402,356.37     0.10    402,356.37    7.625      356        672      80.00
Florida ......................      193     64,196,512.36    16.05    332,624.42    2.443      380        697      75.24
Georgia ......................        2        440,525.96     0.11    220,262.98    8.206      359        683      83.62
Hawaii .......................        8      3,370,739.28     0.84    421,342.41    2.408      400        674      71.76
Idaho ........................        7      1,428,949.18     0.36    204,135.60    5.025      379        710      79.39
Illinois .....................       19      4,495,975.29     1.12    236,630.28    3.254      394        674      76.80
Indiana ......................        1        177,000.00     0.04    177,000.00    9.125      360        648      89.85
Kentucky .....................        1        520,000.00     0.13    520,000.00    2.000      360        656      80.00
Louisiana ....................        3        566,670.96     0.14    188,890.32    5.659      358        760      80.00
Maryland .....................       28      9,548,476.28     2.39    341,017.01    2.876      365        686      73.32
Massachusetts ................        2        599,200.00     0.15    299,600.00    2.001      360        724      83.83
Michigan .....................       46     11,150,733.89     2.79    242,407.26    3.319      373        705      78.16
Minnesota ....................       13      2,604,769.43     0.65    200,366.88    2.853      379        677      75.95
Missouri .....................        4        908,017.04     0.23    227,004.26    4.556      359        670      83.77
Nebraska .....................        1        101,833.09     0.03    101,833.09    7.625      357        786      70.00
Nevada .......................       46     13,667,448.58     3.42    297,118.45    3.055      403        697      77.29
New Hampshire ................        1        239,346.87     0.06    239,346.87    7.875      359        634      84.11
New Jersey ...................       29      8,633,548.21     2.16    297,708.56    3.118      370        680      74.44
New Mexico ...................        1        208,765.53     0.05    208,765.53    7.500      358        706      80.00
New York .....................       14      6,142,307.00     1.54    438,736.21    1.522      360        683      76.05
North Carolina ...............        1        480,000.00     0.12    480,000.00    7.625      360        639      80.00
North Dakota .................        1        272,402.00     0.07    272,402.00    1.250      360        691      80.00
Ohio .........................        9      1,165,508.80     0.29    129,500.98    4.922      359        707      81.02
Oklahoma .....................        1         89,907.00     0.02     89,907.00    2.750      360        781      80.00
Oregon .......................       16      3,284,185.98     0.82    205,261.62    2.906      375        688      76.35
Pennsylvania .................       11      3,606,298.55     0.90    327,845.32    3.785      373        663      76.21
Rhode Island .................        6      1,540,599.14     0.39    256,766.52    2.736      359        682      76.13
South Carolina ...............        2      1,302,000.00     0.33    651,000.00    1.381      360        751      78.92
Tennessee ....................        2        301,475.00     0.08    150,737.50    3.000      402        745      83.24
Texas ........................        6        855,047.32     0.21    142,507.89    5.674      358        706      79.59
Utah .........................        3      1,129,359.20     0.28    376,453.07    5.287      359        657      87.82
Virginia .....................       16      4,953,383.60     1.24    309,586.48    3.951      359        698      77.97
Washington ...................       24      7,147,431.50     1.79    297,809.65    4.492      374        692      78.42
Wisconsin ....................       12      2,074,000.71     0.52    172,833.39    3.108      366        660      76.53
Wyoming ......................        1        192,000.00     0.05    192,000.00    1.750      360        685      78.05
                                  -----   ---------------   ------
   Total .....................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, no more than approximately 0.875% of the Mortgage Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE      IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------                    --------  ---------------  --------  -----------  --------  ---------  --------  ---------
Refinance (cash-out) .........      579   $214,248,150.31    53.56%   370,031.35    3.262      383        688      73.64
Purchase .....................      291    107,112,293.47    26.78    368,083.48    3.257      384        699      78.47
Refinance (rate/term) ........      216     78,641,259.30    19.66    364,079.90    3.364      385        679      76.52
                                  -----   ---------------   ------
   Total .....................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

                        TYPES OF MORTGAGED PROPERTIES(1)

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE      IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------                   --------  ---------------  --------  -----------  --------  ---------  --------  ---------
2-4 Family Residence .........      112   $ 42,630,308.29    10.66%   380,627.75    2.962      376        691      74.33
Condominium Hotel ............        1        213,750.00     0.05    213,750.00    1.250      360        731      75.00
Hi-rise Condominium ..........       12      3,980,854.48     1.00    331,737.87    3.478      370        709      72.86
Low-rise Condominium .........      109     29,354,752.74     7.34    269,309.66    3.668      383        692      77.74
Planned Unit Development .....      187     72,813,843.28    18.20    389,378.84    3.352      389        696      76.27
Single Family Residence ......      665    251,008,194.29    62.75    377,455.93    3.268      383        686      75.25
                                  -----   ---------------   ------
   Total .....................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

----------
(1)  Treated as real property.

                               OCCUPANCY TYPES(1)

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE      IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------                  --------  ---------------  --------  -----------  --------  ---------  --------  ---------
Investment Property ..........      204   $ 52,992,997.63    13.25%   259,769.60    4.533      377        701      73.33
Primary Residence ............      832    332,635,251.01    83.16    399,801.98    3.070      385        686      75.72
Secondary Residence ..........       50     14,373,454.44     3.59    287,469.09    3.538      381        706      78.35
                                  -----   ---------------   ------
   Total .....................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                              PERCENT
                                                                OF                      WEIGHTED  WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE   AVERAGE  WEIGHTED AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT    FICO        ORIGINAL
REMAINING TERM                  MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   CREDIT     LOAN-TO-VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING      GROUP 1  OUTSTANDING ($)  RATE (%)    SCORE       RATIO (%)
--------------------            --------  -----------------  --------  ---------------  --------  --------  ----------------
480 ..........................      174    $ 70,552,607.02     17.64%     405,474.75      2.223      696          75.87
479 ..........................       25       8,784,427.62      2.20      351,377.10      7.534      691          77.63
478 ..........................        1         441,627.51      0.11      441,627.51      7.750      683          90.00
477 ..........................        1         402,064.60      0.10      402,064.60      7.625      681          66.67
360 ..........................      620     235,806,566.00     58.95      380,333.17      1.934      684          75.05
359 ..........................       65      22,200,826.80      5.55      341,551.18      7.571      678          79.32
358 ..........................       19       6,243,149.46      1.56      328,586.81      7.266      707          76.46
357 ..........................      115      32,901,717.42      8.23      286,101.89      7.389      711          75.02
356 ..........................       57      18,417,814.59      4.60      323,119.55      7.599      686          76.18
355 ..........................        5       2,117,386.07      0.53      423,477.21      7.588      678          77.62
354 ..........................        2       1,689,883.48      0.42      844,941.74      6.521      674          56.57
352 ..........................        2         443,632.51      0.11      221,816.26      7.232      721          73.98
                                  -----    ---------------    ------
   Total .....................    1,086    $400,001,703.08    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is approximately 383 months.

                                GROSS MARGINS(1)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
GROSS MARGIN (%)                  LOANS      OUTSTANDING      GROUP 1  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
1.400 ........................        1    $    159,250.00      0.04%      159,250.00     5.500      360        786        70.00
1.725 ........................        1         245,628.00      0.06       245,628.00     5.875      480        784        80.00
1.775 ........................        1         720,000.00      0.18       720,000.00     1.250      360        731        38.40
1.800 ........................        1         400,000.00      0.10       400,000.00     1.750      360        647        80.00
1.900 ........................        2       1,638,138.31      0.41       819,069.16     5.029      387        684        72.43
1.975 ........................        2       1,168,034.08      0.29       584,017.04     5.406      357        695        75.50
2.025 ........................        2         834,389.00      0.21       417,194.50     1.594      435        690        76.22
2.050 ........................        3       1,450,936.00      0.36       483,645.33     1.250      360        735        62.53
2.100 ........................        1         287,365.42      0.07       287,365.42     6.250      357        734        33.76
2.125 ........................        5       2,049,616.87      0.51       409,923.37     4.329      403        748        65.85
2.250 ........................        2       2,944,841.48      0.74     1,472,420.74     3.878      357        671        62.08
2.275 ........................        3       1,891,730.33      0.47       630,576.78     3.051      359        692        70.22
2.325 ........................        3       1,515,222.79      0.38       505,074.26     3.752      430        775        76.81
2.350 ........................        4       1,509,107.96      0.38       377,276.99     3.397      380        701        78.15
2.425 ........................        1         398,400.00      0.10       398,400.00     2.000      480        749        80.00
2.475 ........................        1         213,750.00      0.05       213,750.00     1.250      360        731        75.00
2.500 ........................        5       3,133,500.00      0.78       626,700.00     1.463      383        706        64.81
2.575 ........................        4       2,465,870.00      0.62       616,467.50     1.436      360        686        78.14
2.600 ........................        1       1,421,250.00      0.36     1,421,250.00     2.000      360        684        75.00
2.650 ........................        7       3,357,335.87      0.84       479,619.41     2.638      399        700        77.16
2.700 ........................        1          97,500.00      0.02        97,500.00     3.000      360        634        75.00
2.725 ........................       15       7,571,791.26      1.89       504,786.08     2.262      359        694        72.26
2.750 ........................        4         951,497.84      0.24       237,874.46     4.102      422        686        76.71
2.800 ........................        8       3,170,682.43      0.79       396,335.30     1.570      360        720        74.93
2.850 ........................       10       8,027,627.90      2.01       802,762.79     2.393      378        733        74.82
2.875 ........................       22       8,654,502.18      2.16       393,386.46     3.028      370        699        70.56
2.900 ........................        1         412,000.00      0.10       412,000.00     1.500      480        662        80.00
2.925 ........................        2         360,930.00      0.09       180,465.00     1.250      360        659        47.39
2.950 ........................       22       8,150,208.59      2.04       370,464.03     2.511      365        681        69.47
2.975 ........................        3       1,190,530.01      0.30       396,843.34     3.531      480        729        83.25
3.000 ........................        4       1,422,912.66      0.36       355,728.17     4.033      360        668        70.75
3.025 ........................        6       2,527,039.00      0.63       421,173.17     1.681      425        722        75.47
3.075 ........................       31      12,422,585.35      3.11       400,728.56     2.717      359        712        74.81

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
GROSS MARGIN (%)                 LOANS       OUTSTANDING      GROUP 1  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
3.100 ........................        1         234,000.00      0.06       234,000.00     1.000      360        659        63.24
3.125 ........................       21       7,294,292.59      1.82       347,347.27     3.651      381        699        71.55
3.150 ........................        1         400,000.00      0.10       400,000.00     2.000      480        668        80.00
3.175 ........................       12       3,551,723.25      0.89       295,976.94     3.397      419        693        78.14
3.200 ........................       73      27,970,589.36      6.99       383,158.76     2.911      384        696        72.76
3.225 ........................        1         290,145.34      0.07       290,145.34     7.375      357        726        80.00
3.250 ........................       13       5,919,384.80      1.48       455,337.29     2.298      378        688        74.79
3.300 ........................       35      11,870,120.61      2.97       339,146.30     2.153      405        697        71.54
3.325 ........................       42      13,001,365.15      3.25       309,556.31     3.896      398        696        77.44
3.350 ........................        1         205,600.00      0.05       205,600.00     2.250      480        737        80.00
3.375 ........................       47      18,306,740.97      4.58       389,505.13     2.445      390        699        75.97
3.400 ........................        1         468,000.00      0.12       468,000.00     1.250      360        676        80.00
3.450 ........................      164      56,277,584.07     14.07       343,156.00     4.840      375        690        76.72
3.500 ........................       36      14,068,586.54      3.52       390,794.07     2.508      387        680        74.47
3.525 ........................        1         236,000.00      0.06       236,000.00     2.500      360        741        80.00
3.550 ........................       12       2,930,487.16      0.73       244,207.26     4.346      370        676        78.82
3.575 ........................      351     127,500,280.36     31.87       363,248.66     3.109      385        674        76.40
3.580 ........................        1         313,000.00      0.08       313,000.00     2.250      360        635        72.79
3.675 ........................        1         319,039.66      0.08       319,039.66     7.875      359        643        90.00
3.700 ........................       10       3,934,646.87      0.98       393,464.69     2.277      473        686        77.64
3.725 ........................        2         649,350.00      0.16       324,675.00     2.500      360        663        79.58
3.775 ........................        1         355,000.00      0.09       355,000.00     2.750      480        776        78.02
3.800 ........................        1          88,150.00      0.02        88,150.00     2.500      360        679        69.97
3.825 ........................        8       3,212,577.14      0.80       401,572.14     2.652      467        702        78.84
3.850 ........................        3         836,476.99      0.21       278,825.66     2.978      360        660        74.26
3.900 ........................        1         134,400.00      0.03       134,400.00     2.750      480        709        80.00
3.950 ........................        3         742,494.82      0.19       247,498.27     4.571      359        668        76.76
3.975 ........................        1         230,000.00      0.06       230,000.00     3.000      360        638        73.95
4.025 ........................        4       1,409,370.42      0.35       352,342.61     3.378      360        684        77.74
4.050 ........................        1         246,905.00      0.06       246,905.00     4.375      360        814        95.00
4.075 ........................        2         380,800.00      0.10       190,400.00     3.190      360        691        85.22
4.100 ........................        9       1,590,390.06      0.40       176,710.01     4.243      386        712        76.30
4.125 ........................        1         151,800.00      0.04       151,800.00     4.250      360        702        92.00
4.150 ........................        1         265,832.00      0.07       265,832.00     5.000      360        783        95.00
4.200 ........................        1         168,000.00      0.04       168,000.00     3.500      360        721        81.55
4.225 ........................        1         157,178.10      0.04       157,178.10     3.875      359        789        89.64
4.250 ........................        1         253,000.00      0.06       253,000.00     3.000      360        677        81.61
4.300 ........................        2         549,584.34      0.14       274,792.17     7.458      359        708        83.86
4.325 ........................        1         334,438.59      0.08       334,438.59     8.500      359        783        89.97
4.375 ........................        2         449,259.82      0.11       224,629.91     8.500      358        739        87.19
4.400 ........................        1         355,791.43      0.09       355,791.43     8.500      359        685        95.00
4.425 ........................        1         126,000.00      0.03       126,000.00     3.625      360        640        82.89
4.450 ........................        2         527,922.46      0.13       263,961.23     6.295      358        721        87.07
4.550 ........................        1         164,350.00      0.04       164,350.00     4.750      360        659        95.00
4.575 ........................        2         481,050.00      0.12       240,525.00     3.750      360        696        87.22
4.625 ........................        1         314,450.00      0.08       314,450.00     4.375      360        723        95.00
4.700 ........................        3         953,539.66      0.24       317,846.55     5.380      360        641        89.16
4.750 ........................        2         652,926.69      0.16       326,463.35     6.449      359        682        90.00
4.800 ........................        1         170,000.00      0.04       170,000.00     4.000      360        699        89.95
4.825 ........................       14       4,060,529.79      1.02       290,037.84     5.518      360        672        89.37
4.850 ........................        1         256,000.00      0.06       256,000.00     4.750      360        676        89.82
4.875 ........................        1         177,000.00      0.04       177,000.00     9.125      360        648        89.85
4.950 ........................        2         676,950.71      0.17       338,475.36     6.346      360        677        94.34
5.050 ........................        1         205,200.00      0.05       205,200.00     4.250      360        656        90.00
5.075 ........................        3         706,725.00      0.18       235,575.00     4.250      360        653        90.00
5.150 ........................        1         112,500.00      0.03       112,500.00     5.000      360        631        90.00
                                  -----    ---------------    ------
   Total .....................    1,086    $400,001,703.08    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 1 is approximately 3.349%.

                            MAXIMUM MORTGAGE RATES(1)

                                                            PERCENT                          WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------------------       --------  ---------------  --------  -----------  --------  ---------  --------  -------------
9.700 ........................        1   $    618,635.25     0.15%   618,635.25    7.625      359        703        80.00
9.950 ........................    1,071    395,718,049.41    98.93    369,484.64    3.259      384        689        75.42
10.450 .......................        2        709,508.06     0.18    354,754.03    3.882      359        642        80.00
10.575 .......................        2        596,346.87     0.15    298,173.44    4.882      360        679        84.64
10.950 .......................        3        842,800.00     0.21    280,933.33    2.950      360        691        83.48
11.200 .......................        3        827,238.51     0.21    275,746.17    7.096      359        688        89.52
11.450 .......................        1        122,264.41     0.03    122,264.41    7.750      357        748        80.00
11.700 .......................        1        179,619.46     0.04    179,619.46    7.375      359        641        80.00
12.950 .......................        1        230,000.00     0.06    230,000.00    3.000      360        638        73.95
13.200 .......................        1        157,241.11     0.04    157,241.11    7.750      359        663        75.00
                                  -----   ---------------   ------
   Total .....................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 1 is approximately 9.960%.

                            MINIMUM MORTGAGE RATES(1)

                                                            PERCENT                           WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
MINIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------------------       --------  ---------------  --------  ------------  --------  ---------  --------  -------------
1.400 ........................        1   $    159,250.00     0.04%    159,250.00    5.500      360        786        70.00
1.725 ........................        1        245,628.00     0.06     245,628.00    5.875      480        784        80.00
1.775 ........................        1        720,000.00     0.18     720,000.00    1.250      360        731        38.40
1.800 ........................        1        400,000.00     0.10     400,000.00    1.750      360        647        80.00
1.900 ........................        2      1,638,138.31     0.41     819,069.16    5.029      387        684        72.43
1.975 ........................        2      1,168,034.08     0.29     584,017.04    5.406      357        695        75.50
2.025 ........................        2        834,389.00     0.21     417,194.50    1.594      435        690        76.22
2.050 ........................        3      1,450,936.00     0.36     483,645.33    1.250      360        735        62.53
2.100 ........................        1        287,365.42     0.07     287,365.42    6.250      357        734        33.76
2.125 ........................        5      2,049,616.87     0.51     409,923.37    4.329      403        748        65.85
2.250 ........................        2      2,944,841.48     0.74   1,472,420.74    3.878      357        671        62.08
2.275 ........................        3      1,891,730.33     0.47     630,576.78    3.051      359        692        70.22
2.325 ........................        3      1,515,222.79     0.38     505,074.26    3.752      430        775        76.81
2.350 ........................        4      1,509,107.96     0.38     377,276.99    3.397      380        701        78.15
2.425 ........................        1        398,400.00     0.10     398,400.00    2.000      480        749        80.00
2.475 ........................        1        213,750.00     0.05     213,750.00    1.250      360        731        75.00
2.500 ........................        5      3,133,500.00     0.78     626,700.00    1.463      383        706        64.81
2.575 ........................        4      2,465,870.00     0.62     616,467.50    1.436      360        686        78.14
2.600 ........................        1      1,421,250.00     0.36   1,421,250.00    2.000      360        684        75.00
2.650 ........................        7      3,357,335.87     0.84     479,619.41    2.638      399        700        77.16
2.700 ........................        1         97,500.00     0.02      97,500.00    3.000      360        634        75.00
2.725 ........................       15      7,571,791.26     1.89     504,786.08    2.262      359        694        72.26
2.750 ........................        4        951,497.84     0.24     237,874.46    4.102      422        686        76.71
2.800 ........................        8      3,170,682.43     0.79     396,335.30    1.570      360        720        74.93
2.850 ........................       10      8,027,627.90     2.01     802,762.79    2.393      378        733        74.82
2.875 ........................       22      8,654,502.18     2.16     393,386.46    3.028      370        699        70.56
2.900 ........................        1        412,000.00     0.10     412,000.00    1.500      480        662        80.00
2.925 ........................        2        360,930.00     0.09     180,465.00    1.250      360        659        47.39
2.950 ........................       22      8,150,208.59     2.04     370,464.03    2.511      365        681        69.47
2.975 ........................        3      1,190,530.01     0.30     396,843.34    3.531      480        729        83.25
3.000 ........................        4      1,422,912.66     0.36     355,728.17    4.033      360        668        70.75
3.025 ........................        6      2,527,039.00     0.63     421,173.17    1.681      425        722        75.47
3.075 ........................       31     12,422,585.35     3.11     400,728.56    2.717      359        712        74.81

                                                            PERCENT                           WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
MINIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------------------       --------  ---------------  --------  ------------  --------  ---------  --------  -------------
3.100 ........................        1        234,000.00     0.06     234,000.00    1.000      360        659        63.24
3.125 ........................       21      7,294,292.59     1.82     347,347.27    3.651      381        699        71.55
3.150 ........................        1        400,000.00     0.10     400,000.00    2.000      480        668        80.00
3.175 ........................       12      3,551,723.25     0.89     295,976.94    3.397      419        693        78.14
3.200 ........................       73     27,970,589.36     6.99     383,158.76    2.911      384        696        72.76
3.225 ........................        1        290,145.34     0.07     290,145.34    7.375      357        726        80.00
3.250 ........................       13      5,919,384.80     1.48     455,337.29    2.298      378        688        74.79
3.300 ........................       35     11,870,120.61     2.97     339,146.30    2.153      405        697        71.54
3.325 ........................       42     13,001,365.15     3.25     309,556.31    3.896      398        696        77.44
3.350 ........................        1        205,600.00     0.05     205,600.00    2.250      480        737        80.00
3.375 ........................       47     18,306,740.97     4.58     389,505.13    2.445      390        699        75.97
3.400 ........................        1        468,000.00     0.12     468,000.00    1.250      360        676        80.00
3.450 ........................      164     56,277,584.07    14.07     343,156.00    4.840      375        690        76.72
3.500 ........................       36     14,068,586.54     3.52     390,794.07    2.508      387        680        74.47
3.525 ........................        1        236,000.00     0.06     236,000.00    2.500      360        741        80.00
3.550 ........................       12      2,930,487.16     0.73     244,207.26    4.346      370        676        78.82
3.575 ........................      352    127,813,280.36    31.95     363,105.91    3.107      385        674        76.39
3.675 ........................        1        319,039.66     0.08     319,039.66    7.875      359        643        90.00
3.700 ........................       10      3,934,646.87     0.98     393,464.69    2.277      473        686        77.64
3.725 ........................        2        649,350.00     0.16     324,675.00    2.500      360        663        79.58
3.775 ........................        1        355,000.00     0.09     355,000.00    2.750      480        776        78.02
3.800 ........................        1         88,150.00     0.02      88,150.00    2.500      360        679        69.97
3.825 ........................        8      3,212,577.14     0.80     401,572.14    2.652      467        702        78.84
3.850 ........................        3        836,476.99     0.21     278,825.66    2.978      360        660        74.26
3.900 ........................        1        134,400.00     0.03     134,400.00    2.750      480        709        80.00
3.950 ........................        3        742,494.82     0.19     247,498.27    4.571      359        668        76.76
3.975 ........................        1        230,000.00     0.06     230,000.00    3.000      360        638        73.95
4.025 ........................        4      1,409,370.42     0.35     352,342.61    3.378      360        684        77.74
4.050 ........................        1        246,905.00     0.06     246,905.00    4.375      360        814        95.00
4.075 ........................        2        380,800.00     0.10     190,400.00    3.190      360        691        85.22
4.100 ........................        9      1,590,390.06     0.40     176,710.01    4.243      386        712        76.30
4.125 ........................        1        151,800.00     0.04     151,800.00    4.250      360        702        92.00
4.150 ........................        1        265,832.00     0.07     265,832.00    5.000      360        783        95.00
4.200 ........................        1        168,000.00     0.04     168,000.00    3.500      360        721        81.55
4.225 ........................        1        157,178.10     0.04     157,178.10    3.875      359        789        89.64
4.250 ........................        1        253,000.00     0.06     253,000.00    3.000      360        677        81.61
4.300 ........................        2        549,584.34     0.14     274,792.17    7.458      359        708        83.86
4.325 ........................        1        334,438.59     0.08     334,438.59    8.500      359        783        89.97
4.375 ........................        2        449,259.82     0.11     224,629.91    8.500      358        739        87.19
4.400 ........................        1        355,791.43     0.09     355,791.43    8.500      359        685        95.00
4.425 ........................        1        126,000.00     0.03     126,000.00    3.625      360        640        82.89
4.450 ........................        2        527,922.46     0.13     263,961.23    6.295      358        721        87.07
4.550 ........................        1        164,350.00     0.04     164,350.00    4.750      360        659        95.00
4.575 ........................        2        481,050.00     0.12     240,525.00    3.750      360        696        87.22
4.625 ........................        1        314,450.00     0.08     314,450.00    4.375      360        723        95.00
4.700 ........................        3        953,539.66     0.24     317,846.55    5.380      360        641        89.16
4.750 ........................        2        652,926.69     0.16     326,463.35    6.449      359        682        90.00
4.800 ........................        1        170,000.00     0.04     170,000.00    4.000      360        699        89.95
4.825 ........................       14      4,060,529.79     1.02     290,037.84    5.518      360        672        89.37
4.850 ........................        1        256,000.00     0.06     256,000.00    4.750      360        676        89.82
4.875 ........................        1        177,000.00     0.04     177,000.00    9.125      360        648        89.85
4.950 ........................        2        676,950.71     0.17     338,475.36    6.346      360        677        94.34
5.050 ........................        1        205,200.00     0.05     205,200.00    4.250      360        656        90.00
5.075 ........................        3        706,725.00     0.18     235,575.00    4.250      360        653        90.00
5.150 ........................        1        112,500.00     0.03     112,500.00    5.000      360        631        90.00
                                  -----   ---------------   ------
   Total .....................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 1 is approximately 3.349%.

                          INITIAL RATE ADJUSTMENT DATES

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE      IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
INITIAL RATE ADJUSTMENT DATE      LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------------------    --------  ---------------  --------  -----------  --------  ---------  --------  ---------
November 1, 2005 .............        2   $    443,632.51     0.11%   221,816.26    7.232      352        721      73.98
January 1, 2006 ..............        2      1,689,883.48     0.42    844,941.74    6.521      354        674      56.57
February 1, 2006 .............        4      2,015,869.67     0.50    503,967.42    7.592      355        674      77.50
March 1, 2006 ................       57     18,417,814.59     4.60    323,119.55    7.599      356        686      76.18
April 1, 2006 ................      113     32,484,677.78     8.12    287,475.02    7.377      358        710      74.81
May 1, 2006 ..................       21      7,107,743.88     1.78    338,463.99    7.317      366        702      77.52
June 1, 2006 .................       90     30,790,772.62     7.70    342,119.70    7.681      393        683      78.90
July 1, 2006 .................      592    231,313,671.02    57.83    390,732.55    1.859      388        688      75.10
August 1, 2006 ...............      172     65,119,975.53    16.28    378,604.51    2.376      387        685      75.55
September 1, 2006 ............       20      5,004,232.00     1.25    250,211.60    3.198      384        688      78.85
October 1, 2006 ..............       13      5,613,430.00     1.40    431,802.31    2.479      361        687      73.90
                                  -----   ---------------   ------
   Total .....................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

                        MAXIMUM NEGATIVE AMORTIZATION(1)

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
MAXIMUM NEGATIVE                MORTGAGE      BALANCE      IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
AMORTIZATION (%)                  LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  ---------------  --------  -----------  --------  ---------  --------  ---------
110 ..........................       14   $  6,142,307.00     1.54%   438,736.21    1.522      360        683      76.05
115 ..........................    1,072    393,859,396.08    98.46    367,406.15    3.308      384        689      75.49
                                  -----   ---------------   ------
   Total .....................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

----------
(1)  Reflects maximum allowable percentage of original unpaid principal balance.

                       FIXED RATE PERIODS AT ORIGINATION

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE      IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
FIXED RATE PERIOD (MONTHS)        LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------------      --------  ---------------  --------  -----------  --------  ---------  --------  ---------
1 ............................    1,045   $387,669,768.51    96.92%   370,975.86    3.283      384        689      75.47
3 ............................       41     12,331,934.57     3.08    300,778.89    3.226      370        694      76.52
                                  -----   ---------------   ------
   Total .....................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE PERIOD        MORTGAGE      BALANCE      IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                          LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------        --------  ---------------  --------  -----------  --------  ---------  --------  ---------
36 ...........................    1,086   $400,001,703.08   100.00%   368,325.69    3.281      383        689      75.50
                                  -----   ---------------   ------
   Total .....................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

                         INITIAL PAYMENT RECAST PERIODS

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INITIAL PAYMENT RECAST PERIOD   MORTGAGE      BALANCE      IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                          LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------------------   --------  ---------------  --------  -----------  --------  ---------  --------  ---------
60 ...........................      431   $153,087,931.63    38.27%   355,192.42    3.772      381        687      76.02
120 ..........................      655    246,913,771.45    61.73    376,967.59    2.977      385        690      75.17
                                  -----   ---------------   ------
   Total .....................    1,086   $400,001,703.08   100.00%
                                  =====   ===============   ======

                                  LOAN GROUP 2

                                  LOAN PROGRAMS

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE      IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
TYPE OF PROGRAM                   LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------                 --------  ---------------  --------  -----------  --------  ---------  --------  ---------
One-Year MTA .................    1,181   $450,391,733.31   100.00%   381,364.72    3.790      426        696      75.19
                                  -----   ---------------   ------
   Total .....................    1,181   $450,391,733.31   100.00%
                                  =====   ===============   ======

                            CURRENT MORTGAGE RATES(1)

                                                            PERCENT                WEIGHTED             WEIGHTED
                                                              OF       AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     TERM TO     FICO     LOAN-TO-
CURRENT                         MORTGAGE      BALANCE      IN LOAN   OUTSTANDING   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)                 LOANS     OUTSTANDING     GROUP 2      ($)       (MONTHS)    SCORE   RATIO (%)
-----------------               --------  ---------------  --------  -----------  ---------  --------  ---------
1.000 ........................        5   $  2,835,500.00     0.63%   567,100.00     360        698      76.92
1.250 ........................       99     43,693,687.00     9.70    441,350.37     386        706      72.97
1.500 ........................      159     67,398,417.00    14.96    423,889.42     466        711      72.84
1.750 ........................      126     42,856,356.00     9.52    340,129.81     376        687      75.89
2.000 ........................      188     77,245,677.76    17.15    410,881.26     476        691      76.52
2.225 ........................        1        545,700.00     0.12    545,700.00     360        739      85.00
2.250 ........................       55     19,707,031.60     4.38    358,309.67     397        676      72.92
2.425 ........................        3        886,500.00     0.20    295,500.00     360        730      90.00
2.500 ........................       38     13,256,850.00     2.94    348,864.47     474        655      77.91
2.520 ........................        1        138,818.00     0.03    138,818.00     360        665      82.63
2.660 ........................        1        396,877.00     0.09    396,877.00     480        669      90.00
2.680 ........................        1        319,500.00     0.07    319,500.00     480        705      90.00
2.695 ........................        1        468,500.00     0.10    468,500.00     480        774      90.00
2.730 ........................        1        400,000.00     0.09    400,000.00     360        729      84.21
2.750 ........................       17      6,484,000.00     1.44    381,411.76     434        715      78.73
2.760 ........................        1        274,215.00     0.06    274,215.00     480        696      88.46
2.970 ........................        3        951,900.00     0.21    317,300.00     409        689      87.75
2.980 ........................        3        687,000.00     0.15    229,000.00     360        722      83.69
3.000 ........................       17      4,088,985.00     0.91    240,528.53     453        703      80.56
3.040 ........................        2        676,548.00     0.15    338,274.00     360        653      90.00
3.190 ........................        8      1,752,100.00     0.39    219,012.50     360        677      89.54
3.195 ........................        1        100,800.00     0.02    100,800.00     360        714      90.00
3.210 ........................        1        252,810.00     0.06    252,810.00     480        643      90.00
3.250 ........................       18      7,164,225.00     1.59    398,012.50     384        679      77.44
3.405 ........................        2        536,750.00     0.12    268,375.00     360        740      95.00
3.500 ........................       16      3,702,230.00     0.82    231,389.38     463        684      85.47
3.595 ........................        1        140,600.00     0.03    140,600.00     360        730      95.00
3.750 ........................        1        157,500.00     0.03    157,500.00     360        646      73.26
3.935 ........................        1         75,600.00     0.02     75,600.00     360        684      90.00
4.000 ........................        5        973,106.86     0.22    194,621.37     437        671      87.89
6.000 ........................        3      1,848,885.86     0.41    616,295.29     383        719      64.06
6.250 ........................        2      1,119,821.25     0.25    559,910.63     424        710      74.55
6.375 ........................        2        889,972.19     0.20    444,986.10     358        696      78.61
6.500 ........................        3      1,300,800.32     0.29    433,600.11     406        784      79.73
6.625 ........................        6      4,579,536.27     1.02    763,256.05     409        708      68.99
6.750 ........................        3      1,318,917.32     0.29    439,639.11     358        694      80.00
6.875 ........................       10      4,048,334.42     0.90    404,833.44     381        699      74.19
7.000 ........................       15      9,222,570.37     2.05    614,838.02     394        703      71.19
7.125 ........................       17      7,318,122.25     1.62    430,477.78     386        710      70.84
7.250 ........................       25      8,084,112.24     1.79    323,364.49     400        714      74.19
7.375 ........................       40     16,210,334.89     3.60    405,258.37     397        706      72.11
7.500 ........................       53     16,070,518.43     3.57    303,217.33     417        705      73.91
7.570 ........................        1        394,557.09     0.09    394,557.09     359        652      85.00
7.625 ........................       73     25,730,127.31     5.71    352,467.50     399        693      75.05

                                                            PERCENT                WEIGHTED             WEIGHTED
                                                              OF       AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     TERM TO     FICO     LOAN-TO-
CURRENT                         MORTGAGE      BALANCE      IN LOAN   OUTSTANDING   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)                 LOANS     OUTSTANDING     GROUP 2      ($)       (MONTHS)    SCORE   RATIO (%)
-----------------               --------  ---------------  --------  -----------  ---------  --------  ---------
7.715 ........................        1        218,337.09     0.05    218,337.09     479        714      95.00
7.750 ........................       98     36,611,750.53     8.13    373,589.29     422        690      75.95
7.875 ........................       26      8,968,390.10     1.99    344,938.08     475        686      79.25
7.900 ........................        1        157,768.03     0.04    157,768.03     357        678      84.09
7.935 ........................        1         61,304.53     0.01     61,304.53     359        757      89.93
7.955 ........................        1         81,003.80     0.02     81,003.80     357        795      95.00
7.970 ........................        1        179,740.65     0.04    179,740.65     359        656      90.00
8.000 ........................       17      6,456,279.90     1.43    379,781.17     472        674      73.99
8.125 ........................        1         59,648.79     0.01     59,648.79     357        707      52.17
8.160 ........................        1        156,439.12     0.03    156,439.12     357        715      84.78
8.190 ........................        1        337,013.72     0.07    337,013.72     359        670      90.00
8.250 ........................        1        125,775.01     0.03    125,775.01     357        786      80.00
8.345 ........................        1        341,536.11     0.08    341,536.11     359        696      95.00
8.500 ........................        1        332,351.50     0.07    332,351.50     359        664      90.00
                                  -----   ---------------   ------
   Total .....................    1,181   $450,391,733.31   100.00%
                                  =====   ===============   ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 (as so adjusted) is expected to be approximately 3.770% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 is expected to be approximately 3.790% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                            PERCENT                           WEIGHTED             WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
RANGE OF                         NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
CURRENT MORTGAGE                   OF        PRINCIPAL       LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
LOAN PRINCIPAL                  MORTGAGE      BALANCE      IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
BALANCES ($)                      LOANS     OUTSTANDING     GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  ---------------  --------  ------------  --------  ---------  --------  ---------
50,000.01 - 100,000.00 .......       24   $  1,819,927.84     0.40%     75,830.33    4.829      384        700      71.94
100,000.01 - 150,000.00 ......       91     11,521,151.47     2.56     126,606.06    4.327      402        701      73.55
150,000.01 - 200,000.00 ......      120     21,250,640.44     4.72     177,088.67    4.278      411        690      76.27
200,000.01 - 250,000.00 ......      117     26,369,085.94     5.85     225,376.80    4.054      421        696      76.65
250,000.01 - 300,000.00 ......      146     40,428,131.68     8.98     276,905.01    3.662      432        692      75.55
300,000.01 - 350,000.00 ......      143     46,458,753.29    10.32     324,886.39    4.215      421        691      76.36
350,000.01 - 400,000.00 ......      128     48,559,009.41    10.78     379,367.26    3.607      434        693      76.42
400,000.01 - 450,000.00 ......       90     38,406,411.21     8.53     426,737.90    3.590      425        699      74.78
450,000.01 - 500,000.00 ......       72     34,313,280.62     7.62     476,573.34    3.519      409        701      76.03
500,000.01 - 550,000.00 ......       64     33,516,414.41     7.44     523,693.98    3.601      429        698      75.93
550,000.01 - 600,000.00 ......       41     23,492,664.42     5.22     572,991.82    3.003      427        694      76.53
600,000.01 - 650,000.00 ......       42     26,403,932.78     5.86     628,665.07    3.804      439        694      74.96
650,000.01 - 700,000.00 ......       16     10,954,186.66     2.43     684,636.67    3.801      457        686      73.00
700,000.01 - 750,000.00 ......       16     11,599,591.20     2.58     724,974.45    2.419      450        699      73.05
750,000.01 - 1,000,000.00 ....       48     42,332,599.51     9.40     881,929.16    4.604      422        701      73.12
1,000,000.01 - 1,500,000.00 ..       16     18,923,051.81     4.20   1,182,690.74    3.449      425        702      74.30
1,500,000.01 - 2,000,000.00 ..        4      7,122,484.78     1.58   1,780,621.20    3.459      480        714      73.78
2,000,000.01 and Above .......        3      6,920,415.84     1.54   2,306,805.28    3.838      396        702      65.85
                                  -----   ---------------   ------
   Total .....................    1,181   $450,391,733.31   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 2 is approximately $381,365.

                              FICO CREDIT SCORES(1)

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
RANGE OF                        MORTGAGE      BALANCE      IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
FICO CREDIT SCORES                LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------              --------  ---------------  --------  -----------  --------  ---------  --------  ---------
601-620 ......................        3   $  1,210,400.00     0.27%   403,466.67    2.589      465        618      79.74
621-640 ......................      103     32,183,902.60     7.15    312,465.07    3.346      415        632      73.72
641-660 ......................      170     59,675,829.54    13.25    351,034.29    3.736      430        652      75.08
661-680 ......................      237     94,313,965.97    20.94    397,949.22    3.875      423        670      75.97
681-700 ......................      189     78,700,555.98    17.47    416,405.06    4.182      417        690      75.26
701-720 ......................      156     61,219,335.00    13.59    392,431.63    3.680      437        710      75.05
721-740 ......................       98     38,287,574.27     8.50    390,689.53    4.093      439        729      76.29
741-760 ......................      106     41,967,202.49     9.32    395,917.00    3.589      427        750      74.55
761-780 ......................       54     21,805,408.94     4.84    403,803.87    3.506      425        769      74.89
781-800 ......................       39     13,987,441.85     3.11    358,652.36    3.306      418        788      74.10
801-820 ......................       19      4,970,529.64     1.10    261,606.82    3.844      443        805      73.71
Not Available ................        7      2,069,587.03     0.46    295,655.29    1.979      389        N/A      71.38
                                  -----   ---------------   ------
   Total .....................    1,181   $450,391,733.31   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 2 is approximately 696.

                             DOCUMENTATION PROGRAMS

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE      IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
DOCUMENTATION PROGRAM             LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------------           --------  ---------------  --------  -----------  --------  ---------  --------  ---------
CLUES Plus ...................        1   $    182,400.00     0.04%   182,400.00   3.250       480        706      95.00
Full/Alternative .............      150     44,525,504.86     9.89    296,836.70   4.806       409        691      76.67
No Income/No asset ...........        2        661,000.00     0.15    330,500.00   1.438       360        739      68.07
Reduced ......................      849    347,771,702.18    77.22    409,625.09   3.699       429        696      75.31
Stated Income/Stated Asset ...      179     57,251,126.27    12.71    319,838.69   3.582       425        700      73.35
                                  -----   ---------------   ------
   Total .....................    1,181   $450,391,733.31   100.00%
                                  =====   ===============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL               MORTGAGE      BALANCE      IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------        --------  ---------------  --------  -----------  --------  ---------  --------  ---------
50.00 or Less ................       18   $  4,665,553.85     1.04%   259,197.44    3.589      415        698      43.21
50.01 to 55.00 ...............       24      9,096,730.10     2.02    379,030.42    4.291      420        718      53.04
55.01 to 60.00 ...............       35     13,937,857.82     3.09    398,224.51    3.509      425        694      58.20
60.01 to 65.00 ...............       57     22,900,225.59     5.08    401,758.34    3.880      427        698      63.21
65.01 to 70.00 ...............      178     70,043,762.59    15.55    393,504.28    3.850      420        695      69.22
70.01 to 75.00 ...............      168     76,424,087.18    16.97    454,905.28    4.194      426        692      74.21
75.01 to 80.00 ...............      617    231,164,162.68    51.33    374,658.29    3.521      430        697      79.62
80.01 to 85.00 ...............       17      4,255,957.13     0.94    250,350.42    4.844      366        696      84.33
85.01 to 90.00 ...............       43     11,571,771.90     2.57    269,110.97    4.603      419        697      89.60
90.01 to 95.00 ...............       24      6,331,624.47     1.41    263,817.69    5.582      438        709      95.00
                                  -----   ---------------   ------
   Total .....................    1,181   $450,391,733.31   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is approximately 75.19%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE      IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
STATE                             LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----                           --------  ---------------  --------  -----------  --------  ---------  --------  ---------
Alabama ......................        4   $    528,664.10     0.12%   132,166.03    5.806      358        711      79.52
Alaska .......................        1         69,966.18     0.02     69,966.18    6.625      358        676      18.67
Arizona ......................       37      9,862,304.04     2.19    266,548.76    5.186      428        693      75.74
California ...................      572    254,955,481.83    56.61    445,726.37    3.939      435        694      74.69
Colorado .....................       14      3,983,001.74     0.88    284,500.12    3.874      406        698      72.86
Connecticut ..................        6      2,576,898.85     0.57    429,483.14    3.493      462        681      73.71
Delaware .....................        4      1,337,446.20     0.30    334,361.55    6.397      357        680      61.49
District of Columbia .........        2        785,000.00     0.17    392,500.00    2.701      360        648      73.04
Florida ......................      207     70,513,502.26    15.66    340,644.94    3.002      417        703      75.23
Georgia ......................        8      2,202,531.52     0.49    275,316.44    7.042      387        680      73.92
Hawaii .......................       13      7,841,438.96     1.74    603,187.61    3.869      406        705      74.31
Idaho ........................        6      1,549,030.00     0.34    258,171.67    2.919      480        744      79.34
Illinois .....................       11      2,726,669.60     0.61    247,879.05    3.533      433        669      73.99
Indiana ......................        5        492,275.61     0.11     98,455.12    6.237      358        713      75.06
Kansas .......................        1         59,648.79     0.01     59,648.79    8.125      357        707      52.17
Kentucky .....................        1        436,000.00     0.10    436,000.00    1.250      360        688      80.00
Maryland .....................       19      9,634,442.31     2.14    507,075.91    3.005      426        707      73.22
Michigan .....................       31      7,321,710.62     1.63    236,184.21    3.678      400        739      78.22
Minnesota ....................       19      4,413,470.90     0.98    232,287.94    5.944      404        696      76.95
Missouri .....................        2        289,600.00     0.06    144,800.00    2.896      422        690      76.79
Nevada .......................       75     22,848,346.43     5.07    304,644.62    3.423      434        698      77.82
New Jersey ...................       13      5,459,584.83     1.21    419,968.06    3.804      390        692      75.87
New York .....................       10      5,358,200.00     1.19    535,820.00    1.747      412        694      78.86
Ohio .........................       11      3,549,810.87     0.79    322,710.08    3.019      392        706      73.79
Oregon .......................        9      2,701,631.73     0.60    300,181.30    4.979      402        692      72.63
Pennsylvania .................       18      4,629,180.66     1.03    257,176.70    4.494      406        701      77.67
Rhode Island .................        3        734,100.00     0.16    244,700.00    1.585      360        668      74.30
Tennessee ....................        2        369,200.00     0.08    184,600.00    2.000      480        642      77.53
Texas ........................       11      2,059,737.75     0.46    187,248.89    4.636      405        691      73.21
Utah .........................        4      1,213,078.64     0.27    303,269.66    3.843      380        717      80.61
Virginia .....................       32     11,367,516.56     2.52    355,234.89    3.843      419        681      78.37
Washington ...................       18      6,144,748.47     1.36    341,374.92    4.273      401        677      78.60
Wisconsin ....................       12      2,377,513.86     0.53    198,126.16    6.221      372        699      78.05
                                  -----   ---------------   ------
   Total .....................    1,181   $450,391,733.31   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, no more than approximately 1.132% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING      GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                    --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
Refinance (cash-out) .........      640    $241,878,598.42     53.70%     377,935.31      3.812      427        692        73.08
Purchase .....................      327     131,631,564.44     29.23      402,543.01      3.681      426        708        78.35
Refinance (rate/term) ........      214      76,881,570.45     17.07      359,259.68      3.906      425        689        76.43
                                  -----    ---------------    ------
   Total .....................    1,181    $450,391,733.31    100.00%
                                  =====    ===============    ======

                        TYPES OF MORTGAGED PROPERTIES(1)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING      GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                   --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
2-4 Family Residence .........       84    $ 34,639,977.51      7.69%     412,380.68      4.278      418        703        73.61
Condominium Hotel ............        1         153,416.04      0.03      153,416.04      7.875      479        788        80.00
High-rise Condominium ........       22       9,431,551.46      2.09      428,706.88      2.905      434        722        77.58
Low-rise Condominium .........      113      34,421,210.49      7.64      304,612.48      3.763      422        701        77.59
Planned Unit Development .....      197      80,445,002.74     17.86      408,350.27      3.893      423        696        74.60
Single Family Residence ......      764     291,300,575.07     64.68      381,283.48      3.733      428        694        75.18
                                  -----    ---------------    ------
   Total .....................    1,181    $450,391,733.31    100.00%
                                  =====    ===============    ======

----------
(1)  Treated as real property.

                               OCCUPANCY TYPES(1)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING      GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------                  --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
Investment Property ..........      186    $ 56,103,005.81     12.46%     301,629.06      4.599      401        709        71.79
Primary Residence ............      936     376,210,355.15     83.53      401,934.14      3.670      430        693        75.59
Secondary Residence ..........       59      18,078,372.35      4.01      306,413.09      3.775      420        716        77.42
                                  -----    ---------------    ------
   Total .....................    1,181    $450,391,733.31    100.00%
                                  =====    ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                              PERCENT
                                                                OF                      WEIGHTED  WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT    FICO       ORIGINAL
REMAINING TERM TO MATURITY      MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   CREDIT   LOAN-TO-VALUE
(MONTHS)                          LOANS      OUTSTANDING      GROUP 2  OUTSTANDING ($)  RATE (%)    SCORE     RATIO (%)
--------------------------      --------  -----------------  --------  ---------------  --------  --------  -------------
480 ..........................      470    $191,070,339.00     42.42%     406,532.64      2.217      697        75.51
479 ..........................      147      57,243,470.25     12.71      389,411.36      7.434      700        75.32
478 ..........................        3       1,766,409.15      0.39      588,803.05      7.835      684        72.99
477 ..........................        1         248,357.01      0.06      248,357.01      7.625      712        62.53
476 ..........................        1         254,100.46      0.06      254,100.46      7.625      694        70.00
360 ..........................      329     118,597,189.00     26.33      360,477.78      2.023      691        75.80
359 ..........................       39      14,551,247.50      3.23      373,108.91      7.463      693        77.28
358 ..........................       26      10,165,234.01      2.26      390,970.54      7.122      711        72.98
357 ..........................      105      36,187,443.26      8.03      344,642.32      7.379      701        72.28
356 ..........................       48      16,846,308.51      3.74      350,964.76      7.484      690        72.63
355 ..........................        4       1,065,052.58      0.24      266,263.15      7.686      696        79.74
354 ..........................        5       1,401,303.67      0.31      280,260.73      7.619      674        73.29
350 ..........................        1         377,792.47      0.08      377,792.47      6.875      712        80.00
349 ..........................        1         286,604.87      0.06      286,604.87      7.875      772        80.00
348 ..........................        1         330,881.57      0.07      330,881.57      7.250      714        85.00
                                  -----    ---------------    ------
   Total .....................    1,181    $450,391,733.31    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is approximately 426 months.

                                GROSS MARGINS(1)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
GROSS MARGIN (%)                  LOANS      OUTSTANDING      GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
1.250 ........................        1    $    484,000.00      0.11%      484,000.00     1.250      360        701        80.00
1.725 ........................        1         166,520.00      0.04       166,520.00     1.500      480        750        80.00
1.800 ........................        1         650,000.00      0.14       650,000.00     1.500      480        726        76.56
1.900 ........................        4       2,168,885.86      0.48       542,221.47     5.336      398        715        66.41
1.975 ........................        2         616,000.00      0.14       308,000.00     1.500      480        726        80.00
2.050 ........................        2         941,784.64      0.21       470,892.32     4.181      358        692        73.47
2.100 ........................        6       2,840,950.00      0.63       473,491.67     1.586      459        682        67.82
2.125 ........................        4       2,736,036.61      0.61       684,009.15     2.569      410        695        67.84
2.200 ........................        2         889,972.19      0.20       444,986.10     6.375      358        696        78.61
2.250 ........................        2         465,200.00      0.10       232,600.00     1.661      426        674        71.97
2.275 ........................        2       1,029,314.00      0.23       514,657.00     2.626      415        745        84.55
2.300 ........................        1         511,132.05      0.11       511,132.05     6.500      479        764        80.00
2.350 ........................        4       1,905,418.27      0.42       476,354.57     3.954      430        740        76.77
2.425 ........................        5       3,402,063.17      0.76       680,412.63     3.615      385        713        74.39
2.475 ........................        3       1,521,424.26      0.34       507,141.42     4.092      388        678        73.65
2.500 ........................        6       2,681,948.84      0.60       446,991.47     6.001      451        730        67.42
2.525 ........................        1         525,000.00      0.12       525,000.00     1.750      360        729        76.64
2.550 ........................        1         375,500.00      0.08       375,500.00     2.000      480        766        70.19
2.575 ........................        2         560,485.21      0.12       280,242.61     5.380      358        716        80.00
2.600 ........................        1         274,215.00      0.06       274,215.00     3.250      480        696        88.46
2.650 ........................        9       4,088,734.11      0.91       454,303.79     2.111      427        708        78.72
2.675 ........................        1         132,000.00      0.03       132,000.00     1.500      480        806        80.00
2.700 ........................        5       2,166,582.45      0.48       433,316.49     2.904      436        674        70.39
2.725 ........................       15       5,576,472.70      1.24       371,764.85     4.024      376        708        76.10
2.750 ........................        3       1,009,404.80      0.22       336,468.27     4.426      454        690        75.39
2.775 ........................        1         377,792.47      0.08       377,792.47     6.875      350        712        80.00
2.800 ........................       12       5,460,353.34      1.21       455,029.45     4.393      385        722        73.47
2.825 ........................        3         887,409.01      0.20       295,803.00     3.356      480        677        76.55
2.850 ........................        6       2,187,270.76      0.49       364,545.13     1.879      480        707        71.36
2.875 ........................       10       6,872,808.87      1.53       687,280.89     5.093      399        709        72.63

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
GROSS MARGIN (%)                  LOANS      OUTSTANDING      GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
2.900 ........................        4       2,170,145.15      0.48       542,536.29     6.360      457        699        74.65
2.925 ........................        4       1,369,170.33      0.30       342,292.58     3.787      432        698        79.99
2.950 ........................       32      15,119,972.39      3.36       472,499.14     3.484      371        700        71.72
2.975 ........................        8       3,047,962.56      0.68       380,995.32     3.167      480        709        70.44
3.025 ........................       10       4,524,936.97      1.00       452,493.70     2.290      423        742        71.38
3.050 ........................        8       3,108,508.04      0.69       388,563.51     3.994      480        711        75.35
3.075 ........................       35      13,567,911.00      3.01       387,654.60     3.937      399        723        74.85
3.125 ........................       18       6,188,247.48      1.37       343,791.53     2.690      441        710        72.82
3.150 ........................        4         920,455.72      0.20       230,113.93     2.825      394        741        77.41
3.175 ........................       27      11,715,661.23      2.60       433,913.38     3.433      440        709        72.84
3.200 ........................       81      34,156,071.09      7.58       421,679.89     3.578      419        714        72.23
3.225 ........................        3         794,531.62      0.18       264,843.87     6.766      437        672        76.64
3.250 ........................       18       5,642,848.27      1.25       313,491.57     3.017      425        691        74.22
3.275 ........................        1         181,677.68      0.04       181,677.68     7.375      358        722        80.00
3.300 ........................       34      10,657,732.97      2.37       313,462.73     3.401      448        704        71.17
3.325 ........................       54      17,982,989.79      3.99       333,018.33     4.446      425        706        75.83
3.350 ........................        2         722,500.00      0.16       361,250.00     2.000      360        731        73.14
3.375 ........................       40      15,606,787.58      3.47       390,169.69     3.099      452        705        77.56
3.400 ........................        3         791,768.09      0.18       263,922.70     3.898      411        723        80.00
3.450 ........................      119      43,316,712.89      9.62       364,005.99     4.946      405        693        74.80
3.500 ........................       41      13,814,062.65      3.07       336,928.36     2.838      441        702        77.07
3.525 ........................        3       1,824,840.00      0.41       608,280.00     2.542      426        704        75.98
3.550 ........................       18       6,472,791.35      1.44       359,599.52     5.479      409        691        77.48
3.575 ........................      343     132,876,545.75     29.50       387,395.18     3.463      430        678        75.81
3.600 ........................        2       2,442,350.00      0.54     1,221,175.00     2.582      453        755        75.51
3.650 ........................        1         120,000.00      0.03       120,000.00     2.000      360        670        80.00
3.700 ........................       47      17,032,222.58      3.78       362,387.71     4.360      476        696        76.79
3.725 ........................        1         247,712.65      0.05       247,712.65     7.875      479        685        95.00
3.750 ........................        2         740,000.00      0.16       370,000.00     2.790      480        704        80.13
3.775 ........................        3         708,854.87      0.16       236,284.96     4.722      408        729        75.15
3.820 ........................        2         906,635.12      0.20       453,317.56     4.019      480        691        76.61
3.825 ........................       36      13,734,337.76      3.05       381,509.38     4.540      480        678        76.26
3.900 ........................        2         745,627.00      0.17       372,813.50     3.383      480        647        82.98
3.950 ........................        6       1,294,148.79      0.29       215,691.47     3.398      381        710        84.39
3.975 ........................        3       1,265,893.98      0.28       421,964.66     2.615      452        686        75.46
4.025 ........................        2         420,800.00      0.09       210,400.00     3.250      480        628        80.00
4.075 ........................        1         394,557.09      0.09       394,557.09     8.250      359        652        85.00
4.100 ........................       10       1,348,101.87      0.30       134,810.19     3.794      391        694        75.73
4.125 ........................        1         250,750.00      0.06       250,750.00     3.500      360        715        85.00
4.225 ........................        2         682,522.62      0.15       341,261.31     2.250      480        720        76.33
4.250 ........................        4         895,947.09      0.20       223,986.77     4.801      423        689        88.72
4.275 ........................        1         106,802.77      0.02       106,802.77     8.375      355        659        82.31
4.325 ........................        3         837,522.43      0.19       279,174.14     4.606      358        723        85.91
4.350 ........................        1         332,351.50      0.07       332,351.50     8.500      359        664        90.00
4.375 ........................        1         157,768.03      0.04       157,768.03     8.500      357        678        84.09
4.450 ........................        1         390,000.00      0.09       390,000.00     3.750      480        746        86.67
4.575 ........................        2         513,221.14      0.11       256,610.57     8.750      357        737        88.41
4.700 ........................        6         895,258.33      0.20       149,209.72     5.133      360        740        94.23
4.750 ........................        1         247,500.00      0.05       247,500.00     4.000      360        673        90.00
4.800 ........................        1         147,600.00      0.03       147,600.00     4.000      360        676        90.00
4.825 ........................        7       1,694,013.72      0.38       242,001.96     4.995      360        677        89.52
4.950 ........................        1         341,536.11      0.08       341,536.11     9.125      359        696        95.00
5.075 ........................        5       1,418,188.65      0.31       283,637.73     4.884      360        652        89.40
                                  -----    ---------------    ------
   Total .....................    1,181    $450,391,733.31    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 2 is approximately 3.346%.

                            MAXIMUM MORTGAGE RATES(1)

                                                            PERCENT                          WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
MAXIMUM MORTGAGE                MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
RATE (%)                          LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  ---------------  --------  -----------  --------  ---------  --------  -------------
8.950 ........................        1   $    117,000.00     0.03%   117,000.00    1.500      480        698        63.24
9.200 ........................        1        390,400.00     0.09    390,400.00    1.750      480        687        80.00
9.950 ........................    1,163    444,459,053.68    98.68    382,166.00    3.771      427        696        75.17
10.450 .......................        1        384,184.29     0.09    384,184.29    7.500      358        684        73.85
10.575 .......................        1        545,700.00     0.12    545,700.00    2.625      360        739        85.00
10.700 .......................        2        386,240.00     0.09    193,120.00    2.000      480        649        80.00
10.825 .......................        1        292,500.00     0.06    292,500.00    3.125      360        712        90.00
10.950 .......................        1        799,746.61     0.18    799,746.61    7.250      357        671        58.61
11.075 .......................        1        356,782.02     0.08    356,782.02    8.750      357        746        90.00
11.200 .......................        2        435,500.00     0.10    217,750.00    4.000      360        686        89.25
11.450 .......................        2        640,172.52     0.14    320,086.26    7.566      357        649        71.59
11.700 .......................        1        372,000.00     0.08    372,000.00    1.750      360        631        80.00
11.950 .......................        1        370,494.85     0.08    370,494.85    7.750      479        646        70.00
12.200 .......................        1        148,959.34     0.03    148,959.34    7.750      359        637        75.00
12.950 .......................        1        285,000.00     0.06    285,000.00    3.000      360        654        72.70
13.800 .......................        1        408,000.00     0.09    408,000.00    6.750      360        711        80.00
                                  -----   ---------------   ------
   Total .....................    1,181   $450,391,733.31   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 2 is approximately 9.967%.

                            MINIMUM MORTGAGE RATES(1)

                                                            PERCENT                           WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
MINIMUM MORTGAGE                MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
RATE (%)                          LOANS     OUTSTANDING     GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  ---------------  --------  ------------  --------  ---------  --------  -------------
1.250 ........................        1   $    484,000.00     0.11%    484,000.00    1.250      360        701        80.00
1.725 ........................        1        166,520.00     0.04     166,520.00    1.500      480        750        80.00
1.800 ........................        1        650,000.00     0.14     650,000.00    1.500      480        726        76.56
1.900 ........................        4      2,168,885.86     0.48     542,221.47    5.336      398        715        66.41
1.975 ........................        2        616,000.00     0.14     308,000.00    1.500      480        726        80.00
2.050 ........................        2        941,784.64     0.21     470,892.32    4.181      358        692        73.47
2.100 ........................        6      2,840,950.00     0.63     473,491.67    1.586      459        682        67.82
2.125 ........................        4      2,736,036.61     0.61     684,009.15    2.569      410        695        67.84
2.200 ........................        2        889,972.19     0.20     444,986.10    6.375      358        696        78.61
2.250 ........................        2        465,200.00     0.10     232,600.00    1.661      426        674        71.97
2.275 ........................        2      1,029,314.00     0.23     514,657.00    2.626      415        745        84.55
2.300 ........................        1        511,132.05     0.11     511,132.05    6.500      479        764        80.00
2.350 ........................        4      1,905,418.27     0.42     476,354.57    3.954      430        740        76.77
2.425 ........................        5      3,402,063.17     0.76     680,412.63    3.615      385        713        74.39
2.475 ........................        3      1,521,424.26     0.34     507,141.42    4.092      388        678        73.65
2.500 ........................        6      2,681,948.84     0.60     446,991.47    6.001      451        730        67.42
2.525 ........................        1        525,000.00     0.12     525,000.00    1.750      360        729        76.64
2.550 ........................        1        375,500.00     0.08     375,500.00    2.000      480        766        70.19
2.575 ........................        2        560,485.21     0.12     280,242.61    5.380      358        716        80.00
2.600 ........................        1        274,215.00     0.06     274,215.00    3.250      480        696        88.46
2.650 ........................        9      4,088,734.11     0.91     454,303.79    2.111      427        708        78.72
2.675 ........................        1        132,000.00     0.03     132,000.00    1.500      480        806        80.00
2.700 ........................        5      2,166,582.45     0.48     433,316.49    2.904      436        674        70.39
2.725 ........................       15      5,576,472.70     1.24     371,764.85    4.024      376        708        76.10
2.750 ........................        3      1,009,404.80     0.22     336,468.27    4.426      454        690        75.39
2.775 ........................        1        377,792.47     0.08     377,792.47    6.875      350        712        80.00
2.800 ........................       12      5,460,353.34     1.21     455,029.45    4.393      385        722        73.47
2.825 ........................        3        887,409.01     0.20     295,803.00    3.356      480        677        76.55

                                                            PERCENT                           WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
MINIMUM MORTGAGE                MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
RATE (%)                          LOANS     OUTSTANDING     GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  ---------------  --------  ------------  --------  ---------  --------  -------------
2.850 ........................        6      2,187,270.76     0.49     364,545.13    1.879      480        707        71.36
2.875 ........................       10      6,872,808.87     1.53     687,280.89    5.093      399        709        72.63
2.900 ........................        4      2,170,145.15     0.48     542,536.29    6.360      457        699        74.65
2.925 ........................        4      1,369,170.33     0.30     342,292.58    3.787      432        698        79.99
2.950 ........................       32     15,119,972.39     3.36     472,499.14    3.484      371        700        71.72
2.975 ........................        8      3,047,962.56     0.68     380,995.32    3.167      480        709        70.44
3.025 ........................       10      4,524,936.97     1.00     452,493.70    2.290      423        742        71.38
3.050 ........................        8      3,108,508.04     0.69     388,563.51    3.994      480        711        75.35
3.075 ........................       35     13,567,911.00     3.01     387,654.60    3.937      399        723        74.85
3.125 ........................       18      6,188,247.48     1.37     343,791.53    2.690      441        710        72.82
3.150 ........................        4        920,455.72     0.20     230,113.93    2.825      394        741        77.41
3.175 ........................       27     11,715,661.23     2.60     433,913.38    3.433      440        709        72.84
3.200 ........................       81     34,156,071.09     7.58     421,679.89    3.578      419        714        72.23
3.225 ........................        3        794,531.62     0.18     264,843.87    6.766      437        672        76.64
3.250 ........................       18      5,642,848.27     1.25     313,491.57    3.017      425        691        74.22
3.275 ........................        1        181,677.68     0.04     181,677.68    7.375      358        722        80.00
3.300 ........................       34     10,657,732.97     2.37     313,462.73    3.401      448        704        71.17
3.325 ........................       54     17,982,989.79     3.99     333,018.33    4.446      425        706        75.83
3.350 ........................        2        722,500.00     0.16     361,250.00    2.000      360        731        73.14
3.375 ........................       40     15,606,787.58     3.47     390,169.69    3.099      452        705        77.56
3.400 ........................        3        791,768.09     0.18     263,922.70    3.898      411        723        80.00
3.450 ........................      119     43,316,712.89     9.62     364,005.99    4.946      405        693        74.80
3.500 ........................       41     13,814,062.65     3.07     336,928.36    2.838      441        702        77.07
3.525 ........................        3      1,824,840.00     0.41     608,280.00    2.542      426        704        75.98
3.550 ........................       18      6,472,791.35     1.44     359,599.52    5.479      409        691        77.48
3.575 ........................      343    132,876,545.75    29.50     387,395.18    3.463      430        678        75.81
3.600 ........................        2      2,442,350.00     0.54   1,221,175.00    2.582      453        755        75.51
3.650 ........................        1        120,000.00     0.03     120,000.00    2.000      360        670        80.00
3.700 ........................       47     17,032,222.58     3.78     362,387.71    4.360      476        696        76.79
3.725 ........................        1        247,712.65     0.05     247,712.65    7.875      479        685        95.00
3.750 ........................        2        740,000.00     0.16     370,000.00    2.790      480        704        80.13
3.775 ........................        3        708,854.87     0.16     236,284.96    4.722      408        729        75.15
3.820 ........................        2        906,635.12     0.20     453,317.56    4.019      480        691        76.61
3.825 ........................       36     13,734,337.76     3.05     381,509.38    4.540      480        678        76.26
3.900 ........................        2        745,627.00     0.17     372,813.50    3.383      480        647        82.98
3.950 ........................        6      1,294,148.79     0.29     215,691.47    3.398      381        710        84.39
3.975 ........................        3      1,265,893.98     0.28     421,964.66    2.615      452        686        75.46
4.025 ........................        2        420,800.00     0.09     210,400.00    3.250      480        628        80.00
4.075 ........................        1        394,557.09     0.09     394,557.09    8.250      359        652        85.00
4.100 ........................       10      1,348,101.87     0.30     134,810.19    3.794      391        694        75.73
4.125 ........................        1        250,750.00     0.06     250,750.00    3.500      360        715        85.00
4.225 ........................        2        682,522.62     0.15     341,261.31    2.250      480        720        76.33
4.250 ........................        4        895,947.09     0.20     223,986.77    4.801      423        689        88.72
4.275 ........................        1        106,802.77     0.02     106,802.77    8.375      355        659        82.31
4.325 ........................        3        837,522.43     0.19     279,174.14    4.606      358        723        85.91
4.350 ........................        1        332,351.50     0.07     332,351.50    8.500      359        664        90.00
4.375 ........................        1        157,768.03     0.04     157,768.03    8.500      357        678        84.09
4.450 ........................        1        390,000.00     0.09     390,000.00    3.750      480        746        86.67
4.575 ........................        2        513,221.14     0.11     256,610.57    8.750      357        737        88.41
4.700 ........................        6        895,258.33     0.20     149,209.72    5.133      360        740        94.23
4.750 ........................        1        247,500.00     0.05     247,500.00    4.000      360        673        90.00
4.800 ........................        1        147,600.00     0.03     147,600.00    4.000      360        676        90.00
4.825 ........................        7      1,694,013.72     0.38     242,001.96    4.995      360        677        89.52
4.950 ........................        1        341,536.11     0.08     341,536.11    9.125      359        696        95.00
5.075 ........................        5      1,418,188.65     0.31     283,637.73    4.884      360        652        89.40
                                  -----   ---------------   ------
   Total .....................    1,181   $450,391,733.31   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 2 is approximately 3.346%.

                          INITIAL RATE ADJUSTMENT DATES

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INITIAL RATE                    MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
ADJUSTMENT DATE                   LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------                 --------  ---------------  --------  -----------  --------  ---------  --------  ---------
July 2005 ....................        1   $    330,881.57     0.07%   330,881.57    7.250      348        714      85.00
August 2005 ..................        1        286,604.87     0.06    286,604.87    7.875      349        772      80.00
September 2005 ...............        1        377,792.47     0.08    377,792.47    6.875      350        712      80.00
January 2006 .................        5      1,401,303.67     0.31    280,260.73    7.619      354        674      73.29
February 2006 ................        4      1,065,052.58     0.24    266,263.15    7.686      355        696      79.74
March 2006 ...................       47     16,809,166.80     3.73    357,641.85    7.489      358        689      72.47
April 2006 ...................      102     35,859,140.59     7.96    351,560.20    7.375      358        700      72.01
May 2006 .....................       31     12,222,885.33     2.71    394,286.62    7.230      375        707      73.15
June 2006 ....................      186     71,066,271.21    15.78    382,076.73    7.535      454        700      75.93
July 2006 ....................      556    222,487,102.00    49.40    400,156.66    2.013      436        695      75.56
August 2006 ..................      211     76,352,286.22    16.95    361,859.18    2.460      428        693      75.92
September 2006 ...............       18      7,654,456.00     1.70    425,247.56    2.514      432        707      75.39
October 2006 .................       18      4,478,790.00     0.99    248,821.67    2.605      445        707      71.73
                                  -----   ---------------   ------
   Total .....................    1,181   $450,391,733.31   100.00%
                                  =====   ===============   ======

                        MAXIMUM NEGATIVE AMORTIZATION(1)

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
MAXIMUM NEGATIVE                MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
AMORTIZATION (%)                  LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  ---------------  --------  -----------  --------  ---------  --------  ---------
110 ..........................       10   $  5,358,200.00     1.19%   535,820.00    1.747      412        694      78.86
115 ..........................    1,171    445,033,533.31    98.81    380,045.72    3.814      426        696      75.15
                                  -----   ---------------   ------
   Total .....................    1,181   $450,391,733.31   100.00%
                                  =====   ===============   ======

----------
(1)  Reflects maximum allowable percentage of original unpaid principal balance.

                        FIXED RATE PERIODS AT ORIGINATION

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
FIXED RATE PERIOD (MONTHS)        LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------------      --------  ---------------  --------  -----------  --------  ---------  --------  ---------
1 ............................    1,135   $436,085,479.24    96.82%   384,216.28    3.821      426        696      75.23
3 ............................       46     14,306,254.07     3.18    311,005.52    2.842      434        709      74.06
                                  -----   ---------------   ------
   Total .....................    1,181   $450,391,733.31   100.00%
                                  =====   ===============   ======

                     PREPAYMENT CHARGE PERIOD AT ORIGINATION

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE PERIOD        MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                          LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------        --------  ---------------  --------  -----------  --------  ---------  --------  ---------
36 ...........................    1,179   $449,727,335.97    99.85%   381,448.12    3.785      426        696      75.18
60 ...........................        2        664,397.34     0.15    332,198.67    7.306      350        738      80.00
                                  -----   ---------------   ------
   Total .....................    1,181   $450,391,733.31   100.00%
                                  =====   ===============   ======

                         INITIAL PAYMENT RECAST PERIODS

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INITIAL PAYMENT RECAST          MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PERIOD (MONTHS)                   LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------------          --------  ---------------  --------  -----------  --------  ---------  --------  ---------
60 ...........................      480   $183,551,115.99    40.75%   382,398.16    4.387      418        699      74.98
120 ..........................      701    266,840,617.32    59.25    380,657.09    3.379      431        694      75.34
                                  -----   ---------------   ------
   Total .....................    1,181   $450,391,733.31   100.00%
                                  =====   ===============   ======

                                  LOAN GROUP 3

                                  LOAN PROGRAMS

                                                            PERCENT                          WEIGHTED             WEIGHTED
                                                              OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
TYPE OF PROGRAM                   LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------                 --------  ---------------  --------  -----------  --------  ---------  --------  ---------
One-Year MTA .................    1,017   $369,538,120.40   100.00%   363,360.98    3.439      399        694      75.31
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

                            CURRENT MORTGAGE RATES(1)

                                                            PERCENT                WEIGHTED             WEIGHTED
                                                              OF       AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     TERM TO     FICO     LOAN-TO-
CURRENT                         MORTGAGE      BALANCE       IN LOAN  OUTSTANDING   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)                 LOANS     OUTSTANDING     GROUP 3      ($)       (MONTHS)    SCORE   RATIO (%)
-----------------               --------  ---------------  --------  -----------  ---------  --------  ---------
1.000 ........................       13   $  5,808,632.00     1.57%   446,817.85     360        704      70.49
1.250 ........................       98     43,657,968.00    11.81    445,489.47     366        712      72.15
1.500 ........................       99     42,830,629.00    11.59    432,632.62     458        709      71.87
1.720 ........................        1        351,000.00     0.09    351,000.00     360        637      87.75
1.750 ........................      186     68,409,784.24    18.51    367,794.54     365        687      74.96
2.000 ........................      103     38,452,127.00    10.41    373,321.62     457        684      76.53
2.250 ........................       56     20,163,428.68     5.46    360,061.23     366        656      77.82
2.390 ........................        1        310,500.00     0.08    310,500.00     360        660      90.00
2.445 ........................        1        279,000.00     0.08    279,000.00     360        714      88.57
2.475 ........................        1        598,500.00     0.16    598,500.00     360        703      83.13
2.500 ........................       36     14,783,110.00     4.00    410,641.94     451        658      76.96
2.625 ........................        1        371,000.00     0.10    371,000.00     480        634      70.00
2.695 ........................        2        657,000.00     0.18    328,500.00     480        762      90.00
2.720 ........................        1        126,000.00     0.03    126,000.00     360        632      87.50
2.750 ........................       28      9,241,257.00     2.50    330,044.89     382        707      79.61
2.940 ........................        1        283,500.00     0.08    283,500.00     360        662      90.00
2.970 ........................        5      1,300,500.00     0.35    260,100.00     383        640      89.81
2.980 ........................        1        365,500.00     0.10    365,500.00     360        740      85.00
3.000 ........................       25      8,052,815.00     2.18    322,112.60     460        716      80.47
3.010 ........................        1        229,000.00     0.06    229,000.00     360        662      84.81
3.040 ........................        1        293,000.00     0.08    293,000.00     360        656      83.71
3.070 ........................        1        310,500.00     0.08    310,500.00     360        707      90.00
3.150 ........................        1        340,000.00     0.09    340,000.00     360        691      85.00
3.190 ........................        8      1,855,200.00     0.50    231,900.00     360        673      89.46
3.205 ........................        1        337,250.00     0.09    337,250.00     360        739      95.00
3.225 ........................        1        166,000.00     0.04    166,000.00     360        747      83.84
3.250 ........................       12      3,125,885.00     0.85    260,490.42     368        691      79.89
3.495 ........................        1        135,984.00     0.04    135,984.00     360        650      84.99
3.500 ........................        9      1,827,255.00     0.49    203,028.33     469        698      82.51
3.680 ........................        1        584,194.03     0.16    584,194.03     359        674      90.00
3.750 ........................        2        351,900.00     0.10    175,950.00     360        640      88.51
3.935 ........................        2        171,000.00     0.05     85,500.00     360        697      90.00
4.000 ........................        5      1,076,150.00     0.29    215,230.00     432        709      86.48
4.250 ........................        2        470,700.00     0.13    235,350.00     480        645      90.00
4.500 ........................        1        238,950.00     0.06    238,950.00     480        645      90.00
5.500 ........................        1        350,000.00     0.09    350,000.00     480        707      70.00
6.000 ........................        1        851,900.00     0.23    851,900.00     360        669      70.00
6.125 ........................        1        379,100.00     0.10    379,100.00     360        653      79.99
6.250 ........................        1        423,854.17     0.11    423,854.17     358        722      64.39
6.375 ........................        4      2,287,559.19     0.62    571,889.80     358        707      79.79
6.500 ........................        3      2,062,249.76     0.56    687,416.59     428        745      60.24
6.625 ........................        5      2,142,186.00     0.58    428,437.20     416        704      62.94
6.750 ........................        7      2,829,190.30     0.77    404,170.04     372        695      75.32
6.875 ........................        5      2,804,036.66     0.76    560,807.33     358        729      68.93

                                                            PERCENT                WEIGHTED             WEIGHTED
                                                              OF       AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS     BALANCE     TERM TO     FICO     LOAN-TO-
CURRENT                         MORTGAGE      BALANCE       IN LOAN  OUTSTANDING   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)                 LOANS     OUTSTANDING     GROUP 3      ($)       (MONTHS)    SCORE   RATIO (%)
-----------------               --------  ---------------  --------  -----------  ---------  --------  ---------
7.000 ........................       11      3,893,588.59     1.05    353,962.60     396        691      73.11
7.125 ........................       16      7,325,142.83     1.98    457,821.43     374        697      73.20
7.230 ........................        1        271,250.04     0.07    271,250.04     358        719      85.00
7.250 ........................       21      7,177,017.42     1.94    341,762.73     367        691      77.93
7.265 ........................        1        231,000.00     0.06    231,000.00     480        722      82.06
7.270 ........................        1        196,274.69     0.05    196,274.69     359        761      95.00
7.375 ........................       28      9,297,798.05     2.52    332,064.22     396        705      69.88
7.445 ........................        1        566,006.00     0.15    566,006.00     359        791      90.00
7.455 ........................        1        350,909.87     0.09    350,909.87     359        718      95.00
7.500 ........................       31     10,353,037.96     2.80    333,968.97     391        705      75.84
7.550 ........................        1        215,191.42     0.06    215,191.42     359        739      89.98
7.570 ........................        1        318,590.50     0.09    318,590.50     359        727      89.90
7.580 ........................        1        232,436.48     0.06    232,436.48     359        771      95.00
7.595 ........................        1        130,318.52     0.04    130,318.52     359        635      90.00
7.625 ........................       78     21,941,759.20     5.94    281,304.61     376        688      76.58
7.750 ........................       61     16,764,835.66     4.54    274,833.37     395        694      75.21
7.875 ........................       11      4,032,949.69     1.09    366,631.79     439        690      75.94
7.900 ........................        1        226,115.40     0.06    226,115.40     356        664      84.91
7.915 ........................        1        206,714.81     0.06    206,714.81     359        648      90.00
7.970 ........................        1        343,326.34     0.09    343,326.34     359        621      90.00
8.000 ........................        5      1,825,979.24     0.49    365,195.85     425        737      74.79
8.030 ........................        1        293,274.21     0.08    293,274.21     356        732      95.00
8.065 ........................        1        399,423.44     0.11    399,423.44     359        667      88.89
8.095 ........................        1        246,667.29     0.07    246,667.29     359        700      95.00
8.125 ........................        2        431,937.65     0.12    215,968.83     358        671      72.95
8.250 ........................        1         74,032.14     0.02     74,032.14     357        714      80.00
8.375 ........................        1        507,247.93     0.14    507,247.93     479        632      80.00
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 3 (as so adjusted) is expected to be approximately 3.409% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 3 is expected to be approximately 3.439% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                            PERCENT                           WEIGHTED             WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
RANGE OF                         NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
CURRENT MORTGAGE                   OF        PRINCIPAL       LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
LOAN PRINCIPAL                  MORTGAGE      BALANCE       IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
BALANCES ($)                      LOANS     OUTSTANDING     GROUP 3       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  ---------------  --------  ------------  --------  ---------  --------  ---------
0.01 - 50,000.00 .............        2   $    100,000.00     0.03%     50,000.00    2.375       360       668      44.96
50,000.01 - 100,000.00 .......       24      1,953,912.38     0.53      81,413.02    5.459       378       697      76.44
100,000.01 - 150,000.00 ......       86     11,115,760.03     3.01     129,253.02    4.242       385       703      74.17
150,000.01 - 200,000.00 ......      121     21,483,185.27     5.81     177,546.99    3.758       394       695      75.02
200,000.01 - 250,000.00 ......      132     29,710,896.83     8.04     225,082.55    3.849       397       689      77.38
250,000.01 - 300,000.00 ......      130     35,995,044.32     9.74     276,884.96    3.505       395       692      75.14
300,000.01 - 350,000.00 ......      106     34,281,995.98     9.28     323,415.06    3.906       406       690      76.22
350,000.01 - 400,000.00 ......      105     39,569,540.98    10.71     376,852.77    3.660       397       682      76.48
400,000.01 - 450,000.00 ......       64     27,337,727.78     7.40     427,152.00    3.345       395       684      75.37
450,000.01 - 500,000.00 ......       51     24,250,950.08     6.56     475,508.83    3.207       388       694      76.54
500,000.01 - 550,000.00 ......       48     25,112,043.26     6.80     523,167.57    3.571       387       693      75.93
550,000.01 - 600,000.00 ......       44     25,302,064.06     6.85     575,046.91    2.778       406       700      76.15
600,000.01 - 650,000.00 ......       25     15,726,443.82     4.26     629,057.75    3.364       417       706      76.25
650,000.01 - 700,000.00 ......       10      6,701,519.55     1.81     670,151.96    4.914       406       696      68.81
700,000.01 - 750,000.00 ......       11      8,004,786.92     2.17     727,707.90    2.754       403       728      73.33
750,000.01 - 1,000,000.00 ....       35     30,021,938.00     8.12     857,769.66    2.848       411       694      72.92
1,000,000.01 - 1,500,000.00 ..       17     20,707,811.14     5.60   1,218,106.54    3.188       409       695      74.66
1,500,000.01 - 2,000,000.00 ..        3      5,310,000.00     1.44   1,770,000.00    2.101       404       713      72.94
Greater than 2,000,000.00 ....        3      6,852,500.00     1.85   2,284,166.67    1.928       360       711      69.81
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 3 is approximately $363,361.

                              FICO CREDIT SCORES(1)

                                                            PERCENT                           WEIGHTED             WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL       LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
RANGE OF                        MORTGAGE      BALANCE       IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
FICO CREDIT SCORES                LOANS     OUTSTANDING     GROUP 3       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------              --------  ---------------  --------  ------------  --------  ---------  --------  ---------
601-620 ......................        8   $  2,467,129.21     0.67%   308,391.15     3.626      423        618      72.17
621-640 ......................      107     35,113,585.79     9.50    328,164.35     2.706      403        631      75.40
641-660 ......................      153     54,124,279.19    14.65    353,753.46     2.922      393        652      74.73
661-680 ......................      210     72,058,284.99    19.50    343,134.69     4.143      396        670      75.71
681-700 ......................      139     58,555,339.19    15.85    421,261.43     3.693      397        690      76.43
701-720 ......................      125     48,085,099.94    13.01    384,680.80     3.327      399        710      75.30
721-740 ......................      100     35,634,782.79     9.64    356,347.83     3.458      391        731      75.38
741-760 ......................       78     31,161,051.40     8.43    399,500.66     3.288      408        749      75.91
761-780 ......................       42     14,238,300.20     3.85    339,007.15     3.571      427        770      71.77
781-800 ......................       42     14,583,489.41     3.95    347,225.94     3.251      390        789      75.21
801-820 ......................        9      2,466,633.13     0.67    274,070.35     2.147      434        806      66.31
841-860 ......................        1        376,600.15     0.10    376,600.15     7.500      358        850      80.00
Not Available ................        3        673,545.01     0.18    224,515.00     2.971      360        N/A      67.23
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 3 is approximately 694.

                             DOCUMENTATION PROGRAMS

                                                            PERCENT                              WEIGHTED
                                                              OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
DOCUMENTATION PROGRAM             LOANS     OUTSTANDING     GROUP 3  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------           --------  ---------------  --------  ---------------  --------  ---------  --------  -------------
Full/Alternative .............      131   $ 38,596,474.06    10.44%     294,629.57      4.470      391        691        75.91
No Income/No Asset ...........        1        271,677.62     0.07      271,677.62      7.125      359        751        75.83
Reduced ......................      691    273,729,378.14    74.07      396,135.13      3.304      399        693        75.35
Stated Income/Stated Asset ...      194     56,940,590.58    15.41      293,508.20      3.371      401        699        74.75
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                            PERCENT                              WEIGHTED
                                                              OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL               MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING     GROUP 3  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------        --------  ---------------  --------  ---------------  --------  ---------  --------  -------------
50.00 or Less ................       32   $  8,025,454.63     2.17%     250,795.46      3.852      399        711        40.46
50.01 to 55.00 ...............       15      6,016,752.75     1.63      401,116.85      2.907      428        722        52.43
55.01 to 60.00 ...............       21      7,023,388.53     1.90      334,447.07      2.628      393        682        58.00
60.01 to 65.00 ...............       35     15,975,638.50     4.32      456,446.81      3.503      380        693        63.34
65.01 to 70.00 ...............      158     58,055,944.07    15.71      367,442.68      3.219      389        694        69.18
70.01 to 75.00 ...............      128     62,169,636.25    16.82      485,700.28      3.530      406        686        74.28
75.01 to 80.00 ...............      528    185,956,805.62    50.32      352,190.92      3.273      401        695        79.59
80.01 to 85.00 ...............       24      6,906,740.66     1.87      287,780.86      4.423      390        696        84.29
85.01 to 90.00 ...............       57     14,774,272.04     4.00      259,197.76      5.067      382        687        89.12
90.01 to 95.00 ...............       19      4,633,487.35     1.25      243,867.76      5.976      397        718        94.75
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 3 is approximately 75.31%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 3 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                            PERCENT                              WEIGHTED
                                                              OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
STATE                             LOANS     OUTSTANDING     GROUP 3  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----                           --------  ---------------  --------  ---------------  --------  ---------  --------  -------------
Alabama ......................        1   $    330,400.00     0.09%     330,400.00      2.000      360        682        80.00
Alaska .......................        1        244,091.74     0.07      244,091.74      7.375      358        700        64.21
Arizona ......................       30      7,811,441.14     2.11      260,381.37      3.227      411        698        74.77
California ...................      433    184,519,702.51    49.93      426,142.50      3.589      401        691        74.28
Colorado .....................       14      4,251,929.91     1.15      303,709.28      4.351      386        707        78.68
Connecticut ..................        6      2,436,775.02     0.66      406,129.17      4.054      371        688        74.23
Delaware .....................        2        586,106.13     0.16      293,053.07      7.377      355        712        82.98
District of Columbia .........        3      1,335,846.58     0.36      445,282.19      5.070      359        678        73.95
Florida ......................      214     75,483,328.27    20.43      352,725.83      2.886      396        701        76.04
Georgia ......................        5      1,413,436.59     0.38      282,687.32      4.175      394        668        80.86
Hawaii .......................        8      4,056,461.98     1.10      507,057.75      4.621      442        692        68.65
Idaho ........................        5      1,024,640.67     0.28      204,928.13      3.631      387        686        73.42
Illinois .....................       11      3,000,683.51     0.81      272,789.41      2.305      401        662        81.07
Indiana ......................        3        624,600.00     0.17      208,200.00      5.585      444        702        80.76
Kansas .......................        1        132,000.00     0.04      132,000.00      1.750      360        630        80.00
Maryland .....................       21      6,842,049.24     1.85      325,811.87      3.328      393        680        76.19
Massachusetts ................        2        644,773.37     0.17      322,386.69      3.683      355        720        73.04
Michigan .....................       29      8,101,231.62     2.19      279,352.81      4.161      371        710        76.59
Minnesota ....................       10      1,945,702.76     0.53      194,570.28      5.310      375        691        79.54
Missouri .....................        4      1,880,250.00     0.51      470,062.50      1.982      464        658        76.73
Nevada .......................       63     19,509,898.66     5.28      309,680.93      2.940      409        702        78.86
New Hampshire ................        3        787,000.00     0.21      262,333.33      2.208      360        659        71.10
New Jersey ...................       23      9,807,775.70     2.65      426,425.03      3.446      395        685        78.62
New York .....................       13      4,586,625.85     1.24      352,817.37      2.109      368        675        75.00
North Dakota .................        1        257,942.10     0.07      257,942.10      7.375      357        676        79.24
Ohio .........................        7        675,891.29     0.18       96,555.90      5.022      387        709        80.26
Oklahoma .....................        2        116,329.89     0.03       58,164.95      4.595      358        678        79.67
Oregon .......................       13      2,470,321.93     0.67      190,024.76      4.146      402        697        76.39
Pennsylvania .................       11      2,228,141.95     0.60      202,558.36      4.934      391        724        77.21
Rhode Island .................        3      1,037,236.74     0.28      345,745.58      5.512      358        669        73.67
South Carolina ...............        2        404,400.00     0.11      202,200.00      2.337      416        641        82.99
Texas ........................       16      3,270,638.82     0.89      204,414.93      3.620      397        702        77.12
Utah .........................       10      2,225,481.52     0.60      222,548.15      3.517      394        683        78.27
Virginia .....................       24      9,218,425.52     2.49      384,101.06      3.681      380        691        74.01
Washington ...................       19      5,444,945.04     1.47      286,576.05      3.188      406        700        74.19
West Virginia ................        1        423,854.17     0.11      423,854.17      6.250      358        722        64.39
Wisconsin ....................        3        407,760.18     0.11      135,920.06      4.518      398        648        79.56
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, no more than approximately 1.204% of the Mortgage Loans in Loan Group 3 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                            PERCENT                              WEIGHTED
                                                              OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                      LOANS     OUTSTANDING     GROUP 3  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                    --------  ---------------  --------  ---------------  --------  ---------  --------  -------------
Refinance (cash-out) .........      515   $187,265,994.64    50.68%     363,623.29      3.335      398        689        73.69
Purchase .....................      289    103,974,497.08    28.14      359,773.35      3.529      396        707        77.97
Refinance (rate/term) ........      213     78,297,628.68    21.19      367,594.50      3.570      403        688        75.67
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

                        TYPES OF MORTGAGED PROPERTIES(1)

                                                            PERCENT                              WEIGHTED
                                                              OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                     LOANS     OUTSTANDING     GROUP 3  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                   --------  ---------------  --------  ---------------  --------  ---------  --------  -------------
2-4 Family Residence .........       70   $ 28,959,179.59     7.84%     413,702.57      3.038      397        705        72.33
Condominium Hotel ............        1        147,750.00     0.04      147,750.00      2.750      360        735        75.00
High-rise Condominium ........       17      7,687,027.42     2.08      452,178.08      2.613      381        706        75.30
Low-rise Condominium .........       96     27,659,732.84     7.48      288,122.22      3.328      390        700        76.66
Planned Unit Development .....      210     80,435,677.49    21.77      383,027.04      3.230      408        702        75.58
Single Family Residence ......      623    224,648,753.06    60.79      360,591.90      3.608      397        688        75.44
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

----------
(1)  Treated as real property.

                               OCCUPANCY TYPES(1)

                                                            PERCENT                              WEIGHTED
                                                              OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                    LOANS     OUTSTANDING     GROUP 3  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------                  --------  ---------------  --------  ---------------  --------  ---------  --------  -------------
Investment Property ..........      187   $ 53,015,067.55    14.35%     283,503.04      4.346      391        711        72.54
Primary Residence ............      769    297,496,021.06    80.50      386,860.89      3.303      400        690        75.73
Secondary Residence ..........       61     19,027,031.79     5.15      311,918.55      3.046      399        708        76.50
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                            PERCENT
                                                              OF                      WEIGHTED   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE      AVERAGE       AVERAGE   AVERAGE      AVERAGE
                                   OF        PRINCIPAL     LOANS IN     PRINCIPAL      CURRENT     FICO       ORIGINAL
REMAINING TERM TO MATURITY      MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    CREDIT   LOAN-TO-VALUE
(MONTHS)                          LOANS     OUTSTANDING     GROUP 3  OUTSTANDING ($)  RATE (%)    SCORE      RATIO (%)
--------------------------      --------  ---------------  --------  ---------------  --------  ---------  -------------
480 ..........................      258   $ 97,751,835.00    26.45%     378,883.08      2.154      694         75.66
479 ..........................       49     20,567,521.27     5.57      419,745.33      7.324      705         74.10
478 ..........................        4      1,661,985.11     0.45      415,496.28      7.437      709         83.20
477 ..........................        1        478,708.20     0.13      478,708.20      7.625      664         75.00
476 ..........................        1        145,239.06     0.04      145,239.06      7.500      688         80.00
360 ..........................      469    176,939,895.00    47.88      377,270.57      2.045      691         75.20
359 ..........................       48     14,874,529.15     4.03      309,886.02      7.522      692         77.80
358 ..........................       20      6,723,483.29     1.82      336,174.16      6.687      704         75.62
357 ..........................       93     26,877,718.44     7.27      289,007.73      7.373      707         72.88
356 ..........................       62     18,781,886.10     5.08      302,933.65      7.501      689         75.24
355 ..........................        5      2,516,971.25     0.68      503,394.25      7.451      680         79.03
354 ..........................        3        958,259.10     0.26      319,419.70      7.381      680         87.20
353 ..........................        1        384,906.74     0.10      384,906.74      7.500      677         79.99
350 ..........................        2        630,409.32     0.17      315,204.66      7.190      692         77.24
347 ..........................        1        244,773.37     0.07      244,773.37      7.250      722         85.26
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 3 is approximately 399 months.

                                GROSS MARGINS(1)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
GROSS MARGIN (%)                  LOANS      OUTSTANDING      GROUP 3  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
1.400 ........................        2    $    948,700.00      0.26%     474,350.00      2.818      404        701        72.18
1.800 ........................        1         851,900.00      0.23      851,900.00      6.000      360        669        70.00
1.850 ........................        1         657,000.00      0.18      657,000.00      1.500      480        772        52.56
1.875 ........................        1         177,000.00      0.05      177,000.00      1.750      360        779        69.41
1.900 ........................        1         565,000.00      0.15      565,000.00      1.500      480        807        51.36
1.975 ........................        2         819,100.00      0.22      409,550.00      3.506      360        718        78.49
2.025 ........................        2         800,000.00      0.22      400,000.00      1.563      360        691        55.31
2.075 ........................        1         410,000.00      0.11      410,000.00      2.250      480        694        80.00
2.100 ........................        1         300,000.00      0.08      300,000.00      1.250      360        785        42.86
2.125 ........................        3       1,238,254.17      0.34      412,751.39      3.402      413        736        74.66
2.200 ........................        3       1,227,120.00      0.33      409,040.00      2.104      360        726        77.41
2.250 ........................        1         202,400.00      0.05      202,400.00      2.000      480        639        80.00
2.275 ........................        6       3,562,558.19      0.96      593,759.70      4.599      368        720        77.19
2.325 ........................        1         356,883.51      0.10      356,883.51      1.750      358        708        80.00
2.350 ........................        6       4,925,149.76      1.33      820,858.29      3.626      389        747        67.60
2.425 ........................        4       2,563,755.45      0.69      640,938.86      4.689      425        710        71.83
2.500 ........................        7       2,448,285.55      0.66      349,755.08      2.815      394        721        70.23
2.550 ........................        3       2,087,846.58      0.56      695,948.86      4.834      359        694        75.68
2.575 ........................        4       1,771,883.47      0.48      442,970.87      2.095      411        740        72.30
2.650 ........................        5       1,955,710.25      0.53      391,142.05      5.283      378        687        76.21
2.700 ........................        1         806,250.00      0.22      806,250.00      1.250      360        739        75.00
2.725 ........................       10       5,069,036.66      1.37      506,903.67      4.508      373        724        71.96
2.750 ........................        1         156,750.00      0.04      156,750.00      3.250      360        742        95.00
2.800 ........................       14       5,635,863.05      1.53      402,561.65      4.076      375        714        72.17
2.825 ........................        1         309,501.35      0.08      309,501.35      7.000      479        666        75.61
2.850 ........................        2         974,400.00      0.26      487,200.00      1.606      480        719        80.00
2.875 ........................       12       3,603,586.84      0.98      300,298.90      2.285      408        699        72.94
2.900 ........................        1         567,087.35      0.15      567,087.35      7.000      479        673        80.00
2.925 ........................        3       1,412,900.00      0.38      470,966.67      1.807      360        655        68.31
2.950 ........................       34      15,367,013.97      4.16      451,971.00      3.930      374        689        70.71
2.975 ........................        4       1,332,532.01      0.36      333,133.00      3.076      480        758        73.96
3.000 ........................        1         258,827.85      0.07      258,827.85      7.125      356        783        68.67
3.025 ........................        4       1,414,550.00      0.38      353,637.50      1.580      401        728        78.35
3.050 ........................        3         786,800.00      0.21      262,266.67      1.607      480        689        68.36
3.075 ........................       31      11,193,515.27      3.03      361,081.14      4.368      374        698        76.01
3.100 ........................        2         808,880.47      0.22      404,440.24      4.258      357        703        80.00
3.125 ........................       19       7,391,772.27      2.00      389,040.65      2.302      418        706        75.66
3.150 ........................        2         733,173.41      0.20      366,586.71      5.021      357        652        84.04
3.175 ........................       14       6,644,320.55      1.80      474,594.33      2.636      402        699        74.30
3.200 ........................       65      23,994,073.03      6.49      369,139.59      3.307      400        697        70.24
3.250 ........................       14       4,150,384.47      1.12      296,456.03      3.334      420        704        73.20
3.300 ........................       33      11,872,517.56      3.21      359,773.26      2.402      415        700        71.01
3.325 ........................       42      15,281,744.10      4.14      363,851.05      4.120      387        720        75.22
3.350 ........................        2         511,853.54      0.14      255,926.77      5.961      359        687        78.14
3.375 ........................       27       9,034,120.67      2.44      334,597.06      3.047      411        704        75.95
3.450 ........................      127      41,505,135.64     11.23      326,812.09      4.473      382        684        76.62
3.500 ........................       44      12,888,796.76      3.49      292,927.20      2.655      409        698        76.78
3.525 ........................        4       1,189,471.57      0.32      297,367.89      3.379      359        761        79.46
3.550 ........................       10       2,905,659.70      0.79      290,565.97      5.808      377        702        70.11
3.575 ........................      313     117,718,286.77     31.86      376,096.76      2.810      404        679        76.34
3.600 ........................        3         663,904.95      0.18      221,301.65      4.043      359        660        72.41
3.625 ........................        1         365,500.00      0.10      365,500.00      3.500      360        740        85.00
3.650 ........................        1         598,500.00      0.16      598,500.00      2.875      360        703        83.13
3.700 ........................       31      10,607,158.28      2.87      342,166.40      3.527      474        706        75.66
3.775 ........................        1         200,205.22      0.05      200,205.22      7.875      354        742        95.00
3.800 ........................        3         830,774.22      0.22      276,924.74      6.221      453        726        76.20
3.825 ........................       13       3,899,639.77      1.06      299,972.29      3.452      480        688        77.52
3.850 ........................        2       1,164,885.25      0.32      582,442.63      5.682      358        720        77.02
3.900 ........................        1         135,000.00      0.04      135,000.00      2.500      360        642        71.05
3.950 ........................        3       1,009,006.00      0.27      336,335.33      6.096      359        752        85.94
3.975 ........................        9       2,198,342.38      0.59      244,260.26      3.462      359        698        75.67

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
GROSS MARGIN (%)                  LOANS      OUTSTANDING      GROUP 3  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
4.025 ........................        3         774,500.00      0.21      258,166.67      3.118      416        660        84.01
4.075 ........................        4       1,007,256.61      0.27      251,814.15      7.012      359        743        90.78
4.100 ........................        6       2,197,422.14      0.59      366,237.02      2.980      382        653        75.83
4.175 ........................        1         229,000.00      0.06      229,000.00      3.750      360        662        84.81
4.200 ........................        2         486,893.87      0.13      243,446.94      7.118      359        699        92.20
4.250 ........................        2         844,747.93      0.23      422,373.97      6.377      479        687        84.00
4.325 ........................        4       1,055,878.16      0.29      263,969.54      6.970      358        689        87.18
4.450 ........................        2         616,250.00      0.17      308,125.00      3.672      360        728        92.09
4.475 ........................        1         584,194.03      0.16      584,194.03      4.250      359        674        90.00
4.575 ........................        1         145,750.00      0.04      145,750.00      3.750      360        718        89.97
4.600 ........................        1         166,000.00      0.04      166,000.00      3.625      360        747        83.84
4.700 ........................        5         708,821.00      0.19      141,764.20      7.910      359        679        91.74
4.750 ........................        1         399,423.44      0.11      399,423.44      8.875      359        667        88.89
4.825 ........................       11       2,742,474.21      0.74      249,315.84      4.481      360        682        90.17
4.950 ........................        1         206,714.81      0.06      206,714.81      9.125      359        648        90.00
5.000 ........................        2         624,000.00      0.17      312,000.00      4.250      360        645        89.79
5.075 ........................        7       1,688,526.34      0.46      241,218.05      4.988      391        635        89.28
                                  -----    ---------------    ------
   Total .....................    1,017    $369,538,120.40    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 3 is approximately 3.354%.

                            MAXIMUM MORTGAGE RATES(1)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
MAXIMUM MORTGAGE RATE (%)         LOANS      OUTSTANDING      GROUP 3  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------------------       --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
9.000 ........................        1    $    535,184.36      0.14%     535,184.36      7.375      479        707        79.06
9.950 ........................      994     363,244,952.50     98.30      365,437.58      3.402      399        694        75.10
9.980 ........................        1         368,880.47      0.10      368,880.47      7.250      354        664        80.00
9.995 ........................        1          96,565.50      0.03       96,565.50      7.625      356        704        80.00
10.200 .......................        1         400,000.00      0.11      400,000.00      2.500      480        653        72.73
10.700 .......................        1         271,250.04      0.07      271,250.04      7.750      358        719        85.00
10.825 .......................        2         536,326.28      0.15      268,163.14      5.704      358        675        86.86
10.950 .......................        2         485,750.00      0.13      242,875.00      3.750      360        699        86.49
11.075 .......................        4       1,131,101.85      0.31      282,775.46      7.195      359        728        95.00
11.200 .......................        7       1,681,835.19      0.46      240,262.17      4.378      360        674        89.95
11.450 .......................        2         493,000.00      0.13      246,500.00      3.360      360        643        88.36
14.325 .......................        1         293,274.21      0.08      293,274.21      9.000      356        732        95.00
                                  -----    ---------------    ------
   Total .....................    1,017    $369,538,120.40    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 3 is approximately 9.967%.

                            MINIMUM MORTGAGE RATES(1)

                                                            PERCENT                          WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
MINIMUM MORTGAGE                MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
RATE (%)                          LOANS     OUTSTANDING     GROUP 3       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  ---------------  --------  ------------  --------  ---------  --------  -------------
1.400 ........................        2   $    948,700.00     0.26%   474,350.00     2.818      404        701        72.18
1.800 ........................        1        851,900.00     0.23    851,900.00     6.000      360        669        70.00
1.850 ........................        1        657,000.00     0.18    657,000.00     1.500      480        772        52.56
1.875 ........................        1        177,000.00     0.05    177,000.00     1.750      360        779        69.41
1.900 ........................        1        565,000.00     0.15    565,000.00     1.500      480        807        51.36
1.975 ........................        2        819,100.00     0.22    409,550.00     3.506      360        718        78.49
2.025 ........................        2        800,000.00     0.22    400,000.00     1.563      360        691        55.31
2.075 ........................        1        410,000.00     0.11    410,000.00     2.250      480        694        80.00
2.100 ........................        1        300,000.00     0.08    300,000.00     1.250      360        785        42.86
2.125 ........................        3      1,238,254.17     0.34    412,751.39     3.402      413        736        74.66
2.200 ........................        3      1,227,120.00     0.33    409,040.00     2.104      360        726        77.41
2.250 ........................        1        202,400.00     0.05    202,400.00     2.000      480        639        80.00
2.275 ........................        6      3,562,558.19     0.96    593,759.70     4.599      368        720        77.19
2.325 ........................        1        356,883.51     0.10    356,883.51     1.750      358        708        80.00
2.350 ........................        6      4,925,149.76     1.33    820,858.29     3.626      389        747        67.60
2.425 ........................        4      2,563,755.45     0.69    640,938.86     4.689      425        710        71.83
2.500 ........................        7      2,448,285.55     0.66    349,755.08     2.815      394        721        70.23
2.550 ........................        3      2,087,846.58     0.56    695,948.86     4.834      359        694        75.68
2.575 ........................        4      1,771,883.47     0.48    442,970.87     2.095      411        740        72.30
2.650 ........................        5      1,955,710.25     0.53    391,142.05     5.283      378        687        76.21
2.700 ........................        1        806,250.00     0.22    806,250.00     1.250      360        739        75.00
2.725 ........................       10      5,069,036.66     1.37    506,903.67     4.508      373        724        71.96
2.750 ........................        1        156,750.00     0.04    156,750.00     3.250      360        742        95.00
2.800 ........................       14      5,635,863.05     1.53    402,561.65     4.076      375        714        72.17
2.825 ........................        1        309,501.35     0.08    309,501.35     7.000      479        666        75.61
2.850 ........................        2        974,400.00     0.26    487,200.00     1.606      480        719        80.00
2.875 ........................       12      3,603,586.84     0.98    300,298.90     2.285      408        699        72.94
2.900 ........................        1        567,087.35     0.15    567,087.35     7.000      479        673        80.00
2.925 ........................        3      1,412,900.00     0.38    470,966.67     1.807      360        655        68.31
2.950 ........................       34     15,367,013.97     4.16    451,971.00     3.930      374        689        70.71
2.975 ........................        4      1,332,532.01     0.36    333,133.00     3.076      480        758        73.96
3.000 ........................        1        258,827.85     0.07    258,827.85     7.125      356        783        68.67
3.025 ........................        4      1,414,550.00     0.38    353,637.50     1.580      401        728        78.35
3.050 ........................        3        786,800.00     0.21    262,266.67     1.607      480        689        68.36
3.075 ........................       31     11,193,515.27     3.03    361,081.14     4.368      374        698        76.01
3.100 ........................        2        808,880.47     0.22    404,440.24     4.258      357        703        80.00
3.125 ........................       19      7,391,772.27     2.00    389,040.65     2.302      418        706        75.66
3.150 ........................        2        733,173.41     0.20    366,586.71     5.021      357        652        84.04
3.175 ........................       14      6,644,320.55     1.80    474,594.33     2.636      402        699        74.30
3.200 ........................       65     23,994,073.03     6.49    369,139.59     3.307      400        697        70.24
3.250 ........................       14      4,150,384.47     1.12    296,456.03     3.334      420        704        73.20
3.300 ........................       33     11,872,517.56     3.21    359,773.26     2.402      415        700        71.01
3.325 ........................       42     15,281,744.10     4.14    363,851.05     4.120      387        720        75.22
3.350 ........................        2        511,853.54     0.14    255,926.77     5.961      359        687        78.14
3.375 ........................       27      9,034,120.67     2.44    334,597.06     3.047      411        704        75.95
3.450 ........................      127     41,505,135.64    11.23    326,812.09     4.473      382        684        76.62
3.500 ........................       44     12,888,796.76     3.49    292,927.20     2.655      409        698        76.78
3.525 ........................        4      1,189,471.57     0.32    297,367.89     3.379      359        761        79.46
3.550 ........................       10      2,905,659.70     0.79    290,565.97     5.808      377        702        70.11
3.575 ........................      313    117,718,286.77    31.86    376,096.76     2.810      404        679        76.34
3.600 ........................        3        663,904.95     0.18    221,301.65     4.043      359        660        72.41
3.625 ........................        1        365,500.00     0.10    365,500.00     3.500      360        740        85.00
3.650 ........................        1        598,500.00     0.16    598,500.00     2.875      360        703        83.13
3.700 ........................       31     10,607,158.28     2.87    342,166.40     3.527      474        706        75.66
3.775 ........................        1        200,205.22     0.05    200,205.22     7.875      354        742        95.00
3.800 ........................        3        830,774.22     0.22    276,924.74     6.221      453        726        76.20
3.825 ........................       13      3,899,639.77     1.06    299,972.29     3.452      480        688        77.52
3.850 ........................        2      1,164,885.25     0.32    582,442.63     5.682      358        720        77.02
3.900 ........................        1        135,000.00     0.04    135,000.00     2.500      360        642        71.05
3.950 ........................        3      1,009,006.00     0.27    336,335.33     6.096      359        752        85.94

                                                            PERCENT                          WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
MINIMUM MORTGAGE                MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
RATE (%)                          LOANS     OUTSTANDING     GROUP 3       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  ---------------  --------  ------------  --------  ---------  --------  -------------
3.975 ........................        9      2,198,342.38     0.59    244,260.26     3.462      359        698        75.67
4.025 ........................        3        774,500.00     0.21    258,166.67     3.118      416        660        84.01
4.075 ........................        4      1,007,256.61     0.27    251,814.15     7.012      359        743        90.78
4.100 ........................        6      2,197,422.14     0.59    366,237.02     2.980      382        653        75.83
4.175 ........................        1        229,000.00     0.06    229,000.00     3.750      360        662        84.81
4.200 ........................        2        486,893.87     0.13    243,446.94     7.118      359        699        92.20
4.250 ........................        2        844,747.93     0.23    422,373.97     6.377      479        687        84.00
4.325 ........................        4      1,055,878.16     0.29    263,969.54     6.970      358        689        87.18
4.450 ........................        2        616,250.00     0.17    308,125.00     3.672      360        728        92.09
4.475 ........................        1        584,194.03     0.16    584,194.03     4.250      359        674        90.00
4.575 ........................        1        145,750.00     0.04    145,750.00     3.750      360        718        89.97
4.600 ........................        1        166,000.00     0.04    166,000.00     3.625      360        747        83.84
4.700 ........................        5        708,821.00     0.19    141,764.20     7.910      359        679        91.74
4.750 ........................        1        399,423.44     0.11    399,423.44     8.875      359        667        88.89
4.825 ........................       11      2,742,474.21     0.74    249,315.84     4.481      360        682        90.17
4.950 ........................        1        206,714.81     0.06    206,714.81     9.125      359        648        90.00
5.000 ........................        2        624,000.00     0.17    312,000.00     4.250      360        645        89.79
5.075 ........................        7      1,688,526.34     0.46    241,218.05     4.988      391        635        89.28
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 3 is approximately 3.354%.

                          INITIAL RATE ADJUSTMENT DATES

                                                            PERCENT                          WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
INITIAL RATE                    MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
ADJUSTMENT DATE                   LOANS     OUTSTANDING     GROUP 3       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  ---------------  --------  ------------  --------  ---------  --------  -------------
August 2005 ..................        1   $    244,773.37     0.07%   244,773.37     7.250      347        722        85.26
September 2005 ...............        2        630,409.32     0.17    315,204.66     7.190      350        692        77.24
December 2005 ................        1        384,906.74     0.10    384,906.74     7.500      353        677        79.99
January 2006 .................        2        569,085.69     0.15    284,542.85     7.470      354        691        85.28
February 2006 ................        5      2,516,971.25     0.68    503,394.25     7.451      355        680        79.03
March 2006 ...................       63     19,080,393.62     5.16    302,863.39     7.493      357        689        75.52
April 2006 ...................       86     25,372,579.84     6.87    295,030.00     7.421      359        704        72.63
May 2006 .....................       24      8,264,489.84     2.24    344,353.74     7.081      382        704        77.08
June 2006 ....................      102     36,241,336.51     9.81    355,307.22     7.511      425        702        75.40
July 2006 ....................      550    208,801,655.51    56.50    379,639.37     1.988      407        692        75.18
August 2006 ..................      151     57,128,368.71    15.46    378,333.57     2.384      390        692        76.32
September 2006 ...............       20      6,794,250.00     1.84    339,712.50     2.396      389        686        75.68
October 2006 .................       10      3,508,900.00     0.95    350,890.00     2.634      360        673        73.60
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

                        MAXIMUM NEGATIVE AMORTIZATION(1)

                                                            PERCENT                          WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
MAXIMUM NEGATIVE                MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
AMORTIZATION (%)                  LOANS     OUTSTANDING     GROUP 3       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  ---------------  --------  ------------  --------  ---------  --------  -------------
110 ..........................       13   $  4,586,625.85     1.24%   352,817.37     2.109      368        675        75.00
115 ..........................    1,004    364,951,494.55    98.76    363,497.50     3.456      399        694        75.32
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

----------
(1)  Reflects maximum allowable percentage of original unpaid principal balance.

                        FIXED RATE PERIODS AT ORIGINATION

                                                            PERCENT                          WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
FIXED RATE PERIOD (MONTHS)        LOANS     OUTSTANDING     GROUP 3       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------------------      --------  ---------------  --------  ------------  --------  ---------  --------  -------------
1 ............................      972   $354,839,827.65    96.02%   365,061.55     3.441      399        694        75.25
3 ............................       45     14,698,292.75     3.98    326,628.73     3.397      377        691        76.76
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

                     PREPAYMENT CHARGE PERIOD AT ORIGINATION

                                                            PERCENT                          WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
PREPAYMENT CHARGE PERIOD        MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                          LOANS     OUTSTANDING     GROUP 3       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------        --------  ---------------  --------  ------------  --------  ---------  --------  -------------
36 ...........................    1,015   $368,907,711.08    99.83%   363,455.87     3.433      399        694        75.31
60 ...........................        2        630,409.32     0.17    315,204.66     7.190      350        692        77.24
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

                         INITIAL PAYMENT RECAST PERIODS

                                                            PERCENT                          WEIGHTED
                                                              OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
INITIAL PAYMENT RECAST          MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PERIOD (MONTHS)                   LOANS     OUTSTANDING     GROUP 3       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------------          --------  ---------------  --------  ------------  --------  ---------  --------  -------------
60 ...........................      417   $145,716,289.87    39.43%   349,439.54     4.131      390        698        75.29
120 ..........................      600    223,821,830.53    60.57    373,036.38     2.989      404        691        75.33
                                  -----   ---------------   ------
   Total .....................    1,017   $369,538,120.40   100.00%
                                  =====   ===============   ======

                                  LOAN GROUP 4

                                  LOAN PROGRAMS

                                                              PERCENT                          WEIGHTED
                                                                OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER        AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF          PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE        BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                   LOANS       OUTSTANDING     GROUP 4       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------                 --------  -----------------  --------  ------------  --------  ---------  --------  -------------
One-Year MTA .................    3,247   $1,562,581,115.27   100.00%   481,238.41     2.935      406        705        74.65
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

                            CURRENT MORTGAGE RATES(1)

                                                              PERCENT                WEIGHTED
                                                                OF        AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER        AGGREGATE     MORTGAGE    PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                                   OF          PRINCIPAL     LOANS IN     BALANCE     TERM TO     FICO       ORIGINAL
                                MORTGAGE        BALANCE        LOAN     OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
CURRENT MORTGAGE RATE (%)         LOANS       OUTSTANDING     GROUP 4       ($)       (MONTHS)    SCORE     RATIO (%)
-------------------------       --------  -----------------  --------  ------------  ---------  --------  -------------
1.000 ........................       88   $   53,162,942.00     3.40%    604,124.34     360        722        72.81
1.250 ........................      587      322,807,372.60    20.66     549,927.38     371        714        72.94
1.500 ........................      385      194,536,639.60    12.45     505,289.97     465        712        73.00
1.750 ........................      518      252,073,596.00    16.13     486,628.56     366        698        73.89
2.000 ........................      361      184,814,869.56    11.83     511,952.55     448        701        73.35
2.160 ........................        2          557,991.00     0.04     278,995.50     360        735        90.00
2.175 ........................        1          585,000.00     0.04     585,000.00     360        762        90.00
2.250 ........................      167       76,389,079.43     4.89     457,419.64     377        672        75.26
2.390 ........................        9        3,071,435.00     0.20     341,270.56     360        676        89.93
2.410 ........................        7        1,561,784.00     0.10     223,112.00     360        721        89.92
2.425 ........................        3          767,760.00     0.05     255,920.00     360        759        90.00
2.445 ........................        4        1,361,000.00     0.09     340,250.00     360        731        88.86
2.460 ........................        1          202,000.00     0.01     202,000.00     360        759        82.45
2.470 ........................        1          134,900.00     0.01     134,900.00     360        808        84.37
2.485 ........................        1          103,275.00     0.01     103,275.00     360        683        85.00
2.500 ........................       98       46,438,076.10     2.97     473,857.92     411        686        76.03
2.510 ........................        1           95,000.00     0.01      95,000.00     360        738        89.62
2.520 ........................        3          937,100.00     0.06     312,366.67     360        672        83.87
2.625 ........................        1          382,500.00     0.02     382,500.00     360        650        85.00
2.640 ........................        1          382,941.00     0.02     382,941.00     480        680        90.00
2.660 ........................        4        1,421,500.00     0.09     355,375.00     480        679        89.97
2.680 ........................        1          317,700.00     0.02     317,700.00     480        717        90.00
2.695 ........................        4        1,050,700.00     0.07     262,675.00     480        733        89.43
2.725 ........................        1          345,000.00     0.02     345,000.00     480        749        84.35
2.750 ........................      118       39,093,591.00     2.50     331,301.62     393        705        78.87
2.770 ........................        1          240,500.00     0.02     240,500.00     480        677        89.92
2.875 ........................        1          267,000.00     0.02     267,000.00     360        640        81.16
2.910 ........................        1          328,500.00     0.02     328,500.00     360        677        90.00
2.930 ........................        1          233,100.00     0.01     233,100.00     360        718        90.00
2.970 ........................        3          766,950.00     0.05     255,650.00     360        635        89.19
2.980 ........................        2          516,000.00     0.03     258,000.00     360        759        84.59
3.000 ........................       54       16,216,431.42     1.04     300,304.29     432        707        82.30
3.040 ........................        2          488,500.00     0.03     244,250.00     360        645        89.63
3.140 ........................        1          247,500.00     0.02     247,500.00     360        662        90.00
3.150 ........................        1          350,800.00     0.02     350,800.00     360        685        82.35
3.160 ........................        1          226,000.00     0.01     226,000.00     480        663        86.92
3.190 ........................        6        1,934,500.00     0.12     322,416.67     360        676        89.32
3.220 ........................        2          528,300.00     0.03     264,150.00     480        768        90.00
3.250 ........................       48       15,620,965.00     1.00     325,436.77     382        709        83.31
3.290 ........................        1           93,500.00     0.01      93,500.00     360        806        85.00
3.405 ........................        4        1,026,050.00     0.07     256,512.50     360        771        94.66
3.410 ........................        2          439,575.00     0.03     219,787.50     360        702        95.00
3.430 ........................        1          270,000.00     0.02     270,000.00     360        657        90.00
3.500 ........................       34       12,480,505.00     0.80     367,073.68     454        721        82.19

                                                              PERCENT                WEIGHTED
                                                                OF        AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER        AGGREGATE     MORTGAGE    PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                                   OF          PRINCIPAL     LOANS IN     BALANCE     TERM TO     FICO       ORIGINAL
                                MORTGAGE        BALANCE        LOAN     OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
CURRENT MORTGAGE RATE (%)         LOANS       OUTSTANDING     GROUP 4       ($)       (MONTHS)    SCORE     RATIO (%)
-------------------------       --------  -----------------  --------  ------------  ---------  --------  -------------
3.595 ........................        2          588,050.00     0.04     294,025.00     360        767        95.00
3.615 ........................        1          263,625.00     0.02     263,625.00     480        730        95.00
3.620 ........................        1          283,469.54     0.02     283,469.54     479        667        87.38
3.625 ........................        1          487,500.00     0.03     487,500.00     360        661        75.00
3.645 ........................        5        1,295,305.00     0.08     259,061.00     360        691        94.47
3.675 ........................        1          149,055.00     0.01     149,055.00     480        703        95.00
3.705 ........................        1          355,775.00     0.02     355,775.00     480        702        95.00
3.750 ........................        6        1,101,342.00     0.07     183,557.00     360        685        90.82
3.790 ........................        2          412,200.00     0.03     206,100.00     360        638        90.00
3.845 ........................        1          275,500.00     0.02     275,500.00     360        695        95.00
3.895 ........................        1          374,335.00     0.02     374,335.00     480        690        95.00
3.910 ........................        1          277,305.00     0.02     277,305.00     360        650        95.00
3.935 ........................        2          141,400.00     0.01      70,700.00     360        721        88.93
4.000 ........................        3          864,770.19     0.06     288,256.73     389        686        90.14
4.005 ........................        1           77,100.00     0.00      77,100.00     360        690        87.61
4.160 ........................        1          118,750.00     0.01     118,750.00     480        642        95.00
4.180 ........................        1          288,000.00     0.02     288,000.00     360        647        90.00
4.185 ........................        1          303,000.00     0.02     303,000.00     360        688        94.69
4.720 ........................        1          328,225.00     0.02     328,225.00     360        631        95.00
5.000 ........................        3          913,909.97     0.06     304,636.66     423        653        71.21
5.250 ........................        1          571,121.59     0.04     571,121.59     479        662        80.00
5.500 ........................        1        1,500,000.00     0.10   1,500,000.00     360        676        65.22
5.625 ........................        2          587,780.04     0.04     293,890.02     399        694        80.00
5.750 ........................        2          926,618.53     0.06     463,309.27     479        645        69.60
6.000 ........................        2        1,310,000.00     0.08     655,000.00     480        730        77.27
6.125 ........................        2        1,744,000.00     0.11     872,000.00     392        759        80.00
6.250 ........................        7        4,290,792.23     0.27     612,970.32     423        750        72.54
6.375 ........................        3        2,600,828.61     0.17     866,942.87     445        754        76.57
6.500 ........................        9        4,900,551.27     0.31     544,505.70     388        682        71.40
6.520 ........................        1          201,615.14     0.01     201,615.14     359        682        95.00
6.625 ........................        8        5,618,035.59     0.36     702,254.45     479        721        68.95
6.750 ........................       19       11,635,095.51     0.74     612,373.45     420        717        72.17
6.875 ........................       27       15,282,487.35     0.98     566,018.05     437        727        73.34
6.945 ........................        1          574,068.01     0.04     574,068.01     479        744        86.12
7.000 ........................       42       20,753,241.60     1.33     494,124.80     415        721        76.82
7.125 ........................       35       18,520,610.96     1.19     529,160.31     430        703        75.71
7.175 ........................        1          331,142.88     0.02     331,142.88     359        709        90.00
7.210 ........................        1          534,955.35     0.03     534,955.35     479        664        90.00
7.250 ........................       56       27,084,775.64     1.73     483,656.71     419        710        75.37
7.285 ........................        1          231,417.23     0.01     231,417.23     358        754        89.99
7.330 ........................        1          363,425.07     0.02     363,425.07     478        693        95.00
7.375 ........................       56       26,253,346.78     1.68     468,809.76     432        709        75.60
7.410 ........................        1          247,075.28     0.02     247,075.28     359        688        89.67
7.425 ........................        1          243,826.78     0.02     243,826.78     359        703        89.96
7.455 ........................        1          165,931.18     0.01     165,931.18     359        754        95.00
7.470 ........................        1          246,530.86     0.02     246,530.86     358        674        95.00
7.500 ........................      115       47,837,181.60     3.06     415,975.49     410        714        77.37
7.535 ........................        1          342,741.28     0.02     342,741.28     478        697        90.00
7.625 ........................       37       17,522,814.18     1.12     473,589.57     455        703        74.79
7.640 ........................        1          287,259.13     0.02     287,259.13     357        662        90.00
7.705 ........................        1          176,441.04     0.01     176,441.04     359        787        94.58
7.720 ........................        2          752,337.73     0.05     376,168.87     418        702        92.04
7.750 ........................       78       36,158,506.15     2.31     463,570.59     427        705        75.37
7.805 ........................        1          226,672.94     0.01     226,672.94     359        650        85.02
7.845 ........................        1          161,834.05     0.01     161,834.05     479        776        95.00
7.875 ........................       25       10,713,655.75     0.69     428,546.23     389        701        75.88
7.970 ........................        1          299,761.64     0.02     299,761.64     479        627        88.24
8.000 ........................       29       11,010,421.70     0.70     379,669.71     448        705        75.25
8.125 ........................       94       42,298,540.38     2.71     449,984.47     452        696        75.61
8.230 ........................        1          295,730.26     0.02     295,730.26     479        731        87.06
8.250 ........................        4        2,272,500.00     0.15     568,125.00     360        706        76.69
8.380 ........................        2          509,811.99     0.03     254,906.00     478        715        92.35
8.500 ........................        1          515,235.39     0.03     515,235.39     477        774        69.39
8.625 ........................        1          231,627.23     0.01     231,627.23     479        746        80.00

                                                              PERCENT                WEIGHTED
                                                                OF        AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER        AGGREGATE     MORTGAGE    PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                                   OF          PRINCIPAL     LOANS IN     BALANCE     TERM TO     FICO       ORIGINAL
                                MORTGAGE        BALANCE        LOAN     OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
CURRENT MORTGAGE RATE (%)         LOANS       OUTSTANDING     GROUP 4       ($)       (MONTHS)    SCORE     RATIO (%)
-------------------------       --------  -----------------  --------  ------------  ---------  --------  -------------
9.250 ........................        1          481,723.94     0.03     481,723.94     357        673        88.00
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 4 (as so adjusted) is expected to be approximately 2.917% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 4 is expected to be approximately 2.935% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                              PERCENT                          WEIGHTED
                                                                OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER        AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF          PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
RANGE OF CURRENT MORTGAGE       MORTGAGE        BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS       OUTSTANDING     GROUP 4       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------------     --------  -----------------  --------  ------------  --------  ---------  --------  -------------
        0.01 -   50,000.00....        6   $      227,879.49     0.01%     37,979.92    3.337      471        722        73.58
   50,000.01 -  100,000.00....       43        3,584,934.47     0.23      83,370.57    3.107      387        708        77.54
  100,000.01 -  150,000.00....      153       19,550,353.92     1.25     127,780.09    3.555      387        703        73.18
  150,000.01 -  200,000.00....      229       40,649,939.90     2.60     177,510.65    3.312      400        702        76.47
  200,000.01 -  250,000.00....      298       67,526,535.53     4.32     226,599.11    3.441      402        696        77.15
  250,000.01 -  300,000.00....      316       87,025,855.29     5.57     275,398.28    3.390      404        695        77.36
  300,000.01 -  350,000.00....      300       97,764,257.61     6.26     325,880.86    3.230      408        699        77.06
  350,000.01 -  400,000.00....      290      109,803,715.20     7.03     378,633.50    3.143      405        690        77.38
  400,000.01 -  450,000.00....      228       97,850,918.52     6.26     429,170.70    2.585      406        703        76.74
  450,000.01 -  500,000.00....      248      118,846,969.31     7.61     479,221.65    2.640      404        704        76.21
  500,000.01 -  550,000.00....      192      100,812,065.62     6.45     525,062.84    2.955      408        711        77.05
  550,000.01 -  600,000.00....      192      110,783,674.75     7.09     576,998.31    2.838      411        706        76.24
  600,000.01 -  650,000.00....      173      109,785,133.89     7.03     634,596.15    2.848      415        707        75.30
  650,000.01 -  700,000.00....       67       45,555,728.19     2.92     679,936.24    2.936      404        708        72.93
  700,000.01 -  750,000.00....       66       47,826,390.94     3.06     724,642.29    2.793      404        719        74.32
  750,000.01- 1,000,000.00....      254      225,069,590.98    14.40     886,100.75    2.802      407        704        72.42
1,000,000.01- 1,500,000.00....      145      187,690,296.36    12.01   1,294,415.84    2.942      407        719        70.26
1,500,000.01- 2,000,000.00....       37       66,109,064.30     4.23   1,786,731.47    2.883      404        716        71.31
Greater than 2,000,000.00.....       10       26,117,811.00     1.67   2,611,781.10    1.895      382        701        65.88
                                  -----   -----------------   ------
   Total......................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 4 is approximately $481,238.

                              FICO CREDIT SCORES(1)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
RANGE OF FICO CREDIT SCORES       LOANS      OUTSTANDING      GROUP 4  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------------     --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
601-620 ......................       15   $    5,364,153.82     0.34%     357,610.25      2.855      407        613        66.99
621-640 ......................      237       99,943,357.51     6.40      421,701.93      2.889      404        631        73.13
641-660 ......................      406      169,707,356.84    10.86      417,998.42      2.983      390        651        74.55
661-680 ......................      546      253,787,964.25    16.24      464,813.12      2.876      407        670        75.56
681-700 ......................      523      256,347,536.08    16.41      490,148.25      2.893      407        691        75.52
701-720 ......................      399      207,794,619.37    13.30      520,788.52      3.018      415        710        75.02
721-740 ......................      366      192,500,379.80    12.32      525,957.32      3.060      413        730        74.45
741-760 ......................      309      145,031,559.17     9.28      469,357.80      2.817      407        751        75.13
761-780 ......................      242      129,669,666.32     8.30      535,825.07      2.997      405        770        74.06
781-800 ......................      148       75,362,001.54     4.82      509,202.71      2.806      397        789        72.00
801-820 ......................       48       24,338,224.57     1.56      507,046.35      3.118      396        806        71.58
821-840 ......................        1          205,000.00     0.01      205,000.00      1.500      480        826        45.56
Not Available ................        7        2,529,296.00     0.16      361,328.00      1.259      369        N/A        77.70
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 4 is approximately 705.

                             DOCUMENTATION PROGRAMS

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
DOCUMENTATION PROGRAM             LOANS      OUTSTANDING      GROUP 4  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------           --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
CLUES Plus ...................        2   $      715,600.00     0.05%     357,800.00      1.536      453        686        79.87
Full/Alternative .............      312      116,252,111.24     7.44      372,602.92      3.256      398        700        75.65
No Income/No Asset ...........        1          187,500.00     0.01      187,500.00      1.750      360        706        75.00
Reduced ......................    2,576    1,310,665,575.16    83.88      508,798.75      2.892      407        705        74.68
Stated Income/Stated Asset ...      356      134,760,328.87     8.62      378,540.25      3.086      400        711        73.46
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL               MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING      GROUP 4  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------        --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
50.00 or Less ................       77   $   40,114,988.98     2.57%     520,973.88      2.134      403        705        42.15
50.01 to 55.00 ...............       52       26,121,637.71     1.67      502,339.19      1.616      404        722        52.96
55.01 to 60.00 ...............       79       47,830,828.27     3.06      605,453.52      2.471      401        707        58.04
60.01 to 65.00 ...............      100       65,358,456.13     4.18      653,584.56      2.584      398        700        63.11
65.01 to 70.00 ...............      503      261,424,547.26    16.73      519,730.71      2.945      407        709        69.13
70.01 to 75.00 ...............      445      279,382,546.57    17.88      627,825.95      3.016      409        705        74.23
75.01 to 80.00 ...............    1,724      765,963,699.35    49.02      444,294.49      2.906      407        705        79.56
80.01 to 85.00 ...............       26        6,717,429.26     0.43      258,362.66      3.882      376        704        84.25
85.01 to 90.00 ...............      162       47,867,994.83     3.06      295,481.45      4.160      397        695        89.56
90.01 to 95.00 ...............       79       21,798,986.91     1.40      275,936.54      4.934      399        712        94.83
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 4 is approximately 74.65%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 4 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
STATE                             LOANS      OUTSTANDING      GROUP 4  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----                           --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
Alabama ......................        6   $    1,777,325.08     0.11%     296,220.85      4.297      409        709        80.16
Arizona ......................      132       39,827,343.51     2.55      301,722.30      3.168      408        701        77.10
California ...................    1,750      995,390,501.84    63.70      568,794.57      2.905      412        705        74.32
Colorado .....................       41       15,836,874.98     1.01      386,265.24      2.755      395        704        74.86
Connecticut ..................       11        9,866,905.08     0.63      896,991.37      3.246      368        740        63.45
District of Columbia .........        3        1,849,650.00     0.12      616,550.00      4.733      360        680        71.96
Florida ......................      466      167,836,996.90    10.74      360,165.23      3.144      399        708        75.93
Georgia ......................       18        7,020,744.38     0.45      390,041.35      3.402      385        684        73.95
Hawaii .......................       55       34,272,727.55     2.19      623,140.50      2.652      410        733        73.74
Idaho ........................       23        5,920,337.48     0.38      257,405.98      3.631      414        692        76.48
Illinois .....................       69       26,088,486.20     1.67      378,094.00      2.468      373        696        75.08
Indiana ......................        5        1,970,400.00     0.13      394,080.00      1.888      462        704        73.69
Kansas .......................        1           87,599.42     0.01       87,599.42      3.000      359        641        75.00
Kentucky .....................        4        1,293,068.01     0.08      323,267.00      4.209      413        742        82.34
Louisiana ....................        5          810,896.09     0.05      162,179.22      6.450      444        735        87.42
Maryland .....................       30       14,071,767.63     0.90      469,058.92      2.546      389        701        74.78
Massachusetts ................       55       20,883,622.62     1.34      379,702.23      2.836      383        692        76.59
Michigan .....................       13        3,865,247.10     0.25      297,326.70      2.109      364        718        70.17
Minnesota ....................        9        3,990,369.40     0.26      443,374.38      3.085      432        677        78.63
Mississippi ..................        1          161,500.00     0.01      161,500.00      2.000      480        643        79.56
Missouri .....................        7        1,781,850.00     0.11      254,550.00      1.915      360        699        79.19
Montana ......................        2          354,900.00     0.02      177,450.00      5.118      360        729        71.22
Nevada .......................      159       56,024,077.79     3.59      352,352.69      2.790      386        712        78.27
New Hampshire ................        1          182,400.00     0.01      182,400.00      2.500      360        714        80.00
New Jersey ...................       62       23,814,182.58     1.52      384,099.72      2.385      392        697        74.32
New Mexico ...................        4          867,617.90     0.06      216,904.48      4.653      385        691        80.00
New York .....................       42       19,580,147.50     1.25      466,193.99      3.004      371        686        70.50
North Carolina ...............       28       13,791,669.39     0.88      492,559.62      3.355      390        705        71.51
Ohio .........................        7        1,456,232.04     0.09      208,033.15      2.967      372        706        82.38
Oklahoma .....................        1          399,611.63     0.03      399,611.63      8.125      479        638        94.11
Oregon .......................       27        9,355,709.51     0.60      346,507.76      3.049      393        712        78.77
Pennsylvania .................        7        3,928,789.57     0.25      561,255.65      2.513      413        665        73.26
Rhode Island .................        2          445,500.00     0.03      222,750.00      1.562      410        741        75.51
South Carolina ...............        6        5,389,120.00     0.34      898,186.67      1.447      397        737        67.42
Tennessee ....................        6        1,222,013.00     0.08      203,668.83      2.286      360        692        78.85
Texas ........................       32        6,604,763.93     0.42      206,398.87      3.566      386        681        77.67
Utah .........................       16        6,481,516.45     0.41      405,094.78      2.888      407        727        75.65
Virginia .....................       47       20,885,643.04     1.34      444,375.38      3.621      408        701        76.52
Washington ...................       85       34,213,455.31     2.19      402,511.24      2.951      390        707        73.17
West Virginia ................        2          616,572.93     0.04      308,286.47      7.275      430        727        58.80
Wisconsin ....................        5        2,055,879.43     0.13      411,175.89      3.656      360        690        62.95
Wyoming ......................        2          307,100.00     0.02      153,550.00      3.648      438        736        38.57
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

----------
(1) As of the cut-off date, no more than approximately 0.663% of the Mortgage Loans in Loan Group 4 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING      GROUP 4  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                    --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
Refinance (cash-out) .........    1,237   $  615,893,614.38    39.42%     497,892.98      3.010      409        701        71.53
Purchase .....................    1,426      660,767,968.92    42.29      463,371.65      2.924      402        712        77.42
Refinance (rate/term) ........      584      285,919,531.97    18.30      489,588.24      2.798      410        701        74.99
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

                        TYPES OF MORTGAGED PROPERTIES(1)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING      GROUP 4  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                   --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
2-4 Family Residence .........      235   $  110,980,901.92     7.10%     472,259.16      2.868      401        701        74.34
Condominium Hotel ............        2          484,000.00     0.03      242,000.00      2.128      360        747        71.89
High-rise Condominium ........       69       37,714,448.92     2.41      546,586.22      3.313      403        711        75.57
Low-rise Condominium .........      416      138,366,393.04     8.85      332,611.52      3.047      403        711        77.24
Planned Unit Development .....      773      381,368,046.36    24.41      493,360.99      2.913      406        710        75.86
Single Family Residence ......    1,752      893,667,325.03    57.19      510,084.09      2.919      407        703        73.74
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

----------
(1)  Treated as real property.

                               OCCUPANCY TYPES(1)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING      GROUP 4  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------                  --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
Investment Property ..........      563   $  190,595,275.98    12.20%     338,535.13      3.481      405        713        71.83
Primary Residence ............    2,399    1,254,142,273.68    80.26      522,777.10      2.890      407        703        74.89
Secondary Residence ..........      285      117,843,565.61     7.54      413,486.20      2.532      399        716        76.68
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                              PERCENT
                                                                OF                      WEIGHTED  WEIGHTED     WEIGHTED
                                 NUMBER       AGGREGATE      MORTGAGE      AVERAGE       AVERAGE   AVERAGE     AVERAGE
                                   OF         PRINCIPAL      LOANS IN     PRINCIPAL      CURRENT    FICO       ORIGINAL
REMAINING TERM TO MATURITY      MORTGAGE       BALANCE         LOAN        BALANCE      MORTGAGE   CREDIT   LOAN-TO-VALUE
(MONTHS)                         LOANS       OUTSTANDING      GROUP 4  OUTSTANDING ($)  RATE (%)    SCORE     RATIO (%)
--------------------------      --------  -----------------  --------  ---------------  --------  --------  -------------
480 ..........................      886   $  436,923,272.30    27.96%      493,141.39     2.133      705        74.52
479 ..........................      272      134,166,136.16     8.59       493,257.85     7.455      714        74.85
478 ..........................       53       28,271,616.85     1.81       533,426.73     7.419      712        76.81
477 ..........................        3        1,124,022.95     0.07       374,674.32     7.803      723        71.76
476 ..........................        1          430,966.74     0.03       430,966.74     7.125      729        80.00
475 ..........................        1          228,483.77     0.01       228,483.77     7.625      655        80.00
360 ..........................    1,812      869,460,866.68    55.64       479,834.92     2.012      704        74.32
359 ..........................      117       56,436,675.53     3.61       482,364.75     7.379      707        76.90
358 ..........................       57       18,166,908.65     1.16       318,717.70     7.468      714        80.52
357 ..........................       19        7,153,256.97     0.46       376,487.21     7.381      695        77.56
356 ..........................        9        3,381,018.83     0.22       375,668.76     7.262      706        79.82
355 ..........................        3        2,479,301.56     0.16       826,433.85     7.647      702        74.44
354 ..........................        1          234,453.99     0.02       234,453.99     7.625      682        80.00
353 ..........................        5        1,492,744.27     0.10       298,548.85     7.610      746        68.34
352 ..........................        5          844,833.60     0.05       168,966.72     7.896      726        71.18
351 ..........................        1        1,217,882.37     0.08     1,217,882.37     7.000      807        73.17
348 ..........................        2          568,674.05     0.04       284,337.03     7.309      698        77.45
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 4 is approximately 406 months.

                                GROSS MARGINS(1)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER       AGGREGATE      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         PRINCIPAL      LOANS IN     PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE       BALANCE         LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
GROSS MARGIN (%)                  LOANS      OUTSTANDING      GROUP 4  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
0.900 ........................        4   $    1,793,109.97     0.11%     448,277.49      3.161      392        699        75.52
1.150 ........................        1          571,121.59     0.04      571,121.59      5.250      479        662        80.00
1.300 ........................        1          751,200.00     0.05      751,200.00      2.000      360        752        80.00
1.400 ........................        3        2,019,900.00     0.13      673,300.00      4.505      374        676        67.40
1.475 ........................        1          396,000.00     0.03      396,000.00      5.625      360        701        80.00
1.525 ........................        2          611,780.04     0.04      305,890.02      2.793      480        748        69.44
1.550 ........................        3        1,605,618.53     0.10      535,206.18      2.962      408        642        68.41
1.650 ........................        3        1,551,900.00     0.10      517,300.00      2.311      382        696        64.59
1.775 ........................        2        1,324,000.00     0.08      662,000.00      1.392      428        736        57.12
1.800 ........................        4        2,965,900.00     0.19      741,475.00      3.454      430        729        75.80
1.900 ........................        4        2,112,000.00     0.14      528,000.00      1.666      360        716        73.16
1.925 ........................        3        2,344,960.00     0.15      781,653.33      1.878      463        701        73.13
1.950 ........................        1          400,000.00     0.03      400,000.00      1.500      480        661        65.57
2.025 ........................        2        1,744,000.00     0.11      872,000.00      6.125      392        759        80.00
2.075 ........................        5        2,587,928.27     0.17      517,585.65      2.676      431        706        72.93
2.150 ........................       14        9,306,211.08     0.60      664,729.36      3.122      416        745        69.12
2.200 ........................       14        9,614,139.82     0.62      686,724.27      2.648      407        742        71.69
2.250 ........................        1          536,000.00     0.03      536,000.00      1.250      360        761        80.00
2.275 ........................       16       12,127,680.79     0.78      757,980.05      1.481      412        751        69.07
2.300 ........................        4        1,028,100.00     0.07      257,025.00      3.064      422        700        65.12
2.325 ........................       10        7,050,686.00     0.45      705,068.60      1.669      378        717        68.81
2.350 ........................        3        2,377,189.11     0.15      792,396.37      4.178      389        698        71.18
2.375 ........................        1          198,138.02     0.01      198,138.02      6.500      479        781        80.00
2.400 ........................       48       25,439,071.54     1.63      529,980.66      1.959      387        716        72.75
2.450 ........................       28       16,174,019.21     1.04      577,643.54      2.450      427        718        72.59
2.500 ........................        8        4,068,100.00     0.26      508,512.50      1.357      383        705        68.46

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER       AGGREGATE      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         PRINCIPAL      LOANS IN     PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE       BALANCE         LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
GROSS MARGIN (%)                  LOANS      OUTSTANDING      GROUP 4  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
2.525 ........................       25       16,494,838.48     1.06      659,793.54      2.074      408        731        68.57
2.550 ........................        1          840,000.00     0.05      840,000.00      2.000      360        736        80.00
2.575 ........................        9        4,043,050.00     0.26      449,227.78      2.185      376        703        65.90
2.600 ........................       22       11,721,105.02     0.75      532,777.50      2.685      404        697        73.22
2.625 ........................        1          391,862.00     0.03      391,862.00      1.250      360        702        80.00
2.650 ........................       74       44,304,717.39     2.84      598,712.40      2.648      406        726        72.52
2.675 ........................        8        3,689,586.00     0.24      461,198.25      1.483      381        726        77.90
2.700 ........................        3        1,463,488.64     0.09      487,829.55      3.606      359        739        79.76
2.725 ........................       30       16,223,845.95     1.04      540,794.87      2.741      412        709        67.20
2.750 ........................        1          408,976.00     0.03      408,976.00      1.500      480        758        80.00
2.775 ........................       74       48,672,287.36     3.11      657,733.61      2.659      404        722        73.70
2.800 ........................       16        8,541,749.52     0.55      533,859.35      2.765      404        707        74.46
2.850 ........................       43       26,900,076.64     1.72      625,583.18      2.920      406        707        74.50
2.875 ........................       16        6,643,303.82     0.43      415,206.49      2.221      409        712        75.41
2.900 ........................      113       61,543,438.62     3.94      544,632.20      2.744      394        718        75.02
2.950 ........................       15        8,724,360.36     0.56      581,624.02      2.938      381        719        74.21
2.975 ........................       51       30,895,741.75     1.98      605,798.86      2.428      409        707        74.57
3.000 ........................        2        1,019,120.00     0.07      509,560.00      1.250      360        715        80.00
3.025 ........................       84       41,994,838.00     2.69      499,938.55      2.698      414        710        75.26
3.050 ........................       12        4,588,256.65     0.29      382,354.72      3.938      375        722        75.65
3.075 ........................        5        2,810,816.02     0.18      562,163.20      4.350      374        722        65.73
3.100 ........................       90       44,796,710.52     2.87      497,741.23      2.706      394        722        72.25
3.125 ........................        3          618,567.28     0.04      206,189.09      5.117      359        689        79.99
3.150 ........................      116       56,866,101.00     3.64      490,225.01      2.981      408        709        74.22
3.175 ........................       15        6,098,830.44     0.39      406,588.70      2.955      413        718        74.06
3.200 ........................       12        6,207,988.76     0.40      517,332.40      3.388      403        736        70.17
3.225 ........................       69       37,270,431.09     2.39      540,151.18      2.489      406        710        74.22
3.250 ........................       22        9,996,720.44     0.64      454,396.38      2.226      390        699        75.05
3.275 ........................      135       61,697,927.05     3.95      457,021.68      3.214      414        703        75.88
3.300 ........................       18        7,536,148.38     0.48      418,674.91      1.902      405        704        75.81
3.325 ........................        4          911,890.90     0.06      227,972.73      6.016      403        692        87.03
3.350 ........................       84       42,518,208.00     2.72      506,169.14      2.186      411        702        73.43
3.400 ........................      448      201,281,235.73    12.88      449,288.47      3.009      402        701        74.62
3.425 ........................        3        1,496,437.58     0.10      498,812.53      2.424      369        690        78.72
3.440 ........................        1          372,000.00     0.02      372,000.00      2.000      360        696        80.00
3.450 ........................        3        1,160,250.44     0.07      386,750.15      3.074      422        745        73.20
3.475 ........................        1          200,000.00     0.01      200,000.00      2.000      480        789        61.54
3.500 ........................       12        6,501,009.91     0.42      541,750.83      3.225      439        686        68.95
3.525 ........................      116       48,881,108.99     3.13      421,388.87      3.449      428        706        76.64
3.550 ........................        4        3,587,151.13     0.23      896,787.78      4.719      358        684        78.09
3.575 ........................        3          660,579.32     0.04      220,193.11      5.267      359        686        86.34
3.600 ........................      113       48,491,297.14     3.10      429,126.52      3.781      381        699        75.28
3.625 ........................        2          765,565.23     0.05      382,782.62      3.965      401        750        76.22
3.650 ........................      158       80,492,971.11     5.15      509,449.18      3.033      431        696        74.56
3.675 ........................        3        1,403,942.88     0.09      467,980.96      3.682      401        689        82.36
3.700 ........................        1          152,250.00     0.01      152,250.00      3.000      360        667        81.85
3.725 ........................      122       51,331,125.64     3.29      420,746.93      2.962      392        695        76.09
3.750 ........................        4        1,730,634.52     0.11      432,658.63      3.584      359        673        81.65
3.775 ........................        6        1,797,019.59     0.12      299,503.27      4.134      409        717        90.81
3.800 ........................      149       74,824,271.90     4.79      502,176.32      2.347      381        715        73.41
3.825 ........................        1          351,000.00     0.02      351,000.00      3.000      480        680        90.00
3.850 ........................       24        9,658,518.74     0.62      402,438.28      4.680      478        720        75.94
3.875 ........................       61       31,520,955.12     2.02      516,736.97      2.769      401        681        73.08
3.900 ........................        7        2,967,360.66     0.19      423,908.67      4.758      461        724        78.80
3.950 ........................       70       34,450,905.23     2.20      492,155.79      2.911      417        678        76.41
3.975 ........................       25        9,907,824.43     0.63      396,312.98      5.030      466        710        80.03
4.000 ........................      427      181,668,917.99    11.63      425,454.14      3.267      414        690        75.79
4.025 ........................        4          856,994.01     0.05      214,248.50      6.295      381        735        91.30
4.050 ........................       33       14,516,712.00     0.93      439,900.36      2.681      396        690        76.62
4.100 ........................        3          843,250.00     0.05      281,083.33      3.786      360        748        91.52
4.150 ........................        5        1,431,350.28     0.09      286,270.06      4.295      385        707        87.94
4.175 ........................        1          345,000.00     0.02      345,000.00      3.125      360        707        89.61
4.200 ........................        2          588,500.00     0.04      294,250.00      3.024      434        690        86.19
4.225 ........................        3        1,148,267.00     0.07      382,755.67      3.674      360        699        90.99

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER       AGGREGATE      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         PRINCIPAL      LOANS IN     PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE       BALANCE         LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
GROSS MARGIN (%)                  LOANS      OUTSTANDING      GROUP 4  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
4.250 ........................        1          226,672.94     0.01      226,672.94      8.375      359        650        85.02
4.275 ........................        7        2,067,372.46     0.13      295,338.92      4.759      408        724        90.62
4.350 ........................        4        1,155,565.00     0.07      288,891.25      4.187      360        692        92.53
4.400 ........................        7        2,752,821.93     0.18      393,260.28      6.041      416        682        90.18
4.475 ........................        5        1,840,500.00     0.12      368,100.00      3.598      360        707        88.24
4.525 ........................        4          669,603.09     0.04      167,400.77      6.302      388        737        93.64
4.550 ........................        1          229,500.00     0.01      229,500.00      4.000      360        677        87.93
4.575 ........................        1          215,000.00     0.01      215,000.00      3.750      360        707        89.58
4.600 ........................        2          682,130.86     0.04      341,065.43      5.238      359        666        91.81
4.625 ........................        1          247,500.00     0.02      247,500.00      4.000      360        662        90.00
4.650 ........................       10        2,686,185.26     0.17      268,618.53      4.587      402        698        90.41
4.725 ........................        4        1,140,650.00     0.07      285,162.50      3.389      360        707        89.79
4.750 ........................        2          386,450.00     0.02      193,225.00      3.597      360        706        86.04
4.775 ........................        1          149,055.00     0.01      149,055.00      4.625      480        703        95.00
4.800 ........................        1          301,500.00     0.02      301,500.00      4.250      360        628        90.00
4.850 ........................        1           77,100.00     0.00       77,100.00      4.875      360        690        87.61
4.875 ........................        2          592,174.00     0.04      296,087.00      3.109      360        694        90.00
4.900 ........................        3          888,500.00     0.06      296,166.67      4.137      360        654        88.86
4.925 ........................        1          328,225.00     0.02      328,225.00      5.500      360        631        95.00
4.950 ........................        1          325,850.00     0.02      325,850.00      4.625      360        688        95.00
5.000 ........................        1           92,700.00     0.01       92,700.00      3.250      360        702        90.00
5.050 ........................        2          707,723.94     0.05      353,861.97      7.653      396        670        87.66
5.125 ........................        5          783,261.99     0.05      156,652.40      7.638      437        717        92.18
5.150 ........................        3          786,861.64     0.05      262,287.21      6.351      405        631        88.55
5.225 ........................        1          240,500.00     0.02      240,500.00      3.750      480        677        89.92
5.300 ........................        2          489,569.54     0.03      244,784.77      4.566      429        658        88.48
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 4 is approximately 3.336%.

                            MAXIMUM MORTGAGE RATES(1)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER       AGGREGATE      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         PRINCIPAL      LOANS IN     PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
MAXIMUM MORTGAGE                MORTGAGE       BALANCE         LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
RATE (%)                          LOANS      OUTSTANDING      GROUP 4  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
9.500 ........................        1   $      537,860.50     0.03%     537,860.50      7.250      359        659        70.00
9.950 ........................    3,219    1,552,709,231.60    99.37      482,357.64      2.927      406        705        74.61
9.995 ........................        1          278,991.74     0.02      278,991.74      7.750      358        697        80.00
10.700 .......................        1          255,000.00     0.02      255,000.00      3.500      360        783        85.00
10.825 .......................        3        1,056,384.16     0.07      352,128.05      6.408      398        684        88.19
10.950 .......................        7        2,136,856.62     0.14      305,265.23      5.329      396        706        87.53
11.075 .......................        2          477,100.00     0.03      238,550.00      4.456      360        776        93.07
11.200 .......................        6        2,585,029.57     0.17      430,838.26      2.516      370        710        77.47
11.450 .......................        2          447,950.00     0.03      223,975.00      4.250      360        649        89.59
11.700 .......................        3        1,305,911.08     0.08      435,303.69      2.719      360        716        66.91
11.950 .......................        1          350,800.00     0.02      350,800.00      3.750      360        685        82.35
12.200 .......................        1          440,000.00     0.03      440,000.00      2.250      360        653        78.57
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 4 is approximately 9.957%.

                            MINIMUM MORTGAGE RATES(1)

                                                              PERCENT                          WEIGHTED             WEIGHTED
                                                                OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER       AGGREGATE      MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         PRINCIPAL        LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
MINIMUM MORTGAGE                MORTGAGE       BALANCE        IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
RATE (%)                          LOANS      OUTSTANDING      GROUP 4      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  -----------------  --------  -----------  --------  ---------  --------  ---------
0.900 ........................        4   $    1,793,109.97     0.11%   448,277.49    3.161      392        699      75.52
1.150 ........................        1          571,121.59     0.04    571,121.59    5.250      479        662      80.00
1.300 ........................        1          751,200.00     0.05    751,200.00    2.000      360        752      80.00
1.400 ........................        3        2,019,900.00     0.13    673,300.00    4.505      374        676      67.40
1.475 ........................        1          396,000.00     0.03    396,000.00    5.625      360        701      80.00
1.525 ........................        2          611,780.04     0.04    305,890.02    2.793      480        748      69.44
1.550 ........................        3        1,605,618.53     0.10    535,206.18    2.962      408        642      68.41
1.650 ........................        3        1,551,900.00     0.10    517,300.00    2.311      382        696      64.59
1.775 ........................        2        1,324,000.00     0.08    662,000.00    1.392      428        736      57.12
1.800 ........................        4        2,965,900.00     0.19    741,475.00    3.454      430        729      75.80
1.900 ........................        4        2,112,000.00     0.14    528,000.00    1.666      360        716      73.16
1.925 ........................        3        2,344,960.00     0.15    781,653.33    1.878      463        701      73.13
1.950 ........................        1          400,000.00     0.03    400,000.00    1.500      480        661      65.57
2.025 ........................        2        1,744,000.00     0.11    872,000.00    6.125      392        759      80.00
2.075 ........................        5        2,587,928.27     0.17    517,585.65    2.676      431        706      72.93
2.150 ........................       14        9,306,211.08     0.60    664,729.36    3.122      416        745      69.12
2.200 ........................       14        9,614,139.82     0.62    686,724.27    2.648      407        742      71.69
2.250 ........................        1          536,000.00     0.03    536,000.00    1.250      360        761      80.00
2.275 ........................       16       12,127,680.79     0.78    757,980.05    1.481      412        751      69.07
2.300 ........................        4        1,028,100.00     0.07    257,025.00    3.064      422        700      65.12
2.325 ........................       10        7,050,686.00     0.45    705,068.60    1.669      378        717      68.81
2.350 ........................        3        2,377,189.11     0.15    792,396.37    4.178      389        698      71.18
2.375 ........................        1          198,138.02     0.01    198,138.02    6.500      479        781      80.00
2.400 ........................       48       25,439,071.54     1.63    529,980.66    1.959      387        716      72.75
2.450 ........................       28       16,174,019.21     1.04    577,643.54    2.450      427        718      72.59
2.500 ........................        8        4,068,100.00     0.26    508,512.50    1.357      383        705      68.46
2.525 ........................       25       16,494,838.48     1.06    659,793.54    2.074      408        731      68.57
2.550 ........................        1          840,000.00     0.05    840,000.00    2.000      360        736      80.00
2.575 ........................        9        4,043,050.00     0.26    449,227.78    2.185      376        703      65.90
2.600 ........................       22       11,721,105.02     0.75    532,777.50    2.685      404        697      73.22
2.625 ........................        1          391,862.00     0.03    391,862.00    1.250      360        702      80.00
2.650 ........................       74       44,304,717.39     2.84    598,712.40    2.648      406        726      72.52
2.675 ........................        8        3,689,586.00     0.24    461,198.25    1.483      381        726      77.90
2.700 ........................        3        1,463,488.64     0.09    487,829.55    3.606      359        739      79.76
2.725 ........................       30       16,223,845.95     1.04    540,794.87    2.741      412        709      67.20
2.750 ........................        1          408,976.00     0.03    408,976.00    1.500      480        758      80.00
2.775 ........................       74       48,672,287.36     3.11    657,733.61    2.659      404        722      73.70
2.800 ........................       16        8,541,749.52     0.55    533,859.35    2.765      404        707      74.46
2.850 ........................       43       26,900,076.64     1.72    625,583.18    2.920      406        707      74.50
2.875 ........................       16        6,643,303.82     0.43    415,206.49    2.221      409        712      75.41
2.900 ........................      113       61,543,438.62     3.94    544,632.20    2.744      394        718      75.02
2.950 ........................       15        8,724,360.36     0.56    581,624.02    2.938      381        719      74.21
2.975 ........................       51       30,895,741.75     1.98    605,798.86    2.428      409        707      74.57
3.000 ........................        2        1,019,120.00     0.07    509,560.00    1.250      360        715      80.00
3.025 ........................       84       41,994,838.00     2.69    499,938.55    2.698      414        710      75.26
3.050 ........................       12        4,588,256.65     0.29    382,354.72    3.938      375        722      75.65
3.075 ........................        5        2,810,816.02     0.18    562,163.20    4.350      374        722      65.73
3.100 ........................       90       44,796,710.52     2.87    497,741.23    2.706      394        722      72.25
3.125 ........................        3          618,567.28     0.04    206,189.09    5.117      359        689      79.99
3.150 ........................      116       56,866,101.00     3.64    490,225.01    2.981      408        709      74.22
3.175 ........................       15        6,098,830.44     0.39    406,588.70    2.955      413        718      74.06
3.200 ........................       12        6,207,988.76     0.40    517,332.40    3.388      403        736      70.17
3.225 ........................       69       37,270,431.09     2.39    540,151.18    2.489      406        710      74.22
3.250 ........................       22        9,996,720.44     0.64    454,396.38    2.226      390        699      75.05
3.275 ........................      135       61,697,927.05     3.95    457,021.68    3.214      414        703      75.88
3.300 ........................       18        7,536,148.38     0.48    418,674.91    1.902      405        704      75.81
3.325 ........................        4          911,890.90     0.06    227,972.73    6.016      403        692      87.03
3.350 ........................       84       42,518,208.00     2.72    506,169.14    2.186      411        702      73.43
3.400 ........................      448      201,281,235.73    12.88    449,288.47    3.009      402        701      74.62
3.425 ........................        3        1,496,437.58     0.10    498,812.53    2.424      369        690      78.72
3.440 ........................        1          372,000.00     0.02    372,000.00    2.000      360        696      80.00

                                                              PERCENT                          WEIGHTED             WEIGHTED
                                                                OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER       AGGREGATE      MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         PRINCIPAL        LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
MINIMUM MORTGAGE                MORTGAGE       BALANCE        IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
RATE (%)                          LOANS      OUTSTANDING      GROUP 4      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  -----------------  --------  -----------  --------  ---------  --------  ---------
3.450 ........................        3        1,160,250.44     0.07    386,750.15    3.074      422        745      73.20
3.475 ........................        1          200,000.00     0.01    200,000.00    2.000      480        789      61.54
3.500 ........................       12        6,501,009.91     0.42    541,750.83    3.225      439        686      68.95
3.525 ........................      116       48,881,108.99     3.13    421,388.87    3.449      428        706      76.64
3.550 ........................        4        3,587,151.13     0.23    896,787.78    4.719      358        684      78.09
3.575 ........................        3          660,579.32     0.04    220,193.11    5.267      359        686      86.34
3.600 ........................      113       48,491,297.14     3.10    429,126.52    3.781      381        699      75.28
3.625 ........................        2          765,565.23     0.05    382,782.62    3.965      401        750      76.22
3.650 ........................      158       80,492,971.11     5.15    509,449.18    3.033      431        696      74.56
3.675 ........................        3        1,403,942.88     0.09    467,980.96    3.682      401        689      82.36
3.700 ........................        1          152,250.00     0.01    152,250.00    3.000      360        667      81.85
3.725 ........................      122       51,331,125.64     3.29    420,746.93    2.962      392        695      76.09
3.750 ........................        4        1,730,634.52     0.11    432,658.63    3.584      359        673      81.65
3.775 ........................        6        1,797,019.59     0.12    299,503.27    4.134      409        717      90.81
3.800 ........................      149       74,824,271.90     4.79    502,176.32    2.347      381        715      73.41
3.825 ........................        1          351,000.00     0.02    351,000.00    3.000      480        680      90.00
3.850 ........................       24        9,658,518.74     0.62    402,438.28    4.680      478        720      75.94
3.875 ........................       61       31,520,955.12     2.02    516,736.97    2.769      401        681      73.08
3.900 ........................        7        2,967,360.66     0.19    423,908.67    4.758      461        724      78.80
3.950 ........................       70       34,450,905.23     2.20    492,155.79    2.911      417        678      76.41
3.975 ........................       25        9,907,824.43     0.63    396,312.98    5.030      466        710      80.03
4.000 ........................      427      181,668,917.99    11.63    425,454.14    3.267      414        690      75.79
4.025 ........................        4          856,994.01     0.05    214,248.50    6.295      381        735      91.30
4.050 ........................       33       14,516,712.00     0.93    439,900.36    2.681      396        690      76.62
4.100 ........................        3          843,250.00     0.05    281,083.33    3.786      360        748      91.52
4.150 ........................        5        1,431,350.28     0.09    286,270.06    4.295      385        707      87.94
4.175 ........................        1          345,000.00     0.02    345,000.00    3.125      360        707      89.61
4.200 ........................        2          588,500.00     0.04    294,250.00    3.024      434        690      86.19
4.225 ........................        3        1,148,267.00     0.07    382,755.67    3.674      360        699      90.99
4.250 ........................        1          226,672.94     0.01    226,672.94    8.375      359        650      85.02
4.275 ........................        7        2,067,372.46     0.13    295,338.92    4.759      408        724      90.62
4.350 ........................        4        1,155,565.00     0.07    288,891.25    4.187      360        692      92.53
4.400 ........................        7        2,752,821.93     0.18    393,260.28    6.041      416        682      90.18
4.475 ........................        5        1,840,500.00     0.12    368,100.00    3.598      360        707      88.24
4.525 ........................        4          669,603.09     0.04    167,400.77    6.302      388        737      93.64
4.550 ........................        1          229,500.00     0.01    229,500.00    4.000      360        677      87.93
4.575 ........................        1          215,000.00     0.01    215,000.00    3.750      360        707      89.58
4.600 ........................        2          682,130.86     0.04    341,065.43    5.238      359        666      91.81
4.625 ........................        1          247,500.00     0.02    247,500.00    4.000      360        662      90.00
4.650 ........................       10        2,686,185.26     0.17    268,618.53    4.587      402        698      90.41
4.725 ........................        4        1,140,650.00     0.07    285,162.50    3.389      360        707      89.79
4.750 ........................        2          386,450.00     0.02    193,225.00    3.597      360        706      86.04
4.775 ........................        1          149,055.00     0.01    149,055.00    4.625      480        703      95.00
4.800 ........................        1          301,500.00     0.02    301,500.00    4.250      360        628      90.00
4.850 ........................        1           77,100.00     0.00     77,100.00    4.875      360        690      87.61
4.875 ........................        2          592,174.00     0.04    296,087.00    3.109      360        694      90.00
4.900 ........................        3          888,500.00     0.06    296,166.67    4.137      360        654      88.86
4.925 ........................        1          328,225.00     0.02    328,225.00    5.500      360        631      95.00
4.950 ........................        1          325,850.00     0.02    325,850.00    4.625      360        688      95.00
5.000 ........................        1           92,700.00     0.01     92,700.00    3.250      360        702      90.00
5.050 ........................        2          707,723.94     0.05    353,861.97    7.653      396        670      87.66
5.125 ........................        5          783,261.99     0.05    156,652.40    7.638      437        717      92.18
5.150 ........................        3          786,861.64     0.05    262,287.21    6.351      405        631      88.55
5.225 ........................        1          240,500.00     0.02    240,500.00    3.750      480        677      89.92
5.300 ........................        2          489,569.54     0.03    244,784.77    4.566      429        658      88.48
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 4 is approximately 3.336%.

                          INITIAL RATE ADJUSTMENT DATES

                                                              PERCENT                           WEIGHTED             WEIGHTED
                                                                OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER       AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INITIAL RATE                    MORTGAGE       BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
ADJUSTMENT DATE                   LOANS      OUTSTANDING      GROUP 4       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------                 --------  -----------------  --------  ------------  --------  ---------  --------  ---------
July 2005 ....................        2   $      568,674.05     0.04%    284,337.03    7.309      348        698      77.45
October 2005 .................        1        1,217,882.37     0.08   1,217,882.37    7.000      351        807      73.17
November 2005 ................        1          217,899.59     0.01     217,899.59    7.875      352        724      90.00
December 2005 ................        2          988,145.44     0.06     494,072.72    7.411      353        752      68.93
January 2006 .................        5          861,388.00     0.06     172,277.60    7.828      353        715      68.82
February 2006 ................        4          945,493.70     0.06     236,373.43    7.767      354        738      65.81
March 2006 ...................        9        3,462,951.05     0.22     384,772.34    7.183      371        713      78.82
April 2006 ...................       25       10,544,170.38     0.67     421,766.82    7.489      372        697      76.82
May 2006 .....................      110       46,269,775.07     2.96     420,634.32    7.502      430        712      78.33
June 2006 ....................      384      189,237,690.01    12.11     492,806.48    7.463      444        712      75.45
July 2006 ....................    1,835      884,293,045.95    56.59     481,903.57    1.854      401        704      74.71
August 2006 ..................      685      321,457,061.05    20.57     469,280.38    2.518      403        701      74.10
September 2006 ...............      130       68,667,153.61     4.39     528,208.87    2.332      384        711      73.34
October 2006 .................       54       33,849,785.00     2.17     626,847.87    2.316      379        716      70.97
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

                        MAXIMUM NEGATIVE AMORTIZATION(1)

                                                              PERCENT                          WEIGHTED             WEIGHTED
                                                                OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER       AGGREGATE      MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         PRINCIPAL        LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
MAXIMUM NEGATIVE                MORTGAGE       BALANCE        IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
AMORTIZATION (%)                  LOANS      OUTSTANDING      GROUP 4      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  -----------------  --------  -----------  --------  ---------  --------  ---------
110 ..........................       43   $   19,814,601.49     1.27%   460,804.69    3.058      371        686      70.62
115 ..........................    3,204    1,542,766,513.78    98.73    481,512.64    2.933      406        706      74.70
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

----------
(1)  Reflects maximum allowable percentage of original unpaid principal balance.

                        FIXED RATE PERIODS AT ORIGINATION

                                                              PERCENT                          WEIGHTED             WEIGHTED
                                                                OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER       AGGREGATE      MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         PRINCIPAL        LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE       BALANCE        IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
FIXED RATE PERIOD (MONTHS)        LOANS      OUTSTANDING      GROUP 4      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------------      --------  -----------------  --------  -----------  --------  ---------  --------  ---------
1 ............................    3,046   $1,454,433,812.21    93.08%   477,489.76    2.965      408        705      74.80
3 ............................      201      108,147,303.06     6.92    538,046.28    2.525      383        713      72.72
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

                     PREPAYMENT CHARGE PERIOD AT ORIGINATION

                                                              PERCENT                          WEIGHTED             WEIGHTED
                                                                OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER       AGGREGATE      MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         PRINCIPAL        LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE PERIOD        MORTGAGE       BALANCE        IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                          LOANS      OUTSTANDING      GROUP 4      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------        --------  -----------------  --------  -----------  --------  ---------  --------  ---------
0 ............................      598   $  280,254,853.33    17.94%   468,653.60    2.754      398        710      73.28
12 ...........................    2,639    1,276,838,425.47    81.71    483,834.19    2.968      408        704      74.96
24 ...........................        2          652,036.97     0.04    326,018.49    3.772      359        690      80.00
30 ...........................        8        4,835,799.50     0.31    604,474.94    4.675      358        699      72.04
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

                         INITIAL PAYMENT RECAST PERIODS

                                                              PERCENT                          WEIGHTED             WEIGHTED
                                                                OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER       AGGREGATE      MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF         PRINCIPAL        LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INITIAL PAYMENT RECAST          MORTGAGE       BALANCE        IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PERIOD (MONTHS)                   LOANS      OUTSTANDING      GROUP 4      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------------          --------  -----------------  --------  -----------  --------  ---------  --------  ---------
60 ...........................      873   $  387,122,770.83    24.77%   443,439.60    3.512      397        712      75.88
120 ..........................    2,374    1,175,458,344.44    75.23    495,138.31    2.745      409        703      74.25
                                  -----   -----------------   ------
   Total .....................    3,247   $1,562,581,115.27   100.00%
                                  =====   =================   ======

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in Alternative Loan Trust 2006-OA10, including all principal and interest received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the cut-off date.

     In connection with the transfer and assignment of a Mortgage Loan, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, the mortgage file, which contains among other things,

          - the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost;

          - the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon or a copy of such instrument;

          - an assignment in recordable form of the mortgage or a copy of such assignment;

          - the original or a copy of the title policy with respect to the related mortgaged property; and

          - if applicable, all recorded intervening assignments of the mortgage or copies thereof and any riders or modifications to the mortgage note and mortgage or copies thereof (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor).

     With respect to up to 50% of the Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than thirty days after the closing date. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or any seller or a transferor, as the case may be.

     The trustee will hold the mortgage loan documents in trust for the benefit of the holders of the certificates in accordance with its customary procedures, including storing the documents in fire-resistant facilities. The trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect and Countrywide Home Loans does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), Countrywide Home Loans will be obligated to repurchase the related mortgage loan from the issuing entity at the purchase price described in the prospectus under "Loan Program - Representations by Sellers; Repurchases." Rather than repurchase the mortgage loan as provided above, Countrywide Home Loans may remove the mortgage loan (referred to as a "DELETED MORTGAGE LOAN") from the issuing entity and substitute in its place another mortgage loan (referred to as a "REPLACEMENT MORTGAGE LOAN"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the "CODE"). Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

     - have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by Countrywide Home Loans in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (referred to as a "SUBSTITUTION ADJUSTMENT AMOUNT")),

     - have a Maximum Mortgage Rate no lower than, and not more than 1% per annum higher than the Maximum Mortgage Rate of the deleted mortgage loan,

     - have a Minimum Mortgage Rate no lower than, and not more than 1% per annum higher than the Minimum Mortgage Rate of the deleted mortgage loan,

     - have the same Mortgage Index, reset period, payment cap and recast provisions as the deleted mortgage loan and a Gross Margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

     - have a current Mortgage Rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

     - have a Loan-to-Value Ratio not higher than that of the deleted mortgage loan,

     - have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

     - comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

     Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee or copies thereof and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage or copies thereof, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

UNDERWRITING PROCESS

GENERAL

     All of the Mortgage Loans will have been originated or acquired by Countrywide Home Loans and Countrywide Bank in accordance with their respective credit, appraisal and underwriting processes. Countrywide Bank's underwriting procedures are identical in all material respects to Countrywide Home Loans' underwriting procedures, discussed below, but differ in some minor details.

     Countrywide Home Loans has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided in this prospectus supplement, the underwriting procedures are consistent with those identified under "Loan Program -- Underwriting Standards" in the prospectus.

     As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

     In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO CREDIT SCORES" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history, and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years may be eligible for Countrywide Home Loans' processing program (the "PREFERRED PROCESSING PROGRAM"). None of the Mortgage Loans have been underwritten pursuant to Countrywide Home Loans' Preferred Processing Program. Countrywide Home Loans may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

     Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

     Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

     Countrywide Home Loans may provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

     The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "FULL DOCUMENTATION PROGRAM"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriters verify the information contained in the application relating to employment, income, assets or mortgages.

     A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "ALTERNATIVE DOCUMENTATION PROGRAM"), a Reduced Documentation Loan Program (the "REDUCED DOCUMENTATION PROGRAM"), a CLUES Plus Documentation Loan Program (the "CLUES PLUS DOCUMENTATION PROGRAM"), a No Income/No Asset Documentation Loan Program (the "NO INCOME/NO ASSET DOCUMENTATION PROGRAM"), a Stated Income/Stated Asset Documentation Loan Program (the "STATED INCOME/STATED ASSET DOCUMENTATION PROGRAM") and a Streamlined Documentation Loan Program (the "STREAMLINED DOCUMENTATION PROGRAM").

     For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

     Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

     Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

     In addition to Countrywide Home Loans' standard underwriting guidelines (the "STANDARD UNDERWRITING GUIDELINES"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "EXPANDED UNDERWRITING GUIDELINES"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

     Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

     For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by

Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan, or $2,000.

     Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

     Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

     In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

     The Alternative Documentation Program permits a borrower to provide W 2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

     Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

     The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

     The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

     All of the Mortgage Loans have been underwritten pursuant to Countrywide Home Loans' Standard Underwriting Guidelines.

Expanded Underwriting Guidelines

     Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

     Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

     For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

     Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

     Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

     In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

     The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

     Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

     Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

     Approximately 0.09%, 0.15%, 0.07% and 0.12% of the Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, by aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group as of the cut-off date, were originated under either the No Income/No Asset Documentation Program or the Reduced Documentation Program pursuant to which debt-to-income ratios are not calculated as described above.

     Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

     Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower's income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

     None of the Mortgage Loans have been underwritten pursuant to Countrywide Home Loans' Expanded Underwriting Guidelines.

                           SERVICING OF MORTGAGE LOANS

GENERAL

     The master servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement. The master servicer has agreed to service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The master servicer has also agreed to represent and protect the interest of the trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The master servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related Mortgage Note for a period greater than 180 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

     The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the Mortgage Loans. It is expected that as of the closing date Countrywide Home Loans Servicing LP will directly service all of the Mortgage Loans.

COUNTRYWIDE HOME LOANS SERVICING LP

     The principal executive offices of Countrywide Home Loans Servicing LP ("COUNTRYWIDE SERVICING") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct, wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by the depositor or by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

COUNTRYWIDE HOME LOANS

     Countrywide Home Loans, Inc., a New York corporation ("COUNTRYWIDE HOME LOANS"), is the sponsor for the transaction and also a seller. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("COUNTRYWIDE FINANCIAL"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

     Except as otherwise indicated, reference in the remainder of this prospectus supplement to "COUNTRYWIDE HOME LOANS" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

MORTGAGE LOAN PRODUCTION

     The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                               CONSOLIDATED MORTGAGE LOAN PRODUCTION
                                          -------------------------------------------------------------------------------
                                           TEN MONTHS                                                        THREE MONTHS
                                              ENDED                   YEARS ENDED DECEMBER 31,                   ENDED
                                          DECEMBER 31,   -------------------------------------------------     MARCH 31,
                                              2001          2002         2003         2004         2005          2006
                                          ------------   ----------   ----------   ----------   ----------   ------------
                                                       (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)
Conventional Conforming Loans
   Number of Loans ....................      504,975        999,448    1,517,743      846,395      809,630      164,665
   Volume of Loans ....................     $ 76,432     $  150,110   $  235,868   $  138,845   $  167,675     $ 32,068
      Percent of Total Dollar Volume ..         61.7%          59.6%        54.2%        38.2%        34.1%        31.0%
Conventional Non-conforming Loans
   Number of Loans ....................      137,593        277,626      554,571      509,711      826,178      155,746
   Volume of Loans ....................     $ 22,209     $   61,627   $  136,664   $  140,580   $  225,217     $ 48,204
      Percent of Total Dollar Volume ..         17.9%          24.5%        31.4%        38.7%        45.9%        46.6%
FHA/VA Loans
   Number of Loans ....................      118,734        157,626      196,063      105,562       80,528       20,487
   Volume of Loans ....................     $ 14,109     $   19,093   $   24,402   $   13,247   $   10,712     $  2,878
      Percent of Total Dollar Volume ..         11.4%           7.6%         5.6%         3.6%         2.2%         2.8%
Prime Home Equity Loans
   Number of Loans ....................      164,503        316,049      453,817      587,046      683,887      165,076
   Volume of Loans ....................     $  5,639     $   11,650   $   18,103   $   30,893   $   42,706     $ 11,063
      Percent of Total Dollar Volume ..          4.5%           4.6%         4.2%         8.5%         8.7%        10.7%
Nonprime Mortgage Loans
   Number of Loans ....................       43,359         63,195      124,205      250,030      278,112       59,226
   Volume of Loans ....................     $  5,580     $    9,421   $   19,827   $   39,441   $   44,637     $  9,205
      Percent of Total Dollar Volume ..          4.5%           3.7%         4.6%        11.0%         9.1%         8.9%
Total Loans
   Number of Loans ....................      969,164      1,813,944    2,846,399    2,298,744    2,678,335      565,200
   Volume of Loans ....................     $123,969     $  251,901   $  434,864   $  363,006   $  490,947     $103,418
   Average Loan Amount ................     $128,000     $  139,000   $  153,000   $  158,000   $  183,000     $183,000
   Non-Purchase Transactions(1) .......           63%            66%          72%          51%          53%          55%
   Adjustable-Rate Loans(1) ...........           12%            14%          21%          52%          52%          50%

----------
(1) Percentage of total mortgage loan production (excluding commercial real estate) based on dollar volume.

LOAN SERVICING

     Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

          -    collecting, aggregating and remitting mortgage loan payments;

          -    accounting for principal and interest;

          - holding escrow (impound) funds for payment of taxes and insurance;

          -    making inspections as required of the mortgaged properties;

          - preparation of tax related information in connection with the mortgage loans;

          -    supervision of delinquent mortgage loans;

          -    loss mitigation efforts;

          - foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

          - generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

COLLECTION PROCEDURES

     When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The "EXPENSE FEE RATE" is the rate at which the expense fee accrues on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan.

     The expense fees consist of:

          - the master servicing fee payable to the master servicer in respect of its direct servicing and master servicing activities (the "MASTER SERVICING FEE") with respect to each mortgage loan, equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the Master Servicing Fee Rate,

          - fees payable to the trustee in respect of its activity as trustee under the pooling and servicing agreement, and

          -    lender paid mortgage insurance premiums, if any.

     The "MASTER SERVICING FEE RATE" for each Mortgage Loan is 0.375% per annum.

     In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than prepayment charges) and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under "Description of the Certificates --Fees and Expenses".

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from June 1, 2006) through the last day of a calendar month will be distributed in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to the related certificateholders the full amount of interest to which they would be entitled for each related prepaid Mortgage Loan on the related Distribution Date. However, the Master Servicing Fee on a Distribution Date will only be reduced by not more than one-half of the Master Servicing Fee for that Distribution Date for the Mortgage Loans (the "COMPENSATING INTEREST").

     If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess.

ADVANCES

     Subject to the following limitations, the master servicer will be required to advance before each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the Distribution Date, an amount equal to:

          - the aggregate of payments of principal and interest on the Mortgage Loans (net of the Master Servicing Fee) that were due in the related Due Period and that were delinquent on the related Determination Date; and

          -    an amount equivalent to interest (net of the Master Servicing Fee
               Rate) on each Mortgage Loan as to which the related mortgaged property has been acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure (net of any net income on the property).

     The "DETERMINATION DATE" is the 22nd day of each month or, if that day is not a business day, the preceding business day; provided that the Determination Date in each month will be at least two business days before the related Distribution Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the master servicer determines on any Determination Date to make an advance, the advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the Pooling and Servicing agreement.

     An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the master servicer delivers an officer's certificate to the trustee indicating that the Advance is nonrecoverable, the master servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the certificates.

CERTAIN MODIFICATIONS AND REFINANCINGS

     Countrywide Home Loans will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                               THE ISSUING ENTITY

     In connection with the issuance of the certificates, the depositor has formed Alternative Loan Trust 2006-OA10, a common law trust created under the laws of the State of New York, pursuant to the pooling and servicing agreement. Alternative Loan Trust 2006-OA10 is referred to in this prospectus supplement as the "ISSUING ENTITY" and is referred to in the prospectus as the "TRUST" or "TRUST FUND". The trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

     The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the issuing entity is created pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

     Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

                                STATIC POOL DATA

     Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200606. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

          - prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006; or

          - in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

     We cannot assure you that the prepayment, loss or delinquency experience of the Mortgage Loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's Mortgage Loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's Mortgage Loans will perform in the same way that any of those pools has performed.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The Mortgage Pass-Through Certificates, Series 2006-OA10 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class X-NB, Class X-BI, Class X-BJ, Class X-PP, Class X-AD, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class C, Class 1-P, Class 2-P, Class 3-P, Class 4-P and Class R-X Certificates. Only the classes of certificates identified on the cover page hereof as offered certificates are offered by this prospectus supplement (the "OFFERED CERTIFICATES").

     When describing the certificates in this prospectus supplement, we use the following terms:

        DESIGNATION                                     CLASSES OF CERTIFICATES
        -----------                                     -----------------------
Group 1 Senior Certificates             Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates

Group 2 Senior Certificates             Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates

Group 3 Senior Certificates             Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates

Group 4 Senior Certificates             Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates

   Class X Certificates       Class X-NB, Class X-BI, Class X-BJ, Class X-PP and Class X-AD Certificates

 Subordinated Certificates           Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
                                                    M-6 and Class M-7 Certificates

    Senior Certificates        Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior
                                            Certificates, Group 4 Senior Certificates, Class X
                                               Certificates and Class A-R Certificates

     MTA Certificates                                Group 1 Senior Certificates

    LIBOR Certificates         Group 2 Senior Certificates, Group 3 Senior Certificates, Group 4 Senior
                                               Certificates and Subordinated Certificates

Floating Rate Certificates                     MTA Certificates and LIBOR Certificates

   Offered Certificates                   Senior Certificates and Subordinated Certificates

   Class P Certificates               Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates

   Private Certificates                      Class C, Class P and Class R-X Certificates

The certificates are generally referred to as the following types:

                  CLASS                                                   TYPE
                  -----                                                   ----
Class 1-A-1, Class 2-A-1, Class 3-A-1 and            Senior/Floating Pass-Through Rate/Super Senior
Class 4-A-1 Certificates

Class 1-A-2, Class 2-A-2, Class 3-A-2 and        Senior/Floating Pass-Through Rate/Super Senior/Support
Class 4-A-2 Certificates

Class 1-A-3, Class 2-A-3, Class 3-A-3 and              Senior/Floating Pass-Through Rate/Support
Class 4-A-3 Certificates

Class X-NB, Class X-BI, Class X-BJ,         Senior/Notional Amount/Interest Only/Variable Pass-Through Rate
Class X-PP and Class X-AD Certificates

Class A-R Certificates                                    Senior/REMIC Residual/Principal Only

Subordinated Certificates                                Subordinate/Floating Pass-Through Rate

     The Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, respectively, and such amounts will not be available for distribution to the holders of the other classes of certificates. The classes of offered certificates will have the respective initial Class Certificate Balances or initial notional amount set forth on the cover page of this prospectus supplement. The initial Class Certificate Balances or initial notional amount may vary in the aggregate by plus or minus 5%. Any information presented in this prospectus supplement with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "CLASS CERTIFICATE BALANCE" of any class of offered certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

     -    the Applied Realized Loss Amounts allocated to the class;

provided, however, that the Class Certificate Balance of the classes to which Realized Losses have been allocated will be increased sequentially in the order of payment priority from highest to lowest, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to any class of related certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Pooling and Servicing Agreement - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds" in the prospectus.

     Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount for the applicable loan group and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any accrual period preceding the Distribution Date on which such increase occurs.

NOTIONAL AMOUNT CERTIFICATES

     The Class X Certificates are notional amount certificates.

     The notional amount of the Class X-NB Certificates for any Distribution Date will equal the aggregate Class Certificate Balance of the Group 1 Senior Certificates immediately prior to such Distribution Date.

     The notional amount of the Class X-BI Certificates for any Distribution Date will equal the aggregate Class Certificate Balance of the Group 2 Senior Certificates immediately prior to such Distribution Date.

     The notional amount of the Class X-BJ Certificates for any Distribution Date will equal the aggregate Class Certificate Balance of the Group 3 Senior Certificates immediately prior to such Distribution Date.

     The notional amount of the Class X-PP Certificates for any Distribution Date will equal the product of (a) the aggregate Class Certificate Balance of the Group 1 Senior Certificate, the Group 2 Senior Certificates and the Group 3 Senior Certificates immediately prior to such Distribution Date and (b) 0.20.

     The notional amount of the Class X-AD Certificates for any Distribution Date will equal the product of (a) the aggregate Class Certificate Balance of the Group 1 Senior Certificate, the Group 2 Senior Certificates and the Group 3 Senior Certificates immediately prior to such Distribution Date and (b) 0.65.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry

Certificates ("CERTIFICATE OWNERS") will hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg (as defined in this prospectus supplement) or the Euroclear System ("EUROCLEAR"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1 in excess thereof. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus and "Global, Clearance, Settlement And Tax Documentation Procedures -- Material U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     For a description of the procedures generally applicable to Book-Entry Certificates, see "Description of the Securities - Book-Entry Securities" in the prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

          - all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          -    all payments on account of prepayment charges on the Mortgage
               Loans;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all Substitution Adjustment Amounts; and

          -    all Advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes with respect to the Mortgage
Loans:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses";

          - to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

          - to reimburse each of the master servicer and the Trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "SERVICING ADVANCES"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

          - to reimburse the sellers, the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any Prepayment Charges received and (c) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds, any Prepayment Charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "DISTRIBUTION ACCOUNT"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the Trustee Fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See " -- Reports to Certificateholders" in this prospectus supplement. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund may be invested in permitted investments at the direction of UBS Securities LLC. If the trustee, on behalf of the Supplemental Interest Trust, does not receive written directions regarding investment, it will invest all funds in the Corridor Contract Reserve Fund in respect of amounts received under each Corridor Contract in The Bank of New York cash reserves. Any net investment earnings will be retained in the Corridor Contract Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the Offered Certificates to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor Contract Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the Supplemental Interest Trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve Fund and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)                  AMOUNT                GENERAL PURPOSE               SOURCE (2)                FREQUENCY
  --------------------    ---------------------------------  ----------------  -----------------------------------  ------------
FEES

Master Servicing Fee /    One-twelfth of the Stated          Compensation      Amounts on deposit in the            Monthly
Master Servicer           Principal Balance of each                            Certificate Account representing
                          Mortgage Loan multiplied by the                      payments of interest and
                          Master Servicing Fee Rate (3)                        application of liquidation proceeds
                                                                               with respect to that mortgage loan.

                          -    All late payment fees,        Compensation      Payments made by obligors with       Time to time
                               assumption fees and other                       respect to the Mortgage Loans
                               similar charges (excluding
                               prepayment charges)

                          -    All investment income earned  Compensation      Investment income related to the     Monthly
                               on amounts on deposit in the                    Certificate Account and the
                               Certificate Account and                         Distribution Account
                               Distribution Account

                          -    Excess Proceeds (4)           Compensation      Liquidation proceeds and Subsequent  Time to time
                                                                               Recoveries

Trustee Fee (the          One-twelfth of the Trustee Fee     Compensation      Amounts on deposit in the            Monthly
"TRUSTEE FEE") / Trustee  Rate multiplied by the aggregate                     Certificate Account or the
                          Stated Principal Balance of the                      Distribution Account
                          outstanding Mortgage Loans (5)

EXPENSES

Insured expenses /        Expenses incurred by the master    Reimbursement of  To the extent the expenses are       Time to time
Master Servicer           servicer                           Expenses          covered by an insurance policy with
                                                                               respect to the Mortgage Loan

Servicing Advances /      To the extent of funds available,  Reimbursement of  With respect to each Mortgage Loan,  Time to time
Master Servicer           the amount of any Servicing        Expenses          late recoveries of the payments of
                          Advances                                             the costs and expenses, liquidation
                                                                               proceeds, Subsequent Recoveries,
                                                                               purchase proceeds or repurchase
                                                                               proceeds for that Mortgage Loan (6)

Indemnification           Amounts for which the sellers,     Indemnification   Amounts on deposit on the            Monthly
expenses / the sellers,   the master servicer and depositor                    Certificate Account
the master servicer and   are entitled to indemnification
the depositor             (7)

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(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any increase in the fees and expenses described in this prospectus supplement would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)  The "TRUSTEE FEE RATE" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under "-- Certain Matters Regarding the Master Servicer, the Depositor and the Sellers."

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in July 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The "RECORD DATE" for the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For the MTA Certificates, the Class A-R and Class X Certificates and any Distribution Date, the Record Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds a notional amount certificate or 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the trustee.

     On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and then distribute them to the applicable class of Class P Certificates.

     The "INTEREST REMITTANCE AMOUNT" for any Distribution Date and Loan Group is equal to:

          (a) the sum, without duplication, of:

               (1) all scheduled interest on the Mortgage Loans in that Loan Group due on the related Due Date that are received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

               (2) all interest on prepayments on the Mortgage Loans in that Loan Group, other than Prepayment Interest Excess,

               (3) all Advances relating to interest in respect of the Mortgage Loans in that Loan Group,

               (4) amounts paid by the master servicer in respect of Compensating Interest for that Loan Group, and

               (5) liquidation proceeds on the Mortgage Loans in that Loan Group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

          minus

          (b) all non-recoverable Advances in respect of the Mortgage Loans in that Loan Group relating to interest and certain expenses reimbursed since the prior Due Date.

     The "PRINCIPAL REMITTANCE AMOUNT" for any Distribution Date and Loan Group is equal to:

          (a) the sum, without duplication, of:

               (1) the principal portion of the regular monthly payment collected or advanced on the Mortgage Loans in that Loan Group with respect to the related Due Date,

               (2) prepayments on the Mortgage Loans in that Loan Group collected in the related Prepayment Period,

               (3) the Stated Principal Balance of each Mortgage Loan in that Loan Group that was repurchased by a seller or purchased by the master servicer with respect to that Distribution Date,

               (4) any Substitution Adjustment Amounts in respect of Mortgage Loans in that Loan Group, and

               (5) all liquidation proceeds in respect of Mortgage Loans in that Loan Group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that Loan Group received during the related Prepayment Period, minus

          (b) all non-recoverable Advances relating to principal on the Mortgage Loans in that Loan Group and certain expenses reimbursed since the prior Due Date.

     "PREPAYMENT INTEREST EXCESS" means with respect to any Mortgage Loan and principal prepayment received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor and retained by the master servicer in respect of interest on such principal prepayment.

INTEREST

     For any Distribution Date, the "ACCRUAL PERIOD" for (x) the Group 1 Senior Certificates and the Class X Certificates will be the calendar month preceding the month of that Distribution Date and (y) the Group 2 Senior Certificates, Group 3 Senior Certificates, Group 4 Senior Certificates and the Subordinated Certificates will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date.

     Interest Entitlement. Interest on the Group 1 Senior Certificates and the Class X Certificates will be calculated on the basis of a 360 day year divided into twelve 30 day months. Interest on the Group 2 Senior Certificates, Group 3 Senior Certificates, Group 4 Senior Certificates and the Subordinated Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period.

     The "INTEREST FUNDS" for any Distribution Date and Loan Group are equal to the Interest Remittance Amount for that Loan Group minus the related portion of the Trustee Fee for such Distribution Date.

     "CURRENT INTEREST," with respect to each class of Offered Certificates (other than the Class A-R Certificates) and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance or notional amount, as applicable, of such class immediately prior to such Distribution Date.

     "INTEREST CARRY FORWARD AMOUNT," with respect to each class of Offered Certificates (other than the Class A-R Certificates) and each Distribution Date, is the excess of:

          (a) Current Interest for such class with respect to prior Distribution Dates, over

          (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

     PASS-THROUGH RATES. The classes of certificates will have the respective pass through rates described below (each, a "PASS-THROUGH RATE").

     The Pass-Through Rate for each class of the MTA Certificates for the Accrual Period related to the first Distribution Date will be a per annum rate equal to the lesser of

          (1) the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans and

          (2) the applicable Net Rate Cap for such certificates for such Distribution Date, and with respect to the Accrual Period related to any Distribution Date thereafter will be a per annum rate equal to the lesser of:

          (1) One-Year MTA for such Accrual Period (calculated as described below under "-- Calculation of One-Year MTA") plus the Pass-Through Margin for such class and Accrual Period, and

          (2) the applicable Net Rate Cap for such certificates for such Distribution Date.

     The Pass-Through Rate for the Class X-NB Certificates for the Accrual Period related to any Distribution Date will be a per annum rate equal to the excess, if any, of:

          (1) the Group Net Rate Cap for the Group 1 Senior Certificates, over

          (2) the sum of One-Year MTA for such Accrual Period (calculated as described below under "-- Calculation of One-Year MTA") and the Pass-Through Margin for such class and Accrual Period.

     The Pass-Through Rate for the Class X-PP Certificates for the Accrual Period related to any Distribution Date will be a per annum rate equal to the lesser of

          (1) excess, if any, of:

               (A) the weighted average of the Group Net Rate Caps for the Group 1, Group 2 and Group 3 Senior Certificates, weighted on the basis of the Stated Principal Balance of the Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date), over

               (B) the sum of One-Year MTA for such Accrual Period (calculated as described below under "-- Calculation of One-Year MTA") and the Pass-Through Margin for such class and Accrual Period; and

          (2) the applicable Net Rate Cap for such certificates for such Distribution Date.

     The Pass-Through Rate with respect to each Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

          (1) One-Month LIBOR for such Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for such class and Accrual Period, and

          (2) the applicable Net Rate Cap for such class for such Distribution Date.

     The Pass-Through Rate for the Class X-BI and Class X-BJ Certificates for the Accrual Period related to any Distribution Date will be a per annum rate equal to the excess, if any, of:

          (1) the Group Net Rate Caps for the Group 2 Senior Certificates and Group 3 Senior Certificates, respectively, for such Distribution Date, over

          (2) the product of (A) the sum of One-Month LIBOR for such Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") and the Pass-Through Margin for such class and Accrual Period and (B) a fraction, the numerator of which is 30 for the first period and thereafter is the actual number of days in the Accrual Period, and the denominator of which is 30.

     The Pass-Through Rate for the Class X-AD Certificates for the Accrual Period related to any Distribution Date will be a per annum rate equal to the lesser of:

          (1) the excess, if any, of:

               (A) the weighted average of the Group Net Rate Caps for the Group 1, Group 2 and Group 3 Senior Certificates, weighted on the basis of the Stated Principal Balance of the Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date), over

               (B) the product of (A) the sum of One-Month LIBOR for such Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") and the Pass-Through Margin for such class and Accrual Period and (B) a fraction, the numerator of which is 30 for the first period and thereafter is the actual number of days in the Accrual Period, and the denominator of which is 30.

          (2) the applicable Net Rate Cap for such certificates for such Distribution Date.

     The "PASS-THROUGH MARGIN" for each class of Floating Rate Certificates is as follows:

                        PASS-THROUGH MARGIN
                        -------------------
CLASS OF CERTIFICATES       (1)     (2)
---------------------      -----   -----
Class 1-A-1..........      0.960%  0.960%
Class 1-A-2..........      1.000%  1.000%
Class 1-A-3..........      1.040%  1.040%
Class 2-A-1..........      0.190%  0.380%
Class 2-A-2..........      0.230%  0.460%
Class 2-A-3..........      0.270%  0.540%
Class 3-A-1..........      0.190%  0.380%
Class 3-A-2..........      0.230%  0.460%
Class 3-A-3..........      0.270%  0.540%
Class 4-A-1..........      0.190%  0.380%
Class 4-A-2..........      0.230%  0.460%
Class 4-A-3..........      0.270%  0.540%
Class X-NB...........      1.000%  1.000%
Class X-BI...........      0.300%  0.600%
Class X-BJ...........      0.300%  0.600%
Class X-PP...........      1.000%  1.000%
Class X-AD...........      0.250%  0.500%
Class M-1............      0.350%  0.525%
Class M-2............      0.380%  0.570%
Class M-3............      0.420%  0.630%
Class M-4............      0.490%  0.735%
Class M-5............      0.600%  0.900%
Class M-6............      1.500%  2.250%
Class M-7............      2.000%  3.000%

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(1) For the Accrual Period related to any Distribution Date occurring on or prior to the related Optional Termination Date.

(2) For the Accrual Period related to any Distribution Date occurring after the related Optional Termination Date.

Class A-R, Class P and Class C Certificates.

The Class A-R, Class P and Class C Certificates do not have a Pass-Through Rate.

     "ADJUSTED NET MORTGAGE RATE," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the Expense Fee Rate.

     "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE," for any Distribution Date and Loan Group or Loan Groups is the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that Loan Group or Loan Groups, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

     "AVAILABLE FUNDS" for any Distribution Date and Loan Group is equal to the sum of (a) Interest Funds for that Loan Group and Distribution Date and (b) the Principal Remittance Amount for such Loan Group and Distribution Date.

     "AVAILABLE FUNDS RATE CAP" for any Distribution Date and all classes of certificates (other than the Class A-R Certificates), is the product of:

     -    the Available Funds for all Loan Groups, and

     - a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in all Loan Group as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date), and

     The "GROUP AVAILABLE FUNDS RATE CAP" for each Distribution Date and a class of Senior Certificates in a Senior Certificate Group is the product of:

     -    the Available Funds for the related Loan Group, and

     - a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

     The "GROUP NET RATE CAP" for each Distribution Date and a class of Senior Certificates in a Senior Certificate Group (other than the Class A-R Certificates) is the lesser of (x) the Weighted Average Adjusted Net Mortgage Rate on the Mortgage Loans in the related Loan Group and (y) the Group Available Funds Rate Cap for the related Loan Group.

     The "NET RATE CAP" for each Distribution Date and the following classes of certificates is:

     -    with respect to the MTA Certificates, the excess, if any, of:

          (a)  the lesser of:

               (i) the Weighted Average Adjusted Net Mortgage Rate on the Mortgage Loans in all Loan Groups as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), and

               (ii) the Available Funds Rate Cap, over

          (b)  an amount equal to the product of:

               (i) interest accrued on the Class X Certificates during the related Accrual Period and

               (ii) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in all of the Loan Groups as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

     -    with respect to the LIBOR Certificates, the product of:

          (a)  the excess, if any, of:

               (i)  the lesser of

                    (A) the Weighted Average Adjusted Net Mortgage Rate on the Mortgage Loans in all the Loan Groups as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), and

                    (B)  the Available Funds Rate Cap, over

               (ii) an amount equal to the product of:

                    (A) interest accrued on the Class X Certificates during the related Accrual Period and

                    (B) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in all of the Loan Groups as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), and

          (b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

     -    with respect to the Class X-PP Certificates, is the lesser of:

          (a)  the excess, if any, of:

               (i) the weighted average of the Group Net Rate Caps for Loan Group 1, Loan Group 2 and Loan Group 3, weighted on the basis of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3, over

               (ii) the sum of One-Year MTA and the related pass-through margin;
                    and

          (b)  the excess, if any, of:

               (i)  the lesser of

                    (A) the Weighted Average Adjusted Net Mortgage Rate on the Mortgage Loans in all Loan Groups as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), and

                    (B)  the Available Funds Rate Cap, over

               (ii) an amount equal to the product of:

                    (A) interest accrued on the Class X-NB, Class X-BI and Class X-BJ Certificates during the related Accrual Period and

                    (B) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in all of the Loan Groups as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

     -    with respect to the Class X-AD Certificates, is the lesser of:

          (a)  the excess, if any, of:

               (i) the weighted average of the Group Net Rate Caps for Loan Group 1, Loan Group 2 and Loan Group 3, weighted on the basis of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3, over

               (ii) the product of (A) the sum of One-Month LIBOR and the related pass-through margin and (B) a fraction, the numerator of which is 30 for the first period, and the actual number of days in the Accrue Period for the second period and thereafter, and the denominator of which is 30; and

          (b)  the excess, if any of:

               (i)  the lesser of

                    (A) the Weighted Average Adjusted Net Mortgage Rate on the Mortgage Loans in all Loan Groups as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), and

                    (B)  the Available Funds Rate Cap, over

               (ii) an amount equal to the product of:

                    (A) interest accrued on the Class X-NB, Class X-BI and Class X-BJ Certificates during the related Accrual Period and

                    (B) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in all of the Loan Groups as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

     The "NET RATE CARRYOVER" for each class of Floating Rate Certificates on any Distribution Date is equal to the sum of:

          (a)  the excess of:

               (i) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

               (ii) the amount of interest such class accrued on such
                    Distribution Date based on the applicable Net Rate Cap, and

          (b) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

     The NET RATE CARRYOVER for the Class X-NB, Class X-BI and Class X-BJ Certificates on any Distribution Date is equal to the sum of:

          (a)  the excess of:

               (i) the amount of interest that such class would have accrued for such Distribution Date if the related Group Net Rate Cap had been equal to the Weighted Average Adjusted Net Mortgage Rate for the related Loan Group, over

               (ii) the amount of interest such class accrued on such
                    Distribution Date based on the related Group Net Rate Cap, and

          (b) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the Weighted Average Adjusted Net Mortgage Rate for the related Loan Group).

     The NET RATE CARRYOVER for the Class X-PP Certificates on any Distribution Date is equal to the sum of:

          (a)  the excess of:

               (i) the amount of interest that such class would have accrued for such Distribution Date if the applicable Net Rate Cap had been equal to the excess of (A) the Weighted Average Adjusted Net Mortgage Rate for the Group 1, Group 2 and Group 3 Mortgage Loans, over (B) the sum of One-Year MTA and the related pass-through margin, over

               (ii) the amount of interest such class accrued on such
                    Distribution Date based on the applicable Net Rate Cap, and

          (b) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the Weighted Average Adjusted Net Mortgage Rate for the Group 1, Group 2 and Group 3 Mortgage Loans).

     The NET RATE CARRYOVER for the Class X-AD Certificates on any Distribution Date is equal to the sum of:

          (a)  the excess of:

               (i) the amount of interest that such class would have accrued for such Distribution Date if the applicable Net Rate Cap had been equal to the excess of (A) the Weighted Average Adjusted Net Mortgage Rate for the Group 1, Group 2 and Group 3 Mortgage Loans, over (B) the product of (a) the sum of One-Month LIBOR and the related pass-through margin, and
                    (b) a fraction, the numerator of which is 30 for the first period, and the actual number of days in the Accrue Period for the second period and thereafter and the denominator of which is 30, over

               (ii) the amount of interest such class accrued on such
                    Distribution Date based on the applicable Net Rate Cap, and

          (b) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the Weighted Average Adjusted Net Mortgage Rate for the Group 1, Group 2 and Group 3 Mortgage Loans).

     Distributions of Funds from the Corridor Contract and Corridor Floor Contract. Beginning in July 2006, on each Distribution Date on or prior to the Corridor Contract Termination Date or the Corridor Floor Contract Termination Date, as applicable, amounts paid to the Supplemental Interest Trust will be deposited in the Corridor Contract Reserve Fund. The supplemental interest trustee will hold any amounts received with respect to the Corridor Floor Contract until the Distribution Date in December 2010. In December 2010, amounts held in the Corridor Contract Reserve Fund with respect to the Corridor Floor Contract will be distributed to pay, first, any Unpaid Realized Loss Amounts and, second, any unpaid Net Rate Carryover on the Offered Certificates (other than the Class A-R Certificates). Any amounts remaining after such distribution with respect to the Corridor Floor

Contract will be assigned as directed by UBS Securities LLC and will not be available to cover Net Rate Carryover and Unpaid Realized Loss Amounts on the Offered Certificates on future Distribution Dates as provided in "Corridor Contract Reserve Fund" in this prospectus supplement.

     Any amounts received by the supplemental interest trustee prior to the Distribution Date in February 2009 with respect to the Corridor Contract will be held in the Corridor Contract Reserve Fund and will be distributed to pay, first, any Unpaid Realized Loss Amounts and, second, any unpaid Net Rate Carryover on the Offered Certificates (other than the Class A-R Certificates) on the Distribution Date in December 2010. In addition, any amounts received by the supplemental interest trustee with respect to the Corridor Contract on any Distribution Date prior to the Distribution Date in December 2010 in excess of the amount necessary to cover the Net Rate Carryover and Unpaid Realized Loss Amounts on the Offered Certificates (other than the Class A-R Certificates) will be held in the Corridor Contract Reserve Fund and will also be available to cover the Net Rate Carryover and Unpaid Realized Loss Amounts on the Offered Certificates (other than the Class A-R Certificates) on the Distribution Date in December 2010. Any amounts remaining after such distribution with respect to the Corridor Contract will be assigned as directed by UBS Securities LLC and will not be available to cover Net Rate Carryover and Unpaid Realized Loss Amounts on the Offered Certificates on future Distribution Dates as provided in "Corridor Contract Reserve Fund" in this prospectus supplement.

     Beginning in February 2009, the supplemental interest trustee will distribute current amounts received with respect to the Corridor Contract to pay, first, any Unpaid Realized Loss Amounts and, second, any unpaid Net Rate Carryover on the Offered Certificates (other than the Class A-R Certificates). Beginning in December 2010, any amounts received by the supplemental interest trustee in excess of the amount necessary to cover the Net Rate Carryover and Unpaid Realized Loss Amounts on the Offered Certificates (other than the Class A-R Certificates) will be held in the Corridor Contract Reserve Fund and will be available to cover Net Rate Carryover and Unpaid Realized Loss Amounts on the Offered Certificates (other than the Class A-R Certificates) on future Distribution Dates.

     On the Distribution Date immediately following the Corridor Contract Termination Date any amounts remaining in the Corridor Contract Reserve Fund will be assigned as directed by UBS Securities LLC and will not be available for the payment of any Unpaid Realized Loss Amounts or any Net Rate Carryover on any class of certificates on future Distribution Dates. However, if either the Corridor Contract or the Corridor Floor Contract is subject to an early termination, any early termination payment received by the Supplemental Interest Trust in respect of the related contract will be deposited by the supplemental interest trustee in the Corridor Contract Reserve Fund to cover any Unpaid Realized Loss Amounts and any Net Rate Carryover until the Corridor Contract Termination Date or the Corridor Floor Contract Termination Date, as applicable. See "Description of the Certificates --The Corridor Contract and the Corridor Floor Contract" and "--Corridor Contract Reserve Fund" below.

DEFERRED INTEREST

     With respect to each Mortgage Loan and each related Due Date, "DEFERRED INTEREST" will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. Such excess may occur because the mortgage rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

THE CORRIDOR CONTRACT AND THE CORRIDOR FLOOR CONTRACT

     The Offered Certificates (other than the Class A-R Certificates) will have the benefit of both an interest rate corridor contract (the "CORRIDOR CONTRACT") and an interest rate corridor floor contract (the "CORRIDOR FLOOR CONTRACT"). Both the Corridor Contract and the Corridor Floor Contract will be evidenced by a confirmation between UBS AG (the "COUNTERPARTY") and UBS Real Estate Securities, Inc., an affiliate of the underwriter.

     Pursuant to the terms of both the Corridor Contract and the Corridor Floor Contract, the terms of an ISDA Master Agreement were incorporated into each confirmation, as if such an ISDA Master Agreement had been executed by UBS Real Estate Securities, Inc. and the Counterparty on the date that each was executed. Both the Corridor Contract and the Corridor Floor Contract are subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     On the closing date, UBS Real Estate Securities, Inc. will assign its rights under both the Corridor Contract and the Corridor Floor Contract to The Bank of New York, as supplemental interest trustee (in such capacity, the "SUPPLEMENTAL INTEREST TRUSTEE." Both the Corridor Contract and the Corridor Floor Contract will be assets of a separate trust (the "SUPPLEMENTAL INTEREST TRUST") created under the pooling and servicing agreement for the benefit of the Offered Certificates (other than the Class A-R Certificates).

     Beginning with the Distribution Date in February 2009 and up to and including the Distribution Date in September 2015 (the "CORRIDOR CONTRACT TERMINATION DATE"), the Offered Certificates (other than the Class A-R Certificates) will have the benefit of the Corridor Contract. On or prior to the Corridor Contract Termination Date, the amount payable by the Counterparty under the Corridor Contract will equal the product of:

     (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Counterparty) and (B) the related Corridor Contract Ceiling Rate for such Distribution Date over (y) the related Corridor Contract Strike Rate for such Distribution Date,

     (ii) the product of (a) the applicable Corridor Contract Notional Balance for such Distribution Date and (b) 250, and

     (iii) (x) one-twelfth.

     Beginning with the Distribution Date in July 2006 and up to and including the Distribution Date in January 2009, any amounts received with respect to the Corridor Contract by the supplemental interest trustee will held in the Corridor Contract Reserve Fund and will be used to pay any Net Rate Carryover and any Unpaid Realized Loss Amounts on the Offered Certificates (other than the Class A-R Certificates) on the Distribution Date in December 2010. In addition, any amounts received by the supplemental interest trustee with respect to the Corridor Contract on any Distribution Date prior to or on the Distribution Date in December 2010 in excess of the amount necessary to cover the Net Rate Carryover and Unpaid Realized Loss Amounts on the Offered Certificates (other than the Class A-R Certificates) will be held in the Corridor Contract Reserve Fund and will also be available to cover the Net Rate Carryover and Unpaid Realized Loss Amounts on the Offered Certificates (other than the Class A-R Certificates) on the Distribution Date in December 2010. Any amounts then remaining in the Corridor Contract Reserve Fund with respect to the Corridor Contract after this distribution will be assigned as directed by UBS Securities LLC.

     Beginning with the Distribution Date in February 2009 and up to and including the Corridor Contract Termination Date, any current amounts received under the Corridor Contract by the supplemental interest trustee, will be used to pay, first, any Net Rate Carryover and, second, any Unpaid Realized Loss Amounts on the Offered Certificates (other than the Class A-R Certificates). Any amounts received by the supplemental interest trustee with respect to the Corridor Contract on any Distribution Date after the Distribution Date in December 2010 in excess of the amount necessary to cover the Net Rate Carryover and Unpaid Realized Loss Amounts on the Offered Certificates (other than the Class A-R Certificates) will be held in the Corridor Contract Reserve Fund and will be available to cover the Net Rate Carryover and Unpaid Realized Loss Amounts on the Offered Certificates (other than the Class A-R Certificates) on future Distribution Dates. After the Corridor Contract Termination Date, amounts held by the supplemental interest trustee will be distributed as assigned by UBS Securities LLC.

     The "CORRIDOR CONTRACT NOTIONAL BALANCE", the "CORRIDOR CONTRACT STRIKE RATE" and the "CORRIDOR CONTRACT CEILING RATE" are as described in the following table:

                                     CORRIDOR CONTRACT    CORRIDOR CONTRACT   CORRIDOR CONTRACT
    MONTH OF DISTRIBUTION DATE      NOTIONAL BALANCE($)     STRIKE RATE(%)     CEILING RATE(%)
---------------------------------   -------------------   -----------------   -----------------
July 25, 2006....................     11,130,050.6880            6.99                6.99
August 25, 2006..................     11,075,552.2480            7.09                7.09
September 25, 2006...............     11,033,840.1720            7.20                7.20
October 25, 2006.................      10,983,261.380            7.28                7.28
November 25, 2006................     10,916,303.4040            7.30                7.30
December 25, 2006................     10,831,865.7200            7.31                7.31

                                     CORRIDOR CONTRACT    CORRIDOR CONTRACT   CORRIDOR CONTRACT
    MONTH OF DISTRIBUTION DATE      NOTIONAL BALANCE($)     STRIKE RATE(%)     CEILING RATE(%)
---------------------------------   -------------------   -----------------   -----------------
January 25, 2007.................     10,729,104.3200            7.28                7.28
February 25, 2007................     10,608,911.2440            7.31                7.31
March 25, 2007...................     10,470,758.4640            7.32                7.32
April 25, 2007...................     10,314,927.2080            7.27                7.27
May 25, 2007.....................     10,141,474.9360            7.27                7.27
June 25, 2007....................      9,951,116.8440            7.27                7.27
July 25, 2007....................      9,705,606.1400            7.23                7.23
August 25, 2007..................      9,483,282.4080            7.23                7.23
September 25, 2007...............      9,245,800.6160            7.22                7.22
October 25, 2007.................      8,994,515.5680            7.20                7.20
November 25, 2007................      8,732,201.3200            7.20                7.20
December 25, 2007................      8,460,311.1280            7.19                7.22
January 25, 2008.................      8,125,147.2520            7.18                7.31
February 25, 2008................      7,860,932.5800            7.18                7.40
March 25, 2008...................      7,606,417.5600            7.16                7.49
April 25, 2008...................      7,361,081.0720            7.13                7.58
May 25, 2008.....................      7,124,340.1960            7.13                7.64
June 25, 2008....................      6,895,603.7560            7.12                7.71
July 25, 2008....................      6,612,771.5640            7.20                7.76
August 25, 2008..................      6,401,481.9160            7.21                7.81
September 25, 2008...............      6,197,010.4680            7.21                7.85
October 25, 2008.................      5,999,479.5600            7.21                7.90
November 25, 2008................      5,808,652.6960            7.21                7.93
December 25, 2008................      5,623,784.1600            7.21                7.95
January 25, 2009.................      5,315,682.1040            7.21                7.96
February 25, 2009................      5,130,973.2640            6.84                8.29
March 25, 2009...................      4,952,462.0640            6.84                8.29
April 25, 2009...................      4,778,757.1960            6.84                8.29
May 25, 2009.....................      4,611,165.0120            6.84                8.29
June 25, 2009....................      4,445,160.3240            6.84                8.29
July 25, 2009....................      4,214,853.0840            6.88                8.33
August 25, 2009..................      4,057,135.8960            6.89                8.34
September 25, 2009...............      3,905,146.4880            6.89                8.34
October 25, 2009.................      3,758,436.7320            6.89                8.34
November 25, 2009................      3,615,512.2400            6.89                8.34
December 25, 2009................      3,478,246.4840            6.90                8.35
January 25, 2010.................      3,284,321.7440            6.90                8.35
February 25, 2010................      3,160,513.8800            6.90                8.35
March 25, 2010...................      3,041,206.1480            6.90                8.35
April 25, 2010...................      2,925,427.4360            6.90                8.35
May 25, 2010.....................      2,815,031.6840            6.90                8.35
June 25, 2010....................      2,708,525.4880            6.71                7.96
July 25, 2010....................      2,549,607.7280            6.74                7.99
August 25, 2010..................      2,454,111.8320            6.74                7.99
September 25, 2010...............      2,362,550.5000            6.75                8.00
October 25, 2010.................      2,274,515.4160            6.75                8.00
November 25, 2010................      2,189,563.3480            6.75                7.24
December 25, 2010................      2,108,125.9680            6.76                7.15
January 25, 2011.................      1,939,600.6120            6.76                7.06
February 25, 2011................      1,866,939.4960            6.76                6.95
March 25, 2011...................      1,797,039.2800            6.76                6.83
April 25, 2011...................      1,729,032.5600            6.77                6.77
May 25, 2011.....................      1,664,262.3280            6.77                6.77
June 25, 2011....................      1,601,534.9200            6.77                6.77
July 25, 2011....................      1,488,434.1200            6.66                6.66
August 25, 2011..................      1,435,578.9720            6.66                6.66
September 25, 2011...............      1,384,886.4800            6.66                6.68
October 25, 2011.................      1,336,129.2480            6.66                6.82
November 25, 2011................      1,288,958.2880            6.67                6.97
December 25, 2011................      1,242,983.5240            6.67                7.11
January 25, 2012.................      1,146,398.7760            6.67                7.24
February 25, 2012................      1,105,789.0160            6.67                7.40
March 25, 2012...................      1,066,644.3360            6.67                8.90
April 25, 2012...................      1,028,914.0800            6.68                8.90
May 25, 2012.....................        992,604.7320            6.68                8.90
June 25, 2012....................        957,626.2320            6.68                8.90
July 25, 2012....................        871,114.7720            6.70                8.90
August 25, 2012..................        840,600.9840            6.70                8.90
September 25, 2012...............        811,299.9480            6.71                8.90
October 25, 2012.................        783,062.0200            6.71                8.90
November 25, 2012................        755,849.8160            6.71                8.90
December 25, 2012................        729,627.3680            6.71                8.90
January 25, 2013.................        653,995.5760            6.72                8.90
February 25, 2013................        629,738.0240            6.72                8.90
March 25, 2013...................        606,383.7920            6.72                8.90
April 25, 2013...................        583,895.5600            6.72                8.97
May 25, 2013.....................        562,276.4560            6.73                9.03
June 25, 2013....................        541,478.0960            6.73                9.09
July 25, 2013....................        482,694.4440            6.70                9.16
August 25, 2013..................        463,712.3000            6.70                9.21
September 25, 2013...............        445,506.5120            6.70                9.26
October 25, 2013.................        427,988.9600            6.70                9.31
November 25, 2013................        411,137.8600            6.70                9.32
December 25, 2013................        394,931.8840            6.70                9.35
January 25, 2014.................        379,346.9520            6.71                9.37
February 25, 2014................        364,359.8240            6.71                9.36
March 25, 2014...................        349,951.0520            6.71                9.38
April 25, 2014...................        336,101.5600            6.71                9.37
May 25, 2014.....................        322,808.2880            6.71                9.35
June 25, 2014....................        310,038.2400            6.72                9.33
July 25, 2014....................        297,784.4840            6.72                9.31
August 25, 2014..................        286,112.9520            6.72                9.28
September 25, 2014...............        274,931.9680            6.73                9.24
October 25, 2014.................        264,187.5120            6.73                9.19
November 25, 2014................        253,866.7480            6.73                9.15
December 25, 2014................        243,952.8440            6.73                9.10
January 25, 2015.................        234,431.6080            6.73                9.03
February 25, 2015................        225,287.3040            6.74                8.94
March 25, 2015...................        216,506.6480            6.74                8.85
April 25, 2015...................        208,076.7960            6.74                8.77
May 25, 2015.....................        199,981.0840            6.74                8.67
June 25, 2015....................        192,207.4200            6.74                8.58
July 25, 2015....................        184,747.4360            6.76                8.48
August 25, 2015..................        177,563.8560            6.77                8.37
September 25, 2015...............     11,130,050.6880            4.75                5.35
October 25, 2015 and thereafter..                   0             N/A                 N/A

     Beginning in July 2006 and up to and including the Distribution Date in January 2009 (the "CORRIDOR FLOOR CONTRACT TERMINATION DATE"), the Offered Certificates (other than the Class A-R Certificates) will have the benefit of the Corridor Floor Contract. On or prior to the Corridor Floor Contract Termination Date, the amount payable by the Counterparty under the Corridor Floor Contract will equal the product of:

     (i) the excess (if any) of (x) the related Corridor Floor Contract Strike Rate for such Distribution Date over (y) the greater of (A) One-Month LIBOR (as determined by the Counterparty) and (B) the related Corridor Floor Contract Floor Rate for such Distribution Date,

     (ii) the product of (a) the applicable Corridor Floor Contract Notional Balance for such Distribution Date and (b) 250, and

     (iii) (x) one-twelfth.

     On or prior to the Corridor Floor Contract Termination Date, any amounts received with respect to the Corridor Floor Contract by the supplemental interest trustee will be held in the Corridor Contract Reserve Fund until the Distribution Date in December 2010, at which time they will be used to cover any Net Rate Carryover and any Unpaid Realized Loss Amounts on the Offered Certificates (other than the Class A-R Certificates). Any amounts then remaining in the Corridor Contract Reserve Fund after this distribution will be assigned as directed by UBS Securities LLC.

     The "CORRIDOR FLOOR CONTRACT NOTIONAL BALANCE", the "CORRIDOR FLOOR CONTRACT STRIKE RATE" and the "CORRIDOR FLOOR CONTRACT FLOOR RATE" are as described in the following table:

                               CORRIDOR
                            FLOOR CONTRACT    CORRIDOR FLOOR   CORRIDOR FLOOR
        MONTH OF               NOTIONAL      CONTRACT STRIKE   CONTRACT FLOOR
    DISTRIBUTION DATE        BALANCE ($)         RATE (%)         RATE (%)
    -----------------      ---------------   ---------------   --------------
July 25, 2006 ..........   11,130,050.6880         4.55             4.55
August 25, 2006 ........   11,075,552.2480         4.55             4.55
September 25, 2006 .....   11,033,412.3960         4.55             4.55
October 25, 2006 .......   10,981,783.1200         4.55             4.53
November 25, 2006 ......   10,913,035.4560         4.55             4.43
December 25, 2006 ......   10,825,990.7560         4.55             4.35
January 25, 2007 .......   10,719,687.9440         4.55             4.27
February 25, 2007 ......   10,594,949.0000         4.55             4.20
March 25, 2007 .........   10,451,152.6520         4.55             4.14
April 25, 2007 .........   10,288,399.5640         4.55             4.08
May 25, 2007 ...........   10,106,932.0280         4.55             4.04
June 25, 2007 ..........    9,907,328.4240         4.55             4.01
July 25, 2007 ..........    9,652,853.0680         4.55             3.97
August 25, 2007 ........    9,419,172.4760         4.55             3.95
September 25, 2007 .....    9,169,558.9200         4.55             3.93
October 25, 2007 .......    8,905,688.1320         4.55             3.91
November 25, 2007 ......    8,630,480.4120         4.55             3.89
December 25, 2007 ......    8,345,543.9600         4.55             3.90
January 25, 2008 .......    8,000,093.0920         4.55             3.92
February 25, 2008 ......    7,722,890.1480         4.55             3.93
March 25, 2008 .........    7,455,413.9640         4.55             3.95
April 25, 2008 .........    7,197,387.2120         4.55             3.96
May 25, 2008 ...........    6,948,324.6280         4.55             3.99
June 25, 2008 ..........    6,708,082.1840         4.55             4.00
July 25, 2008 ..........    6,418,083.0880         4.55             4.02
August 25, 2008 ........    6,196,990.9840         4.55             4.04
September 25, 2008 .....    5,983,510.5800         4.55             4.07
October 25, 2008 .......    5,777,722.6920         4.55             4.08
November 25, 2008 ......    5,579,396.3800         4.55             4.11
December 25, 2008 ......    5,388,259.2040         4.55             4.14
January 25, 2009 .......    5,083,398.3560         4.55             4.16
February 25, 2009 and
   thereafter ..........                 0          N/A              N/A

     Both the Corridor Contract and Corridor Floor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Counterparty or the issuing entity, the failure by the Counterparty (within one business day after notice of the failure is received by the Counterparty) to make a payment due under the related contract and the related contract becoming illegal or subject to certain kinds of taxation.

     In addition to the termination events specified above, it will be a termination event under both the Corridor Contract and the Corridor Floor Contract if the rating, by any Rating Agency, of the Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a "COUNTERPARTY RATING DOWNGRADE ") as specified in the Corridor Contract and Corridor Floor Contract and the Counterparty does not take certain action as specified in each contract, at its own expense, which may include (a) causing another entity to replace the Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, and that is approved by the supplemental interest trustee, on terms substantially similar to the related contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Counterparty's obligations under the related contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the supplemental interest trustee; (c) posting collateral satisfactory to the applicable Rating Agencies; and (d) establishing any other arrangement satisfactory to the applicable Rating Agency.

     Finally, an additional termination event under the Corridor Contract or the Corridor Floor Contract will exist if the Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the related contract, and the Counterparty fails to transfer the related contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity and (ii) satisfies any rating requirement set forth in the related contract.

     If the Corridor Contract or the Corridor Floor Contract is terminated early, the Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Counterparty will be paid to the supplemental interest trustee, and will be deposited by the supplemental interest trustee in the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Net Rate Carryover and Unpaid Realized Loss Amount on the related classes of certificates, until the Corridor Contract Termination Date. However, if a termination occurs under either contract, there can be no assurance that a termination payment will be paid to the supplemental interest trustee.

     The pooling and servicing agreement does not provide for the substitution or a replacement of either the Corridor Contract or the Corridor Floor Contract in the event of a termination of either contract or in any other circumstance.

     The significance percentage for each of the Corridor Contract and Corridor Floor Contract, and for both contracts taken in the aggregate, is less than 10%. The "significance percentage" is the percentage that the significance estimate of each contract represents of the aggregate Class Certificate Balance of the Floating Rate Certificates. The "significance estimate" of each contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of each contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     UBS AG and subsidiaries, with headquarters in Zurich, Switzerland and Basel, Switzerland, provide wealth management, global investment banking and securities services on a global basis. UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Company Law and Swiss Federal Banking Law as an Aktiengesellschaft, a corporation that has issued shares of common stock to investors. UBS AG has a long-term rating of "AA+" from S&P and a long-term rating of "Aa2" from Moody's.

     The Offered Certificates do not represent an obligation of the Counterparty. The holders of the Offered Certificates are not parties to or beneficiaries under the Corridor Contract or the Corridor Floor Contract and will not have any right to proceed directly against the Counterparty in respect of its obligations under the contracts.

     The Corridor Contract and Corridor Floor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

PRINCIPAL

     The "PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date, is the excess, if any, of:

          (i) the aggregate Class Certificate Balance of the certificates (other than the notional amount certificates) immediately prior to such Distribution Date, over

          (ii) the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period), over (b) the Overcollateralization Target Amount for such Distribution Date.

     The "GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal

Remittance Amount for Loan Group 1 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

     The "GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

     The "GROUP 3 PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 3 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

     The "GROUP 4 PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 4 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

     "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "POOL PRINCIPAL BALANCE" equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

     "PREPAYMENT PERIOD" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from June 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the excess of:

     (1) the aggregate Class Certificate Balance of the Senior Certificates (other than the notional amount certificates) immediately prior to such Distribution Date, over

     (2) the lesser of (A) the product of (i) (x) 75.1732879660% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in July 2012 or (y) 80.1386303728% on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in July 2012 and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

     The "GROUP 1 SENIOR PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

     The "GROUP 2 SENIOR PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

     The "GROUP 3 SENIOR PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 3 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

     The "GROUP 4 SENIOR PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 4 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

     "SUBORDINATED CLASS PRINCIPAL DISTRIBUTION AMOUNT" for any class of Subordinated Certificates and Distribution Date will equal the excess of:

     (1)  the sum of:

          (a) the aggregate Class Certificate Balance of the Senior Certificates (other than the notional amount certificates) (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date),

          (b) the aggregate Class Certificate Balance of any class(es) of Subordinated Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Subordinated Class Principal Distribution Amount(s) for such more senior class(es) of certificates for such Distribution Date), and

          (c) the Class Certificate Balance of such class of Subordinated Certificates immediately prior to such Distribution Date, over

     (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Subordinated Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor;

provided, however, that if such class of Subordinated Certificates is the only class of Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

     The "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET SUBORDINATION PERCENTAGE" for each class of subordinated certificates will equal the respective percentages indicated in the following table:

                Initial Target   Stepdown Target   Stepdown Target
                 Subordination    Subordination     Subordination
                  Percentage      Percentage (1)    Percentage (2)
                --------------   ---------------   ---------------
Class M-1 ...    6.8404203608%    17.1010509019%    13.6808407215%
Class M-2 ...    5.0076883660%    12.5192209149%    10.0153767319%
Class M-3 ...    4.2569999609%    10.6424999021%     8.5139999217%
Class M-4 ...    3.1606886913%     7.9017217283%     6.3213773826%
Class M-5 ...    1.8604250712%     4.6510626780%     3.7208501424%
Class M-6 ...    1.0722884988%     2.6807212470%     2.1445769976%
Class M-7 ...    0.5000000000%     1.2500000000%     1.0000000000%

----------
(1) For any Distribution Date occurring on or after the Distribution Date occurring in July 2009 and prior to the Distribution Date occurring in July 2012.

(2) For any Distribution Date occurring on or after the Distribution Date occurring in July 2012.

     The Initial Target Subordination Percentages will not be used to calculate distributions on the subordinated certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the subordinated certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of subordinated certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial related Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the cut-off date.

     "OC FLOOR" means an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

     "OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date and (b) on or after the Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in July 2012, an amount equal to 1.25% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in July 2012, an amount equal to 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor;

provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

     "STEPDOWN DATE" is the earlier to occur of:

          (1) the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates (other than the notional amount certificates) is reduced to zero, and

          (2) the later to occur of (x) the Distribution Date in July 2009 and
     (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) over the aggregate Class Certificate Balance of the Senior Certificates (other than the notional amount certificates) immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of the current Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to (a) 24.82671203% on any Distribution Date prior to the Distribution Date in July 2012 and (b) 19.86136963% on any Distribution Date on or after the Distribution Date in July 2012.

     A "TRIGGER EVENT" is in effect with respect to any Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

     A "DELINQUENCY TRIGGER EVENT" is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (i) 28.20% and the Senior Enhancement Percentage for any Distribution Date prior to the Distribution Date in July 2011 and (ii) 35.25% and the Senior Enhancement Percentage for any Distribution Date on or after the Distribution Date in July 2011.

     The "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

          (1) the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

               (b) (i) before the aggregate Class Certificate Balance of the Senior Certificates (other than the notional amount certificates) has been reduced to zero, the aggregate Class Certificate Balance of the Senior Certificates (other than the notional amount certificates), or
          (ii) after such time, the Class Certificate Balance of the most senior class of Subordinated Certificates outstanding, as of the Business Day immediately preceding the Distribution Date in the calendar month prior to the month of such Distribution Date, and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

     A "CUMULATIVE LOSS TRIGGER EVENT" is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans, as set forth below:

     DISTRIBUTION DATE                                     PERCENTAGE
     -----------------                                     ----------
July 2008 - June 2009 .....   0.20% with respect to July 2008, plus an additional 1/12th of 0.25%
                              for each month thereafter through June 2009
July 2009 - June 2010 .....   0.45% with respect to July 2009, plus an additional 1/12th of 0.40%
                              for each month thereafter through June 2010
July 2010 - June 2011 .....   0.85% with respect to July 2010, plus an additional 1/12th of 0.35%
                              for each month thereafter through June 2011
July 2011 - June 2012 .....   1.20% with respect to July 2011, plus an additional 1/12th of 0.45%
                              for each month thereafter through June 2012
July 2012 - June 2013 .....   1.65% with respect to July 2012, plus an additional 1/12th of 0.15%
                              for each month thereafter through June 2013
July 2013 and thereafter ..   1.80%

     "UNPAID REALIZED LOSS AMOUNT" means for any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

     The "ROLLING SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Stepdown Date is the average of the Sixty-Day Delinquency Rates and Distribution Date and the two immediately preceding Distribution Dates.

     The "SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans that were 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans as of the related Due Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

     A "REALIZED LOSS" with respect to any Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

     "SUBSEQUENT RECOVERIES" are unexpected recoveries received after the determination by the master servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the master servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

RESIDUAL CERTIFICATES

     The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Class Certificate Balance will equal zero. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain additional distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the classes of certificates. As a result, interest collections on the Mortgage Loans net of Deferred Interest are expected to be generated in excess of the amount of interest payable to the holders of the related certificates and the related fees and expenses payable by the issuing entity. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

DISTRIBUTION OF AVAILABLE FUNDS

     On each Distribution Date, the aggregate Available Funds for all of the Loan Groups will be distributed in the following amounts and order of priority:

          1. sequentially,

               a. concurrently, to the Class X-NB, Class X-BI and Class X-BJ Certificates, pro rata, the Current Interest and the Interest Carry Forward Amount for each such class and such Distribution Date; and

               b. concurrently, to the Class X-PP and Class X-AD Certificates, pro rata, the Current Interest and the Interest Carry Forward Amount for each such class and such Distribution Date;

          2. concurrently, to the classes of Senior Certificates (other than the notional amount certificates and the Class A-R Certificates), pro rata, the Current Interest and the Interest Carry Forward Amount for each such class and such Distribution Date;

          3. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Current Interest for each such class and such Distribution Date;

          4. a. for each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in the following order of priority:

                    (1) in an amount up to the Principal Distribution Amount for that Distribution Date, concurrently, to the following classes of certificates, pro rata on the basis of the related Principal Distribution Amounts:

                         (a) in an amount up to the Group 1 Principal
                    Distribution Amount for such Distribution Date, in the following order of priority:

                              (i) to the Class A-R Certificates, until its Class
                         Certificate Balance is reduced to zero;

                              (ii) concurrently, to the Class 1-A-1, Class 1-A-2
                         and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                              (iii) to the Group 2 Senior Certificates (after
                         any distributions made to such classes of certificates from the Group 2 Principal Distribution Amount), the Group 3 Senior Certificates (after any distributions made to such classes of certificates from the Group 3 Principal Distribution Amount) and the Group 4 Senior Certificates (after any distributions made to such classes of certificates from the Group 4 Principal Distribution Amount), pro rata, on the basis of their respective aggregate Class Certificate Balances, concurrently as follows:

                                   (x) concurrently, to the Class 2-A-1, Class
                              2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                                   (y) concurrently, to the Class 3-A-1, Class
                              3-A-2 and Class 3-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                                   (z) concurrently, to the Class 4-A-1, Class
                              4-A-2 and Class 4-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (b) in an amount up to the Group 2 Principal
                    Distribution Amount for such Distribution Date, in the following order of priority:

                              (i) concurrently, to the Class 2-A-1, Class 2-A-2
                         and Class 2-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                              (ii) to the Group 1 Senior Certificates (after any
                         distributions made to such classes of certificates from the Group 1 Principal Distribution Amount), the Group 3 Senior Certificates (after any distributions made to such classes of certificates from the Group 3 Principal Distribution Amount) and the Group 4 Senior Certificates (after any distributions made to such classes of certificates from the Group 4 Principal Distribution Amount), pro rata, on the basis of their respective aggregate Class Certificate Balances, concurrently as follows:

                                   (x) concurrently, to the Class 1-A-1, Class
                              1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                                   (y) concurrently, to the Class 3-A-1, Class
                              3-A-2 and Class 3-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                                   (z) concurrently, to the Class 4-A-1, Class
                              4-A-2 and Class 4-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (c) in an amount up to the Group 3 Principal
                    Distribution Amount for such Distribution Date, in the following order of priority:

                              (i) concurrently, to the Class 3-A-1, Class 3-A-2
                         and Class 3-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                              (ii) to the Group 1 Senior Certificates (after any
                         distributions made to such classes of certificates from the Group 1 Principal Distribution Amount), the Group 2 Senior Certificates (after any distributions made to such classes of certificates from the Group 2 Principal Distribution Amount) and the Group 4 Senior Certificates (after any distributions made to such classes of certificates from the Group 4 Principal Distribution Amount), pro rata, on the basis of their respective aggregate Class Certificate Balances, concurrently as follows:

                                   (x) concurrently, to the Class 1-A-1, Class
                              1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                                   (y) concurrently, to the Class 2-A-1, Class
                              2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                                   (z) concurrently, to the Class 4-A-1, Class
                              4-A-2 and Class 4-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                         (d) in an amount up to the Group 4 Principal
                    Distribution Amount for such Distribution Date, in the following order of priority:

                              (i) concurrently, to the Class 4-A-1, Class 4-A-2
                         and Class 4-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                              (ii) to the Group 1 Senior Certificates (after any
                         distributions made to such classes of certificates from the Group 1 Principal Distribution Amount), the Group 2 Senior Certificates (after any distributions made to such classes of certificates from the Group 2 Principal Distribution Amount) and the Group 3 Senior Certificates (after any distributions made to such classes of certificates from the Group 3 Principal Distribution Amount), pro rata, on the basis of their respective aggregate Class Certificate Balances, concurrently as follows:

                                   (x) concurrently, to the Class 1-A-1, Class
                              1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                                   (y) concurrently, to the Class 2-A-1, Class
                              2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                                   (z) concurrently, to the Class 3-A-1, Class
                              3-A-2 and Class 3-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                    (2) sequentially, to the Class M-1, Class M-2, Class M-3,
               Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

          b. on each Distribution Date on or after the stepdown date so long as a trigger event is not in effect, in the following order of priority:

                    (1) in an amount up to the Senior Principal Distribution
               Amount for such Distribution Date, concurrently, to the following classes of certificates, pro rata on the basis of the related Senior Principal Distribution Amounts:

                         (a) in an amount up to the Group 1 Principal Senior
                    Distribution Amount for such Distribution Date, in the following order of priority:

                              (i) concurrently, to the Class 1-A-1, Class 1-A-2
                         and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                              (ii) to the Group 2 Senior Certificates (after any
                         distributions made to such classes of certificates from the Group 2 Senior Principal Distribution Amount), the Group 3 Senior Certificates (after any distributions made to such classes of certificates from the Group 3 Senior Principal Distribution Amount) and the Group 4 Senior Certificates (after any distributions made to such classes of certificates from the Group 4 Senior Principal Distribution Amount), pro rata, on the basis of their respective aggregate Class Certificate Balances, concurrently as follows:

                                   (x) concurrently, to the Class 2-A-1, Class
                              2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                                   (y) concurrently, to the Class 3-A-1, Class
                              3-A-2 and Class 3-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                                   (z) concurrently, to the Class 4-A-1, Class
                              4-A-2 and Class 4-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (b) in an amount up to the Group 2 Senior Principal
                    Distribution Amount for such Distribution Date, in the following order of priority:

                              (i) concurrently, to the Class 2-A-1, Class 2-A-2
                         and Class 2-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                              (ii) to the Group 1 Senior Certificates (after any
                         distributions made to such classes of certificates from the Group 1 Senior Principal Distribution Amount), the Group 3 Senior Certificates (after any distributions made to such classes of certificates from the Group 3 Senior Principal Distribution Amount) and the Group 4 Senior Certificates (after any distributions made to such classes of certificates from the Group 4 Senior Principal Distribution Amount), pro rata, on the basis of their respective aggregate Class Certificate Balances, concurrently as follows:

                                   (x) concurrently, to the Class 1-A-1, Class
                              1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                                   (y) concurrently, to the Class 3-A-1, Class
                              3-A-2 and Class 3-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                                   (z) concurrently, to the Class 4-A-1, Class
                              4-A-2 and Class 4-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (c) in an amount up to the Group 3 Senior Principal
                    Distribution Amount for such Distribution Date, in the following order of priority:

                              (i) concurrently, to the Class 3-A-1, Class 3-A-2
                         and Class 3-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                              (ii) to the Group 1 Senior Certificates (after any
                         distributions made to such classes of certificates from the Group 1 Senior Principal Distribution Amount), the Group 2 Senior Certificates (after any distributions made to such classes of certificates from the Group 2 Senior Principal Distribution Amount) and the Group 4 Senior Certificates (after any distributions made to such classes of certificates from the Group 4 Senior Principal Distribution Amount), pro rata, on the basis of their respective aggregate Class Certificate Balances, concurrently as follows:

                                   (x) concurrently, to the Class 1-A-1, Class
                              1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                                   (y) concurrently, to the Class 2-A-1, Class
                              2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                                   (z) concurrently, to the Class 4-A-1, Class
                              4-A-2 and Class 4-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                         (d) in an amount up to the Group 4 Senior Principal
                    Distribution Amount for such Distribution Date, in the following order of priority:

                              (i) concurrently, to the Class 4-A-1, Class 4-A-2
                         and Class 4-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                              (ii) to the Group 1 Senior Certificates (after any
                         distributions made to such classes of certificates from the Group 1 Senior Principal Distribution Amount), the Group 2 Senior Certificates (after any distributions made to such classes of certificates from the Group 2 Principal Senior Distribution Amount) and the Group 3 Senior Certificates (after any distributions made to such classes of certificates from the Group 3 Senior Principal Distribution Amount), pro rata, on the basis of their respective aggregate Class Certificate Balances, concurrently as follows:

                                   (x) concurrently, to the Class 1-A-1, Class
                              1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                                   (y) concurrently, to the Class 2-A-1, Class
                              2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                                   (z) concurrently, to the Class 3-A-1, Class
                              3-A-2 and Class 3-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (2) sequentially, to the Class M-1, Class M-2, Class M-3,
               Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the subordinated class Principal Distribution Amount for each such class, until their respective Class Certificate Balances are reduced to zero;

          5. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Interest Carry Forward Amount for each such class and such Distribution Date;

          6. concurrently, to the classes of Senior Certificates related to Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, pro rata based on the aggregate Unpaid Realized Loss Amount for the Senior Certificates (other than the Class X Certificates) related to Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4;

               a. in an amount up to the aggregate Unpaid Realized Loss Amount for the for the Group 1 Senior Certificates, sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

               b. in an amount up to the aggregate Unpaid Realized Loss Amount for the Group 2 Senior Certificates, sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

               c. in an amount up to the aggregate Unpaid Realized Loss Amount for the Group 3 Senior Certificates, sequentially, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class; and

               d. in an amount up to the aggregate Unpaid Realized Loss Amount for the Group 4 Senior Certificates, sequentially, to the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class; and

          7. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

          8. sequentially,

               a. concurrently, to the Class X-NB, Class X-BI and Class X-BJ Certificates, pro rata, based on entitlements, in an amount up to the amount of Net Rate Carryover for each such class; and

               b. concurrently, to the Class X-PP and Class X-AD Certificates, pro rata, based on entitlements, in an amount up to the amount of Net Rate Carryover for each such class;

          9. concurrently, to the classes of Senior Certificates (other than the Class X and Class A-R Certificates), pro rata, based on entitlements, in an amount up to the amount of Net Rate Carryover for each such class;

          10. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of Net Rate Carryover for each such class; and

          11. to the Class C and Class A-R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

     Any Interest Carry Forward Amounts, Unpaid Realized Loss Amounts or Net Rate Carryover that remains after the Class Certificate Balance of the related class of certificates is reduced to zero will be extinguished.

CALCULATION OF ONE-YEAR MTA

     The MTA Certificates will bear interest during each interest accrual period at the applicable rate determined as described under "--Interest" below.

     "ONE-YEAR MTA" is a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)". The One-Year MTA used for each interest accrual period will be the most recent One-Year MTA figure available as of fifteen days prior to the commencement of that interest accrual period (a "ONE-YEAR MTA DETERMINATION DATE").

     If One-Year MTA is no longer available, the calculation agent will choose a new index for the MTA Certificates that is based on comparable information. When the calculation agent chooses a new index for the MTA Certificates, it will increase or decrease the related Pass-Through Margins by the difference between the average One-Year MTA for the final three years it was in effect and the average of the most recent three years for the replacement index. The Pass-Through Margins will be increased by that difference if the average One-Year MTA is greater than the average replacement index, and the Pass-Through Margins will be decreased by that difference if the replacement index is greater than the average One-Year MTA.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, an "INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for such Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or such other service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this prospectus supplement. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

          (1)  with an established place of business in London,

          (2)  which have been designated as such by the Trustee and

          (3) which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

     The pooling and servicing agreement requires the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the trustee on behalf of the holders of the Offered Certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

     In addition to the $1,000 deposit described in the second preceding paragraph, on the closing date the depositor shall cause to be deposited in the Carryover Reserve Fund an amount that is expected to be sufficient to cover any Net Rate Carryover on the LIBOR Certificates with respect to the first Distribution Date. On the first Distribution Date, such amount will be distributed, sequentially, as follows:

     - first, concurrently, to the senior LIBOR Certificates, pro rata, based upon the amount of any Net Rate Carryover with respect to each such class of certificates, and

     - second, sequentially, to all of the classes of subordinated certificates, beginning with the class of subordinated certificates with the highest distribution priority based upon the amount of any Net Rate Carryover with respect to each such class of certificates.

Any such amount deposited by the depositor as described in the first sentence of this paragraph that remains after payment of any Net Rate Carryover to the certificates on the first Distribution Date will be distributed to UBS Securities LLC and will not be available to cover any Net Rate Carryover on subsequent Distribution Dates.

CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish one account for amounts received with respect to the Corridor Contract and the Corridor Floor Contract (the "CORRIDOR CONTRACT RESERVE FUND"). The Corridor Contract Reserve Fund will be held in trust in the Supplemental Interest Trust by the supplemental interest trustee, on behalf of the holders of the Offered Certificates (other than the Class A-R Certificates). On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of the issuing entity or of any REMIC.

     On each Distribution Date, the trustee will deposit in the Corridor Contract Reserve Fund any amounts received in respect of the Corridor Contract or the Corridor Floor Contract for the related Accrual Period. On each Distribution Date, such amounts received in respect of the Corridor Contract or the Corridor Floor Contract will be distributed to the Offered Certificates (other than the Class A-R Certificates) in accordance with the sections entitled "Interest -- Distributions of Funds from the Corridor Contract and Corridor Floor Contract" and "The Corridor Contract and Corridor Floor Contract" above, to the extent necessary and to the extent not previously distributed in the following order of priority:

          (1) to the classes of Senior Certificates related to Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, pro rata based on the aggregate remaining Unpaid Realized Loss Amount for the Senior Certificates related to Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, concurrently as follows:

               (a) in an amount up to the aggregate remaining Unpaid Realized Loss Amount for the Group 1 Senior Certificates, sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, in an amount up to the remaining Unpaid Realized Loss Amount for each such class;

               (b) in an amount up to the aggregate remaining Unpaid Realized Loss Amount for the Group 2 Senior Certificates,, sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, in an amount up to the remaining Unpaid Realized Loss Amount for each such class;

               (c) in an amount up to the aggregate remaining Unpaid Realized Loss Amount for the Group 3 Senior Certificates, sequentially, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, in that order, in an amount up to the remaining Unpaid Realized Loss Amount for each such class; and

               (d) in an amount up to the aggregate remaining Unpaid Realized Loss Amount for the Group 4 Senior Certificates, sequentially, to the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates, in that order, in an amount up to the remaining Unpaid Realized Loss Amount for each such class;

          (2) sequentially,

               (a) concurrently, to the Class X-NB, Class X-BI and Class X-BJ Certificates, pro rata, in an amount up to the amount of any remaining Net Rate Carryover for each such class; and

               (b) concurrently, to the Class X-PP and Class X-AD Certificates, pro rata, in an amount up to the amount of any remaining Net Rate Carryover for each such class;

          (3) concurrently, to the classes of Senior Certificates (other than the Class X and Class A-R Certificates), pro rata, in an amount up to the amount of any remaining Net Rate Carryover for each such class;

          (4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of any remaining Net Rate Carryover for each such class; and

          (5) on the Distribution Date in February 2010 and after the Corridor Contract Termination Date, as assigned by UBS Securities LLC.

     Unless either the Corridor Contract and Corridor Floor Contract is subject to an early termination, on or before the Corridor Contract Termination Date any remaining amounts with respect to the Corridor Contract and Corridor Floor Contract will be held in the Corridor Contract Reserve Fund and distributed in accordance with the sections entitled "Interest -- Distributions of Funds from the Corridor Contract and Corridor Floor Contract" and "The Corridor Contract and Corridor Floor Contract" above.

APPLIED REALIZED LOSS AMOUNTS

     After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinated classes will comprise the sole source of finds from which credit enhancement is provided to the related senior certificates.

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the certificates (other than the Class X Certificates) exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied, first, to reduce the Class Certificate Balances of the Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero and, second, to the senior certificates related to Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4 (other than the related Class X Certificates) pro rata, on the basis of the aggregate Class Certificate Balance of the related senior certificates, as follows: (a) with respect to the Group 1 Senior Certificates, sequentially, to the Class 1-A-3, Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero (b) with respect to the Group 2 Senior Certificates, sequentially, to the Class 2-A-3, Class 2-A-2 and Class 2-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, (c) with respect to the Group 3 Senior Certificates, sequentially, to the Class 3-A-3, Class 3-A-2 and Class 3-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero and (d) with respect to the Group 4 Senior Certificates, sequentially, to the Class 4-A-3, Class 4-A-2 and Class 4-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero. Any such reduction described in this paragraph is an "APPLIED REALIZED LOSS AMOUNT."

     Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

REPORTS TO CERTIFICATEHOLDERS

     The trustee may, at its option, make the information described in the prospectus under "Description of the Securities--Reports to Securityholders" available to certificateholders on the trustee's website (assistance in using the website service may be obtained by calling the trustee's customer service desk at (800) 254-2826). Parties that are unable to use the above distribution option are entitled to have a copy mailed to them via electronic mail by notifying the trustee at its Corporate Trust Office.

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

     - Loan Group 1 consists of 18 Mortgage Loans with the following characteristics:



                                              REMAINING
   ORIGINAL         CURRENT        CURRENT     TERM TO      EXPENSE                     MAXIMUM        MINIMUM
   PRINCIPAL       PRINCIPAL      MORTGAGE     MATURITY       FEE          GROSS        MORTGAGE      MORTGAGE
  BALANCE ($)     BALANCE ($)     RATE (%)     (MONTHS)    RATE (%)     MARGIN (%)      RATE (%)      RATE (%)
--------------  --------------  ------------  ---------  ------------  ------------  -------------  ------------
103,289,216.00  103,289,216.00  1.9641617015     360     0.4174082723  3.3352154135   9.9552183570  3.3352002619
 73,299,389.00   73,299,389.00  1.6923906931     360     0.4243383444  3.3359516977   9.9656437184  3.3359516977
 36,750,816.02   36,750,816.02  1.8910795347     480     0.3840000000  3.3395794703   9.9500000000  3.3395794703
 17,974,250.00   17,974,250.00  1.8725763940     480     0.3840000000  3.4267804637   9.9500000000  3.4267804637
 46,112,119.00   46,111,367.54  2.1059406297     360     0.4063860747  3.3346985408   9.9500000000  3.3346985408
  4,220,350.00    4,219,826.99  1.6416798583     360     0.3840000000  3.4022106109   9.9500000000  3.4022106109
 11,830,281.00   11,830,281.00  3.8550882266     480     0.3840000000  3.2249655376   9.9500000000  3.2249655376
  2,958,500.00    2,958,500.00  1.7216072334     480     0.3840000000  3.5025392936   9.9500000000  3.5025392936
  3,224,232.00    3,224,232.00  3.3317732719     360     0.5965360582  4.0424243820   9.9500000000  4.0424243820
    787,000.00      787,000.00  3.1543837357     360     0.3840000000  3.8865311309  10.8267471410  3.8865311309
    638,000.00      638,000.00  2.8224137931     480     0.3840000000  3.8161755486   9.9500000000  3.8161755486
    355,000.00      355,000.00  2.7500000000     480     0.3840000000  3.7750000000   9.9500000000  3.7750000000
  5,567,670.00    5,567,670.00  2.4690570741     360     0.4212435866  3.4410088960   9.9500000000  3.4410088960
     45,760.00       45,760.00  3.7500000000     480     0.3840000000  4.1000000000   9.9500000000  4.1000000000
 35,932,879.00   35,940,630.66  7.4218042326     357     0.4241085121  3.2634453886   9.9551027656  3.2634453886
 47,304,490.00   47,381,644.14  7.5610790887     357     0.4248256582  3.3919128156   9.9835436399  3.3919128156
  3,520,100.00    3,515,798.23  7.5813667744     479     0.3840000000  3.4210723028   9.9500000000  3.4210723028
  6,118,600.00    6,112,321.50  7.5283022619     479     0.3840000000  3.3575622298   9.9500000000  3.3575622298

                                                        ORIGINAL
                 MONTHS TO                 MAXIMUM       MONTHLY
                   NEXT      MONTHS TO     AMOUNT       SCHEDULED    INITIAL
   ORIGINAL       PAYMENT    NEXT RATE    NEGATIVE     PRINCIPAL &   RECAST
   PRINCIPAL    ADJUSTMENT  ADJUSTMENT  AMORTIZATION    INTEREST     PERIOD
  BALANCE ($)      DATE        DATE          (%)       PAYMENT ($)  (MONTHS)  MORTGAGE INDEX
--------------  ----------  ----------  ------------  ------------  --------  --------------
103,289,216.00      13           1           115        379,928.61     120     One-Year MTA
 73,299,389.00      13           1           115        259,793.06      60     One-Year MTA
 36,750,816.02      13           1           115        109,195.94     120     One-Year MTA
 17,974,250.00      13           1           115         53,233.08      60     One-Year MTA
 46,112,119.00      14           2           115        172,892.64     121     One-Year MTA
  4,220,350.00      14           2           115         14,853.92      61     One-Year MTA
 11,830,281.00      14           2           115         48,382.46     121     One-Year MTA
  2,958,500.00      14           2           115          8,531.70      61     One-Year MTA
  3,224,232.00      13           3           115         14,177.17     120     One-Year MTA
    787,000.00      13           3           115          3,383.91      60     One-Year MTA
    638,000.00      13           3           115          2,219.13     120     One-Year MTA
    355,000.00      13           3           115          1,220.23      60     One-Year MTA
  5,567,670.00      14           4           115         21,909.56     121     One-Year MTA
     45,760.00      14           4           115            184.20     121     One-Year MTA
 35,932,879.00      10           1           115        129,552.61     120     One-Year MTA
 47,304,490.00      10           1           115        167,685.29      60     One-Year MTA
  3,520,100.00      12           1           115         10,644.55     120     One-Year MTA
  6,118,600.00      12           1           115         17,759.19      60     One-Year MTA

     - Loan Group 2 consists of 19 Mortgage Loans with the following characteristics:



                                              REMAINING
   ORIGINAL         CURRENT        CURRENT     TERM TO      EXPENSE                     MAXIMUM        MINIMUM
   PRINCIPAL       PRINCIPAL      MORTGAGE     MATURITY       FEE          GROSS        MORTGAGE      MORTGAGE
  BALANCE ($)     BALANCE ($)     RATE (%)     (MONTHS)    RATE (%)     MARGIN (%)      RATE (%)      RATE (%)
--------------  --------------  ------------  ---------  ------------  ------------  -------------  ------------
 34,241,170.00   34,241,170.00  2.0325033797     360     0.4227231073  3.3187182637   9.9500000000  3.3187182637
 47,110,323.00   47,110,323.00  1.8367454252     360     0.4543859127  3.3682644348  10.0213893428  3.3682644348
 96,079,504.00   96,079,504.00  2.1421250780     480     0.3887366752  3.3518751400   9.9500000000  3.3518751400
 45,056,105.00   45,056,105.00  1.9074121476     480     0.4039654782  3.4520917238   9.9409046732  3.4520917238
 28,332,852.00   28,332,608.86  2.3509940355     360     0.4086380643  3.4360362315   9.9500000000  3.4360362315
  4,719,220.00    4,719,220.00  1.5350810091     360     0.3840000000  3.0304052365   9.9500000000  3.0304052365
 40,401,608.00   40,401,063.38  2.6751531178     480     0.3873257875  3.2809023475   9.9571701083  3.2809023475
  2,900,338.00    2,899,393.98  2.0276690562     480     0.3840000000  3.6411069497   9.9500000000  3.6411069497
  1,867,484.00    1,867,484.00  2.4499663719     360     0.4207039289  3.2687395715   9.9500000000  3.2687395715
  1,178,600.00    1,178,600.00  2.2418123197     360     0.3840000000  3.6248175802  10.6754369591  3.6248175802
  3,241,700.00    3,241,700.00  2.7074220317     480     0.3840000000  3.6545038097   9.9500000000  3.6545038097
  1,366,672.00    1,366,672.00  2.3746824403     480     0.3840000000  3.8731251537   9.9500000000  3.8731251537
  1,316,290.00    1,316,290.00  2.5796367062     360     0.3840000000  3.6337212924   9.9500000000  3.6337212924
  3,162,500.00    3,162,500.00  2.6154071146     480     0.3840000000  3.4069106719   9.9500000000  3.4069106719

                                                        ORIGINAL
                 MONTHS TO                 MAXIMUM       MONTHLY
                   NEXT      MONTHS TO     AMOUNT       SCHEDULED    INITIAL
   ORIGINAL       PAYMENT    NEXT RATE    NEGATIVE     PRINCIPAL &   RECAST
   PRINCIPAL    ADJUSTMENT  ADJUSTMENT  AMORTIZATION    INTEREST     PERIOD
  BALANCE ($)      DATE        DATE          (%)       PAYMENT ($)  (MONTHS)  MORTGAGE INDEX
--------------  ----------  ----------  ------------  ------------  --------  --------------
 34,241,170.00      13           1           115        127,119.31     120     One-Year MTA
 47,110,323.00      13           1           115        170,308.14      60     One-Year MTA
 96,079,504.00      13           1           115        298,189.06     120     One-Year MTA
 45,056,105.00      13           1           115        134,256.39      60     One-Year MTA
 28,332,852.00      14           2           115        109,766.42     121     One-Year MTA
  4,719,220.00      14           2           115         16,366.54      61     One-Year MTA
 40,401,608.00      14           2           115        137,171.12     121     One-Year MTA
  2,900,338.00      13           2           115          8,825.25      60     One-Year MTA
  1,867,484.00      13           3           115          7,330.33     120     One-Year MTA
  1,178,600.00      13           3           115          4,500.23      60     One-Year MTA
  3,241,700.00      13           3           115         11,064.90     120     One-Year MTA
  1,366,672.00      13           3           115          4,413.03      60     One-Year MTA
  1,316,290.00      14           4           115          5,255.60     121     One-Year MTA
  3,162,500.00      14           4           115         10,631.67     121     One-Year MTA



                                              REMAINING
   ORIGINAL         CURRENT        CURRENT     TERM TO      EXPENSE                     MAXIMUM        MINIMUM
   PRINCIPAL       PRINCIPAL      MORTGAGE     MATURITY       FEE          GROSS        MORTGAGE      MORTGAGE
  BALANCE ($)     BALANCE ($)     RATE (%)     (MONTHS)    RATE (%)     MARGIN (%)      RATE (%)      RATE (%)
--------------  --------------  ------------  ---------  ------------  ------------  -------------  ------------
 41,168,052.00   41,215,493.06  7.2784215610     357     0.4005817766  3.1101082611   9.9500000000  3.1101082611
 39,098,273.00   39,163,471.18  7.5244636790     357     0.4143154973  3.3523936543  10.0186516221  3.3523936543
 17,007,005.00   16,982,804.02  7.4466790684     479     0.3840000000  3.2848765347   9.9500000000  3.2848765347
 41,442,542.00   41,392,933.49  7.5931592672     479     0.3874813304  3.4243146510   9.9679013575  3.4243146510
    652,000.00      664,397.34  7.3063757036     350     0.3840000000  3.2063757036   9.9500000000  3.2063757036

                                                        ORIGINAL
                 MONTHS TO                 MAXIMUM       MONTHLY
                   NEXT      MONTHS TO     AMOUNT       SCHEDULED    INITIAL
   ORIGINAL       PAYMENT    NEXT RATE    NEGATIVE     PRINCIPAL &   RECAST
   PRINCIPAL    ADJUSTMENT  ADJUSTMENT  AMORTIZATION    INTEREST     PERIOD
  BALANCE ($)      DATE        DATE          (%)       PAYMENT ($)  (MONTHS)  MORTGAGE INDEX
--------------  ----------  ----------  ------------  ------------  --------  --------------
 41,168,052.00      10           1           115        141,264.49     120     One-Year MTA
 39,098,273.00      10           1           115        135,545.49      60     One-Year MTA
 17,007,005.00      12           1           115         51,331.87     120     One-Year MTA
 41,442,542.00      12           1           115        119,313.09      60     One-Year MTA
    652,000.00       3           1           115          2,145.89      60     One-Year MTA

     - Loan Group 3 consists of 18 Mortgage Loans with the following characteristics:



                                              REMAINING
   ORIGINAL         CURRENT        CURRENT     TERM TO      EXPENSE                     MAXIMUM        MINIMUM
   PRINCIPAL       PRINCIPAL      MORTGAGE     MATURITY       FEE          GROSS        MORTGAGE      MORTGAGE
  BALANCE ($)     BALANCE ($)     RATE (%)     (MONTHS)    RATE (%)     MARGIN (%)      RATE (%)      RATE (%)
--------------  --------------  ------------  ---------  ------------  ------------  -------------  ------------
 67,385,150.00   67,383,633.51  1.9674496719     360     0.4065012206  3.3339827338   9.9500000000  3.3339827338
 58,883,157.00   58,880,951.73  1.8410490888     360     0.4504727948  3.3930105294  10.0136883600  3.3930105294
 63,269,891.00   63,269,891.00  2.1470257433     480     0.3973624381  3.4005017920   9.9500000000  3.4005017920
 19,294,174.00   19,294,174.00  1.8863849004     480     0.3840000000  3.4823465648   9.9551829117  3.4823465648
 39,384,478.00   39,383,672.03  2.4115435086     360     0.4085548103  3.3137603709   9.9500000000  3.3137603709
  3,585,450.00    3,585,450.00  1.7508436877     360     0.3840000000  3.1348690541   9.9500000000  3.1348690541
 11,735,880.00   11,735,540.77  2.6186378911     480     0.3840000000  3.2587645039   9.9500000000  3.2587645039
  2,424,140.00    2,423,705.91  1.7377988312     480     0.3840000000  3.2995028884   9.9500000000  3.2995028884
  2,575,500.00    2,575,500.00  2.2909143856     360     0.3840000000  3.4671083285   9.9500000000  3.4671083285
  2,589,860.00    2,589,860.00  2.1951186551     360     0.4096384515  3.5973975427   9.9500000000  3.5973975427
  1,628,890.00    1,628,890.00  2.8810708519     480     0.3840000000  3.4072276213   9.9500000000  3.4072276213
  3,373,900.00    3,373,900.00  2.6398752186     360     0.3840000000  3.8327417825   9.9500000000  3.8327417825
    135,000.00      135,000.00  2.5000000000     360     0.3840000000  3.9000000000   9.9500000000  3.9000000000
 27,703,863.00   27,712,695.82  7.3971980486     357     0.4246841061  3.2332833891   9.9500000000  3.2332833891
 42,699,713.00   42,681,759.35  7.4996630084     357     0.4458781932  3.3305346216  10.0160987719  3.3305346216
  6,769,090.00    6,758,107.40  7.4459726053     479     0.3840000000  3.2733625659   9.9500000000  3.2733625659
 15,511,150.00   15,494,979.56  7.4902160546     479     0.3840000000  3.3210083149   9.9171877501  3.3210083149
    625,000.00      630,409.32  7.1901249493     350     0.3840000000  3.0151249493   9.9500000000  3.0151249493

                                                        ORIGINAL
                 MONTHS TO                 MAXIMUM       MONTHLY
                   NEXT      MONTHS TO     AMOUNT       SCHEDULED    INITIAL
   ORIGINAL       PAYMENT    NEXT RATE    NEGATIVE     PRINCIPAL &   RECAST
   PRINCIPAL    ADJUSTMENT  ADJUSTMENT  AMORTIZATION    INTEREST     PERIOD
  BALANCE ($)      DATE        DATE          (%)       PAYMENT ($)  (MONTHS)  MORTGAGE INDEX
--------------  ----------  ----------  ------------  ------------  --------  --------------
 67,385,150.00      13           1           115        247,973.21     120     One-Year MTA
 58,883,157.00      13           1           115        212,993.09      60     One-Year MTA
 63,269,891.00      13           1           115        196,527.74     120     One-Year MTA
 19,294,174.00      13           1           115         57,280.72      60     One-Year MTA
 39,384,478.00      14           2           115        153,811.06     121     One-Year MTA
  3,585,450.00      14           2           115         12,810.27      61     One-Year MTA
 11,735,880.00      14           2           115         39,474.73     121     One-Year MTA
  2,424,140.00      14           2           115          7,010.82      61     One-Year MTA
  2,575,500.00      13           3           115          9,898.58     120     One-Year MTA
  2,589,860.00      13           3           115          9,827.30      60     One-Year MTA
  1,628,890.00      13           3           115          5,720.08     120     One-Year MTA
  3,373,900.00      14           4           115         13,577.64     121     One-Year MTA
    135,000.00      14           4           115            533.41      61     One-Year MTA
 27,703,863.00      10           1           115         95,895.71     120     One-Year MTA
 42,699,713.00      10           1           115        151,338.05      60     One-Year MTA
  6,769,090.00      12           1           115         19,968.78     120     One-Year MTA
 15,511,150.00      12           1           115         44,298.97      60     One-Year MTA
    625,000.00       3           1           115          2,163.30      60     One-Year MTA

     - Loan Group 4 consists of 44 Mortgage Loans with the following characteristics:



                                              REMAINING
   ORIGINAL         CURRENT        CURRENT     TERM TO      EXPENSE                     MAXIMUM        MINIMUM
   PRINCIPAL       PRINCIPAL      MORTGAGE     MATURITY       FEE          GROSS        MORTGAGE      MORTGAGE
  BALANCE ($)     BALANCE ($)     RATE (%)     (MONTHS)    RATE (%)     MARGIN (%)      RATE (%)      RATE (%)
--------------  --------------  ------------  ---------  ------------  ------------  -------------  ------------
375,613,673.90  375,613,673.90  1.8795110577     360     0.4024037329  3.3111214160   9.9500000000  3.3111214160
130,004,825.00  130,004,825.00  1.6190766554     360     0.4137040898  3.3359813807   9.9898936636  3.3359813807
205,991,464.10  205,990,049.05  1.9897817307     480     0.3970693136  3.3438820115   9.9513198453  3.3438820115
 52,869,545.00   52,869,545.00  1.7353417265     480     0.3922547712  3.4436941972   9.9500000000  3.4436941972
150,602,067.00  150,602,067.00  2.4759252391     360     0.3928980379  3.2830568243   9.9500000000  3.2830568243
  6,857,661.00    6,856,780.61  1.4712556583     360     0.4157504923  3.1781235039   9.9500000000  3.1781235039
 93,263,031.00   93,262,500.54  2.5276830230     480     0.3949244237  3.2944851396   9.9500000000  3.2944851396
  3,394,148.20    3,394,148.20  1.5802117892     480     0.3840000000  3.3906137687   9.9500000000  3.3906137687
 17,327,387.60   17,327,387.60  2.4990176650     360     0.4413424871  3.4343511710   9.9500000000  3.4343511710
  4,481,050.00    4,481,050.00  2.1522550518     360     0.3840000000  3.5775588311   9.9500000000  3.5775588311
  7,250,190.00    7,250,190.00  2.5741563325     480     0.3840000000  3.7381367937   9.9500000000  3.7381367937
  6,682,142.00    6,682,142.00  2.5615265285     360     0.3840000000  3.8270146160   9.9500000000  3.8270146160
    256,000.00      256,000.00  2.5000000000     360     0.3840000000  4.0500000000   9.9500000000  4.0500000000
    724,320.00      724,320.00  2.6641815772     480     0.3840000000  3.7848906561   9.9500000000  3.7848906561
 19,519,865.00   19,487,639.83  7.4868487319     358     0.4101678673  3.3577988766   9.9618750773  3.3577988766
 53,016,762.00   52,973,709.11  7.4450126393     358     0.4142055175  3.3220172619   9.9761114745  3.3220172619
103,936,258.00  103,821,198.79  7.4243533680     479     0.3997261142  3.2991689670   9.9500000000  3.2991689670
 45,287,919.00   45,241,198.84  7.6192334474     479     0.3997624030  3.4893262728   9.9566288831  3.4893262728
    432,000.00      432,000.00  2.0000000000     360     0.3840000000  3.2750000000   9.9500000000  3.2750000000
    220,000.00      220,036.97  7.2500000000     358     0.3840000000  3.0500000000   9.9500000000  3.0500000000
  1,500,000.00    1,500,000.00  1.2500000000     360     0.3840000000  2.2750000000   9.9500000000  2.2750000000
    523,500.00      523,500.00  2.5000000000     360     0.3840000000  3.5250000000   9.9500000000  3.5250000000
  2,457,774.00    2,460,026.27  6.8566753461     357     0.3840000000  2.6979156543   9.9500000000  2.6979156543
    348,000.00      352,273.23  7.2500000000     353     0.3840000000  3.0750000000   9.9500000000  3.0750000000
 40,580,071.00   40,580,071.00  1.9814988495     360     0.4494485548  3.2617423803   9.9500000000  3.2617423803
 33,431,759.00   33,431,759.00  1.5882277612     360     0.4056651777  3.2928002113  10.0027991213  3.2928002113
 34,528,420.00   34,528,420.00  1.9082168399     480     0.3878097312  3.2596659650   9.9500000000  3.2596659650
  9,133,103.00    9,133,103.00  1.8906171730     480     0.4330284901  3.4422268122   9.9899097656  3.4422268122
 39,031,004.17   39,031,004.17  2.9263971365     360     0.4075286388  3.1691845991   9.9500000000  3.1691845991
  8,780,727.00    8,780,324.10  1.5935732372     360     0.4108892124  3.2199588714   9.9815107958  3.2199588714
 18,863,551.00   18,863,551.00  2.9469215261     480     0.4090260410  3.1827643904   9.9500000000  3.1827643904
    667,200.00      666,685.43  2.1498028200     479     0.3840000000  3.3194478961   9.9500000000  3.3194478961
 23,126,076.00   23,126,076.00  2.2460901711     360     0.4064161246  3.6225126952   9.9500000000  3.6225126952
  9,303,300.01    9,303,300.01  1.9811679727     360     0.3840000000  3.6056060755  10.0967221307  3.6056060755
  5,031,650.00    5,031,650.00  2.6187060904     480     0.3840000000  3.7373664702   9.9500000000  3.7373664702
  1,624,000.00    1,624,000.00  2.2500000000     480     0.3840000000  3.9724137931   9.9500000000  3.9724137931
 19,472,573.00   19,472,573.00  2.1374754122     360     0.3840000000  3.7050600555   9.9500000000  3.7050600555
  2,138,500.00    2,138,500.00  1.8246434417     360     0.3840000000  3.8000000000   9.9500000000  3.8000000000
  4,211,250.00    4,211,250.00  2.9367319679     480     0.3840000000  3.7942698130   9.9500000000  3.7942698130
    365,000.00      365,000.00  2.2500000000     480     0.3840000000  4.0500000000   9.9500000000  4.0500000000
  1,428,225.00    1,424,018.32  7.4400830496     359     0.5227502074  3.3174810212   9.9500000000  3.3174810212
 14,601,689.00   14,375,879.38  7.4235770210     357     0.3840000000  3.2890639296   9.9500000000  3.2890639296
  5,453,031.00    5,445,035.97  7.3819219499     479     0.3840000000  3.2588511189   9.9500000000  3.2588511189
  8,729,714.00    8,722,652.95  7.6110202373     479     0.4016299271  3.5225432712   9.9839037059  3.5225432712

                                                        ORIGINAL
                 MONTHS TO                 MAXIMUM       MONTHLY
                   NEXT      MONTHS TO     AMOUNT       SCHEDULED    INITIAL
   ORIGINAL       PAYMENT    NEXT RATE    NEGATIVE     PRINCIPAL &   RECAST
   PRINCIPAL    ADJUSTMENT  ADJUSTMENT  AMORTIZATION    INTEREST     PERIOD
  BALANCE ($)      DATE        DATE          (%)       PAYMENT ($)  (MONTHS)  MORTGAGE INDEX
--------------  ----------  ----------  ------------  ------------  --------  --------------
375,613,673.90      13           1           115      1,365,819.03     120     One-Year MTA
130,004,825.00      13           1           115        456,138.74      60     One-Year MTA
205,991,464.10      13           1           115        622,687.95     120     One-Year MTA
 52,869,545.00      13           1           115        152,836.63      60     One-Year MTA
150,602,067.00      14           2           115        593,176.88     121     One-Year MTA
  6,857,661.00      14           2           115         23,572.70      61     One-Year MTA
 93,263,031.00      14           2           115        308,987.48     121     One-Year MTA
  3,394,148.20      14           2           115          9,544.30      61     One-Year MTA
 17,327,387.60      13           3           115         68,455.28     120     One-Year MTA
  4,481,050.00      13           3           115         16,906.09      60     One-Year MTA
  7,250,190.00      13           3           115         24,207.20     120     One-Year MTA
  6,682,142.00      14           4           115         26,616.79     121     One-Year MTA
    256,000.00      14           4           115          1,011.51      61     One-Year MTA
    724,320.00      14           4           115          2,454.75     121     One-Year MTA
 19,519,865.00      11           1           115         69,435.74     120     One-Year MTA
 53,016,762.00      11           1           115        182,442.87      60     One-Year MTA
103,936,258.00      12           1           115        301,561.89     120     One-Year MTA
 45,287,919.00      12           1           115        127,682.38      60     One-Year MTA
    432,000.00      13           1           115          1,596.76      60     One-Year MTA
    220,000.00      11           1           115            759.26      60     One-Year MTA
  1,500,000.00      13           1           115          4,998.78      60     One-Year MTA
    523,500.00      13           3           115          2,068.46     120     One-Year MTA
  2,457,774.00      10           1           115          8,126.31     120     One-Year MTA
    348,000.00       6           1           115          1,119.31      60     One-Year MTA
 40,580,071.00      13           1           115        149,616.68     120     One-Year MTA
 33,431,759.00      13           1           115        116,800.42      60     One-Year MTA
 34,528,420.00      13           1           115        102,900.90     120     One-Year MTA
  9,133,103.00      13           1           115         27,134.55      60     One-Year MTA
 39,031,004.17      14           2           115        163,010.98     121     One-Year MTA
  8,780,727.00      14           2           115         30,699.89      61     One-Year MTA
 18,863,551.00      14           2           115         66,952.82     121     One-Year MTA
    667,200.00      13           2           115          2,073.43      60     One-Year MTA
 23,126,076.00      13           3           115         88,352.41     120     One-Year MTA
  9,303,300.01      13           3           115         34,299.26      60     One-Year MTA
  5,031,650.00      13           3           115         16,924.61     120     One-Year MTA
  1,624,000.00      13           3           115          5,134.15      60     One-Year MTA
 19,472,573.00      14           4           115         73,320.47     121     One-Year MTA
  2,138,500.00      14           4           115          7,718.11      61     One-Year MTA
  4,211,250.00      14           4           115         14,922.47     121     One-Year MTA
    365,000.00      14           4           115          1,153.92      61     One-Year MTA
  1,428,225.00      12           1           115          4,965.62     120     One-Year MTA
 14,601,689.00      10           1           114         50,337.43      60     One-Year MTA
  5,453,031.00      12           1           115         15,611.45     120     One-Year MTA
  8,729,714.00      12           1           115         26,144.21      60     One-Year MTA

     - the Mortgage Loans prepay at the specified constant percentages of CPR,

     - no defaults or delinquencies in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

     - scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

     - there are no net interest shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     - the scheduled monthly payment for each Mortgage Loan (i) prior to its next payment adjustment date, is the original monthly scheduled principal and interest payment for such Mortgage Loan and (ii) on each payment adjustment date, is calculated based on its principal balance, mortgage rate and remaining term to maturity so that such Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, subject to, except that (a) the amount of the monthly payment (with the exception of the initial recast period, each fifth payment change date after the initial recast period or the final payment change date) will not increase by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (b) on the fifth or tenth payment adjustment date, as applicable, and on the same day every fifth year thereafter and on the last payment adjustment date, the monthly payment will be recast without regard to the limitation in clause (a) above and (c) if the unpaid principal balance exceeds the Maximum Negative Amortization percentage of the original principal balance due to Deferred Interest, the monthly payment will be recast without regard to the limitation in clause (a) to amortize fully the then unpaid principal balance of the Negative Amortization Loan over its remaining term to maturity,

     - the initial Class Certificate Balance or initial notional amount of each class of Offered Certificates is as set forth on the cover page hereof,

     - the level of One-Month LIBOR remains constant at 5.18% per annum, One-Year MTA remains constant at 4.28% per annum,

     - the Pass-Through Margins on the LIBOR Certificates remain constant at the margins applicable on or prior to the related Optional Termination Date and the Pass-Through Margins on the LIBOR Certificates are adjusted accordingly on any Distribution Date after the related Optional Termination Date,

     - distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     -    the closing date of the sale of the certificates is June 30, 2006,

     -    no seller is required to repurchase or substitute for any Mortgage
          Loan,

     - the Class A-R, Class C, Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates do not have initial Class Certificate Balances,

     - the master servicer does not exercise the option to repurchase the Mortgage Loans described under "Servicing of the Mortgage Loans -- Certain Modifications and Refinancings," "Description of Certificates -- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in this prospectus supplement,

     - the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates and Minimum Mortgage Rates (as applicable), and

     - the Expense Fee Rate for each Mortgage Loan is equal to the sum of (a) the Master Servicer Fee for such Mortgage Loan, (b) the Trustee Fee for each Mortgage Loan and (c) any lender paid mortgage insurance premium, if any, for such Mortgage Loan.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any constant prepayment rate.

     While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     The master servicer may, at its option but subject to the conditions set forth in the pooling and servicing agreement, purchase from the trust fund any Mortgage Loan which is delinquent in payment by 151 days or more. Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest on it at the applicable Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

OPTIONAL TERMINATION

     The master servicer will have the right to purchase all remaining Mortgage Loans and mortgage property that the master servicer or its designee has acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan ("REO PROPERTY" ) in the issuing entity and thereby effect early retirement of all the certificates, on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date (each an "OPTIONAL TERMINATION DATE"). The master servicer is an affiliate of the Sellers and the Depositor.

     In the event the option is exercised by the master servicer, the purchase will be made at a price equal to the sum of:

          - 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

          - the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan).

     Notice of any termination, specifying the Distribution Date on which the certificateholders may surrender their certificates for payment of the final distribution and cancellation, will be given promptly by the trustee by letter to the certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of the final distribution. The notice will specify (a) the Distribution Date upon which final distribution on the certificates will be made upon presentation and surrender of the certificates at the office therein designated, (b) the amount of the final distribution, (c) the location of the office or agency at which the presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office therein specified.

     In the event a notice of termination is given, the master servicer will cause all funds in the Certificate Account to be remitted to the trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the applicable certificates. At or prior to the time of making the final payment on the applicable certificates, the master servicer as agent of the trustee will sell all of the assets to the master servicer for cash. Proceeds from a purchase will be distributed to the applicable certificateholders in the priority described above under "-- Distributions" and will reflect the current Class Certificate Balance and other entitlements of each class at the time of liquidation.

     The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each applicable class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related Mortgage Loan; provided, however, that unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in (x) a final distribution on any NIM Insurer guaranteed notes that is sufficient to pay such notes in full and (y) payment of any amounts due and payable to the NIM Insurer pursuant to the indenture related to such notes. The NIM Insurer may also have the right to purchase all remaining Mortgage Loans and REO Properties in the trust fund. Distributions on the certificates in respect of any optional termination will first be paid to the senior certificates and then to the subordinated certificates. The proceeds from any optional termination distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed property and the appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

     Any purchase of the Mortgage Loans and REO Properties will result in an early retirement of the certificates. At the time of the making of the final payment on the certificates, the trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Class A-R Certificates all cash on hand related to the Class A-R Certificates, and the issuing entity will terminate at that time. Once the issuing entity has been terminated, certificateholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

     Any Interest Carry Forward Amounts, Unpaid Realized Loss Amounts or Net Rate Carryover that remains unpaid when the certificates are retired will be extinguished.

EVENTS OF DEFAULT; REMEDIES

     In addition to the Events of Default described in the prospectus, an Event of Default will consist of the failure by the master servicer to reimburse, in full, the trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Distribution Date for any Advance made by the trustee together with accrued and unpaid interest. If the master servicer fails to make the required reimbursement, so long as the Event of Default has not been remedied, the trustee but not the certificateholders may terminate the master servicer, and the trustee may do so without the consent of the certificateholders. Additionally, if the master servicer fails to provide certain information or perform certain duties related to the Depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders terminate the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE SELLERS

     The prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to each seller.

THE TRUSTEE

     The Bank of New York will be the trustee under the pooling and servicing agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The depositor, Countrywide Home Loans and any unaffiliated seller may maintain other banking relationships in the ordinary course of business with the trustee. The Offered Certificates may be surrendered at the corporate trust office of the trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration or another address that the trustee may designate from time to time.

     The trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the trustee will not be liable, individually or as trustee,

     - for an error of judgment made in good faith by a responsible officer of the trustee, unless the trustee was negligent in ascertaining the pertinent facts,

     - with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

     - for any action taken, suffered or omitted by it under the pooling and servicing agreement in good faith and in accordance with an opinion of counsel or believed by the trustee to be authorized or within the discretion or rights or powers that it has under the pooling and servicing agreement, or

     - for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

     The trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce or withdraw their respective then-current ratings of any class of certificates (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

     The trustee may at any time resign by giving written notice of resignation to the depositor, the master servicer, each Rating Agency and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     The depositor or the master servicer may remove the trustee and appoint a successor trustee if:

     - the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

     - the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

     - a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

     If the trustee fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the depositor may terminate the trustee without the consent of any of the certificateholders. In addition, the holders of certificates evidencing at least 51% of the Voting Rights of the certificates may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given by the successor trustee to each Rating Agency.

     Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

     A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

VOTING RIGHTS

     As of any date of determination:

     - the Class X Certificates will be allocated 1% of all voting rights in respect of the certificates (collectively, the "Voting Rights"),

     - each of the Class A-R, Class C, Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates will be allocated 1% of all Voting Rights, and

     - the other classes of certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Class Certificate Balances.

     Voting Rights allocated to a class of certificates will be allocated among the certificates of that class in accordance with their respective percentage interests.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

     The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequence --Taxation of the REMIC and Its Holders," "--Taxation of Holders of Residual Interests -- Restrictions on Ownership and Transfer of Residual Interests," and "-- Tax Treatment of Foreign Investors." The Class A-R Certificates (in addition to other ERISA restricted classes of certificates, as described in the pooling and servicing agreement) may not be acquired by a Plan. See "ERISA Considerations" in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

OWNERSHIP OF THE RESIDUAL CERTIFICATES

     On the Closing Date, the Class A-R Certificates (except as described below) will be acquired by UBS Securities LLC.

     The trustee will be initially designated as "tax matters person" under the pooling and servicing agreement and in that capacity will hold a Class A-R Certificate in the amount of $0.01. As the tax matters person, the Trustee will be the primary representative of the issuing entity with respect to any tax administrative or judicial matter. As trustee, the Trustee will be responsible for making a REMIC election with respect to each REMIC created under the pooling and servicing agreement and for preparing and filing tax returns with respect to each REMIC.

RESTRICTIONS ON INVESTMENT, SUITABILITY REQUIREMENTS

     An investment in the certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under "Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal Matters" prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the certificates.

RIGHTS OF THE NIM INSURER UNDER THE POOLING AND SERVICING AGREEMENT

     After the closing date, a separate trust or trusts may be established to issue net interest margin securities secured by all or a portion of the Class C, Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the "NIM INSURER") that would issue a policy will be a third party beneficiary of the pooling and servicing agreement and will have a number of rights under the pooling and servicing agreement, which will include the following:

     - the right to consent to the master servicer's exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of Due Dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Mortgage Loans;

     - the right to direct the trustee to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the issuing entity and the assets of the issuing entity following the occurrence of an event of default under the pooling and servicing agreement;

     - the right to approve or reject the appointment of any successor servicer other than the trustee, if the master servicer is required to be replaced and the trustee is unwilling or unable to act as successor servicer;

     - the right to consent to any amendment to the pooling and servicing agreement; and

     - each of the rights under "Risk Factors--Rights of the NIM Insurer" in this prospectus supplement.

     You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related seller or purchases by the master servicer. Prepayments by the mortgagors of the Mortgages Loans in Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4 may require the payment of a prepayment charge. Because these Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges. The holders of the related Class P Certificates will be entitled to all prepayment charges received on the related Mortgage Loans and those amounts will not be available for distribution on the other classes of certificates. The Mortgage Loans are subject to the "due-on-sale" provisions included therein.

     The negative amortization feature of the Mortgage Loans may affect the yields on the certificates. As a result of the negative amortization of the Mortgage Loans, the pass-through rates on the Floating Rate Certificates, may be limited by the Net Rate Cap as described in this prospectus supplement under "Description of the Certificates--Interest." During periods in which the outstanding principal balance of a Mortgage Loan is increasing due to the addition of Deferred Interest thereto, such increasing principal balance of that Mortgage Loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each Mortgage Loan provides for the payment of any remaining unamortized principal balance of such Mortgage Loan (due to the addition of Deferred Interest, if any, to the principal balance of such Mortgage
Loan) in a single payment at the maturity of the Mortgage Loan. Because the borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the Mortgage Loans is greater than that associated with fully amortizing mortgage loans.

     In addition, because the mortgage rates on the Mortgage Loans adjust at a different time than the monthly payments thereon, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Mortgage Loans over its then remaining term at the applicable mortgage rate. Accordingly, the Mortgage Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related interest accrual period at the applicable mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, Deferred Interest is added to the principal balance of such Mortgage Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding Due Date.

     Prepayments, liquidations and purchases of the Mortgage Loans in a Loan Group will result in distributions on the related Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase by the related seller of a defaulted Mortgage Loans and any optional purchase of the remaining Mortgage Loans in connection with the termination of the issuing entity, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described under "The Mortgage Pool -- General" and "-- Underwriting Process" in this prospectus supplement. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore, with respect to up to 50% of the Mortgage Loans in each Loan Group, the depositor may deliver all or a portion of each related mortgage file to the trustee after the closing date. Should Countrywide Home Loans or any other seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee, within that period, Countrywide Home Loans will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

     The effective yields to the holders of the MTA Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the mortgage loans (without any additional distribution of interest or earnings on them for the delay).

     The rate of prepayment may affect the pass-through rates on the Offered Certificates. Prepayments of Mortgage Loans with Mortgage Rates in excess of the then-current Net Rate Cap may limit the pass-through rate on the related classes of Offered Certificates. Mortgage loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related subordinated certificates.

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

SENSITIVITY OF THE CLASS X CERTIFICATES

     THE YIELDS TO INVESTORS IN THE CLASS X-NB, CLASS X-BI, CLASS X-BJ, CLASS X-PP AND CLASS X-AD CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS IN THE RELATED LOAN GROUP (PARTICULARLY THOSE WITH HIGH NET MORTGAGE RATES), WHICH GENERALLY CAN BE PREPAID AT ANY TIME, AND TO THE LEVEL OF ONE-YEAR MTA OR ONE-MONTH LIBOR, AS APPLICABLE. ON THE BASIS OF THE STRUCTURING ASSUMPTIONS AND THE PRICES BELOW, THE YIELDS TO MATURITY ON (X) THE CLASS X-NB AND CLASS X-PP CERTIFICATES WOULD BE APPROXIMATELY 0% IF PREPAYMENTS OF THE MORTGAGE LOANS IN THE RELATED LOAN GROUP OR LOAN GROUPS WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY 30% CPR AND ONE-YEAR MTA WERE TO BE 4.28% AND (Y) THE CLASS X-BI, CLASS X-BJ AND CLASS X-AD CERTIFICATES WOULD BE APPROXIMATELY 0% IF PREPAYMENTS OF THE MORTGAGE LOANS IN THE RELATED LOAN GROUP OR LOAN GROUPS WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY 29% CPR AND ONE-MONTH LIBOR WERE TO BE 5.18%. IF THE ACTUAL PREPAYMENT RATE OF THE MORTGAGE LOANS IN THE RELATED LOAN GROUP OR LOAN GROUPS WERE TO EXCEED THE FOREGOING LEVELS FOR AS LITTLE AS ONE MONTH WHILE EQUALING THE LEVELS FOR THE REMAINING MONTHS, THE INVESTORS IN THE CLASS X-NB, CLASS X-BI, CLASS X-BJ, CLASS X-PP AND CLASS X-AD CERTIFICATES WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

     As described under "Description of the Certificates -- General," the pass-through rates of the Class X Certificates in effect from time to time are calculated by reference to the Adjusted Net Mortgage Rates of the Mortgage Loans in the related Loan Group or Loan Groups.

     The information set forth in the following tables has been prepared on the basis of the structuring assumptions and on the assumption that the purchase prices of the Class X Certificates (expressed as a percentage of their respective initial notional amounts) are as follows:

CLASS           PRICE*
-----           ------
Class X-NB...   5.017%
Class X-BI...   4.248%
Class X-BJ...   4.258%
Class X-PP...   5.015%
Class X-AD...   4.388%

----------
* The prices does not include accrued interest. Accrued interest has been added to the prices in calculating the yields set forth in the tables below.

                   SENSITIVITY OF THE CLASS X-NB CERTIFICATES
                         TO PREPAYMENTS AND ONE-YEAR MTA
                          (PRE-TAX YIELDS TO MATURITY)

                                PERCENTAGE OF CPR
                       ---------------------------------
ONE-YEAR MTA            15%    20%   25%    35%     50%
------------           ----   ----   ---   ----    -----
2.28% ..............   20.6%  13.5%  6.4%  (9.0)%  (40.4)%
3.28% ..............   21.6%  14.5%  7.3%  (8.1)%  (39.1)%
4.28% ..............   22.2%  15.0%  7.7%  (7.8)%  (38.4)%
5.28% ..............   22.5%  15.3%  7.9%  (7.6)%  (37.8)%
6.28% ..............   22.6%  15.4%  8.1%  (7.4)%  (37.7)%

                   SENSITIVITY OF THE CLASS X-BI CERTIFICATES
                       TO PREPAYMENTS AND ONE-MONTH LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                   PERCENTAGE OF CPR
                       -----------------------------------------
ONE-MONTH LIBOR         15%      20%      25%      35%      50%
---------------        -----    -----    -----    -----    -----
3.18% ..............    74.8%    65.8%    56.5%    36.9%    (0.6)%
4.18% ..............    48.0%    39.7%    31.3%    13.5%   (21.4)%
5.18% ..............    22.4%    15.0%     7.4%    (9.1)%  (42.1)%
6.18% ..............    (2.9)%  (10.3)%  (18.3)%  (35.9)%  (69.1)%
7.18% ..............   (44.4)%  (62.4)%  (72.6)%     **       **

----------
**   Less than (99.9)%

                   SENSITIVITY OF THE CLASS X-BJ CERTIFICATES
                       TO PREPAYMENTS AND ONE-MONTH LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                   PERCENTAGE OF CPR
                       -----------------------------------------
ONE-MONTH LIBOR         15%      20%      25%      35%      50%
---------------        -----    -----    -----    -----    -----
3.18% ..............    74.6%    65.6%    56.4%    36.9%    (0.1)%
4.18% ..............    47.8%    39.6%    31.3%    13.7%   (20.6)%
5.18% ..............    22.4%    15.0%     7.5%    (8.8)%  (40.9)%
6.18% ..............    (3.0)%  (10.2)%  (18.0)%  (35.1)%  (67.4)%
7.18% ..............   (44.5)%  (62.4)%  (72.6)%     **       **

**   Less than (99.9)%

                   SENSITIVITY OF THE CLASS X-PP CERTIFICATES
                         TO PREPAYMENTS AND ONE-YEAR MTA
                          (PRE-TAX YIELDS TO MATURITY)

                               PERCENTAGE OF CPR
                       ---------------------------------
ONE-YEAR MTA            15%    20%   25%    35%     50%
------------           ----   ----   ---   ----    -----
2.28% ..............   20.6%  13.4%  6.2%  (9.5)%  (41.5)%
3.28% ..............   21.6%  14.4%  7.0%  (8.6)%  (40.2)%
4.28% ..............   22.3%  15.0%  7.6%  (8.1)%  (39.2)%
5.28% ..............   22.6%  15.3%  7.9%  (7.8)%  (38.7)%
6.28% ..............   22.8%  15.5%  8.1%  (7.6)%  (38.4)%

                   SENSITIVITY OF THE CLASS X-AD CERTIFICATES
                          TO PREPAYMENTS AND ONE-LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                   PERCENTAGE OF CPR
                       -----------------------------------------
ONE-YEAR LIBOR          15%      20%      25%      35%      50%
--------------         -----    -----    -----    -----    -----
3.18% ..............    73.0%    64.0%    54.8%    35.5%    (1.4)%
4.18% ..............    47.1%    38.9%    30.5%    13.0%   (21.2)%
5.18% ..............    22.4%    15.0%     7.5%    (8.7)%  (40.7)%
6.18% ..............    (2.0)%   (9.1)%  (16.6)%  (33.4)%  (65.1)%
7.18% ..............   (35.1)%  (45.4)%  (56.1)%  (79.4)%     **

----------
**   Less than (99.9)%

     It is unlikely that the Mortgage Loans in the related Loan Group or Loan Groups will have the precise characteristics described in this prospectus supplement or that the Mortgage Loans in the related Loan Group or Loan Groups will all prepay at the same rate until maturity or that all of the Mortgage Loans in the related Loan Group or Loan Groups will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class X Certificates are likely to differ from those shown in the table above, even if all of the Mortgage Loans in the related Loan Group or Loan Groups prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the Mortgage Loans in the related Loan Group or Loan Groups for any period or over the lives of the Class X Certificates or as to the yields on those certificates. Investors must make their own decisions as to the appropriate prepayment assumptions and assumptions regarding the level of MTA or LIBOR, as applicable, to be used in deciding whether to purchase the Class X Certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an offered certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the class of certificates referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "-- Prepayment Considerations and Risks" in this prospectus supplement and "Yield, Maturity and Prepayment Considerations" in the prospectus.

     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates -- Principal" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective initial Class Certificate Balances or initial notional amount, variability in the weighted average lives of the classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of CPR, see the decrement tables under the next heading.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates (other than the Class X and Class A-R Certificates) that would be outstanding after each of the dates shown at various constant percentages of CPR and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the constant percentages of CPR specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of CPR, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                 CLASS 1-A-1,                  CLASS 2-A-1,
                         CLASS 1-A-2 AND CLASS 1-A-3   CLASS 2-A-2 AND CLASS 2-A-3
                              PERCENTAGE OF CPR             PERCENTAGE OF CPR
                         ---------------------------   ---------------------------
   DISTRIBUTION DATE     15%   20%   25%   35%   50%   15%   20%   25%   35%   50%
   -----------------     ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Initial...............   100   100   100   100   100   100   100   100   100   100
June 2007.............    86    81    75    63    46    86    81    75    63    46
June 2008.............    75    65    56    39    19    74    65    56    39    18
June 2009.............    64    52    41    23     4    64    51    40    22     4
June 2010.............    54    40    30    17     4    54    40    30    17     4
June 2011.............    45    31    23    11     3    45    31    22    11     3
June 2012.............    36    25    17     7     2    36    25    17     7     1
June 2013.............    32    21    13     5     1    32    21    13     5     0
June 2014.............    27    17    10     3     0    27    16    10     3     0
June 2015.............    22    13     7     2     0    22    13     7     2     0
June 2016.............    19    10     5     1     0    19    10     5     1     0
June 2017.............    16     8     4     1     0    16     8     4     0     0
June 2018.............    13     6     3     0     0    13     6     3     0     0
June 2019.............    11     5     2     0     0    11     5     2     0     0
June 2020.............     9     4     2     0     0     9     4     1     0     0
June 2021.............     7     3     1     0     0     7     3     1     0     0
June 2022.............     6     2     1     0     0     6     2     0     0     0
June 2023.............     5     2     0     0     0     5     2     0     0     0
June 2024.............     4     1     0     0     0     4     1     0     0     0
June 2025.............     3     1     0     0     0     3     1     0     0     0
June 2026.............     3     1     0     0     0     3     0     0     0     0
June 2027.............     2     0     0     0     0     2     0     0     0     0
June 2028.............     2     0     0     0     0     2     0     0     0     0
June 2029.............     1     0     0     0     0     1     0     0     0     0
June 2030.............     1     0     0     0     0     1     0     0     0     0
June 2031.............     1     0     0     0     0     0     0     0     0     0
June 2032.............     0     0     0     0     0     0     0     0     0     0
June 2033.............     0     0     0     0     0     0     0     0     0     0
June 2034.............     0     0     0     0     0     0     0     0     0     0
June 2035.............     0     0     0     0     0     0     0     0     0     0
June 2036.............     0     0     0     0     0     0     0     0     0     0
Weighted Average
   Life (in years)**..   6.0   4.4   3.4   2.2   1.3   6.0   4.3   3.4   2.2   1.2

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                            CLASS 3-A-1, CLASS 3-A-2      CLASS 4-A-1, CLASS 4-A-2
                                AND CLASS 3-A-3               AND CLASS 4-A-3
                               PERCENTAGE OF CPR             PERCENTAGE OF CPR
                          ---------------------------   ---------------------------
   DISTRIBUTION DATE      15%   20%   25%   35%   50%   15%   20%   25%   35%   50%
   -----------------      ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Initial ...............   100   100   100   100   100   100   100   100   100   100
June 2007 .............    86    81    75    63    46    86    81    75    63    46
June 2008 .............    75    65    56    39    19    74    65    56    39    19
June 2009 .............    64    52    41    23     4    64    52    41    23     4
June 2010 .............    54    40    30    17     4    54    40    30    17     4
June 2011 .............    45    31    23    11     3    45    31    23    11     3
June 2012 .............    36    25    17     7     1    36    25    17     7     1
June 2013 .............    32    21    13     5     0    32    21    13     5     0
June 2014 .............    27    16    10     3     0    27    17    10     3     0
June 2015 .............    22    13     7     2     0    23    13     7     2     0
June 2016 .............    19    10     5     1     0    19    10     5     1     0
June 2017 .............    16     8     4     0     0    16     8     4     1     0
June 2018 .............    13     6     3     0     0    13     6     3     0     0
June 2019 .............    11     5     2     0     0    11     5     2     0     0
June 2020 .............     9     4     1     0     0     9     4     1     0     0
June 2021 .............     7     3     1     0     0     8     3     1     0     0
June 2022 .............     6     2     0     0     0     6     2     1     0     0
June 2023 .............     5     2     0     0     0     5     2     0     0     0
June 2024 .............     4     1     0     0     0     4     1     0     0     0
June 2025 .............     3     1     0     0     0     3     1     0     0     0
June 2026 .............     3     0     0     0     0     3     1     0     0     0
June 2027 .............     2     0     0     0     0     2     0     0     0     0
June 2028 .............     2     0     0     0     0     2     0     0     0     0
June 2029 .............     1     0     0     0     0     1     0     0     0     0
June 2030 .............     1     0     0     0     0     1     0     0     0     0
June 2031 .............     0     0     0     0     0     1     0     0     0     0
June 2032 .............     0     0     0     0     0     0     0     0     0     0
June 2033 .............     0     0     0     0     0     0     0     0     0     0
June 2034 .............     0     0     0     0     0     0     0     0     0     0
June 2035 .............     0     0     0     0     0     0     0     0     0     0
June 2036 .............     0     0     0     0     0     0     0     0     0     0
Weighted Average
   Life (in years)** ..   6.0   4.4   3.4   2.2   1.3   6.0   4.4   3.4   2.2   1.3

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                    CLASS M-1                      CLASS M-2
                                PERCENTAGE OF CPR              PERCENTAGE OF CPR
                          ----------------------------   ----------------------------
   DISTRIBUTION DATE       15%   20%   25%   35%   50%    15%   20%   25%   35%   50%
   -----------------      ----   ---   ---   ---   ---   ----   ---   ---   ---   ---
Initial ...............    100   100   100   100   100    100   100   100   100   100
June 2007 .............    100   100   100   100   100    100   100   100   100   100
June 2008 .............    100   100   100   100   100    100   100   100   100   100
June 2009 .............    100   100   100   100   100    100   100   100   100   100
June 2010 .............    100   100    89    50    65    100   100    89    50    18
June 2011 .............    100    93    68    33     9    100    93    68    33     6
June 2012 .............    100    74    50    21     0    100    74    50    21     0
June 2013 .............     72    47    30    11     0     72    47    30    11     0
June 2014 .............     60    37    22     6     0     60    37    22     0     0
June 2015 .............     51    29    16     0     0     51    29    16     0     0
June 2016 .............     42    23    12     0     0     42    23    12     0     0
June 2017 .............     35    18     9     0     0     35    18     6     0     0
June 2018 .............     29    14     5     0     0     29    14     0     0     0
June 2019 .............     25    11     0     0     0     25    11     0     0     0
June 2020 .............     20     9     0     0     0     20     5     0     0     0
June 2021 .............     17     6     0     0     0     17     0     0     0     0
June 2022 .............     14     1     0     0     0     14     0     0     0     0
June 2023 .............     12     0     0     0     0     12     0     0     0     0
June 2024 .............      9     0     0     0     0      8     0     0     0     0
June 2025 .............      8     0     0     0     0      2     0     0     0     0
June 2026 .............      4     0     0     0     0      0     0     0     0     0
June 2027 .............      0     0     0     0     0      0     0     0     0     0
June 2028 .............      0     0     0     0     0      0     0     0     0     0
June 2029 .............      0     0     0     0     0      0     0     0     0     0
June 2030 .............      0     0     0     0     0      0     0     0     0     0
June 2031 .............      0     0     0     0     0      0     0     0     0     0
June 2032 .............      0     0     0     0     0      0     0     0     0     0
June 2033 .............      0     0     0     0     0      0     0     0     0     0
June 2034 .............      0     0     0     0     0      0     0     0     0     0
June 2035 .............      0     0     0     0     0      0     0     0     0     0
June 2036 .............      0     0     0     0     0      0     0     0     0     0
Weighted Average
   Life (in years)** ..   10.5   8.1   6.5   4.6   4.3   10.3   8.0   6.4   4.6   3.8

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                    CLASS M-3                      CLASS M-4
                                PERCENTAGE OF CPR              PERCENTAGE OF CPR
                          ----------------------------   ----------------------------
   DISTRIBUTION DATE       15%   20%   25%   35%   50%    15%   20%   25%   35%   50%
   -----------------      ----   ---   ---   ---   ---   ----   ---   ---   ---   ---
Initial ...............    100   100   100   100   100    100   100   100   100   100
June 2007 .............    100   100   100   100   100    100   100   100   100   100
June 2008 .............    100   100   100   100   100    100   100   100   100   100
June 2009 .............    100   100   100   100   100    100   100   100   100   100
June 2010 .............    100   100    89    50    18    100   100    89    50    18
June 2011 .............    100    93    68    33     0    100    93    68    33     0
June 2012 .............    100    74    50    21     0    100    74    50    21     0
June 2013 .............     72    47    30     7     0     72    47    30     0     0
June 2014 .............     60    37    22     0     0     60    37    22     0     0
June 2015 .............     51    29    16     0     0     51    29    16     0     0
June 2016 .............     42    23    12     0     0     42    23     1     0     0
June 2017 .............     35    18     0     0     0     35    18     0     0     0
June 2018 .............     29    14     0     0     0     29    10     0     0     0
June 2019 .............     25     8     0     0     0     25     0     0     0     0
June 2020 .............     20     0     0     0     0     20     0     0     0     0
June 2021 .............     17     0     0     0     0     17     0     0     0     0
June 2022 .............     14     0     0     0     0      9     0     0     0     0
June 2023 .............     10     0     0     0     0      0     0     0     0     0
June 2024 .............      0     0     0     0     0      0     0     0     0     0
June 2025 .............      0     0     0     0     0      0     0     0     0     0
June 2026 .............      0     0     0     0     0      0     0     0     0     0
June 2027 .............      0     0     0     0     0      0     0     0     0     0
June 2028 .............      0     0     0     0     0      0     0     0     0     0
June 2029 .............      0     0     0     0     0      0     0     0     0     0
June 2030 .............      0     0     0     0     0      0     0     0     0     0
June 2031 .............      0     0     0     0     0      0     0     0     0     0
June 2032 .............      0     0     0     0     0      0     0     0     0     0
June 2033 .............      0     0     0     0     0      0     0     0     0     0
June 2034 .............      0     0     0     0     0      0     0     0     0     0
June 2035 .............      0     0     0     0     0      0     0     0     0     0
June 2036 .............      0     0     0     0     0      0     0     0     0     0
Weighted Average
   Life (in years)** ..   10.2   7.9   6.4   4.5   3.7   10.1   7.8   6.3   4.4   3.6

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                   CLASS M-5                     CLASS M-6
                               PERCENTAGE OF CPR             PERCENTAGE OF CPR
                          ---------------------------   ---------------------------
   DISTRIBUTION DATE      15%   20%   25%   35%   50%   15%   20%   25%   35%   50%
   -----------------      ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Initial ...............   100   100   100   100   100   100   100   100   100   100
June 2007 .............   100   100   100   100   100   100   100   100   100   100
June 2008 .............   100   100   100   100   100   100   100   100   100   100
June 2009 .............   100   100   100   100   100   100   100   100   100   100
June 2010 .............   100   100    89    50     4   100   100    89    50     0
June 2011 .............   100    93    68    33     0   100    93    68    15     0
June 2012 .............   100    74    50    13     0   100    74    50     0     0
June 2013 .............    72    47    30     0     0    72    47     7     0     0
June 2014 .............    60    37    15     0     0    60    24     0     0     0
June 2015 .............    51    29     1     0     0    51     6     0     0     0
June 2016 .............    42    18     0     0     0    36     0     0     0     0
June 2017 .............    35     6     0     0     0    20     0     0     0     0
June 2018 .............    29     0     0     0     0     6     0     0     0     0
June 2019 .............    21     0     0     0     0     0     0     0     0     0
June 2020 .............    11     0     0     0     0     0     0     0     0     0
June 2021 .............     3     0     0     0     0     0     0     0     0     0
June 2022 .............     0     0     0     0     0     0     0     0     0     0
June 2023 .............     0     0     0     0     0     0     0     0     0     0
June 2024 .............     0     0     0     0     0     0     0     0     0     0
June 2025 .............     0     0     0     0     0     0     0     0     0     0
June 2026 .............     0     0     0     0     0     0     0     0     0     0
June 2027 .............     0     0     0     0     0     0     0     0     0     0
June 2028 .............     0     0     0     0     0     0     0     0     0     0
June 2029 .............     0     0     0     0     0     0     0     0     0     0
June 2030 .............     0     0     0     0     0     0     0     0     0     0
June 2031 .............     0     0     0     0     0     0     0     0     0     0
June 2032 .............     0     0     0     0     0     0     0     0     0     0
June 2033 .............     0     0     0     0     0     0     0     0     0     0
June 2034 .............     0     0     0     0     0     0     0     0     0     0
June 2035 .............     0     0     0     0     0     0     0     0     0     0
June 2036 .............     0     0     0     0     0     0     0     0     0     0
Weighted Average
   Life (in years)** ..   9.7   7.5   6.0   4.3   3.4   8.9   6.9   5.6   4.0   3.1

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                   CLASS M-7
                               PERCENTAGE OF CPR
                          ---------------------------
   DISTRIBUTION DATE      15%   20%   25%   35%   50%
   -----------------      ---   ---   ---   ---   ---
Initial ...............   100   100   100   100   100
June 2007 .............   100   100   100   100   100
June 2008 .............   100   100   100   100   100
June 2009 .............   100   100   100   100   100
June 2010 .............   100   100    80     7     0
June 2011 .............   100    88    39     0     0
June 2012 .............   100    52     7     0     0
June 2013 .............    47     1     0     0     0
June 2014 .............    26     0     0     0     0
June 2015 .............     7     0     0     0     0
June 2016 .............     0     0     0     0     0
June 2017 .............     0     0     0     0     0
June 2018 .............     0     0     0     0     0
June 2019 .............     0     0     0     0     0
June 2020 .............     0     0     0     0     0
June 2021 .............     0     0     0     0     0
June 2022 .............     0     0     0     0     0
June 2023 .............     0     0     0     0     0
June 2024 .............     0     0     0     0     0
June 2025 .............     0     0     0     0     0
June 2026 .............     0     0     0     0     0
June 2027 .............     0     0     0     0     0
June 2028 .............     0     0     0     0     0
June 2029 .............     0     0     0     0     0
June 2030 .............     0     0     0     0     0
June 2031 .............     0     0     0     0     0
June 2032 .............     0     0     0     0     0
June 2033 .............     0     0     0     0     0
June 2034 .............     0     0     0     0     0
June 2035 .............     0     0     0     0     0
June 2036 .............     0     0     0     0     0
Weighted Average
   Life (in years)** ..   7.2   5.8   4.8   3.3   3.1

----------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

LAST SCHEDULED DISTRIBUTION DATE

The Distribution Date (the "LAST SCHEDULED DISTRIBUTION DATE") for the certificates is the Distribution Date in August 2046. The Last Scheduled Distribution Date is the Distribution Date occurring in the month following the month in which the latest stated maturity for any Mortgage Loan occurs.

     The actual final Distribution Date with respect to each class of these certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

          (1) prepayments are likely to occur which may be applied to the payment of the Class Certificate Balances thereof, and

          (2) the master servicer may purchase all the Mortgage Loans when the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                                 USE OF PROCEEDS

     We expect the proceeds to the depositor from the sale of the Offered Certificates to be approximately $2,848,400,096 plus accrued interest, before deducting issuance expenses payable by the depositor. The depositor will apply the net proceeds of the sale of these classes of certificates against the purchase price of the Mortgage Loans.

                                LEGAL PROCEEDINGS

     There are no legal proceedings against Countrywide Home Loans, the depositor, the trustee, the issuing entity or the master servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the depositor aware of any proceedings of this type contemplated by governmental authorities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion and the discussion in the prospectus under the caption "Material Federal Income Tax Consequences" is the opinion of Sidley Austin LLP ("TAX Counsel") on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates. It is based on the current provisions and interpretations of the Internal Revenue Code of 1986, as amended (the "CODE") and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

     For federal income tax purposes, the issuing entity will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "MASTER REMIC," and each REMIC below the Master REMIC (if any) will be referred to as an "underlying REMIC." Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the "UNDERLYING REMIC REGULAR INTERESTS") that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMIC (or the Master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The Master REMIC will issue the Offered Certificates (excluding the Class A-R Certificate, the "REGULAR CERTIFICATES") and the Private Certificates. The Offered Certificates (other than the Class A-R Certificates) will be designated as the regular interests in the Master REMIC. The Class A-R Certificates (also, the "RESIDUAL CERTIFICATES") will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the pooling and servicing agreement). Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC (if any) will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC. The Corridor Contract, the Corridor Floor Contract and the assets held in the Corridor Contract Reserve Fund and the Carryover Reserve Fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

     The Regular Certificates will be treated as representing interests in REMIC Regular Interests and entitlement to receive (and in certain circumstances, the deemed obligation to make) payments of Net Rate Carryover after the first Distribution Date. Holders of the Regular Certificates must allocate the purchase price for their certificates between the REMIC Regular Interest components and the Net Rate Carryover components.

     Upon the issuance of the Certificates, Tax Counsel will deliver its opinion concluding, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, that each REMIC described in the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Code, and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the rights and obligations of the holders of the Regular Certificates with respect to Net Rate Carryover amounts payable after the first Distribution Date will represent, for federal income tax purposes, contractual rights and obligations coupled with regular interests within the meaning of Treasury regulations
Section 1.860G-2(i).

TAXATION OF THE REMIC REGULAR INTEREST COMPONENTS OF THE REGULAR CERTIFICATES

     The REMIC Regular Interest components of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest components of the Regular Certificates must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income. For federal income tax purposes, the amount of interest and principal to be reported with respect to a REMIC Regular Interest component of a Floating Rate Certificate will be determined with modifications: (1) the Net Rate Cap will be determined without application of the Available Funds Rate Cap and (2) the amount of Net Rate Carryover will be determined as if the Net Rate Cap were determined without application of the Available Funds Rate Cap. Because of these modifications, the holder of a Regular Certificate will have to claim a deduction if any income reported by the holder is used to make Net Rate Carryover payments on another Regular Certificate. Such a deduction may be subject to limitations.

     The REMIC Regular Interest components of the Class X Certificates will, and the REMIC Regular Interest components of the other Regular Certificates may, be treated for federal income tax purposes as having been issued with original issue discount ("OID"). Although the tax treatment is not entirely certain, the REMIC Regular Interest component of a Class X Certificate will be treated as having OID for federal income tax purposes in an amount equal to the excess of
(1) the sum of all payments on such certificate determined under the prepayment assumption over (2) the price at which such certificate is issued. For purposes of determining the amount and rate of accrual of OID and market discount, the issuing entity intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 25% CPR. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate. See "Material Federal Income Tax Consequences" in the prospectus. Despite the possibility of interest being deferred, the Trustee intends to treat the interest accruing on the REMIC Regular Interest components of the Regular Certificates (other than the REMIC Regular Interest components of the Class X Certificates) as "qualified stated interest." If the interest accruing on the REMIC Regular Interest components of the Regular Certificates (other than the REMIC Regular Interest components of the Class X Certificates) is not "qualified stated interest," then the REMIC Regular Interest components of the Regular Certificates (other than the REMIC Regular Interest components of the Class X Certificates) even if they are not issued at a discount will be treated as having been issued with OID. Prospective purchasers of the Regular Certificates are encouraged to consult with their tax advisors regarding the treatment of the Regular Certificates under the Treasury regulations concerning OID. See "Material Federal Income Tax Consequences" in the prospectus.

     Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates. Although unclear, a holder of a Class X Certificate may be entitled to deduct a loss to the extent that its remaining basis in the REMIC Regular Interest component of such certificate exceeds the maximum amount of future payments to which the REMIC Regular Interest component of such certificate would be entitled if there were no further prepayments of the Mortgage Loans.

     If the holders of any Regular Certificates are treated as acquiring the REMIC Regular Interest components of their Regular Certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities -- Premium " in the prospectus.

Disposition of Regular Certificates

     Assuming that the Regular Certificates are held as "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of the REMIC Regular Interest component of a Regular Certificate should result in capital gain or loss. Such gain, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

     (1) the amount that would have been includible in the holder's gross income with respect to the REMIC Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

     (2) the amount actually included in such holder's income.

Tax Treatment For Certain Purposes

     As described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC Regular Interest components of the Regular Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the issuing entity will be so treated, and income on the REMIC Regular Interest components of the Regular Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same proportion or greater that the income on the assets of the issuing entity will be so treated. The REMIC Regular Interest components of the Regular Certificates, but not the Net Rate Carryover components, will represent qualifying assets under Section 860G(a)(3) of the Code if acquired by a REMIC within the prescribed time periods of the Code.

NET RATE CARRYOVER

     The following discussions assume that the rights and deemed obligations of the holders of the Regular Certificates with respect to Net Rate Carryover will be treated as rights and obligations under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights and obligations were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons. Prospective investors in the Regular Certificates are encouraged to consult their tax advisors regarding the appropriate tax treatment.

The Rights and Obligations of the Regular Certificates With Respect to Net Rate Carryover

     For tax information reporting purposes, the trustee (1) will treat the rights of the Regular Certificates to receive payments of Net Rate Carryover and deemed obligations to make payments of Net Rate Carryover after the first Distribution Date as rights under a notional principal contract (specifically, an interest rate cap contract) and (2) anticipates assuming that these rights will have an insubstantial value relative to the value of the REMIC Regular Interest components of the Regular Certificates. The IRS could, however, successfully argue that the Net Rate Carryover component of one or more classes of Regular Certificates has a greater value. Similarly, the trustee could determine that the Net Rate Carryover component of one or more classes of Regular Certificates has a greater value. In either case, the REMIC Regular Interest components of the Regular Certificates could be viewed as having been issued with either additional amounts of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax Consequences -- Taxation of Debt Securities -- Interest and Acquisition Discount" and "Premiums" in the prospectus. In addition, the Net Rate Carryover component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest component and Net Rate Carryover component.

     The portion of the overall purchase price of a Regular Certificate attributable to the Net Rate Carryover component must be amortized over the life of the Regular Certificate, taking into account the declining balance of the related REMIC Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net Rate Carryover component of a Regular Certificate.

     Any payments received or deemed to be made by a holder of a Regular Certificate as Net Rate Carryover will be treated as periodic payments received or made under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the sum of (i) the amortization of the purchase price of the Net Rate Carryover component and (ii) any deemed payments of Net Rate Carryover made, such excess will be ordinary income. Conversely, to the extent the sum of (i) the amortization of the purchase price of the Net Rate Carryover component and (ii) any deemed payments of Net Rate Carryover made, exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax. IN THE CASE OF INDIVIDUALS, THESE LIMITATIONS MEAN THAT INCOME REPORTABLE ON THE REMIC REGULAR INTEREST COMPONENT OF A REGULAR CERTIFICATE WILL BE INCLUDED IN GROSS INCOME BUT THAT THE DEEMED USE OF SUCH INCOME TO MAKE A PAYMENT OF NET RATE CARRYOVER TO ANOTHER REGULAR CERTIFICATE HOLDER MAY NOT BE DEDUCTIBLE.

Dispositions of Net Rate Carryover Component

     Upon the sale, exchange, or other disposition of a Regular Certificate, the holders of the Regular Certificates must allocate the amount realized between the REMIC Regular Interest component and the Net Rate Carryover component based on the relative fair market values of those components at the time of sale. Assuming a Regular Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, any gain or loss on the disposition of the Net Rate Carryover component should be capital gain or loss.

Tax Treatment For Certain Purposes

     The Net Rate Carryover components of the Regular Certificates will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code and income on the Net Rate Carryover components of the Regular Certificates will not represent "interest on obligations secured by mortgages on real property on or interest in real property" under Section 856(c)(3)(B) of the Code. In addition, because of the Net Rate Carryover components, holders of the Regular Certificates are encouraged to consult with their tax advisors before resecuritizing those Certificates in a REMIC.

RESIDUAL CERTIFICATES

     The holders of the Residual Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

     In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

     PURCHASERS OF A RESIDUAL CERTIFICATE (THAT IS, ONE OF THE CLASS A-R CERTIFICATES) ARE ENCOURAGED TO CONSIDER CAREFULLY THE TAX CONSEQUENCES OF AN INVESTMENT IN RESIDUAL CERTIFICATES DISCUSSED IN THE PROSPECTUS AND CONSULT THEIR TAX ADVISORS WITH RESPECT TO THOSE CONSEQUENCES. See "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interests -- Excess Inclusions" in the prospectus. In particular, prospective holders of Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequence --Taxation of the REMIC and Its Holders," "--Taxation of Holders of Residual Interests -- Restrictions on Ownership and Transfer of Residual Interests," and "-- Tax Treatment of Foreign Investors," "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interests -- Mark to Market Rules," "-- Excess Inclusions" and "-- Treatment of Inducement Fees" and "-- Foreign Investors" in the prospectus.

     Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Taxation of the REMIC-- Prohibited Transactions and Contributions Tax" in the prospectus.

     As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 ACT"), limitations imposed by Section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 ACT"), the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

                                   OTHER TAXES

     No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

     ALL INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

     Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code (a "PLAN"), that proposes to cause the Plan to acquire any of the Offered Certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" in the issuing entity and an additional right to payments from proceeds of the Corridor Contract and Corridor Floor Contract for the purpose of the Plan Assets Regulation.

     The U.S. Department of Labor has granted the underwriter an administrative exemption (the "EXEMPTION") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the issuing entity. The Exemption generally extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

     Except as provided below with respect to rights to payments from proceeds of the Corridor Contract and Corridor Floor Contract, it is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates, other than the Class A-R Certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least AA- or its equivalent from at least one of S&P, Fitch or Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

     The Corridor Contract and Corridor Floor Contract are not permitted assets of the issuing entity under the Exemption and have not been included in the issuing entity, and consequently rights to payments from the proceeds of the Corridor Contract and Corridor Floor Contract are not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in an Offered Certificate (other than a Class A-R Certificate) should represent a beneficial interest in two assets: (i) the right to receive payments from the issuing entity with respect to the applicable class and without taking into account payments from proceeds of the Corridor Contract and Corridor Floor Contract, and (ii) the right to receive payments from proceeds of the Corridor Contract and Corridor Floor Contract. A Plan's purchase and holding of a certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code unless an exemption is available.

     Accordingly, until the termination of the Supplemental Interest Trust, no Plan or other person using plan assets may acquire or hold any interest in an Offered Certificate (other than a Class A-R Certificate) unless, in addition to satisfying the conditions, above, of the Exemption, such acquisition and holding are eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions effected by independent "qualified professional asset managers", PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds),

PTCE 95-60 (for transactions by insurance company general accounts), or PTCE 96-23 (for transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions") or a similar exemption. It should be noted, however, that even if the conditions specified in one or more Investor-Based Exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult legal counsel concerning these issues.

     Until the termination of the Supplemental Interest Trust, each beneficial owner of an Offered Certificate (other than a Class A-R Certificate) or any interest in such an Offered Certificate, by its acceptance and holding of such certificate or interest therein, will be deemed to have represented that either
(i) it is not a Plan or a person investing plan assets in such Offered Certificate, or (ii) its acquisition and holding of such Offered Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

     BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION, OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, A PLAN MAY HAVE ENGAGED IN A PROHIBITED TRANSACTION GIVING RISE TO EXCISE TAXES OR CIVIL PENALTIES IF IT PURCHASES AND HOLDS ANY OF THESE CLASSES OF CERTIFICATES. CONSEQUENTLY, TRANSFERS OF THE CLASS A-R CERTIFICATES (AND OF CERTIFICATES OF ANY CLASS THAT, BECAUSE OF A CHANGE OF RATING, NO LONGER SATISFY THE RATING REQUIREMENT OF THE EXEMPTION) WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:

     - A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS TO EFFECT THE TRANSFER;

     - A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING THE CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") ) AND THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE SATISFY THE REQUIREMENTS OF EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60; OR

     - AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE BY A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE OR THE MASTER SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

     IF THE REPRESENTATION IS NOT TRUE, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS IS INITIATED WITHOUT THE REQUIRED OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the Offered Certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement between the depositor and UBS Securities LLC ("UBS" or the "UNDERWRITER"), the depositor has agreed to sell to the underwriter and the underwriter has agreed to purchase from the depositor the Offered Certificates (the "UNDERWRITTEN CERTIFICATES").

     Distribution of the Underwritten Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The depositor has been advised by the underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

     The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

     From time to time the underwriter or its affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the depositor.

                                  LEGAL MATTERS

     The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the underwriter by McKee Nelson LLP.

                                     RATINGS

     It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates set forth below be assigned the ratings designated below by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P) and Moody's Investors Service, Inc. ("MOODY'S", and together with S&P, the "RATING AGENCIES "):

              MOODY'S     S&P
   CLASS       RATING   RATING
-----------   -------   ------
Class 1-A-1      Aaa      AAA
Class 1-A-2      Aaa      AAA
Class 1-A-3      Aaa      AAA
Class 2-A-1      Aaa      AAA
Class 2-A-2      Aaa      AAA
Class 2-A-3      Aaa      AAA
Class 3-A-1      Aaa      AAA
Class 3-A-2      Aaa      AAA
Class 3-A-3      Aaa      AAA
Class 4-A-1      Aaa      AAA
Class 4-A-2      Aaa      AAA
Class 4-A-3      Aaa      AAA
Class X-NB       Aaa      AAA
Class X-BI       Aaa      AAA
Class X-BJ       Aaa      AAA
Class X-PP       Aaa      AAA
Class X-AD       Aaa      AAA
Class A-R        Aaa      AAA
Class M-1        Aa1      AA+
Class M-2        Aa1       AA
Class M-3        Aa1      AA-
Class M-4        Aa2       A+
Class M-5         A2       A-
Class M-6       Baa2      BBB
Class M-7       Baa3     BBB-

     The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. S&P ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

     The ratings of the rating agencies listed above do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

     The depositor has not requested a rating of the Offered Certificates by any rating agency other than the rating agencies listed above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency. The ratings assigned by the other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies listed above.

                             INDEX OF DEFINED TERMS

2001 Act..........................................................         S-161
2003 Act..........................................................         S-161
Accrual Period....................................................         S-111
Adjusted Net Mortgage Rate........................................         S-114
Adjustment Date...................................................          S-36
Alternative Documentation Program.................................          S-89
Applied Realized Loss Amount......................................         S-136
Available Funds...................................................         S-114
Available Funds Rate Cap..........................................         S-114
beneficial owner..................................................         S-101
Book-Entry Certificates...........................................         S-100
Carryover Reserve Fund............................................         S-134
Certificate Account...............................................         S-104
Certificate Owners................................................         S-101
CI................................................................         S-102
Class.............................................................          S-99
Class Certificate Balance.........................................         S-100
Class P Certificates..............................................          S-10
Class X Certificates..............................................          S-10
Clearstream, Luxembourg...........................................         S-102
Closing Date......................................................           S-4
CLUES Plus Documentation Program..................................          S-89
Code..............................................................   S-86, S-157
Compensating Interest.............................................          S-96
Cooperative.......................................................         S-103
Corridor  Floor Contract Strike Rate..............................         S-121
Corridor Contract.................................................         S-118
Corridor Contract Ceiling Rate....................................         S-119
Corridor Contract Notional Balance................................         S-119
Corridor Contract Reserve Fund....................................         S-134
Corridor Contract Strike Rate.....................................         S-119
Corridor Contract Termination Date................................         S-119
Corridor Floor Contract Floor Rate................................         S-121
Corridor Floor Contract Notional Balance..........................         S-121
Corridor Floor Contract Termination Date..........................         S-120
Counterparty......................................................         S-118
Counterparty Rating Downgrade.....................................         S-121
Countrywide Bank..................................................          S-35
Countrywide Financial.............................................          S-93
Countrywide Home Loans............................................    S-93, S-94
Countrywide Servicing.............................................          S-93
CPR...............................................................         S-141
Cumulative Loss Trigger Event.....................................         S-126
Current Interest..................................................         S-111
cut-off date......................................................          S-34
Cut-off Date......................................................           S-4
Cut-off Date Pool Principal Balance...............................          S-35
DBC..............................................................          S-102
Deferred Interest.................................................   S-36, S-118
Definitive Certificate............................................         S-101
deleted mortgage loan.............................................          S-86
Delinquency Trigger Event.........................................         S-125
Denominations.....................................................          S-11
depositor.........................................................     S-4, S-34
Determination Date................................................          S-97
Distribution Account..............................................         S-106
Distribution Date.................................................         S-110
Distribution Dates................................................          S-11
DTC...............................................................      S-101, 1
Due Date..........................................................          S-35
ERISA.............................................................         S-161
Euroclear.........................................................         S-101
Euroclear Operator................................................         S-103
Euroclear Participants............................................         S-103
European Depositaries.............................................         S-101
excess interest...................................................          S-29
Excess Proceeds...................................................         S-109
Exchange Act......................................................         S-122
Exemption.........................................................         S-162
Expanded Underwriting Guidelines..................................          S-89
Expense Fee Rate..................................................          S-96
FICO Credit Scores................................................          S-88
Financial Intermediary............................................         S-101
Floating..........................................................          S-99
Floating Rate Certificates........................................          S-10
Floor Contract....................................................         S-118
Full Documentation Program........................................          S-89
Global Securities.................................................             1
Gross Margin......................................................          S-36
Group.............................................................          S-99
Group 1 Mortgage Loans............................................          S-34
Group 1 Principal Distribution Amount.............................         S-122
Group 1 Senior Certificates.......................................          S-10
Group 1 Senior Principal Distribution Amount......................         S-123
Group 2 Mortgage Loans............................................          S-34
Group 2 Principal Distribution Amount,............................         S-123
Group 2 Senior Certificates.......................................          S-10
Group 2 Senior Principal Distribution Amount......................         S-123
Group 3 Mortgage Loans............................................          S-34
Group 3 Principal Distribution Amount,............................         S-123
Group 3 Senior Certificates.......................................          S-10
Group 3 Senior Principal Distribution Amount......................         S-124
Group 4 Mortgage Loans............................................          S-34
Group 4 Principal Distribution Amount,............................         S-123
Group 4 Senior Certificates.......................................          S-10
Group 4 Senior Principal Distribution Amount......................         S-124
Group Available Funds Rate Cap....................................         S-114
Group Net Rate Cap................................................         S-114
Indirect Participants.............................................         S-101
Initial Target Subordination Percentage...........................         S-124
Interest Carry Forward Amount.....................................         S-111
Interest Determination Date.......................................         S-133
Interest Funds....................................................         S-111
Interest Remittance Amount........................................         S-110
issuing entity....................................................          S-98
Issuing Entity....................................................           S-4

Last Scheduled Distribution Date..................................         S-157
LIBOR Business Day................................................         S-134
LIBOR certificates................................................          S-99
LIBOR Certificates................................................          S-10
Loan-to-Value Ratio...............................................          S-38
Master REMIC......................................................         S-157
master servicer...................................................          S-34
Master Servicer...................................................           S-4
Master Servicing Fee..............................................          S-96
Master Servicing Fee Rate.........................................          S-96
Moody's...........................................................    S-8, S-164
Mortgage Index....................................................          S-36
Mortgage Loans....................................................          S-34
Mortgage Rate.....................................................          S-36
MTA Certificates..................................................    S-10, S-99
Negative Amortization Loans.......................................          S-35
net funds cap.....................................................          S-27
Net Rate Cap......................................................         S-114
Net Rate Carryover................................................         S-116
New CI............................................................         S-102
NIM Insurer.......................................................         S-145
NIM Insurer Default...............................................          S-32
No Income/No Asset Documentation Program..........................          S-89
OC Floor..........................................................         S-125
Offered...........................................................          S-99
Offered Certificates..............................................    S-10, S-99
OID...............................................................         S-158
One-Month LIBOR...................................................         S-133
One-Year MTA......................................................   S-36, S-133
One-Year MTA Determination Date...................................         S-133
Optional Termination Date.........................................         S-141
ORIGINATORS.......................................................           S-4
overcollateralization.............................................          S-28
Overcollateralization Target Amount...............................         S-125
Participants......................................................         S-101
Pass-Through Margin...............................................         S-113
Pass-Through Rate.................................................         S-111
Payment Caps......................................................          S-35
Plan..............................................................         S-161
Pool Principal Balance............................................         S-123
pooling and servicing agreement...................................          S-34
Preferred Processing Program......................................          S-88
Prepayment Interest Excess........................................         S-111
Prepayment Period.................................................         S-123
Principal Distribution Amount.....................................         S-122
Principal Remittance Amount.......................................         S-110
private certificates..............................................          S-99
Private Certificates..............................................          S-10
Rating Agencies...................................................         S-164
Realized Loss.....................................................         S-127
Record Date.......................................................   S-11, S-110
Reduced Documentation Program.....................................          S-89
Reference Bank Rate...............................................         S-134
Reference Banks...................................................         S-134
Registration of Certificates......................................          S-11
Regular Certificates..............................................         S-157
Relevant Depositary...............................................         S-101
REO Property......................................................         S-141
replacement mortgage loan.........................................          S-86
Residual Certificates.............................................         S-157
Rolling Sixty-Day Delinquency Rate................................         S-126
Rules.............................................................         S-101
S&P...............................................................    S-8, S-164
Senior............................................................          S-99
Senior Certificates...............................................          S-10
Senior Enhancement Percentage.....................................         S-125
Senior Principal Distribution Amount..............................         S-123
Servicing Advances................................................         S-106
Sixty-Day Delinquency Rate........................................         S-126
Sponsor and Sellers...............................................           S-4
Standard Underwriting Guidelines..................................          S-89
Stated Income/Stated Asset Documentation Program..................          S-89
Stated Principal Balance..........................................         S-123
Stepdown Date.....................................................         S-125
Stepdown Target Subordination Percentage..........................         S-124
Streamlined Documentation Program.................................          S-89
Subordinated......................................................          S-99
Subordinated Certificates.........................................          S-10
Subordinated Class Principal Distribution Amount..................         S-124
Subsequent Recoveries.............................................         S-127
Substitution Adjustment Amount....................................          S-87
Supplemental Interest Trust.......................................         S-119
supplemental interest trustee.....................................         S-119
Tax Counsel.......................................................         S-157
Terms and Conditions..............................................         S-103
Trigger Event.....................................................         S-125
Trust.............................................................          S-98
Trust Fund........................................................          S-98
trustee...........................................................          S-34
Trustee...........................................................           S-4
Trustee Fee.......................................................         S-108
Trustee Fee Rate..................................................         S-109
U.S. Person.......................................................             3
UBS...............................................................         S-163
underlying REMIC Regular Interests................................         S-157
underwriter.......................................................         S-163
Underwritten Certificates.........................................         S-163
Unpaid Realized Loss Amount.......................................         S-126
Weighted Average Adjusted Net Mortgage Rate.......................         S-114

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Offered Certificates will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold Such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or

Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and either twelve 30-day months or the actual number of days in the related accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of a 360-day year and either twelve 30-day months or the actual number of days in the related accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System's Customary procedures;

          2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                                      PROSPECTUS

                                   CWALT, INC.
                                    DEPOSITOR

                           MORTGAGE BACKED SECURITIES
                              (ISSUABLE IN SERIES)

PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 2.

The securities will represent obligations of the related trust fund only and will not represent an interest in or obligation of CWALT, Inc., any seller, servicer, or any of their affiliates.

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by CWALT, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

- first lien mortgage loans secured by one- to four-family residential properties;

- mortgage loans secured by first liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units;

- collections arising from one or more types of the loans described above which are not used to make payments on securities issued by a trust fund, including excess servicing fees and prepayment charges;

- mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

- mortgage-backed securities evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund and issued by entities other than Ginnie Mae, Fannie Mae or Freddie Mac.

THE SECURITIES

CWALT, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

CREDIT ENHANCEMENT

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

March 27, 2006

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                                TABLE OF CONTENTS

Important Notice About Information in This Prospectus and Each
   Accompanying Prospectus Supplement ....................................     1
Risk Factors .............................................................     2
   Limited Source Of Payments -- No Recourse To Sellers, Depositor Or
      Servicer ...........................................................     2
   Credit Enhancement May Not Be Sufficient To Protect You From Losses ...     3
   Nature Of Mortgages ...................................................     3
   Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are
      Backed By Multifamily Loans ........................................     7
   Impact Of World Events ................................................     7
   You Could Be Adversely Affected By Violations Of Environmental Laws ...     8
   Ratings Of The Securities Do Not Assure Their Payment .................     8
   Book-Entry Registration ...............................................     9
   Secondary Market For The Securities May Not Exist .....................     9
   Bankruptcy Or Insolvency May Affect The Timing And Amount Of
      Distributions On The Securities ....................................    10
   The Principal Amount Of Securities May Exceed The Market Value Of The
      Trust Fund Assets ..................................................    11
The Trust Fund ...........................................................    12
   General ...............................................................    12
   The Loans .............................................................    13
   Agency Securities .....................................................    16
   Non-Agency Mortgage-Backed Securities .................................    21
   Substitution of Trust Fund Assets .....................................    22
   Available Information .................................................    23
   Incorporation of Certain Documents by Reference; Reports Filed with
      the SEC ............................................................    23
   Reports to Securityholders ............................................    24
Use of Proceeds ..........................................................    24
The Depositor ............................................................    24
Loan Program .............................................................    25
   Underwriting Standards ................................................    25
   Qualifications of Sellers .............................................    26
   Representations by Sellers; Repurchases ...............................    26
Static Pool Data .........................................................    27
Description of the Securities ............................................    28
   General ...............................................................    28
   Distributions on Securities ...........................................    30
   Advances ..............................................................    31
   Reports to Securityholders ............................................    32
   Categories of Classes of Securities ...................................    33
   Indices Applicable to Floating Rate and Inverse Floating Rate
      Classes ............................................................    36
   Book-Entry Registration of Securities .................................    39
Credit Enhancement .......................................................    43
   General ...............................................................    43
   Subordination .........................................................    44
   Letter of Credit ......................................................    45
   Insurance Policies, Surety Bonds and Guaranties .......................    45
   Overcollateralization and Excess Cash Flow ............................    45
   Reserve Accounts ......................................................    46
   Special Hazard Insurance Policies .....................................    46
   Bankruptcy Bonds ......................................................    47
   Pool Insurance Policies ...............................................    47
   Financial Instruments .................................................    49
   Cross Support .........................................................    49
Yield, Maturity and Prepayment Considerations ............................    49
   Prepayments on Loans ..................................................    49
   Prepayment Effect on Interest .........................................    50
   Delays in Realization on Property; Expenses of Realization ............    50
   Optional Purchase .....................................................    51
   Prepayment Standards or Models ........................................    51
   Yield .................................................................    52
The Agreements ...........................................................    52
   Assignment of the Trust Fund Assets ...................................    52
   Payments On Loans; Deposits to Security Account .......................    54
   Pre-Funding Account ...................................................    56
   Investments in Amounts Held in Accounts ...............................    57
   Sub-Servicing by Sellers ..............................................    58
   Collection Procedures .................................................    59
   Hazard Insurance ......................................................    59
   Application of Liquidation Proceeds ...................................    61
   Realization Upon Defaulted Loans ......................................    62
   Servicing and Other Compensation and Payment of Expenses ..............    64
   Evidence as to Compliance .............................................    64
   Certain Matters Regarding the Master Servicer and the Depositor .......    65
   Events of Default; Rights Upon Event of Default .......................    66
   Amendment .............................................................    68
   Termination; Optional Termination .....................................    70
   The Trustee ...........................................................    70
Certain Legal Aspects of the Loans .......................................    71
   General ...............................................................    71
   Foreclosure ...........................................................    72
   Environmental Risks ...................................................    74
   Rights of Redemption ..................................................    75

   Anti-Deficiency Legislation and Other Limitations On Lenders ..........    75
   Due-On-Sale Clauses ...................................................    76
   Enforceability of Prepayment and Late Payment Fees ....................    77
   Applicability of Usury Laws ...........................................    77
   Servicemembers Civil Relief Act .......................................    77
   Other Loan Provisions and Lender Requirements .........................    77
   Consumer Protection Laws ..............................................    78
Material Federal Income Tax Consequences .................................    79
   General ...............................................................    79
   Taxation of Debt Securities ...........................................    80
   Taxation of the REMIC and Its Holders .................................    84
   REMIC Expenses; Single Class REMICs ...................................    84
   Taxation of the REMIC .................................................    85
   Taxation of Holders of Residual Interests .............................    86
   Administrative Matters ................................................    90
   Tax Status as a Grantor Trust .........................................    90
   Sale or Exchange ......................................................    92
   Miscellaneous Tax Aspects .............................................    93
   New Reporting Regulations .............................................    93
   Tax Treatment of Foreign Investors ....................................    93
   Tax Characterization of the Trust Fund as a Partnership ...............    94
   Tax Consequences to Holders of the Notes ..............................    94
   Tax Consequences to Holders of the Certificates .......................    96
Other Tax Considerations .................................................   100
ERISA Considerations .....................................................   100
Legal Investment .........................................................   103
Method of Distribution ...................................................   104
Legal Matters ............................................................   105
Financial Information ....................................................   105
Rating ...................................................................   105
Index to Defined Terms ...................................................   107

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of securities is contained in two separate documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

     The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

     If you require additional information, the mailing address of our principal executive offices is CWALT, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -- Available Information" and "-- Incorporation of Certain Documents by Reference; Reports Filed with the SEC" beginning on page 23.

                                  RISK FACTORS

     You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

LIMITED SOURCE OF PAYMENTS --    The applicable prospectus supplement may
NO RECOURSE TO SELLERS,          provide that securities will be payable from
DEPOSITOR OR SERVICER            other trust funds in addition to their
                                 associated trust fund, but if it does not, they
                                 will be payable solely from their associated
                                 trust fund. If the trust fund does not have
                                 sufficient assets to distribute the full amount
                                 due to you as a securityholder, your yield will
                                 be impaired, and perhaps even the return of
                                 your principal may be impaired, without your
                                 having recourse to anyone else. Furthermore, at
                                 the times specified in the applicable
                                 prospectus supplement, certain assets of the
                                 trust fund may be released and paid out to
                                 other people, such as the depositor, a
                                 servicer, a credit enhancement provider, or any
                                 other person entitled to payments from the
                                 trust fund. Those assets will no longer be
                                 available to make payments to you. Those
                                 payments are generally made after other
                                 specified payments that may be set forth in the
                                 applicable prospectus supplement have been
                                 made.

                                 You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

                                 The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets.
                                 CWALT, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                 -    funds obtained from enforcing a
                                      corresponding obligation of a seller or
                                      originator of the loan, or

                                 -    funds from a reserve fund or similar
                                      credit enhancement established to pay for loan repurchases.

                                 The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans.
                                 However, the master servicer may not have the financial ability to make the required repurchase or substitution.

                                 The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

CREDIT ENHANCEMENT MAY NOT BE    Credit enhancement is intended to reduce the
SUFFICIENT TO PROTECT YOU FROM   effect of loan losses. But credit enhancements
LOSSES                           may benefit only some classes of a series of
                                 securities and the amount of any credit
                                 enhancement will be limited as described in the
                                 related prospectus supplement. Furthermore, the
                                 amount of a credit enhancement may decline over
                                 time pursuant to a schedule or formula or
                                 otherwise, and could be depleted from payments
                                 or for other reasons before the securities
                                 covered by the credit enhancement are paid in
                                 full. In addition, a credit enhancement may not
                                 cover all potential sources of loss. For
                                 example, a credit enhancement may or may not
                                 cover fraud or negligence by a loan originator
                                 or other parties. Also, all or a portion of the
                                 credit enhancement may be reduced, substituted
                                 for, or even eliminated so long as the rating
                                 agencies rating the securities indicate that
                                 the change in credit enhancement would not
                                 cause them to change adversely their rating of
                                 the securities. Consequently, securityholders
                                 may suffer losses even though a credit
                                 enhancement exists and its provider does not
                                 default.

NATURE OF MORTGAGES              Cooperative loans are evidenced by promissory
   Cooperative Loans May         notes secured by security interests in shares
   Experience Relatively         issued by private corporations that are
   Higher Losses                 entitled to be treated as housing cooperatives
                                 under the Internal Revenue Code and in the
                                 related proprietary leases or occupancy
                                 agreements granting exclusive rights to occupy
                                 specific dwelling units in the corporations'
                                 buildings.

                                 If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

                                 If there is an underlying lease of the land, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations. If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements.
                                 The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

                                 In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

                                 The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Declines in Property Values      The value of the properties underlying the
May Adversely Affect You         loans held in the trust fund may decline over
                                 time. Among the factors that could adversely
                                 affect the value of the properties are:

                                 - an overall decline in the residential real estate market in the areas in which they are located,

                                 - a decline in their general condition from the failure of borrowers to maintain their property adequately, and

                                 - natural disasters that are not covered by insurance, such as earthquakes and floods.

                                 If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays in Liquidation May        Even if the properties underlying the loans
Adversely Affect You             held in the trust fund provide adequate
                                 security for the loans, substantial delays
                                 could occur before defaulted loans are
                                 liquidated and their proceeds are forwarded to
                                 investors. Property foreclosure actions are
                                 regulated by state statutes and rules and are
                                 subject to many of the delays and expenses of
                                 other lawsuits if defenses or counterclaims are
                                 made, sometimes requiring several years to
                                 complete. Furthermore, an action to obtain a
                                 deficiency judgment is regulated by statutes
                                 and rules, and the amount or availability of a
                                 deficiency judgment may be limited by law. In
                                 the event of a default by a borrower, these
                                 restrictions may impede the ability of the
                                 servicer to foreclose on or to sell the
                                 mortgaged property or to obtain a deficiency
                                 judgment, to obtain sufficient proceeds to
                                 repay the loan in full.

                                 In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

                                 In the event that:

                                      -    the mortgaged properties fail to
                                           provide adequate security for the
                                           related loans,

                                          -    if applicable to a series as
                                               specified in the related
                                               prospectus supplement, excess
                                               cashflow (if any) and
                                               overcollateralization (if any) is
                                               insufficient to cover these
                                               shortfalls,

                                          -    if applicable to a series as
                                               specified in the related
                                               prospectus supplement, the
                                               subordination of certain classes
                                               are insufficient to cover these
                                               shortfalls, and

                                          -    with respect to the securities
                                               with the benefit of an insurance
                                               policy as specified in the
                                               related prospectus supplement,
                                               the credit enhancement provider
                                               fails to make the required
                                               payments under the related
                                               insurance policies,

                                     you could lose all or a portion of the
                                     money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.

Disproportionate Effect of           Liquidation expenses of defaulted loans
Liquidation Expenses May Adversely   generally do not vary directly with the
Affect You                           outstanding principal balance of the loan
                                     at the time of default. Therefore, if a
                                     servicer takes the same steps for a
                                     defaulted loan having a small remaining
                                     principal balance as it does for a
                                     defaulted loan having a large remaining
                                     principal balance, the amount realized
                                     after expenses is smaller as a percentage
                                     of the outstanding principal balance of the
                                     small loan than it is for the defaulted
                                     loan having a large remaining principal
                                     balance.

Consumer Protection Laws May         Federal, state and local laws extensively
Adversely Affect You                 regulate various aspects of brokering,
                                     originating, servicing and collecting loans
                                     secured by consumers' dwellings. Among
                                     other things, these laws may regulate
                                     interest rates and other charges, require
                                     disclosures, impose financial privacy
                                     requirements, mandate specific business
                                     practices, and prohibit unfair and
                                     deceptive trade practices. In addition,
                                     licensing requirements may be imposed on
                                     persons that broker, originate, service or
                                     collect loans secured by consumers'
                                     dwellings.

                                     Additional requirements may be imposed
                                     under federal, state or local laws on
                                     so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

                                     The federal laws that may apply to loans held in the trust fund include the following:

                                     -    the Truth in Lending Act and its
                                          regulations, which (among other
                                          things) require disclosures to
                                          borrowers regarding the terms of loans
                                          and provide consumers who pledged
                                          their principal dwelling as collateral
                                          in a non-purchase money transaction
                                          with a right of rescission that
                                          generally extends for three days after
                                          proper disclosures are given;

                                     -    the Home Ownership and Equity
                                          Protection Act and its regulations,
                                          which (among other things) imposes
                                          additional disclosure requirements and
                                          limitations on loan terms with respect
                                          to non-purchase money, installment
                                          loans secured by the consumer's
                                          principal dwelling that have interest
                                          rates or origination costs in excess
                                          of prescribed levels;

                                     -    the Real Estate Settlement Procedures
                                          Act and its regulations, which (among
                                          other things) prohibit the payment of
                                          referral fees for real estate
                                          settlement services (including
                                          mortgage lending and brokerage
                                          services) and regulate escrow accounts
                                          for taxes and insurance and billing
                                          inquiries made by borrowers;

                                     -    the Equal Credit Opportunity Act and
                                          its regulations, which (among other
                                          things) generally prohibit
                                          discrimination in any aspect of a
                                          credit transaction on certain
                                          enumerated basis, such as age, race,
                                          color, sex, religion, marital status,
                                          national origin or receipt of public
                                          assistance; and

                                     -    the Fair Credit Reporting Act, which
                                          (among other things) regulates the use
                                          of consumer reports obtained from
                                          consumer reporting agencies and the
                                          reporting of payment histories to
                                          consumer reporting agencies.

                                     The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                     Depending on the particular alleged
                                     misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages  Some of the mortgage loans held in the
Are Borne by You                     trust fund may not be fully amortizing over
                                     their terms to maturity and, thus, will
                                     require substantial principal payments
                                     (that is, balloon payments) at their stated
                                     maturity. Loans with balloon payments
                                     involve a greater degree of risk than fully
                                     amortizing loans because typically the
                                     borrower must be able to refinance the loan
                                     or sell the property to make the balloon
                                     payment at maturity. The ability of a
                                     borrower to do this will depend on factors
                                     such as mortgage rates at the time of sale
                                     or refinancing, the borrower's equity in

                                     the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws.
                                     Losses on these loans that are not
                                     otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

YOUR RISK OF LOSS MAY BE HIGHER      Multifamily lending may expose the lender
THAN YOU EXPECT IF YOUR SECURITIES   to a greater risk of loss than single
ARE BACKED BY MULTIFAMILY LOANS      family residential lending. Owners of
                                     multifamily residential properties rely on
                                     monthly lease payments from tenants to

                                     -    pay for maintenance and other
                                          operating expenses of those
                                          properties,

                                     -    fund capital improvements, and

                                     -    service any mortgage loan and any
                                          other debt that may be secured by
                                          those properties.

                                     Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

                                     Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing.
                                     We are unable to determine and have no
                                     basis to predict whether, or to what
                                     extent, economic, legal or social factors will affect future rental or payment patterns.

                                     The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

IMPACT OF WORLD EVENTS               The economic impact of the United States'
                                     military operations in Iraq and other parts
                                     of the world, as well as the possibility of
                                     any terrorist attacks domestically or
                                     abroad, is uncertain, but could have a
                                     material effect on general economic
                                     conditions, consumer confidence, and market
                                     liquidity. We can give no assurance as to
                                     the effect of these events on consumer
                                     confidence and the performance of the loans
                                     held by trust fund. Any adverse impact
                                     resulting from these events would be borne
                                     by the holders of one or more classes of
                                     the securities.

                                     United States military operations also
                                     increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the "Relief Act"). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan.
                                     The Relief Act provides generally that
                                     these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower's active duty.
                                     These shortfalls are not required to be
                                     paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances, during an additional period thereafter.

YOU COULD BE ADVERSELY AFFECTED BY   Federal, state, and local laws and
VIOLATIONS OF ENVIRONMENTAL LAWS     regulations impose a wide range of
                                     requirements on activities that may affect
                                     the environment, health, and safety. In
                                     certain circumstances, these laws and
                                     regulations impose obligations on "owners"
                                     or "operators" of residential properties
                                     such as those that secure the loans held in
                                     the trust fund. Failure to comply with
                                     these laws and regulations can result in
                                     fines and penalties that could be assessed
                                     against the trust if it were to be
                                     considered an "owner" or "operator" of the
                                     related property. A property "owner" or
                                     "operator" can also be held liable for the
                                     cost of investigating and remediating
                                     contamination, regardless of fault, and for
                                     personal injury or property damage arising
                                     from exposure to contaminants.

                                     In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances.
                                     If the trust were to be considered the
                                     "owner" or "operator" of a property, it
                                     will suffer losses as a result of any
                                     liability imposed for environmental hazards on the property.

RATINGS OF THE SECURITIES DO NOT     Any class of securities issued under this
ASSURE THEIR PAYMENT                 prospectus and the accompanying prospectus
                                     supplement will be rated in one of the
                                     rating categories which signifies
                                     investment grade by at least one nationally
                                     recognized rating agency. A rating is based
                                     on the adequacy of the value of the trust
                                     assets and any credit enhancement for that
                                     class, and reflects the rating agency's
                                     assessment of how likely it is that holders
                                     of the class of securities will receive the
                                     payments to which they are entitled. A
                                     rating does not constitute an assessment of
                                     how likely it is that principal prepayments
                                     on the underlying loans will be made, the
                                     degree to which the rate of prepayments
                                     might differ from that originally
                                     anticipated, or the likelihood that the
                                     securities will be redeemed early. A rating
                                     is not a recommendation to purchase, hold,
                                     or sell securities because it does not
                                     address the market price of the securities
                                     or the suitability of the securities for
                                     any particular investor.

                                 A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                 - a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                                 -    an adverse change in the financial or
                                      other condition of a credit enhancement
                                      provider, or

                                 -    a change in the rating of the credit
                                      enhancement provider's long-term debt.

                                 The amount, type, and nature of credit
                                 enhancement established for a class of
                                 securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund.
                                 Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

BOOK-ENTRY REGISTRATION          Securities issued in book-entry form may have
   Limit on Liquidity            only limited liquidity in the resale market,
                                 since investors may be unwilling to purchase
                                 securities for which they cannot obtain
                                 physical instruments.

   Limit on Ability to           Transactions in book-entry securities can be
   Transfer or Pledge            effected only through The Depository Trust
                                 Company, its participating organizations, its
                                 indirect participants, and certain banks.
                                 Therefore, your ability to transfer or pledge
                                 securities issued in book-entry form may be
                                 limited.

   Delays in Distributions       You may experience some delay in the receipt of
                                 distributions on book-entry securities since
                                 the distributions will be forwarded by the
                                 trustee to The Depository Trust Company for it
                                 to credit the accounts of its participants. In
                                 turn, these participants will then credit the
                                 distributions to your account either directly
                                 or indirectly through indirect participants.

SECONDARY MARKET FOR THE         The related prospectus supplement for each
SECURITIES MAY NOT EXIST         series will specify the classes in which the
                                 underwriter intends to make a secondary market,
                                 but no underwriter will have any obligation to
                                 do so. We can give no assurance

                                 that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield.
                                 The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

                                 The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY OR INSOLVENCY MAY     Each seller and the depositor will take steps
AFFECT THE TIMING AND AMOUNT     to structure the transfer of the loans held in
OF DISTRIBUTIONS ON THE          the trust fund by the seller to the depositor
SECURITIES                       as a sale. The depositor and the trust fund
                                 will take steps to structure the transfer of
                                 the loans from the depositor to the trust fund
                                 as a sale. If these characterizations are
                                 correct, then if the seller were to become
                                 bankrupt, the loans would not be part of the
                                 seller's bankruptcy estate and would not be
                                 available to the seller's creditors. On the
                                 other hand, if the seller becomes bankrupt, its
                                 bankruptcy trustee or one of its creditors may
                                 attempt to recharacterize the sale of the loans
                                 as a borrowing by the seller, secured by a
                                 pledge of the loans. Presenting this position
                                 to a bankruptcy court could prevent timely
                                 payments on the securities and even reduce the
                                 payments on the securities. Additionally, if
                                 that argument is successful, the bankruptcy
                                 trustee could elect to sell the loans and pay
                                 down the securities early. Thus, you could lose
                                 the right to future payments of interest, and
                                 might suffer reinvestment losses in a lower
                                 interest rate environment.

                                 Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                 If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them.
                                 Their inclusion

                                 in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

                                 Federal and state statutory provisions
                                 affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

THE PRINCIPAL AMOUNT OF          The market value of the assets relating to a
SECURITIES MAY EXCEED THE        series of securities at any time may be less
MARKET VALUE OF THE TRUST FUND   than the principal amount of the securities of
ASSETS                           that series then outstanding, plus accrued
                                 interest. In the case of a series of notes,
                                 after an event of default and a sale of the
                                 assets relating to a series of securities, the
                                 trustee, the master servicer, the credit
                                 enhancer, if any, and any other service
                                 provider specified in the related prospectus
                                 supplement generally will be entitled to
                                 receive the proceeds of that sale to the extent
                                 of unpaid fees and other amounts owing to them
                                 under the related transaction document prior to
                                 distributions to securityholders. Upon any sale
                                 of the assets in connection with an event of
                                 default, the proceeds may be insufficient to
                                 pay in full the principal of and interest on
                                 the securities of the related series.

                                 Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index to Defined Terms" beginning on page 105.

                                 THE TRUST FUND

     GENERAL

     The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of:

- a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement;

- a pool comprised of collections arising from one or more types of loans that would otherwise be eligible to be loans included in a trust fund;

- mortgage pass-through securities (the "Agency Securities") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

- other mortgage pass-through certificates or collateralized mortgage obligations (the "Non-Agency Mortgage-Backed Securities") evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund.

     The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.*

     The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program -- Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program -- Underwriting Standards."

     The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement" among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a "Sale and Servicing Agreement") between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for these services. The Pooling and Servicing Agreements and Sale and Servicing Agreements are also referred to as "Master Servicing Agreements") in this prospectus. See "Loan Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing those loans.

----------
* Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass- Through Rate" will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of the trust fund.

     As used herein, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor's rights with respect to the representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets." The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and "-- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under "Description of the Securities -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

     The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the "SEC") after the initial issuance of the related securities (the "Detailed Description"). A copy of the Agreement with respect to each series of securities will be filed on Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

     THE LOANS

     General. Loans will consist of single family loans or multifamily loans. If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

     The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

- Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

- Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

- Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

- The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the loans is referred to as the mortgaged properties and is collectively referred to herein as the "Properties." The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on the Properties. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

     The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

     Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In those cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

     Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

- the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

- the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties or other real property),

-    the original terms to maturity of the loans,

-    the ranges of the principal balances of the loans,

-    the earliest origination date and latest maturity date of any of the loans,

-    the ranges of the Loan-to-Value Ratios of the loans at origination,

-    the Loan Rates or range of Loan Rates borne by the loans, and

-    the geographical distribution of the loans.

     If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

     The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related Property. The "Collateral Value" of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the "Collateral Value" of the related Property will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     We can give no assurance that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

     AGENCY SECURITIES

     Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

     Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

     If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

     Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

     Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

     Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

     The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency

Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

     Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

     NON-AGENCY MORTGAGE-BACKED SECURITIES

     Non-Agency Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Non-Agency Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Non-Agency Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Non-Agency Mortgage-Backed Security. Mortgage loans underlying a Non-Agency Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

     The issuer of the Non-Agency Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Non-Agency Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Non-Agency Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Non-Agency Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Non-Agency Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Non-Agency Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Non-Agency Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Non-Agency Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Non-Agency Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Non-Agency Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Non-Agency Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Non-Agency Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

     The mortgage loans underlying the Non-Agency Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first liens on single family residences, multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

     The prospectus supplement for a series for which the trust fund includes Non-Agency Mortgage-Backed Securities will specify

- the aggregate approximate principal amount and type of the Non-Agency Mortgage-Backed Securities to be included in the trust fund;

- certain characteristics of the mortgage loans that comprise the underlying assets for the Non-Agency Mortgage-Backed Securities including

     -    the payment features of the mortgage loans,

     - the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

     - the servicing fee or range of servicing fees with respect to the mortgage loans and

     - the minimum and maximum stated maturities of the underlying mortgage loans at origination;

- the maximum original term-to-stated maturity of the Non-Agency Mortgage-Backed Securities;

- the weighted average term-to stated maturity of the Non-Agency Mortgage-Backed Securities;

- the pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

- the weighted average pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

- the issuer of Non-Agency Mortgage-Backed Securities, the private servicer (if other than the issuer of Non-Agency Mortgage-Backed Securities) and the private trustee for the Non-Agency Mortgage-Backed Securities;

- certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Non-Agency Mortgage-Backed Securities or to the Non-Agency Mortgage-Backed Securities themselves;

- the terms on which the underlying mortgage loans for the Non-Agency Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Non-Agency Mortgage-Backed Securities;

- the terms on which mortgage loans may be substituted for those originally underlying the Non-Agency Mortgage-Backed Securities; and

- as appropriate, shall indicate whether the information required to be presented with respect to the Non-Agency Mortgage-Backed Securities as a "significant obligor" is either incorporated by reference, provided directly by the issuer or provided by reference to the Exchange Act filings of another entity.

     Non-Agency Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Non-Agency Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

     SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust

Fund Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

     AVAILABLE INFORMATION

     The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov. The depositor's SEC Securities Act file number is 333-131630.

     This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

- Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

- Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

- Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

- Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

     Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

     REPORTS TO SECURITYHOLDERS

     The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See "Description of the Securities -- Reports to Securityholders." All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through a Web site of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet Web site of the SEC shown above under "-- Available Information."

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

     CWALT, Inc., a Delaware corporation (the "depositor"), was incorporated in May 2003 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

     The depositor's obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the Trustee and maintaining the trustee's first priority perfected security interest in the Trust Fund Assets.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

     The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

     UNDERWRITING STANDARDS

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal may be made of each property considered for financing. Except as described in the prospectus supplement, an appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Each seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

     In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the loan.

     Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of those loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

     QUALIFICATIONS OF SELLERS

     Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

     REPRESENTATIONS BY SELLERS; REPURCHASES

     One or more of each seller or, in some cases originator, will have made representations and warranties in respect of the loans sold by the seller or originator and evidenced by all, or a part, of a series of securities. The representations and warranties may include, among other things:

- that a lender's policy of title insurance (or other similar form of policy of insurance or an attorney's certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

- that the seller had good title to each loan and each loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

- that each loan is secured by a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that, to the seller's knowledge, the Property was free of material damage;

-    that there were no delinquent tax or assessment liens against the Property;

- that no payment of a principal and interest on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

- that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the seller or originator sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by the seller or originator, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller or originator to the depositor or its affiliates. In addition, certain representations, including the condition of the related mortgaged property will be limited to the extent the seller or originator has knowledge and the seller or originator will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, those representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

     The master servicer or the trustee, if the master servicer is the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller or originator cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's or originator's obligations under those circumstances, but if it does not, then the seller or originator will be obligated either

- to repurchase the loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance of the loan as of the date of the repurchase plus accrued interest on the loan to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller or originator is the master servicer) or

- substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities -- General." Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

     Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of Trust Fund Assets."

                                STATIC POOL DATA

     If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, Inc. ("Countrywide Home Loans") or any other person specified in the related prospectus supplement will be made available through a Web site. The prospectus supplement related to each series for which the static pool data is provided through a Web site will contain the Web site address to obtain this information. Except as stated below, the static pool data provided through any Web site will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

     Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

- with respect to information regarding prior securitized pools of Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

- with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

     Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

                          DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to separate Pooling and Servicing Agreements. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the cut-off date and the Trust Fund Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

     A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to CWALT, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

     GENERAL

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the related Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

- the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the "Cut-off Date Principal Balance"));

- the assets required to be deposited in the related Security Account from time to time;

- property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and

- any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of that series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at the other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

     The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Certain Issues Related to the Suitability of Investments in the Securities for Holders. Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

     As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more "real estate mortgage investment conduits" ("REMICs") as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

     DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class, but if the prospectus supplement does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define Available Funds with references to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, in the aggregate Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date. Thereafter the class of accrual securities accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the prospectus supplement,

- reduced by all distributions reported to the holders of the class of securities as allocable to principal,

- in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;

- in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and

- if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The effect of this allocation of Principal Prepayments to the class or classes of securities will be to accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See "Credit Enhancement -- Subordination."

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

     ADVANCES

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the

Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as the term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement," in each case as described in the related prospectus supplement.

     In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities -- Distributions on Securities."

     REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

- the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included therein;

-    the amount of the distribution allocable to interest;

-    the amount of any advance;

- the aggregate amount (a) otherwise allocable to the holders of Subordinate Securities on the distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

- the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

- the percentage of principal payments on the loans (excluding prepayments), if any, which each class of the related securities will be entitled to receive on the following distribution date;

- the percentage of Principal Prepayments on the loans, if any, which each class of the related securities will be entitled to receive on the following distribution date;

- the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

- the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

- the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

- the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to the class;

- if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

- the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

- any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report
(a) as to the aggregate of amounts reported pursuant to the first two items above for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of the year and (b) other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

     CATEGORIES OF CLASSES OF SECURITIES

     The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

        CATEGORIES OF CLASSES                         DEFINITIONS
        ---------------------                         -----------
                                                    PRINCIPAL TYPES

Accretion Directed..................   A class that receives principal payments
                                       from the accreted interest from specified
                                       Accrual classes. An accretion directed
                                       class also may receive principal payments
                                       from principal paid on the underlying
                                       Trust Fund Assets for the related series.

Companion Class.....................   A class that receives principal payments
                                       on any distribution date only if
                                       scheduled payments have been made on
                                       specified planned principal classes,
                                       targeted principal classes or scheduled
                                       principal classes.

Component Securities................   A class consisting of "components." The
                                       components of a class of component
                                       securities may have different principal
                                       and/or interest payment characteristics
                                       but together constitute a single class.
                                       Each component of a class of component
                                       securities may be identified as falling
                                       into one or more of the categories in
                                       this chart.

Non-Accelerated Senior or NAS.......   A class that, for the period of time
                                       specified in the related prospectus
                                       supplement, generally will not receive
                                       (in other words, is locked out of) (1)
                                       principal prepayments on the underlying
                                       Trust Fund Assets that are allocated
                                       disproportionately to the senior
                                       securities because of the shifting
                                       interest structure of the securities in
                                       the trust and/or (2) scheduled principal
                                       payments on the underlying Trust Fund
                                       Assets, as specified in the related
                                       prospectus supplement. During the
                                       lock-out period, the portion of the
                                       principal distributions on the underlying
                                       Trust Fund Assets that the NAS class is
                                       locked out of will be distributed to the
                                       other classes of senior securities.

Notional Amount Securities..........   A class having no principal balance and
                                       bearing interest on the related notional
                                       amount. The notional amount is used for
                                       purposes of the determination of interest
                                       distributions.

Planned Principal Class or PACs.....   A class that is designed to receive
                                       principal payments using a predetermined
                                       principal balance schedule derived by
                                       assuming two constant prepayment rates
                                       for the underlying Trust Fund Assets.
                                       These two rates are the endpoints for the
                                       "structuring range" for the planned
                                       principal class. The planned principal
                                       classes in any series of certificates may
                                       be subdivided into different categories
                                       (e.g., primary planned principal classes,
                                       secondary planned principal classes and
                                       so forth) having different effective
                                       structuring ranges and different
                                       principal payment priorities. The
                                       structuring range for the secondary
                                       planned principal class of a series of
                                       certificates will be narrower than that
                                       for the primary planned principal class
                                       of the series.

Scheduled Principal Class...........   A class that is designed to receive
                                       principal payments using a predetermined
                                       principal balance schedule but is not
                                       designated as a Planned Principal Class
                                       or Targeted Principal Class. In many
                                       cases, the schedule is derived by
                                       assuming two constant prepayment rates
                                       for the underlying Trust Fund Assets.
                                       These two rates are the endpoints for the
                                       "structuring range" for the scheduled
                                       principal class.

Sequential Pay......................   Classes that receive principal payments
                                       in a prescribed sequence, that do not
                                       have predetermined principal balance
                                       schedules and that under all

        CATEGORIES OF CLASSES                         DEFINITIONS
        ---------------------                         -----------
                                       circumstances receive payments of
                                       principal continuously from the first
                                       distribution date on which they receive
                                       principal until they are retired. A
                                       single class that receives principal
                                       payments before or after all other
                                       classes in the same series of securities
                                       may be identified as a sequential pay
                                       class.

Strip...............................   A class that receives a constant
                                       proportion, or "strip," of the principal
                                       payments on the underlying Trust Fund
                                       Assets.

Super Senior........................   A class that will not bear its
                                       proportionate share of realized losses
                                       (other than excess losses) as its share
                                       is directed to another class, referred to
                                       as the "support class" until the class
                                       principal balance of the support class is
                                       reduced to zero.

Support Class.......................   A class that absorbs the realized losses
                                       other than excess losses that would
                                       otherwise be allocated to a Super Senior
                                       Class (or would not otherwise be
                                       allocated to the Senior Class) after the
                                       related Classes of subordinate securities
                                       are no longer outstanding.

Targeted Principal Class or TACs....   A class that is designed to receive
                                       principal payments using a predetermined
                                       principal balance schedule derived by
                                       assuming a single constant prepayment
                                       rate for the underlying Trust Fund
                                       Assets.

                                                    INTEREST TYPES

Fixed Rate..........................   A class with an interest rate that is
                                       fixed throughout the life of the class.

Floating Rate or Adjustable Rate ...   A class with an interest rate that resets
                                       periodically based upon a designated
                                       index and that varies directly with
                                       changes in the index.

Inverse Floating Rate...............   A class with an interest rate that resets
                                       periodically based upon a designated
                                       index and that varies inversely with
                                       changes in the index.

Variable Rate.......................   A class with an interest rate that resets
                                       periodically and is calculated by
                                       reference to the rate or rates of
                                       interest applicable to specified assets
                                       or instruments (e.g., the Loan Rates
                                       borne by the underlying loans).

Interest Only.......................   A class that receives some or all of the
                                       interest payments made on the underlying
                                       Trust Fund Assets and little or no
                                       principal. Interest Only classes have
                                       either a nominal principal balance or a
                                       notional amount. A nominal principal
                                       balance represents actual principal that
                                       will be paid on the class. It is referred
                                       to as nominal since it is extremely small
                                       compared to other classes. A notional
                                       amount is the amount used as a reference
                                       to calculate the amount of interest due
                                       on an Interest Only class that is not
                                       entitled to any distributions in respect
                                       of principal.

Principal Only......................   A class that does not bear interest and
                                       is entitled to receive only distributions
                                       in respect of principal.

Partial Accrual.....................   A class that accretes a portion of the
                                       amount of accrued interest thereon, which
                                       amount will be added to the principal
                                       balance of the class on each applicable
                                       distribution date, with the remainder of
                                       the accrued interest to be distributed
                                       currently as interest on the Partial
                                       Accrual class. This

        CATEGORIES OF CLASSES                         DEFINITIONS
        ---------------------                         -----------
                                       accretion may continue until a specified
                                       event has occurred or until the Partial
                                       Accrual class is retired.

Accrual.............................   A class that accretes the amount of
                                       accrued interest otherwise distributable
                                       on the Accrual class, which amount will
                                       be added as principal to the principal
                                       balance of the Accrual class on each
                                       applicable distribution date. This
                                       accretion may continue until some
                                       specified event has occurred or until the
                                       Accrual class is retired.

Callable............................   A class that is redeemable or terminable
                                       when 25% or more of the original
                                       principal balance of the mortgage loans
                                       held in the trust fund is outstanding.

     Other types of securities that may be issued include classes that are entitled to receive only designated portions of the collections on the Trust Fund Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Trust Fund Assets (sometimes referred to as "residual classes").

     INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related Pooling and Servicing Agreement as the calculation agent will determine LIBOR in accordance with one of the three methods described below (which method will be specified in the related prospectus supplement):

Bloomberg Method

     Unless otherwise specified in the related prospectus supplement, if using this method to calculate LIBOR, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement quoted on the Bloomberg Terminal for the related interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Bloomberg Terminal (or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

     "Reference Bank Rate" with respect to any accrual period, means

     (a) the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

     (b) If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading European banks.

     Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor, Countrywide Home Loans or the master servicer; and will have an established place of business in

London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     If these quotations cannot be obtained by the calculation agent and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

LIBO Method

     Unless otherwise specified in the related prospectus supplement, if using this method to calculate LIBOR, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on the interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Telerate Screen Page 3750 (or any page that may replace the page on that service, or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

     The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as the term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of that range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

     BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Book-Entry Securities ("Security Owners") may elect to hold their Book-Entry Securities through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in the applicable Agreement. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of the Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on that following business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" effective as of January 14, 2000. New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg and is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./ N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "-- Tax Consequences to Holders of the Notes -- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical certificates for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of the beneficial owners are credited.

     DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the applicable Agreement on behalf of a

Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

     Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of that class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of the Definitive Securities as securityholders under the applicable Agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

     GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of:

     - the subordination of one or more classes of the securities of the series,

     -    letter of credit,

     - a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

     -    surety bond,

     -    bankruptcy bond,

     -    special hazard insurance policy,

     -    guaranteed investment contract,

     -    overcollateralization,

          -    one or more reserve funds,

          -    a mortgage pool insurance policy,

          -    FHA Insurance,

          -    a VA Guarantee,

          -    cross-collateralization feature, or

          -    any combination of the foregoing.

     The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

     SUBORDINATION

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities (the "Subordinate Securities") under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the principal or notional balance (if applicable) of the related subordinate securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinate Securities by virtue of subordination and the amount of the distributions otherwise distributable to the holders of Subordinate Securities that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinate Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

     If specified in the related prospectus supplement, various classes of Senior Securities and Subordinate Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinate Securities, respectively, through preferential rights of those classes of securities to distributions in respect to the other classes of Senior Securities and Subordinate Securities, a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of Subordinate Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinate Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

     LETTER OF CREDIT

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination: Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

     INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contact pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

     OVERCOLLATERALIZATION AND EXCESS CASH FLOW

     If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

     RESERVE ACCOUNTS

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve fund will be included in the trust fund for the related series.

     The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the holders of Subordinate Securities, if any, would otherwise be entitled or (iii) or as otherwise may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments. Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

     SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Agreements - Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

     The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

     BANKRUPTCY BONDS

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Certain Legal Aspects of the Loans - Anti-Deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

     POOL INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the

Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

- fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

- failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and, might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

     Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which coverage is required and loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See "The Agreements - Realization Upon Defaulted Loans" for a discussion of these types of insurance.

     In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. See "The Agreements - Hazard Insurance" for a description of the coverage with respect to these policies.

     FINANCIAL INSTRUMENTS

     If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

- convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

- provide payments in the event that any interest rate index related to the mortgage loans or the securities issued by the trust rises above or falls below specified levels; or

-    provide protection against interest rate changes.

     If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

     CROSS SUPPORT

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

                  YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     PREPAYMENTS ON LOANS

     The rate of prepayment on the loans cannot be predicted. Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can give no assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in the properties, and changes in the mortgagors' housing needs, job transfers and employment status.

     PREPAYMENT EFFECT ON INTEREST

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

     DELAYS IN REALIZATION ON PROPERTY; EXPENSES OF REALIZATION

     Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

     OPTIONAL PURCHASE

     Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The Agreements -- Termination; Optional Termination".

     The relative contribution of the various factors affecting prepayment may vary from time to time. We can give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

     PREPAYMENT STANDARDS OR MODELS

     Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

     We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

     YIELD

     The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, those provisions or terms are as specified in the Agreements.

     ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee (or trust, in the case of a series with both notes and certificates), without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. In the case of a series with both notes and certificates, the trust will pledge these assets to the trustee for the benefit of the holders of the notes. The trustee (or trust, in the case of a series with both notes and certificates) will, concurrently with the assignment, deliver the related securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate, the maturity of the loan, the Loan-to-Value Ratios at origination and certain other information.

     In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or multifamily loan,

- the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

- the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

- an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

- any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's or the certificateholder's interest.

     With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative shares endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, the relevant financing statements and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer, the depositor, and the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under "Loan Program -- Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

     Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor's transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under "Risk Factors - Bankruptcy or Insolvency May Affect The Timing And Amount Of Distributions On The Securities". In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

     Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

     Assignment of Non-Agency Mortgage-Backed Securities. The depositor will cause the Non-Agency Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Non-Agency Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Non-Agency Mortgage-Backed Security. See "The Trust Fund - Non-Agency Mortgage-Backed Securities." Each Non-Agency Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Non-Agency Mortgage-Backed Security conveyed to the trustee.

     PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either:

- an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of Moody's or Fitch and one of the two highest short-term ratings of S&P, if S&P is a Rating Agency, at the time any amounts are held on deposit therein;

- an account or accounts in a depository institution or trust company the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained;

- a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity; or

-    an account or accounts otherwise acceptable to each Rating Agency.

     The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account as additional compensation, and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, and the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any Retained Interest):

- all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;

- all payments on account of interest on the loans, net of applicable servicing compensation;

- all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure ("Liquidation Proceeds") and any Subsequent Recoveries;

- all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan Program -- Representations by Sellers; Repurchases" or "-- Assignment of Trust Fund Assets" above and all proceeds of any loan purchased as described under "-- Termination; Optional Termination" below;

- all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

- any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

- all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts or on a daily basis to the extent the master servicer's or its parent's long term credit rating does not satisfy the requirements set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

- to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement, and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

- to reimburse the master servicer and the trustee for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

- to reimburse the master servicer and the trustee for any advances previously made which the master servicer has determined to be nonrecoverable;

- to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

- to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

- to pay to the master servicer, the depositor or the applicable seller, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related Agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased loan;

- to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;

-    to pay any lender-paid primary mortgage insurance premium;

- to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

- to clear and terminate the Security Account upon termination of the Agreement.

     In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

     Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See "- Evidence as to Compliance."

     PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during the Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

     In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the "Capitalized Interest Account") cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement in to the related Security

Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

     INVESTMENTS IN AMOUNTS HELD IN ACCOUNTS

     Unless otherwise specified in the related prospectus supplement, funds held in a Security Account, any Pre-Funding Account, any Capitalized Interest Account, any reserve fund or any other accounts that are part of the Trust Fund Assets, may be invested in "Permitted Investments" which may include one or more of the following:

          (i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

          (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

          (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

          (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's Investors Service, Inc. is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

          (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

          (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing are sufficient for the ratings originally assigned to the related securities by each such Rating Agency;

          (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any of those securities), or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

          (x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each Rating Agency or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

          (xi) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

          (xii) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency; and

          (xiii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the Permitted Investments will be held in the name of the trustee for the benefit of the securityholders and may not mature later than:

     - in the case of a Security Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the Security Account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

     - in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

     SUB-SERVICING BY SELLERS

     Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the related Master Servicing Agreement as if the master servicer alone were servicing the loans.

     COLLECTION PROCEDURES

     The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any mortgage insurance policy required to be maintained under the related Agreement, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by any mortgage insurance policy required to be maintained under the related Agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

     The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clause, but if it does not, in any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any mortgage insurance policy required to be maintained under the related Agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses". In connection with any assumption, the terms of the related loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

     HAZARD INSURANCE

     In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of:

-    the maximum insurable value of the improvements securing the loan; or

-    the greater of:

          (1) the outstanding principal balance of the loan; and

          (2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

- the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and

- the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement".

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

     If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it from related Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries.

     If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the Agreement. In the unlikely event that those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, that payment or recovery will not result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement".

     APPLICATION OF LIQUIDATION PROCEEDS

     The proceeds from any liquidation of a loan will be applied in the following order of priority:

          - to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

          - to reimburse the master servicer and trustee for any unreimbursed advances with respect to the loan;

          - to accrued and unpaid interest (to the extent no advance has been made for that amount or the advance has been reimbursed) on the loan; and

          -    as a recovery of principal of the loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a loan will be retained by the master servicer as additional servicing compensation.

     If specified in the related prospectus supplement, if, after final liquidation of a mortgage loan, the master servicer receives a recovery specifically related to that mortgage loan, the recovery (net of any reimbursable expenses) will be distributed to the securityholders in the manner specified in the related prospectus supplement. In addition, the principal balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the principal balance of the class of securities will not be increased by more than the amount of realized losses previously applied to reduce the principal balance of each the class of securities. Holders of securities whose class principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs.

     REALIZATION UPON DEFAULTED LOANS

     Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which the coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

     Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

     As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a loan, the insured will generally be required to

- advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys' fees;

- upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

- tender to the primary insurer good and merchantable title to and possession of the Property.

     The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.

     FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

     The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the loan, as further described in 38 United States Code Section 1803(a), as amended.

     The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the VA.

     With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

     The amount payable under the guaranty will be the percentage of the VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

     SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund (the "Master Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

     The master servicer will, to the extent permitted in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received and in connection with the restoration of Properties, the right of reimbursement being before the rights of holders of the securities to receive any related Liquidation Proceeds (including Insurance Proceeds).

     EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets.

In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

          -    general servicing considerations;

          -    cash collection and administration;

          -    investor remittances and reporting; and

          -    pool asset administration.

     Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

     Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants' statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

     CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

     Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer and with receipt by the trustee of written confirmation from each Ratings Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any breach of a representation and warranty, any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

     In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

     EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

- any failure by the master servicer to deposit in the Security Account or remit to the trustee or trust, as applicable, any payment required to be made under the terms of the Agreement which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities;

- any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which failure materially affects the rights of the holders of the securities and continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities; and

- certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

     "Voting Rights" are the portion of voting rights of all of the securities that is allocated to any security pursuant to the terms of the Agreement.

     If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" herein in the event that payments on them are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the trustee may, and under the circumstances decided in the related Master Servicing Agreement, shall at the direction of holders of certificates having not less than 66 2/3% of the Voting Rights, or notes of any class evidencing not less than 25% of the aggregate percentage interests constituting that class, and under those circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

     In the event that the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than, in the case of certificates, 25% of the Voting Rights evidenced by the certificates and in the case of notes, 25% of the aggregate percentage interests constituting the class, have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

     Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

- a default by the issuer in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

- failure to perform in any material respect any other obligation or observe any representation or warranty of the issuer in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

-    certain events of insolvency with respect to the issuer; or

- any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

     Unless otherwise provided in the related prospectus supplement, if an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 51% of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of not less than 51% of the percentage interests of the notes of the series.

     Unless otherwise provided in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

- the holders of 100% of the percentage interests of the notes of the series consent to the sale,

- the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

- the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the percentage interests of the notes of the series.

     If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related noteholders.

     In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

     In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.

     AMENDMENT

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties to the Agreement, without the consent of any of the securityholders,

          (a) to cure any ambiguity or mistake;

          (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

          (c) to conform the Agreement to the related prospectus supplement or the prospectus provided to investors in connection with the initial offering of the securities;

          (d) to add to the duties of the depositor, any seller or the master servicer;

          (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time;

          (f) to add any other provisions with respect to matters or questions arising hereunder; or

          (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement,

provided that no action pursuant to clauses (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. No opinion of counsel will be required if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the related series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

     In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with consent of holders of securities of the related series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

- reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any security without the consent of the holder of the related security,

- adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating
     66 2/3%, or

- reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of that class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an Agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

     TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Sale and Servicing Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of:

          (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund; and

          (ii)the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax Consequences" below), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets.

     Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if one or more REMIC elections are made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a "prohibited transaction tax" within the meaning of
Section 860F(a)(1) of the Code being imposed on any REMIC.

     Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

     In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

     THE TRUSTEE

     The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

     GENERAL

     The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

     Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     FORECLOSURE

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

     ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all "potentially responsible parties," including "owners" or "operators". However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exemption") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

     If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other "potentially responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by "participating in the management" of the tank or tank system if the lender either: (a) "exercises decisionmaking control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

     In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

     RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

     DUE-ON-SALE CLAUSES

     Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce the clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

     ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or charges if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     SERVICEMEMBERS CIVIL RELIEF ACT

     Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of the borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that the loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

     OTHER LOAN PROVISIONS AND LENDER REQUIREMENTS

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

     Generally lenders begin charging interest from the date the loan is disbursed. In California, regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

     CONSUMER PROTECTION LAWS

     Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans.

     Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

     The federal laws that may apply to loans held in the trust fund include the following:

- the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

- the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non- purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

- the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

- the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

- the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

- the Federal Trade Commission's Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

     The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

     Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     GENERAL

     The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor ("Tax Counsel"), named in the prospectus supplement. The discussion is based upon the provisions and interpretations of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

     The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This discussion focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are encouraged to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The federal income tax consequences to Holders will vary depending on whether

-    the securities of a series are classified as indebtedness;

- an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code");

- the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

- an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" herein and in the related prospectus supplement.

     TAXATION OF DEBT SECURITIES

     Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as the income on evidences of indebtedness. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt securities."

     Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero, however if the interest is less than a de minimis amount as determined under the Code.

     The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments will be included in the Debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt securities includes all distributions of interest as well as principal thereon. If the interval between the issue date and the first distribution date on a Debt security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt security has de minimis OID, the stated redemption price of the Debt security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt security's stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt security, the excess amount of the distribution would be added to the Debt security's stated redemption price.

     Under the de minimis rule, OID on a Debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. The weighted average maturity of a Debt security is the sum of the weighted maturity of each payment of the Debt security's stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt security's total stated redemption price.

     Although currently unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

-    the interest is unconditionally payable at least annually,

- the issue price of the debt instrument does not exceed the total noncontingent principal payments and

- interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the Debt security.

     In the case of Compound Interest securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The Internal Revenue Service (the "IRS") issued final regulations in June 1996 (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code
Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus.

However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we can give no assurance that the methodology represents the correct manner of calculating OID.

     The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt security, the sum of the "daily portions" of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to the Debt security in all prior periods.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing the instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without the adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt security will also be required to include OID in gross income, but such a holder who purchases the Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security's issue price) to offset the OID by comparable economic accruals of portions of the excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "-- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "-- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of the Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities are encouraged to consult their tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. That market discount would accrue in a manner to be provided in Treasury regulations but, until the regulations are issued, the market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the loans underlying the security) not originally issued with original issue discount, on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying the security) originally issued at a discount, on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt security (or, in the case of a Pass-Through Security, the underlying loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing the Class. If a holder makes an election to amortize premium on a Debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

     The Treasury has issued regulations (the "Final Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Final Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable.

     TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that those REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

     REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interests (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of the Holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

-    3% of the excess of adjusted gross income over the applicable amount, or

- 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either

- would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

- is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interests.

     TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of Residual Interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

- the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

- deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of the holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

- subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

- subject to a limited exception, the sale or other disposition of a cash flow investment;

- the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

- the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interests will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

     TAXATION OF HOLDERS OF RESIDUAL INTERESTS

     The holder of a security representing a residual interest (a "Residual Interest") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interests in proportion to their respective holdings on that day.

     The holder of a Residual Interest must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis in the Residual Interest at the end of the calendar quarter in which the loss arises. A holder's basis in a Residual Interest will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interests to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged to consult their tax advisers.

     Distributions. Distributions on a Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest. If the amount of the payment exceeds a holder's adjusted basis in the Residual Interest, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest) to the extent of the excess.

     Sale or Exchange. A holder of a Residual Interest will recognize gain or loss on the sale or exchange of a Residual Interest equal to the difference, if any, between the amount realized and the holder's adjusted basis in the Residual Interest at the time of the sale or exchange. Any loss from the sale of a Residual Interest will be subject to the "wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest, the seller reacquires the Residual Interest, or acquires (i) a Residual Interest in any other REMIC, (ii) a similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest will be disallowed and the Residual Interest Holder's basis in the replacement interest will be the basis in the Residual Interest that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest and the purchase price of the replacement interest.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a Residual Interest is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     In the case of a Residual Interest that has no significant value, the excess inclusion portion of a REMIC's income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interests may be disregarded. See "-- Restrictions on Ownership and Transfer of Residual Interests" and "-- Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interests. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest. In addition, no transfer of a Residual Interest will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified Organization's pass-through share of the excess inclusion income of the REMIC. If an "electing large partnership" holds a Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

     Noneconomic Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest to a "U.S. Transferee" unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under "Certain Federal Income Tax Consequences -- Non-REMIC Certificates -- Non-U.S. Persons." A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the Residual Interest is subject to tax under Code
Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest is disregarded, the transferor continues to be treated as the owner of the Residual Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

     A Residual Interest (including a Residual Interest with a positive value at issuance) is a "Noneconomic Residual Interest" at the time of transfer unless,
(i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

     The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest and intends to pay taxes associated with holding the Noneconomic Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore Location") of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

     A transfer of a Noneconomic Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the Residual Interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code
Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

     The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a Residual Interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the Residual Interest will not be paid. The consideration given to the transferee to acquire the non-economic Residual Interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the Residual Interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

     Treatment of Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of Noneconomic Residual Interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the prepayment assumption. If the holder of a Residual Interest sells or otherwise disposes of the Residual Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Interests are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Mark to Market Rules. Prospective purchasers of a Residual Interest should be aware that a Residual Interest acquired after January 3, 1995 cannot be marked-to-market.

     ADMINISTRATIVE MATTERS

     A REMIC's books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

     TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a corporation (the securities of that series, "Pass-Through Securities"). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as those items would have been reported under the Holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, that income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "-- Taxation of Debt Securities; Market Discount" and "-- Premium" above.

     The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     The Code. OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that the method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

     Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

- in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

- the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

- each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

     SALE OR EXCHANGE

     Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder's tax basis in its security is the price the holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

     MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a Residual Interest, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

     - fails to furnish the trustee with its taxpayer identification number ("TIN");

     -    furnishes the trustee an incorrect TIN;

     - fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     - under certain circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The trustee will report to the Holders and to the servicer for each calendar year the amount of any "reportable payments" during the year and the amount of tax withheld, if any, with respect to payments on the securities.

     NEW REPORTING REGULATIONS

     In January 2006 the IRS and Treasury Department finalized new rules concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts." Under these new rules, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the Holders of Pass-Through Securities, which changes may affect the timing of when a Holder reports those items.

     TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require the amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. The regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interests that do not have significant value. Under the REMIC Regulations, if a Residual Interest has tax avoidance potential, a transfer of a Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest for purposes of the withholding tax provisions of the Code. See "-- Excess Inclusions."

     TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the trust fund.

     TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the

OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

- is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and

- provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "Withholding Agent") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

     TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

     An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code
Section 708, the holder's basis in its certificates would remain the same.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Among Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person,
(y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to
Section 4975 of the Code and on persons who bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the "Plan Assets Regulation")). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust certificates are "equity interests" for purposes of the Plan Asset Regulation.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to that Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

     Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". We can give no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include plan assets.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Exemption also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Exemption.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

          (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the securities acquired by the Plan have received a rating at the time of the acquisition that is one of the four highest generic rating categories from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or Fitch Ratings, Inc. ("Fitch") (each, a "Rating Agency");

          (3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

          (4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for the person's services under the agreement pursuant to which the loans are pooled and reimbursements of the person's reasonable expenses in connection therewith; and

          (5) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

     The issuer must also meet the following requirements:

          (i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

          (ii)securities in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (iii) securities evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

- in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

- the fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

- the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

- immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

- the Plan is not sponsored by a member of the Restricted Group, as defined below.

     The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the "Restricted Group").

     The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the "obligations") supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

     The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

     The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making that investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to that regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, those "high-risk mortgage securities" include securities not entitled to distributions allocated to principal or interest, or Subordinate Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of that product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

                             METHOD OF DISTRIBUTION

     Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

- by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;

- by agency placements through one or more placement agents primarily with institutional investors and dealers; and

-    by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to those underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

     (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of securities to the public" in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

     The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

     The rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to the class and will reflect the Rating Agency's assessment solely of the likelihood that holders of a class of securities of the class will receive payments to which the securityholders are entitled under the related Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                             INDEX TO DEFINED TERMS

Accretion Directed ..................................................         34
Accrual .............................................................         36
Adjustable Rate .....................................................         35
Agency Securities ...................................................         12
Agreement ...........................................................         13
AMT .................................................................         89
Asset Conservation Act ..............................................         74
Available Funds .....................................................         30
beneficial owner ....................................................         39
Book-Entry Securities ...............................................         39
Callable ............................................................         36
Capitalized Interest Account ........................................         56
Cash Flow Bond Method ...............................................         91
CERCLA ..............................................................         74
CI ..................................................................         41
Class Security Balance ..............................................         30
Clearstream, Luxembourg .............................................         41
Code ................................................................         80
COFI securities .....................................................         38
Collateral Value ....................................................         16
Companion Class .....................................................         34
Component Securities ................................................         34
Contingent Regulations ..............................................         81
Cooperative .........................................................         42
cooperative loans ...................................................         13
cooperatives ........................................................         13
Cut-off Date Principal Balance ......................................         28
DBC .................................................................         41
Debt securities .....................................................         80
Definitive Security .................................................         39
depositor ...........................................................         24
Detailed Description ................................................         13
Disqualified Organization ...........................................         88
DOL .................................................................        100
DTC .................................................................         39
Eleventh District ...................................................         37
ERISA ...............................................................        100
Euroclear ...........................................................         39
Euroclear Operator ..................................................         41
Euroclear Participants ..............................................         41
European Depositaries ...............................................         39
excess servicing ....................................................         91
Exchange Act ........................................................         23
FHA .................................................................         13
FHLBSF ..............................................................         37
Final Bond Premium Regulations ......................................         84
Financial Intermediary ..............................................         40
Fitch ...............................................................        101
Fixed Rate ..........................................................         35
Floating Rate .......................................................         35
foreign person ......................................................         95
Funding Period ......................................................         56
Garn-St Germain Act .................................................         76
Improper Knowledge ..................................................         88
Indenture ...........................................................         28
Indirect Participants ...............................................         40
Insurance Proceeds ..................................................         55
Insured Expenses ....................................................         54
Interest Only .......................................................         35
Interest Weighted Securities ........................................         83
Inverse Floating Rate ...............................................         35
IRS .................................................................         81
L/C Bank ............................................................         45
L/C Percentage ......................................................         45
Liquidation Expenses ................................................         55
Liquidation Proceeds ................................................         55
Loan Rate ...........................................................         14
Loan-to-Value Ratio .................................................         16
Master Servicing Agreement ..........................................         12
Master Servicing Fee ................................................         64
Moody's .............................................................        101
Mortgage ............................................................         52
mortgage related security ...........................................        103
NAS .................................................................         34
National Cost of Funds Index ........................................         38
NCUA ................................................................        103
New CI ..............................................................         41
new partnership .....................................................         98
Non-Accelerated Senior ..............................................         34
Non-Agency Mortgage-Backed Securities ...............................         12
Noneconomic Residual Interest .......................................         88
Nonresidents ........................................................         93
Notional Amount Securities ..........................................         34
obligations .........................................................        102
Offshore Location ...................................................         89
OID .................................................................         80
OID Regulations .....................................................         80
old partnership .....................................................         98
OTS .................................................................         38
PACs ................................................................         34
Partial Accrual .....................................................         35
Participants ........................................................         40
Parties in Interest .................................................        100
Pass-Through Securities .............................................         90
Pay-Through Security ................................................         82
Permitted Investments ...............................................         57
Plan Assets Regulation ..............................................        100
Planned Principal Class .............................................         34
Plans ...............................................................        100
Policy Statement ....................................................        103
Pool Insurance Policy ...............................................         47
Pool Insurer ........................................................         47
Pooling and Servicing Agreement .....................................         12
Pre-Funded Amount ...................................................         56
Pre-Funding Account .................................................         56
Prepayment Assumption ...............................................         82

Primary Mortgage Insurance Policy ...................................         15
Prime Rate ..........................................................         39
Principal Only ......................................................         35
Principal Prepayments ...............................................         31
Properties ..........................................................         14
PTCE ................................................................        101
Purchase Price ......................................................         27
Rating Agency .......................................................   101, 105
Ratio Strip Securities ..............................................         91
RCRA ................................................................         74
Record Date .........................................................         29
Reference Bank Rate .................................................         36
Refinance Loan ......................................................         16
Regular Interest Securities .........................................         80
Relevant Depositary .................................................         39
Relevant Implementation Date ........................................        104
Relevant Member State ...............................................        104
Relief Act ..........................................................      7, 77
REMIC ...............................................................     29, 80
Residual Interest ...................................................         86
Restricted Group ....................................................        102
Retained Interest ...................................................         28
Rules ...............................................................         40
S&P .................................................................        101
Sale and Servicing Agreement ........................................         12
Scheduled Principal Class ...........................................         34
SEC .................................................................         13
secured creditor exemption ..........................................         74
Securities Act ......................................................         23
Security Account ....................................................         54
Security Owners .....................................................         39
Security Register ...................................................         29
Sellers .............................................................         12
Senior Securities ...................................................         44
Sequential Pay ......................................................         34
Servicing Fee .......................................................         90
Short-Term Note .....................................................         95
Single Family Properties ............................................         15
SMMEA ...............................................................        103
Strip ...............................................................         35
Stripped Securities .................................................         90
Subordinate Securities ..............................................         44
Subsequent Loans ....................................................         56
Super Senior ........................................................         35
Support Class .......................................................         35
TACs ................................................................         35
Targeted Principal Class ............................................         35
Tax Counsel .........................................................         79
Terms and Conditions ................................................         42
Title V .............................................................         77
Trust Agreement .....................................................         13
Trust Fund Assets ...................................................         12
UCC .................................................................         73
Underwriter Exemptions ..............................................        101
VA ..................................................................         13
VA Guaranty .........................................................         63
Variable Rate .......................................................         35
Voting Rights .......................................................         66
W-8BEN ..............................................................         95
Withholding Agent ...................................................         95

                        ALTERNATIVE LOAN TRUST 2006-OA10
                                 ISSUING ENTITY
                                   CWALT, INC.
                                    DEPOSITOR

                          [COUNTRYWIDE HOME LOANS LOGO]
                                     SELLER
                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER
                                 $2,768,599,100
                                  (APPROXIMATE)
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-OA10

                                -----------------
                              PROSPECTUS SUPPLEMENT

                                -----------------

                           (UBS INVESTMENT BANK LOGO)

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series 2006-OA10 Mortgage Pass-Through Certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2006-OA10 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2006-OA10 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.

                                  June 29, 2006